As filed with the Securities and Exchange Commission on September 2, 2004
                                                    Registration No. 333-84268

==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------

                                   Form S-3/A
        POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                           HFC Revolving Corporation
       (Exact name of registrant as specified in governing instruments)
        Delaware                                     36-3955292
(State of incorporation)               (I.R.S. Employer Identification Number)

      2700 Sanders Road, Prospect Heights, Illinois 60070, (847) 564-5000 (Address and telephone number of Registrant's principal executive offices)

                           Patrick D. Schwartz, Esq.
          Deputy General Counsel - Corporate and Assistant Secretary
      2700 Sanders Road, Prospect Heights, Illinois 60070, (847) 564-6301
           (Name, address and telephone number of agent for service)

                               ----------------

                                  Copies to:
                             Stephen B. Esko, Esq.
                        Sidley Austin Brown & Wood LLP
                              787 Seventh Avenue
                           New York, New York 10019

                               ----------------

     Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


     This Registration Statement registers an indeterminate amount of securities that may be offered or sold in market making transactions from time to time by certain affiliates of the Registrant. Pursuant to Rule 429 under the Securities Act of 1933, the prospectus and forms of prospectus supplement filed as part of this registration statement also relate to an indeterminate amount of registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the registrant, including securities that were previously registered pursuant to this registration statement and have not yet been issued and sold as well as securities that were previously registered pursuant to this registration statement and other registration statements (Commission File No. 333-84611) that have already been issued and sold.


     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.

==============================================================================

                               EXPLANATORY NOTE




     This Registration Statement includes (1) an illustrative form of prospectus supplement for use in an offering of closed-end home equity loan asset backed notes, (2) an illustrative form of prospectus supplement for use in an offering of closed-end home equity loan asset backed certificates, and
(3) a base prospectus relating to home equity loan asset backed securities.

     The prospectus and forms of prospectus supplement contained herein relate to the following:

o the initial offering of closed-end home equity loan asset backed securities by one or more trusts established by HFC Revolving Corporation in an aggregate initial offering amount of up to $2,617,737,000; and

o market-making transactions that may occur in (a) the securities described above after they are initially offered and sold and (b) closed-end home equity loan asset backed securities issued by one or more trusts established by HFC Revolving Corporation, the initial offering and sale of which has already occurred.

     When the prospectus contained herein and the related prospectus supplement are delivered to a purchaser in an initial offering, as described above, the purchaser will be informed of that fact on confirmation of the sale. When the prospectus and prospectus supplement are delivered by HSBC Securities (USA) Inc., or another affiliate of the depositor, to a purchaser who is not so informed, they are delivered in a market-making transaction.

==============================================================================
The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                             SUBJECT TO COMPLETION
                            DATED AUGUST ___, 2004

                  PROSPECTUS SUPPLEMENT DATED ________, 2004
                     (TO PROSPECTUS DATED ________, 2004)


                              $_____________________

                           HFC REVOLVING CORPORATION
                                   Depositor

                     HOUSEHOLD HOME EQUITY LOAN TRUST ____
                                    Issuer

                         HOUSEHOLD FINANCE CORPORATION
                                Master Servicer

         CLOSED-END HOME EQUITY LOAN ASSET BACKED NOTES, SERIES ______


Offered Notes.................   The trust  will  issue  ______  classes  of senior  notes  offered  under  this prospectus  supplement,  secured by a pool of  closed-end,  primarily  first or junior lien fixed rate home equity loans.

Credit Enhancement............   Credit enhancement for the notes consists of:

                                 o    excess interest and overcollateralization; and

                                 o    a note insurance policy issued by _________________.



                            Principal              Note               Price to           Underwriting          Proceeds to
        Notes                Balance               Rate                Public              Discount             Depositor
--------------------   ------------------   ------------------   ------------------   ------------------   ---------------------
Class..............    $                    %                    %                    %                    %


     You should consider carefully the risk factors beginning on page S-__ in this prospectus supplement.


     This prospectus supplement and the accompanying prospectus may be used by HSBC Securities (USA) Inc. or other affiliates of the depositor in connection with offers and sales of the notes in market-making transactions. If you are purchasing these securities from HSBC Securities (USA) Inc., or another affiliate of the depositor, you may assume that you are purchasing these securities in a market-making transaction unless your confirmation of sale indicates otherwise.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

                             [NAME OF UNDERWRITER]
                                  Underwriter

 Important Notice About Information Presented In This Prospectus Supplement And
                          The Accompanying Prospectus

     We provide information to you about the offered notes in two separate documents that provide progressively more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of notes; and

     o this prospectus supplement, which describes the specific terms of your series of notes.

     If the description of your notes in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.


     We may use this prospectus and the accompanying prospectus supplement in connection with the initial offering and sale of closed-end home equity loan asset backed securities. This prospectus supplement and prospectus may also be used by HSBC Securities (USA) Inc., and other of our affiliates, in market-making transactions, as described under the heading "Method of Distribution."


     The depositor's principal offices are located at 2700 Sanders Road, Prospect Heights, Illinois 60070 and its telephone number is (847) 564-6335.


     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the notes offered in this prospectus supplement in any state where the offer is not permitted.

     Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus supplement.



                          Forward-Looking Statements

     Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements, within the meaning of Section 27A of the Securities Act, relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                               Table Of Contents



SUMMARY...................................................................S-5


  THE TRUST...............................................................S-6
  THE TRUST ASSETS........................................................S-6
  THE HOME EQUITY LOAN POOL...............................................S-6
  PAYMENTS ON THE NOTES...................................................S-8
  CREDIT ENHANCEMENT......................................................S-8
  OPTIONAL SUBSTITUTION...................................................S-8
  OPTIONAL TERMINATION....................................................S-9
  RATINGS.................................................................S-9
  BOOK-ENTRY REGISTRATION.................................................S-9
  LEGAL INVESTMENT........................................................S-9
  EMPLOYEE BENEFIT PLAN CONSIDERATIONS....................................S-9
  TAX STATUS..............................................................S-9
  HSBC MERGER.............................................................S-9

RISK FACTORS.............................................................S-10

INTRODUCTION.............................................................S-20

RECENT DEVELOPMENTS......................................................S-20

  SETTLEMENT WITH STATES.................................................S-20
  ACORN SETTLEMENT.......................................................S-21

DESCRIPTION OF THE HOME EQUITY LOAN POOL.................................S-21

  GENERAL................................................................S-21
  PAYMENTS ON THE SIMPLE INTEREST HOME EQUITY LOANS......................S-22
  [BALLOON LOANS.........................................................S-23
  DECLINING-RATE HOME EQUITY LOANS.......................................S-23
  HOME EQUITY LOAN POOL CHARACTERISTICS..................................S-23
  HOME EQUITY LOANS......................................................S-24
  UNDERWRITING STANDARDS.................................................S-29
  DELINQUENCY AND LOSS EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO.....S-29
  ADDITIONAL INFORMATION.................................................S-33

DESCRIPTION OF THE NOTES.................................................S-33

  GENERAL................................................................S-33
  BOOK-ENTRY REGISTRATION................................................S-33
  PAYMENTS...............................................................S-34
  AVAILABLE PAYMENT AMOUNT...............................................S-34
  INTEREST PAYMENTS......................................................S-34
  PRINCIPAL PAYMENTS.....................................................S-35
  OVERCOLLATERALIZATION PROVISIONS.......................................S-36
  EXCESS LOSS AMOUNTS....................................................S-37
  [NOTE INSURANCE POLICY.................................................S-37
  [THE NOTE INSURER......................................................S-38
  THE PREFERRED STOCK....................................................S-38
  THE INDENTURE TRUSTEE..................................................S-38
  THE ADMINISTRATOR......................................................S-38
  THE OWNER TRUSTEE......................................................S-39
  [THE DELAWARE TRUSTEE..................................................S-39

MATERIAL YIELD AND PREPAYMENT CONSIDERATIONS.............................S-39

  GENERAL................................................................S-39

SALE AND SERVICING AGREEMENT.............................................S-43

  GENERAL................................................................S-43
  THE MASTER SERVICER....................................................S-43
  THE SUBSERVICERS.......................................................S-44
  POSSESSION OF HOME EQUITY LOAN DOCUMENTS...............................S-44
  REVIEW OF THE HOME EQUITY LOANS........................................S-44
  SERVICING AND SUBSERVICING.............................................S-45
  EVIDENCE AS TO COMPLIANCE..............................................S-46
  COLLECTION AND LIQUIDATION PRACTICES; LOSS MITIGATION..................S-46
  SENIOR LIENS...........................................................S-48
  OPTIONAL SUBSTITUTION..................................................S-48
  TERMINATION............................................................S-48

THE INDENTURE............................................................S-49

  VOTING RIGHTS..........................................................S-49
  NO PETITION............................................................S-49

THE TRUST AGREEMENT......................................................S-49

  AMENDMENT..............................................................S-49

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.................................S-50

METHOD OF DISTRIBUTION...................................................S-50

LEGAL MATTERS............................................................S-52

RATINGS..................................................................S-52

LEGAL INVESTMENT.........................................................S-52

EMPLOYEE BENEFIT PLAN CONSIDERATIONS.....................................S-53

GLOSSARY OF TERMS........................................................S-55


ANNEX I  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES....I-1

  INITIAL SETTLEMENT......................................................I-1
  SECONDARY MARKET TRADING................................................I-2
  MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS.............I-3

                                    SUMMARY

     The following summary is a very general overview of the offered notes and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the notes, you should read carefully this entire document and the prospectus.


Issuer or Trust.............................Household Home Equity Loan Trust ___________.

Title of the offered securities.............Closed-End Home Equity Loan Asset Backed Notes, Series ____________.

Depositor...................................HFC Revolving Corporation, an affiliate of Household Finance
                                            Corporation, which is located at 2700 Sanders Road, Prospect Heights,
                                            Illinois 60070. Its telephone number is (847) 564-6335.

Master Servicer.............................Household Finance Corporation, which is located at 2700
                                            Sanders Road, Prospect Heights, Illinois 60070. Its telephone number is
                                            (847) 564-5000.

Indenture Trustee...........................______________.


Administrator...............................HSBC Bank USA, National Association, an affiliate of the depositor and master servicer.


Owner Trustee...............................______________.


[Note Insurer...............................______________.]


Home........................................equity loan pool _____ closed end and fixed-rate, fully-amortizing and balloon payment home equity loans with an aggregate principal balance of approximately ______________ as of the close of business on the day prior to the cut-off date. The home equity loans are secured primarily by first or junior liens on one- to four-family residential properties.

Cut-off date................................______________.

Statistical cut-off date....................______________.

Closing date................................On or about ______________.

Payment Dates...............................Beginning in ______________ on the ___ of each month or, if the ___ is not a business day, on the next business day.


Final scheduled payment date................______________. The actual final payment date could be substantially earlier.

Form of notes...............................Book-entry. See "Description of the Notes--Book-Entry Registration" in
                                            this prospectus supplement.

Minimum denominations.......................Class A Notes: $_____________.

Legal investment............................The notes will not be "mortgage related securities" for purposes of the
                                            Secondary Mortgage Market Enhancement Act of 1984. See "Legal
                                            Investment" in this prospectus supplement and the prospectus.



                                                Offered Notes

                                    Pass-Through     Initial Principal
             Class                      Rate              Balance          Initial Rating         Designation
             -----                      ----              -------          ------/-------         -----------

Class A Notes................        ______%            $___________        AAA/AAA            Senior/Fixed Rate


The Trust


     The depositor has established the Household Home Equity Loan Trust _______ to issue the Closed-End Home Equity Loan Asset Backed Notes, Series
______. The trust is a statutory trust formed under the laws of the State of Delaware and will be governed by a trust agreement among the depositor, HFC, the owner trustee, the Delaware trustee and the administrator. The notes will be issued by the trust under an indenture between the trust, the indenture trustee and the administrator.

The Trust Assets

     The trust assets will include:


o a pool of home equity loans made or to be made in the future, and secured by first and junior mortgages or deeds of trust on properties that are primarily one-to four-family primary residences;

o    payments received on the home equity loans on or after the cut-off date;

o property that secured a home equity loan which has been acquired by foreclosure or deed in lieu of foreclosure;

o    the benefit of the note insurance policy;


o benefits under certain hazard insurance policies covering the home equity loans and/or mortgaged properties;


o    amounts on deposit in certain accounts;

o    all proceeds from the items above; and

o    a share of preferred stock of the depositor.


The Home Equity Loan Pool


     As of the statistical cut-off, approximately ____% of the home equity loans are secured by first or junior mortgages or deeds of trust. The home equity loans were used by borrowers to finance, among other things, (i) property improvements, (ii) debt consolidation, (iii) cash for other consumer purchases, or (iv) any combination of the foregoing, including credit insurance premiums and origination costs, if any. The home equity loans had the characteristics in the following table as of the statistical cut-off date, the date as of which information is provided with respect to the home equity loans in the home equity loan pool:


Minimum current principal balance.............................         $_____
Maximum current principal balance.............................         $_____
Average current principal balance.............................         _____
Range of loan rates...........................................         _____% to _____%
Weighted average loan rate....................................         _____%
Range of original terms to maturity...........................         _____ to _____ months
Weighted average original term to maturity....................         _____ months
Range of remaining terms to maturity..........................         _____ to _____ months
Weighted average remaining term ..............................         _____ months
Range of original combined loan-to-value ratios...............         _____% to _____%
Weighted average original combined loan-to-value ratio........         _____%
Weighted average FICO Credit Score............................         _____


     See "Description of the Home Equity Loan Pool" in this prospectus supplement.

Payments On The Notes

Amount Available for Monthly Payment. On each monthly payment date, payments will be made to holders of the offered notes. The amounts available for payment include:


o the aggregate amount of principal collections and net interest collections on the home equity loans received during the related collection period,

o    draws upon the note insurance policy, if necessary, and

o any amounts required to be paid in connection with the termination of the trust.

See "Description of the Notes--Available Payment Amount" in this prospectus supplement.

Payments. Payments to noteholders will generally be made from principal and interest collections in the following order:


o    payment of interest on the notes;

o    payment of principal to the notes;

o    payment of principal to the notes to cover losses;

o    payment to the note insurer of its premium for the policy;

o    reimbursement to the note insurer for prior draws made on the policy;

o payment of additional principal to the notes if the level of overcollateralization falls below what is required;

o    payment to the note insurer for any other amounts owed; and

o    payment of any remaining funds to the depositor.

Principal payments on the notes will be as described under "Description of the Notes--Principal Payments" in this prospectus supplement.

Draws under the policy will cover shortfalls in amounts available to pay interest on the notes at the interest rate plus any unpaid losses allocated to the notes.

Credit Enhancement

The credit enhancement for the benefit of the notes consists of:

Excess Interest. Because more interest is paid by the borrowers than is necessary to pay the interest on the notes and other expenses each month, there will be excess interest. Some of this excess interest may be used to protect the notes against some losses, by making an additional payment of principal up to the amount of the losses.


Overcollateralization. Although the aggregate principal balance of the home equity loans as of the cut-off date is $__________, the trust is issuing only $__________ aggregate principal amount of notes. The excess principal balance of the home equity loans represents overcollateralization, which may absorb some losses on the home equity loans, to the extent not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the notes as principal. This will reduce the principal balance of the notes faster than the principal balance of the home equity loans so that the required level of overcollateralization is reached.


Policy. On the closing date, the note insurer will issue the note insurance policy for the benefit of the noteholders. The policy will unconditionally and irrevocably guarantee interest on the notes at the related interest rate and will cover any losses allocated to the notes if not covered by excess interest or overcollateralization.

Optional Substitution

The master servicer has the right to substitute home equity loans included in the trust at any time, provided:


o the aggregate principal balance of substituted home equity loans does not exceed __% of the aggregate principal balance of the home equity loans as of the cut-off date;


o the home equity loans being substituted have principal and interest due that is substantially equivalent to the principal and interest then due on the home equity loans being removed from the trust; and

o the master servicer represents and warrants that the substituted home equity loans meet the required eligibility criteria.

Optional Termination

On any payment date on which the aggregate principal balance of all of the home equity loans is less than __% of the principal balance as of the cut-off date, the master servicer will have the option to purchase the remaining home equity loans from the trust. This will redeem the notes. If this occurs, the outstanding principal balance of the notes will be paid in full with accrued interest.

Ratings

The trust will not issue the notes unless they have been assigned the ratings listed on page S-__ of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the home equity loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the notes.


Book-Entry Registration

The notes will be issued in book-entry form. Investors will hold their interests through a depository. While the notes are book-entry they will be registered in the name of the depository.


Beneficial interests in these notes may be purchased in minimum denominations of [$] and integral multiples of [$].


The circumstances under which definitive certificates will replace the book-entry certificates are described in this prospectus supplement. See "Description of the Notes--Book-Entry Registration" in this prospectus supplement.


Legal Investment

The notes will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the notes constitute legal investments for you.

Employee Benefit Plan Considerations


The notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts subject to ERISA or Section 4975 of the Code if they have determined that the purchase and the continued holding of the notes will not violate applicable fiduciary standards of conduct, and provided certain conditions are met. Persons investing assets of employee benefit plans or IRAs should consult with their legal advisors before investing in the notes and should carefully review the "Employee Benefit Plan Considerations" sections in this prospectus supplement and in the accompanying prospectus.

Tax Status

For federal income tax purposes, the notes will be characterized as indebtedness to a noteholder other than the holder of the ownership interest and the trust will not be characterized as an association, a publicly traded partnership taxable as a corporation or a taxable mortgage pool. Each holder of notes, by acceptance of its notes, will agree to treat its notes as indebtedness of the holder of the ownership interest for federal, state and local income and franchise tax purposes.


See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.


HSBC Merger

Household International, Inc., the parent company of HFC, was acquired by HSBC Holdings plc, a public limited company incorporated in England and Wales ("HSBC"), on March 28, 2003, pursuant to the terms of an agreement and plan of merger dated November 14, 2002. The HSBC Group, headquartered in London, England is one of the world's largest banking and financial services organizations. For further information on HSBC, see its publicly available reports filed with the Securities and Exchange Commission.

It is not expected that HSBC will guarantee or support the obligations of Household International, Inc., the depositor or HFC.

                                 RISK FACTORS

     The notes are complex securities and are not suitable investments for all investors.

     You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk. In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.

     You should carefully consider, among other things, the following factors in connection with the purchase of the notes:




The failure to deliver the loan         Under the terms of a sale and servicing agreement, among the depositor,
documents and the failure to            the master servicer, the trust, the indenture trustee and the administrator,
record the assignments may cause        so long as HFC's long-term senior unsecured debt is assigned an acceptable
a sale to the depositor to be           minimum rating by at least two of Moody's Investors Service, Inc., Standard
ineffective.                            Standard and Poor's Ratings Services, a division of The McGraw-Hill
                                        Companies, Inc. and Fitch Ratings (which currently are "Baa3" for Moody's,
                                        "BBB-" for S&P and "BBB" for Fitch), the loan documents with respect to each home equity loan will be retained by the sellers affiliated with HFC, and assignments of the related mortgage to the trust will not be recorded.
                                        Failure to deliver the documents to the indenture trustee will make the transfer of the home equity loans potentially ineffective against a purchaser if a seller fraudulently or inadvertently resells a home equity loan to a purchaser who had no notice of the prior sale to the depositor and transfer to the trust and who perfects his interest in the home equity loan by taking possession of the loan documents. HFC's current ratings are
                                        "A1" by Moody's, and "A" by both S&P and Fitch.


                                        Each of the sellers has taken steps to structure the transfers of the home equity loans to the depositor as "true sales" of the loans. If, however, for any reason, including the bankruptcy of a seller, any seller is found not to have sold the home equity loans, but is instead deemed to have made a loan secured by a pledge of the related home equity loans, then the depositor, and by extension the trust and/or the indenture trustee, will have a perfected security interest in the home equity loans because the sellers, the depositor and the trust have filed financing statements to perfect the security interest of the depositor, the trust and the indenture trustee, respectively, in the home equity loans conveyed by the sellers and the depositor and pledged by the trust. The UCC filings will not eliminate the foregoing risks with respect to the inadvertent or fraudulent assignment of mortgages securing the home equity loans. Similarly, the filings will not eliminate the risk that a security interest perfected after the closing date may be avoided in the bankruptcy of a seller or the depositor for up to one year after the date on which perfection occurred.

                                        The sale and servicing agreement provides that if any loss is suffered in respect of a home equity loan as a result of the retention by a seller of the documents relating to a home equity loan or the failure to record the assignment of a home equity loan, HFC will purchase the home equity loan from the trust. However, there can be no assurance that HFC will have the financial capability to purchase the home equity


                                     S-10


                                        loans.

                                        In the event that HFC's long-term senior unsecured debt rating as assigned by two of the three rating agencies does not satisfy the above-described standards or any of the sellers ceases to be an HFC affiliate, the seller will have 90 days to deliver and record, if required, assignments of the mortgages for each related home equity loan in favor of the indenture trustee and 60 days to deliver the loan documents pertaining to each home equity loan to the indenture trustee, unless HFC provides opinions of counsel satisfactory to the indenture trustee to the effect that recordation of the assignments or delivery of the documentation is not required in the relevant jurisdiction to protect the interests of the depositor, the trust and the indenture trustee in the home equity loans.
                                        Although the loan documents pertaining to each home equity loan will generally not be delivered to the indenture trustee or segregated from the loan documents pertaining to other mortgage loans owned or serviced by the sellers, the electronic master record of home equity loans maintained by the master servicer will be clearly and unambiguously marked to indicate that the home equity loans have been transferred to the trust and constitute part of the trust.


The yield to maturity of your notes     o   The yield to maturity of your notes will depend on a variety of factors,
will vary depending on a variety of         including:
factors


                                        o   the amortization schedules of the home equity loans;


                                        o   the rate of principal prepayments, including partial prepayments, and prepayments in full resulting from refinancing by the borrowers and rewrites;


                                        o   liquidations of defaulted home equity loans;

                                        o   the rate of losses on defaulted home equity loans;

                                        o   the presence and enforceability of due-on-sale clauses;

                                        o   the repurchase of home equity loans by the depositor or the master servicer as a result of defective documentation or breaches of representations and warranties and optional purchase by the depositor of defaulted home \
                                            equity loans;

                                        o   the optional  purchase by the master  servicer of all the home equity loans in connection with the termination of the trust;

                                        o   the number of borrowers whose loans are included in the home equity loan pool who take advantage of the declining rate feature included in their respective loan agreement.


                                        o   the interest rate for your class of notes; and

                                        o   the purchase price for your class of notes.


                                     S-11


A change in 2002 in the master          HFC generally will apply payments received on each home equity loan in the
servicer's policies for application     following order to the extent of available funds:
of payments may increase the
amortization rate of the home equity    o   first, to late charges,
loans.
                                        o   second, to interest accrued since the last payment date,


                                        o   third, to current principal due,

                                        o   fourth, to any other outstanding fees and expenses,

                                        o   fifth, to any monthly insurance premiums, and

                                        o   sixth, to further reduce the outstanding principal balance.


                                        HFC will apply funds in payment of interest accrued and unpaid from prior collection periods only after funds are applied to pay all current accrued interest and outstanding principal. Previously, following payment of late charges, HFC applied payments to all outstanding accrued interest on a home equity loan, including interest accrued but unpaid in prior collection periods, before applying any funds to reduce the outstanding principal balance. HFC expects that this change in payment application procedures will result in a faster rate of reduction in outstanding principal balances than previously experienced on delinquent simple interest home equity loans in HFC's portfolio. As a result of this change in payment application, the amount of interest collected over the life of a home equity loan may be reduced, as interest will accrue on a lower outstanding principal balance.
                                        However, HFC is unable to predict the impact on the average life of the home equity loans as result of this change.

The rate of prepayments is one of the   In general, if you purchase a note at a price higher than its outstanding
most important and least predictable    principal amount and principal payments occur faster than you assumed at the
factors affecting yield.                time of purchase, your yield will be lower than anticipated. Similarly, if you purchase a note at a price lower than its outstanding principal amount and principal payments occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.


The rate of prepayments will vary       Since borrowers can generally prepay their mortgage loans at any time, the rate depending on future market conditions,  and timing of principal payments on the notes are highly uncertain.  Generally,
and other factors.                      when market interest rates increase, borrowers are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the interest rate on your class of notes. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the interest rate on your class of notes.


                                                       S-12


Refinancing programs, which may         The borrower under a home equity loan may refinance the home equity loan at any
involve soliciting all or some          time, with the seller or another lender, which will result in prepayment of the
of the borrowers to refiance, may       home equity loan. Based upon the statistical cut-off date principal balance,
increase the rate of prepayments on     _______% of the home equity loans provided at origination for payment of a
the home equity loans.                  prepayment charge which may, or may not be, enforced by the master servicer. The master servicer will retain any amounts received from a prepayment charge for its own account. Prepayment charges will not be enforced if the borrower refinances with the seller or an affiliate of the master servicer. Prepayment charges may reduce the rate of prepayment on the home equity loans until the end of the related prepayment period. See
                                        "Description of the Home Equity Loan Pool--Home Equity Loan Pool
                                        Characteristics" in this prospectus supplement and "Yield and Prepayment
                                        Considerations" in the prospectus.

Servicing and collection practices      The master servicer and the subservicers may employ servicing and collections
may affect the rate of prepayment       policies from time to time which have the effect of accelerating or deferring
or the timing of collections.           the rate of prepayment or the timing of collections policies from time to time which have the effect of collections. accelerating or deferring prepayments or borrower defaults of home equity loans, and of collections from enforcement of defaulted loans. Any term of a home equity loan may be waived, modified or varied if it is in default or (in the judgment of the master servicer or related subservicer) such default is imminent, or if the purpose of such action is to reduce the likelihood of prepayment or of default of such home equity loan, to increase the likelihood of repayment or repayment upon default of such home equity loan, to increase the likelihood of repayment in full of or recoveries under such home equity loan or to otherwise benefit the holders of the offered notes. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits which have the effect of deferring or otherwise altering the timing of the trust's receipt of principal or interest payments.


The return on your notes could be       The Servicemembers Civil Relief Act, or the Relief Act, provides relief to
reduced by shortfalls due to the        borrowers who enter active military service and to borrowers in reserve
Servicemembers Civil Relief Act.        status who are called to active duty after the origination of their home equity loan. The response of the United States to the terrorist attacks on
                                        September 11, 2001 and the United States led invasion and occupation of
                                        Iraq have increased the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Other military actions that could occur in the future are also likely to increase the number of citizens on active duty military service. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a home equity loan in excess of 6% per annum during the period of the borrower's active duty.
                                        Any application of the Relief Act or similar federal, state or local legislation or regulation will effect a reduction of the loan rate, and consequently the net loan rate, of the related home equity loan during the covered period. As a result, application of the Relief Act or similar federal, state or local legislation or regulation may reduce the available funds cap. The affected borrower will not be required to pay, and the master servicer will not be required to advance, any interest accrued in excess of the rate specified by the Relief Act or similar federal, state or local legislation or regulation.


                                       S-13


                                        The Relief Act also limits the ability of the master servicer to foreclose on a home equity loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the home equity loans and those delays and increased losses may result in delays in payment and increased losses on the offered notes in connection therewith in the home equity loan pool.

                                        We do not know how many home equity loans have been or may be effected by the application of the Relief Act. See "Legal Aspects of Home Equity Loans
                                        and Related Matters--Servicemembers Civil Relief Act" in the prospectus.

The return on your notes could be       In June 2002, the California Military and Veterans Code was amended to
reduced by shortfalls due to similar    provide protection equivalent to that provided by the Relief Act to legislation passed at the state level.  California National Guard members called up to active service by the
                                        Governor, California National Guard members called up to active service by the President and reservists called to active duty.

                                        The amendment could result in shortfalls in interest and could affect the ability of the master servicer to foreclose on defaulted home equity loans in a timely fashion. In addition, the amendment, like the Relief Act, provides broad discretion for a court to modify a home equity loan upon application by the borrower. None of the depositor, the sellers, the indenture trustee, the owner trustee, the Delaware trustee, the trust, the master servicer or any of their affiliates has undertaken a determination as to which home equity loans, if any, may be affected by the amendment. In addition, it is possible that other states have passed legislation similar to the amendment or will do so in the future.


The return on your notes may be         The rate of delinquency and default of junior lien home equity loans
reduced by losses, which are more       may be greater than that of home equity loans secured by first liens on
likely because some of the loans        comparable properties. Based upon the statistical cut-off date principal
are junior liens.                       balance, ______% of the home equity loans included in the home equity loan pool are secured by junior mortgages or deeds of trust. Proceeds from liquidation of the property will be available to satisfy the home equity loans only if the claims of any senior liens (including mortgages or deeds of trust) have been satisfied in full. When it is uneconomical to foreclose on the mortgaged property or engage in other loss mitigation procedures, the master servicer may write off the entire outstanding balance of the home equity loan as a bad debt. The foregoing risks are particularly applicable to home equity loans secured by second or third liens that have high combined loan-to-value ratios because it is comparatively more likely that the master servicer would determine foreclosure to be uneconomical if the master servicer believes that there is little, if any, equity available in the mortgaged property. As of the statistical cut-off date, the weighted average combined loan-to-value ratio of the home equity loans is ______%, and approximately ______% of the home equity loans will have combined loan-to-value ratios in excess of ______% based upon the aggregate amount financed.

Home equity loans with balloon          Based upon the statistical cut-off date principal balance, _____% of the
payment features may have greater       home equity loans included in the home equity loan pool are Balloon Loans
default risk.                           that provide for the payment of a large remaining principal


                                     S-14


                                        balance in a single payment at maturity. The borrower on this type of loan may not be able to pay the large payment, and may also be unable to refinance the home equity loan at maturity. As a result, the default risk associated with Balloon Loans may be greater than that associated with fully amortizing loans because of the large payment due at maturity.

Delays in payment on your notes may     The master servicer is not obligated to advance scheduled monthly payments
result because the master servicer      of principal and interest on home equity loans that are delinquent or in
is not required to advance monthly      default.
payments on delinquent home equity
loans.

The receipt of liquidation proceeds     Substantial delays could be encountered in connection with the liquidation of
may be delayed, and the amount of       delinquent home equity loans, which may have the effect of reducing the yield
liquidation proceeds may be less        on your certificates. Further, liquidation expenses including legal fees, real
than the related home equity loan       estate taxes and maintenance and preservation expenses will reduce the portion
balance, each of which can adversely    of liquidation proceeds payable to you. If a mortgaged property fails to provide affect the yield on your certificates.  adequate security for the home equity loan, you will incur a loss on your investment [if the credit enhancement is insufficient.]


The return on your notes may be         A deterioration in economic conditions could adversely affect the ability and
reduced in an economic downturn.        willingness of borrowers to repay their loans. No prediction can be made as to the effect of an economic downturn on the rate of delinquencies and losses on the home equity loans.


Consumer protection laws may limit      There are various federal and state laws, public policies and principles of
remedies.                               equity that protect borrowers under home equity loans. Among other things, these laws, policies and principles:

                                        o   regulate interest rates and other charges;

                                        o   require specific disclosures;

                                        o   require licensing of mortgage loan originators;

                                        o   prohibit discriminatory lending practices;

                                        o   prohibit unfair and deceptive practices;

                                        o   regulate the use of consumer credit information; and

                                        o   regulate debt collection practices, including foreclosure actions.


                                        Violations of provisions of these laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the home equity loans, may entitle the borrower to a refund of amounts previously paid and may subject the depositor, the master servicer or the trust to damages and administrative enforcement. The depositor or the master servicer will be required to repurchase any home equity loans which, at the time of origination, did not comply with these laws or regulations. See
                                        "Recent Developments--Settlement With States"



                                     S-15


                                        in this prospectus supplement.

[The origination disclosure practices   The home equity loan pool includes a number of home equity loans that
could create liabilities that may       are High Cost Loans. High Cost Loans are subject to special rules,
affect your notes.                      disclosure requirements and other regulatory provisions. Currently, additional regulation with respect to these loans is being considered by various federal, state and local government agencies. Some of these regulations may even claim to be retroactive. Purchasers or assignees of these home equity loans, including the trust, could be exposed to all claims and defenses that the borrowers could assert against the originators of the home equity loans. Remedies available to a borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. See "Legal Aspects of Home Equity Loans and Related
                                        Matters" in the prospectus.]

[The cash flow will be limited in       During the draw period under the related credit line agreements, borrowers
the early years of the home equity      generally are not required to make monthly payments of principal, although
loans.                                  minimum payments will at least equal and may exceed accrued interest. As a result, collections on home equity loans may vary. As of the cut-off date, the weighted average remaining draw down period by outstanding principal balance is ___ months. ____% of the mortgage loans by outstanding principal balance as of the cut-off date may permit the related borrowers to extend their draw periods for one or two additional five year terms. Collections on the home equity loans may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to you.]

The available information regarding     All of the home equity  loans may be prepaid in whole or in part at any
prepayment history on home equity       time. Home equity loans usually are not viewed by borrowers as
loans is limited.                       permanent financing and may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the home equity loans contain due-on-sale provisions, which may affect the rate of prepayment.

[Delinquent home equity loans           The trust will include home equity loans which are up to ___ days
included in the trust property may      delinquent. As of the cut-off date, the aggregate loan balance of the
be more likely to default than          delinquent home equity loans was $__________. [In addition, the home
non-delinquent home equity loans.       equity loans in all likelihood include obligations of borrowers who are or are about to become bankrupt or insolvent.] If there are not sufficient funds from interest collections to cover the realized losses for any collection period and the [letter of credit] [surety bond] amount has been reduced to zero or [the enhancer] defaults, the note principal amount will be reduced which, unless otherwise later reimbursed, will result in a loss to you.]


[The ratings on the notes are           The rating on the notes depends primarily on the claims paying ability
primarily based  on the                 of the [note insurer]. Therefore, a reduction of the rating assigned to
claims-paying ability of the note       the claims-paying ability of the [note insurer] may have a corresponding
insurer.                                reduction on the ratings assigned to the notes. A reduction in the rating assigned to the notes would reduce the market value of the notes and may affect your ability to sell them. The rating


                                                       S-16


                                        on your note addresses credit risk and does not address the likelihood of prepayments.]

[Interest  payable on the notes         Interest payable on the home equity loans may be insufficient to pay interest
differs from interest payable on        on the notes. Interest payable on the notes will accrue at a [variable] rate
the home equity loans.                  [based on LIBOR]. Interest payable on the home equity loans will accrue at a [variable] rate based on the [prime] rate plus a designated margin [or, at a fixed rate]. LIBOR and the prime rate may not respond to the same economic factors and there is no necessary correlation between them. If the spread between LIBOR and the prime rate [or fixed rate] is reduced or eliminated, the interest payable on the securities also may be reduced. In addition, the weighted average life of the notes may be affected. If that happens, the value of your notes may be temporarily or permanently reduced.]



Your notes may be adversely             Congress continues to consider bankruptcy law changes that may affect future
affected by changes in bankruptcy       bankruptcies and therefore could affect the rate and timing of payments on
laws.                                   the home equity loans. Currently, it is too early to determine whether any of the proposed changes will become law. Any changes to the Bankruptcy Code could have a negative effect on the home equity loans and the enforcement of rights under the mortgage.


The underwriting standards for second   The standards under which the second lien home equity loans were underwritten were
lien home equity loans create greater   based on the borrower's credit history and capacity to repay, in addition to the
risks to you, compared to those for     value of the collateral upon foreclosure. Because of the relatively high combined
first lien loans.                       loan-to-value ratios of the home equity loans and the fact that _____% of the home equity loans are secured by second liens, losses on the home equity loans will likely be higher than on a pool of exclusively conventional first lien home equity loans.

The return on your notes may be         One risk of investing in the notes is created by concentration of the related
particularly sensitive to changes       mortgaged properties in one or more geographic regions. Based upon the
in real estate markets in specific      statistical cut-off date principal balance, ____%, _____% and _____% home
areas.                                  equity loans are located in California, _____ and _____, respectively. If the regional economy or housing market weakens in any region having a significant concentration of the properties underlying the home equity loans, the home equity loans related to properties in that region may experience high rates of loss and delinquency, which could result in losses to noteholders. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots and terrorism.


The incurrence of additional debt       With respect to home equity loans which were used for debt consolidation,
could increase your risk.               there can be no assurance that the borrower will not incur further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the home equity loans.

Nonperforming home equity loans may     Foreclosure actions and actions to obtain deficiency judgments:
result in payment delays and legal
expenses.


                                                       S-17


                                        o   are regulated by state laws and judicial rules;

                                        o    may be subject to delays; and

                                        o    may be expensive.

                                        Because of these factors, if a borrower defaults, the master servicer may have trouble foreclosing on a home equity loan or obtaining a deficiency judgment.

                                        If the note insurer does not make a required payment or if other forms of credit enhancement are no longer outstanding, a delay or inability of the master servicer to foreclose or obtain a deficiency judgment may delay payments on the notes or result in a loss on the notes.

Payments on the home equity loans,      Credit enhancement includes excess interest, overcollateralization and
together with the note insurance        the note insurance policy. None of the depositor, the trustee, the master
policy, are the sole source             servicer, the sellers or any of their affiliates will have any obligation
of payments on your notes.              to replace or supplement the credit enhancement, or to take any other action to maintain any rating of the notes. If any losses are incurred on the home equity loans that are not covered by the credit enhancement, the holders of the notes will bear the risk of these losses.


You may have to hold your notes to      A secondary market for your notes may not develop. Even if a secondary
maturity if their marketability is      market does develop, it may not continue, or it may be illiquid. Illiquidity
limited.                                means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have an adverse effect on the market value of your notes.

The commingling of funds can create     So long as HFC's short-term debt is rated at least "P-1" by Moody's, "A-1" by S&P
greater risk to you if HFC goes into    and "F-1" by Fitch or HFC maintains a servicer credit enhancement acceptable to
bankruptcy.                             the rating agencies, and HFC is the master servicer, all amounts received in respect of the home equity loans may be commingled with the funds of HFC prior to each payment date and, in the event of bankruptcy of HFC, the trust may not have a perfected interest in these collections. As a result, the trust may not have access to those funds to make payments on the offered notes. As of the date of this prospectus supplement, HFC's short-term debt rating satisfies the rating criteria of each rating agency.
                                        See "Sale and Servicing Agreement--Collection and Liquidation Practices;
                                        Loss Mitigation."



                                                       S-18


Rights of beneficial owners may be      The notes will be held through the book-entry system of DTC and transactions
limited by book-entry system.           in the notes generally can be effected only through DTC and DTC participants.
                                        As a result:

                                        o   your ability to pledge notes to entities that do not participate in the
                                            DTC system, or to otherwise act with respect to notes, may be limited due to the lack of a physical note for the notes; and


                                        o   under a book-entry format, you may experience delays in the receipt of payments, since payments will be made by the administrator to DTC, and not directly to you.


Note ratings are dependent on           The ratings of the notes depend primarily on an assessment by the rating  agencies
assessments by the rating agencies.     of the underlying home equity loans, the credit enhancement and the ability of the master servicer to service the loans. The rating by the rating agencies of the notes:

                                        o   is not a recommendation  to purchase,  hold or sell the notes; and

                                        o   does not comment as to the market price or  suitability of the notes for a particular investor.

                                        There is no assurance that the ratings will remain for any given period of time or that the ratings will not be reduced, suspended or withdrawn by the rating agencies.


                                 INTRODUCTION


     The depositor will establish a trust with respect to Series _______ on the closing date, under a trust agreement among the depositor, the master servicer, the owner trustee and the administrator, dated as of the cut-off date. On the closing date, the depositor will deposit into the trust the receivables relating to a pool of home equity loans, that in the aggregate will constitute a home equity loan pool, secured by closed end, fixed-rate, fully amortizing and Balloon Loans.


     Some capitalized terms used in this prospectus supplement have the meanings given below under "Glossary of Terms" or in the prospectus under "Glossary."



                              RECENT DEVELOPMENTS

Settlement With States

     Household International, Inc., the parent of HFC, announced on October 11, 2002 that it had reached a preliminary agreement with a multi-state working group of state attorneys general and regulatory agencies to effect a nationwide resolution of alleged violations of consumer protection, consumer lending and insurance laws and regulations in its retail branch consumer lending operations as conducted by HFC and its consolidated subsidiaries under the "HFC" and "Beneficial" brand names (the "Settlement Agreement") with respect to Covered Loans (as defined below). These subsidiaries include the sellers. The settlement became effective in December 2002 with all 50 states and the District of Columbia participating by entering consent decrees in accordance with the Settlement Agreement. The agreement covers HFC's retail branch-originated real estate secured loans originated from January 1, 1999 through September 30, 2002 (the "Covered Loans").

     Pursuant to the Settlement Agreement HFC established a fund of $484,000,000 which was divided among the participating states, with each state receiving a proportionate share of the funds based upon the volume of the Covered Loans originated in the state. Each state disbursed funds to affected consumers according to formulas established by that state. Notices of a claims procedure were distributed to approximately 594,000 accounts identified as having potential claims, and approximately 81 percent of the affected customers had accepted the settlement. Each consumer that elected to receive restitution under the Settlement Agreement released all civil claims against HFC and its affiliates relating to specified real estate lending practices. Each participating state agreed in its consent decree that the settlement resolves all current civil investigations and proceedings by participating attorneys general and state regulators relating to the lending practices at issue.

     Under the Settlement Agreement, HFC enhanced consumer disclosures for its branch-originated real estate secured loans. In accordance with the terms of the Settlement Agreement, in February 2003 HFC informed all affected borrowers in writing that no prepayment penalty would be charged with respect to a branch-originated real estate secured loan if 24 months or more had elapsed since the origination of such loan. In addition, HFC revised how borrower payments are applied on Simple Interest Home Equity Loans. Previously, payments were applied first to late charges, then to all current and past due interest accrued on the loan and then in succession to the extent of funds available, to fees and charges, insurance premiums and reduction of the principal balance. As a result of the Settlement Agreement, in the event interest accrued in a prior collection period remains unpaid, payments on a borrower's account are generally applied to the extent available, first, to late charges, second, to interest accrued since the last payment date, third, to current principal due, fourth, to any monthly insurance premiums, and fifth, to further reduce the outstanding principal balance. HFC will apply funds in payment of any other outstanding fees and charges as well as interest accrued and unpaid from prior collection periods only after funds are applied to pay all current accrued interest and all outstanding principal. In certain states, the payment allocation priority differs with respect to late charges, monthly insurance premiums and other outstanding fees and charges. The allocation priority differs if the amounts due on a prior payment date (other than interest) remain unpaid.


     HFC recorded a charge in the third quarter of 2002 of $525 million (pre-tax) reflecting the costs of the Settlement Agreement and related matters.

ACORN Settlement

     Household International, Inc. and the Association of Community Organizations for Reform Now ("ACORN") announced on November 25, 2003, that they reached a proposed settlement of nationwide class action litigation relating to the mortgage lending practices of HFC's retail branch consumer lending operations (the "ACORN Settlement Agreement"). Pursuant to the ACORN Settlement Agreement, HFC will provide monetary relief for certain class members who did not participate in the settlement with the state attorneys general and regulatory agencies and non-monetary relief for all class members, including those who participated in the settlement. The ACORN Settlement Agreement became effective upon approval by the United States District Court for the Northern District of California, on April 30, 2004.

     Pursuant to the ACORN Settlement Agreement, class members whose retail branch-originated real estate secured loans were originated or processed from January 1, 1998 through December 31, 1998 are eligible to receive a settlement payment if their loans were originated or processed in certain states. Class members whose retail branch-originated loans were originated or processed on or after January 1, 1999 are eligible to receive a settlement payment without regard to where their loans were originated or processed. In addition, class members who did not participate in the settlement with the state attorneys general and regulatory agencies are also entitled to cancel any credit insurance policy currently in force with respect to their mortgage loans and receive a refund of the unearned premium in accordance with applicable state law.

     HFC also agreed to establish the following consumer programs: a "Fresh Start Program," pursuant to which HFC will make mortgage loans available to class members who have lost their homes through foreclosure by HFC or Beneficial and do not have an existing home mortgage; a "Foreclosure Avoidance Program," pursuant to which borrowers who are delinquent on their payments and at risk of losing their homes will be eligible to receive temporary or permanent relief; and a "Good Payment Rewards" program, similar to HFC's existing Pay Right Rewards program described below, pursuant to which borrowers who make 12 consecutive on-time monthly payments during any 12-month period will be eligible for interest rate reductions on their mortgage loans. In addition, HFC is providing funding over a three-year period for ACORN financial counseling and literacy programs.

     HFC will continue to implement and expand the "best practices" consumer protection policies and procedures announced in connection with the settlement with the state attorneys general and regulatory agencies and, pursuant to the ACORN Settlement Agreement, will modify certain of its lending practices including, without limitation, providing more detail in billing statements and reducing the number of points charged on refinanced loans.


                   DESCRIPTION OF THE HOME EQUITY LOAN POOL

General


     The home equity loan pool will consist of approximately _______ home equity loans having an aggregate principal balance outstanding as of the cut-off date of $_______. All information in this prospectus supplement regarding the home equity loans is provided as of the statistical cut-off date unless otherwise indicated. The characteristics of the home equity loans may change between the statistical cut-off date and the cut-off date, although any such change is not expected to be material. All percentages of the home equity loans described in this prospectus supplement are approximate percentages by aggregate statistical cut-off date balance unless otherwise indicated. _______% of the home equity loans are secured by first or second liens on fee simple or leasehold interests in one- to four-family residential real properties. In each case, the property securing the home equity loan is referred to as the mortgaged property.

     The sellers are direct or indirect wholly-owned subsidiaries of HFC. The originating sellers are licensed to make home equity loans in the states in which the mortgaged properties are located and originate and purchase home equity revolving credit and closed-end loans and, in some cases, other types of consumer loans and installment sales contracts through branch offices, telemarketing, direct mail and the Internet in the states in which they are licensed to do business. All of the home equity loans were underwritten in conformity with or in a manner generally consistent with the HFC Home Equity Lending Program. See "--Underwriting Standards" below.

     The sellers will sell and assign home equity loans to the depositor, which will then sell and assign those home equity loans to the trust. The sellers either have or will enter into a transfer agreement to assign and transfer to the trust all documents supporting those home equity loans. The trust will issue the notes to the depositor. All of the home equity loans will be purchased by the depositor from the sellers on a servicing released basis; however, all of the home equity loans will be subserviced by the originating sellers under the direction of the master servicer. See "--The Subservicers" below.

     The depositor will make some limited representations and warranties regarding the home equity loans as of the closing date. The depositor or the master servicer will be required to repurchase or substitute for any home equity loan as to which a breach of its representations and warranties with respect to that home equity loan occurs if the breach materially adversely affects the interests of the Noteholders in that home equity loan. The depositor and master servicer will indemnify the trust for out-of-pocket financial losses arising out of any material breach of any representation or warranty of the depositor on which the trust has relied. Each seller has made, or will make to the depositor, certain limited representations and warranties regarding the related home equity loans, as of the date of their purchase by the depositor. However, the representations and warranties will not be assigned to the trust, and therefore a breach of those representations and warranties will not be enforceable by the trust. There will be no independent verification of any of the loan documents relating to the home equity loans prior to their delivery to the trust, if required at all. See "HFC Home Equity Lending Program--Representations and Warranties Concerning the Home Equity Loans" and "Description of the Securities--Review of Home Equity Loans" in the prospectus.


Payments on the Simple Interest Home Equity Loans


     ___% of the home equity loans are Simple Interest Home Equity Loans, which require that each monthly payment consist of an installment of interest which is calculated on the basis of the outstanding principal balance of that home equity loan multiplied by the interest rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on that home equity loan.

     Since 2002, in the event interest accrued in a prior collection period remains unpaid, payments on a borrower's account will generally be applied to the extent available, first, to late charges, second, to interest accrued since the last payment date, third, to current principal due, fourth, to any monthly insurance premiums, and fifth, to further reduce the outstanding principal balance. HFC will apply funds in payment of any other outstanding fees and charges as well as interest accrued and unpaid from prior collection periods only after funds are applied to pay all current accrued interest and all outstanding principal. In certain states, the payment allocation priority will differ with respect to late charges, monthly insurance premiums and other outstanding fees and charges. The allocation priority will differ if the amounts due on a prior payment date (other than interest) remain unpaid. Previously, following payment of late charges, HFC applied payments to all current and past due interest accrued on the home equity loan and then in succession to the extent of funds available, to fees and expenses, insurance premiums and reduction of the principal balance. HFC expects the change in its payment application procedures will result in a faster rate of reduction in principal balances than previously experienced on delinquent simple interest home equity loans in HFC's portfolio. As a result of this change in payment application, the amount of interest collected over the life of a home equity loan may be reduced, as interest will accrue on a lower principal balance. However, HFC is unable to predict the impact on the average life of the home equity loans as a result of this change.



     Accordingly, if a borrower pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made on its scheduled due date, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater portion of the payment allocated to interest if that payment is made on its scheduled due date.

     On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date or skips a payment, the amount of interest due for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled. Consequently, the portion of the payment applied to reduce the principal balance will be correspondingly less. Any remaining unpaid principal balance will be payable on the final maturity date of the home equity loan.

     In the event the full amount of interest due for the period since the preceding payment date is not received, such shortfall does not bear interest and must be paid down by the borrower after the principal balance of the home equity loan is paid in full.


     [The remaining __% of the home equity loans are Actuarial Home Equity Loans, on which 30 days of interest is owed each month irrespective of the day on which the payment is received.]

[Balloon Loans

     __% of the home equity loans are Balloon Loans, which require monthly payments of principal based on a 30-year amortization schedule and have scheduled maturity dates of approximately ______ years from the due date of the first monthly payment, in each case leaving a balloon payment on the respective scheduled maturity date. The existence of a balloon payment may require the related borrower to refinance the home equity loan or to sell the mortgaged property on or prior to the scheduled maturity date. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available interest rates at the time of sale or refinancing, the borrower's equity in the related mortgaged property, the financial condition of the borrower, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. None of the sellers, the depositor, the master servicer or the trustee is obligated to refinance any Balloon Loan. The policy issued by the note insurer will provide coverage on any losses incurred upon liquidation of a Balloon Loan arising out of or in connection with the failure of a borrower to make its balloon payment. See "Description of the Notes--Note Guaranty Insurance Policy" in this prospectus supplement.]


Declining-Rate Home Equity Loans


     In 1999, the sellers began offering a declining-rate, fully-amortizing home equity loan product (Pay Right Rewards) to enable borrowers to benefit from a timely payment history. Under the Pay Right Rewards product, a borrower's interest rate on a home equity loan will automatically be reduced after the 3rd, 4th and 5th anniversary of origination if the borrower has timely made all payments required by the loan agreement and has not filed for protection under the bankruptcy laws. Each interest rate reduction under this program is typically either 0.25% or 0.50%, but may be higher. For certain other loans, a borrower's interest rate will be automatically reduced by 0.25% each time the borrower timely makes twelve consecutive monthly payments, limited to a maximum interest rate reduction of 3.00% over the course of twelve years. In most cases, even if the rate is decreased, the monthly payment will not be adjusted. Therefore, if the borrower continues to pay in a timely manner the home equity loan will be paid in full sooner than the final payment date reflected in the loan agreement. Under the Pay Right Rewards product, upon the default or delinquency of a home equity loan, the interest rate on the home equity loan will remain at the rate charged at the time of the default or delinquency.


Home Equity Loan Pool Characteristics

     All of the home equity loans have principal, interest and fees, if applicable, payable monthly on various days of each month as specified in the applicable mortgage notes.


     ___% of the home equity loans (by statistical cut-off date principal balance) at origination provided for payment of a prepayment charge if they prepay within a specified time period. The prepayment charge generally is equal to six months' interest on the loans or is the maximum amount permitted under applicable state law, if state law applies. Originally, a majority of the home equity loans provided for payment of a prepayment charge for full prepayments made within three to five years of the origination of the home equity loans. However, under the Settlement Agreement, the master servicer has informed affected borrowers that no prepayment penalty will be charged with respect to a branch-originated real estate secured loan if 24 months or more have elapsed since the origination of such loan. No prepayment charges, late payment charges or other fees or charges received on the home equity loans will be available for payment on the offered notes. The master servicer will be entitled to retain for its own account any prepayment charges, late payment charges and other fees and charges received on the home equity loans. The master servicer may waive any prepayment charges, late payment charges or other fees or charges.

     As of the cut-off date, no home equity loan was 30 days or more delinquent in payment of principal and interest. For a description of the methodology used to categorize home equity loans as delinquent, see "--Delinquency and Loss Experience of the Master Servicer's Portfolio" below.

     As of the cut-off date, [some] of the home equity loans were High Cost Loans. High Cost Loans are subject to special rules, disclosure requirements and other regulatory provisions. Purchasers or assignees of any High Cost Loan, including the trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator of the home equity loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required. In addition, a number of legislative proposals have been introduced at both the federal and state level to discourage unfair lending practices. Some state laws may impose requirements and restrictions greater than those in the Homeownership and Equity Protection Act of 1994. See "Risk Factors--The origination disclosure practices could create liabilities that may affect your notes" in this prospectus supplement and "Material Legal Aspects of Home Equity Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.


     No home equity loan provides for negative amortization or future advances. Deferred interest on a home equity loan will occur if the master servicer permits the borrower to skip a payment, the borrower fails to make a payment by its scheduled due date and does not pay the additional accrued interest, or in certain hardship cases where the borrower's loan is restructured, in either case in accordance with prudent servicing standards.


     With respect to each home equity loan, the combined loan-to-value ratio will be the ratio, expressed as a percentage, of:


     o the sum of (1) the original principal balance of the home equity loan and (2) any outstanding principal balance, at the time of origination of the home equity loan, of all other mortgage loans, if any, secured by senior liens on the related mortgaged property, divided by

     o    the appraised value of the mortgaged property.

     The appraised value for any home equity loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the home equity loan or any mortgage loan made by the seller on the mortgaged property that the home equity loan replaced, which may have been obtained at an earlier time; provided that if the home equity loan was originated simultaneously with or not more than 12 months after another mortgage lien was placed on the related mortgaged property, the appraised value shall be the lesser of the appraised value at the origination of the other mortgage and the sales price for the mortgaged property.

Home Equity Loans


     As of the statistical cut-off date, none of the home equity loans were originated prior to ____________ or have a maturity date later than ____________. No home equity loan has a remaining term to stated maturity as of the statistical cut-off date of less than __ months. The weighted average remaining term to stated maturity of the home equity loans as of the statistical cut-off date is approximately __ months. The weighted average original term to stated maturity of the home equity loans as of the statistical cut-off date is approximately _____ months.


     Below is a description of some additional characteristics of the home equity loans as of the statistical cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the home equity loans are approximate percentages by aggregate principal balance of the home equity loans as of the statistical cut-off date and are rounded to the nearest dollar.


     Due to rounding, the numbers in the following tables may not always add up to 100 percent.


                             Original Principal Balances of the Home Equity Loans

                                                                            Aggregate       Percent of Home Equity
                                                       Number of Home       Principal         Loans by Aggregate
          Original Principal Balances ($)               Equity Loans         Balance          Principal Balance
          -------------------------------               ------------         -------          -----------------
$             --      $........................                           $                                  %
$             --      $........................                           $                                  %
$             --      $........................                           $                                  %
$             --      $........................                           $                                  %
$             --      $........................                           $                                  %
$             --      $........................                           $                                  %
$             --      $........................                           $                                  %
$             --      $........................                           $                                  %
Greater Than $.................................                           $                                  %
Total..........................................                           $                                  %

                                                        ================   ==================   ===================


     As of the statistical cut-off date, the average original principal balance of the home equity loans was approximately $_____ , and the maximum original principal balance was $______________.


                           Current Principal Balances of the Home Equity Loans


                                                                                            Percent of Home Equity
                                                 Number of Home          Aggregate            Loans by Aggregate
Current Principal Balances                        Equity Loans       Principal Balance        Principal Balance
--------------------------                        ------------       -----------------        -----------------
Up to    $..............................
         ...............................
         ...............................
         ...............................
$______and above........................
                                                 ---------------   ----------------------   ------------------------
Total    ...............................                           $                                              %
                                                 ===============   ======================   ========================


     As of the statistical cut-off date, the average current principal balance of the home equity loans was approximately $_______, and the maximum current principal balance was $___________.


                                       Interest Rates of the Home Equity Loans

                                                                                            Percent of Home Equity
                                              Number of Home       Aggregate Principal        Loans by Aggregate
           Interest Rate (%)                   Equity Loans               Balance              Principal Balance
           -----------------                   ------------               -------              -----------------
                   --                                              $                                            %
                   --                                              $                                            %
                   --                                              $                                            %
                   --                                              $                                            %
                   --                                              $                                            %
                   --                                              $                                            %
                   --                                              $                                            %
                   --                                              $                                            %
                                                                   $                                            %
                                                 ---------------   ----------------------   ------------------------
       Total........................                               $                                            %
                                                 ===============   ======================   ========================


         As of the statistical cut-off date, the weighted average interest rate of the home equity loans was approximately _____% per annum.



                        Original Combined Loan-to-Value Ratios of the Home Equity Loans

                                                                                Aggregate    Percent of Home Equity
                                                             Number of Home     Principal      Loans by Aggregate
         Original Combined Loan-to-Value Ratio (%)            Equity Loans       Balance       Principal Balance
         -----------------------------------------           --------------     ----------    ---------------------
                            --                                                $                              %
                            --                                                $                              %
                            --                                                $                              %
                            --                                                $                              %
                            --                                                $                              %
                            --                                                $                              %
                            --                                                $                              %
                            --                                                $                              %
                            --                                                $                              %
                            --                                                $                              %
                                                              -------------   ---------------   -------------------
Total......................................................                                                  %
                                                              =============   ===============   ===================


     As of the statistical cut-off date, the weighted average original combined loan-to-value ratio of the home equity loans was approximately __% as of the statistical cut-off date.


                       Geographic Distribution of Mortgaged Properties of the Home Equity Loans

                                                                                Aggregate    Percent of Home Equity
                                                             Number of Home     Principal      Loans by Aggregate
                           State                              Equity Loans       Balance       Principal Balance
--------------------------------------------------------    ---------------     ----------   ----------------------
[-------]..............................................                       $                              %
[-------]..............................................                       $                              %
[-------]..............................................                       $                              %
[-------]..............................................                       $                              %
[-------]..............................................                       $                              %
[-------]..............................................                       $                              %
[-------]..............................................                       $                              %
[-------]..............................................                       $                              %
[-------]..............................................                       $                              %
[-------]..............................................                       $                              %
                                                             ---------------     -----------   ---------------------
Total..................................................                                                      %
                                                             ===============     ===========   =====================




                                    Occupancy Type of the Home Equity Loans

                                                                                Aggregate    Percent of Home Equity
                                                             Number of Home     Principal      Loans by Aggregate
                      Occupancy Type                          Equity Loans       Balance       Principal Balance
------------------------------------------------------    ------------------  ---------------  ----------------------
[Primary Residence]....................................                       $                              %
[Investor Property]....................................                       $                              %
Total..................................................                       $                              %
                                                          ==================  ===============  =======================


                       Lien Priority of the Home Equity Loans

                                                                                Aggregate    Percent of Home Equity
                                                             Number of Home     Principal      Loans by Aggregate
                       Lien Property                          Equity Loans       Balance       Principal Balance
------------------------------------------------------    ------------------  ---------------  ----------------------
First Lien.............................................                          $                           %
Second Lien............................................                          $                           %
------------------------------------------------------    ------------------  ---------------  ----------------------
Total..................................................                          $                           %
                                                             ===============     ===========   =====================

              Remaining Term to Maturity of the Home Equity Loans

                                                                                Aggregate    Percent of Home Equity
                                                             Number of Home     Principal      Loans by Aggregate
            Remaining Term to Maturity (Months)               Equity Loans       Balance       Principal Balance
------------------------------------------------------    ------------------  ---------------  ----------------------
........................................................                         $                           %
........................................................                         $                           %
........................................................                         $                           %
........................................................                         $                           %
........................................................                         $                           %
------------------------------------------------------    ------------------  ---------------  ----------------------
Total..................................................                         $                           %


         As of the statistical cut-off date, the weighted average remaining term to maturity of the home equity loans as of the statistical cut-off date was approximately ___ months.

                 Year of Origination of the Home Equity Loans

                                                                                Aggregate    Percent of Home Equity
                                                             Number of Home     Principal      Loans by Aggregate
                    Year of Origination                       Equity Loans       Balance       Principal Balance
------------------------------------------------------    ------------------  ---------------  ----------------------
                                                                              $                              %
                                                                              $                              %
                                                                              $                              %
                                                                              $                              %
                                                                              $                              %
                                                                              $                              %
                                                                              $                              %
                                                                              $                              %
                                                                              $                              %
                                                                              $                              %
                                                          ------------------  ---------------  ----------------------
Total......................................................                                                  %
                                                          ==================  ===============  ======================


               FICO Credit Score of the Home Equity Loans (1)(2)

                                                                                Aggregate    Percent of Home Equity
                                                             Number of Home     Principal      Loans by Aggregate
                     FICO Credit Score                        Equity Loans       Balance       Principal Balance
------------------------------------------------------    ------------------  ---------------  ----------------------
NA                                                                            $                                %
459-500                                                                       $                                %
501-540                                                                       $                                %
541-580                                                                       $                                %
581-620                                                                       $                                %
621-660                                                                       $                                %
661-700                                                                       $                                %
701-881                                                                       $                                %
------------------------------------------------------    ------------------  ---------------  ----------------------
Total......................................................                   $                                %
                                                          ==================  ===============  ======================


As of the statistical cut-off date, the weighted average FICO score at origination of the home equity loans was _______________.


(1) "FICO Credit Scores" are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers to establish patterns that are believed to be indicative of the borrower's probability of default. The FICO Credit Score is based on a borrower's historical credit data, including, among other things, payments history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed especially for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. We cannot assure you that a FICO Credit Score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

(2) The FICO Credit Scores presented represent the scores entered into the first borrower's field in HFC's or its subsidiary's electronic records at the time of application. These scores may be the higher or the lower of the FICO Credit Scores for co-borrowers of a home equity loan and may not be the score assigned to the primary obligor on the loan. HFC does not use FICO Credit Scores as a primary basis of its credit decisions but evaluates credit-worthiness based upon a proprietary internal credit-scoring model.


Underwriting Standards

     Of the home equity loans included in the pool, substantially all were originated under full documentation underwriting programs based on HFC standards and procedures, including home equity loans in the pool which were underwritten by a non-affiliate pursuant to a sourcing relationship with HFC. All remaining home equity loans were originated under reduced documentation programs.

     The following is a brief description of HFC's underwriting procedures for full documentation loan programs. Home equity loan applications received by HFC or its subsidiaries are subjected to a direct credit investigation by the related seller. This investigation generally includes:

          o    obtaining and reviewing an independent credit bureau report;

          o verifying any senior mortgage balance and payment history, which may be obtained from credit bureau information provided it has been updated within two months of the application or, if not, is obtained in writing or by telephone from the holder of any senior mortgage;


          o verification of employment, which normally includes obtaining a W-2 form or a pay stub issued within the past 60 days and other written or telephone verification with employers, or a minimum of two years of tax returns for self-employed individuals;


          o obtaining a title commitment or a title report, depending on the amount financed, to ensure that all liens, except for any existing senior mortgage liens, are paid off prior to, or at the time of, the funding of the home equity loan; and


          o obtaining an appraisal of the property, which must be substantiated by sales data on three comparable properties or may be an appraisal using a statistical data base.


     Based upon information obtained through the credit investigation, an internal credit score is generated which is the primary score used to make the credit decision. FICO Credit Scores included in this prospectus supplement are for informational purposes and were not the primary score considered in making a credit decision.


     After this investigation is conducted, a decision is made to accept or reject the loan application. All prospective borrowers must have a debt-to-income ratio of no greater than 55%, but such requirement may be waived based on compensating factors as deemed appropriate by HFC. For purposes of calculating the debt-to-income ratio, debt is defined as the sum of the loan payment, any senior mortgage payment, including escrow payments for the hazard insurance premium, real estate taxes, mortgage insurance premium, homeowners association dues and ground rents, plus payments on installment and revolving debt that extends beyond 10 months, alimony, payroll-deducted loan payments, child support or maintenance payments, and secondary product payments (such as insurance), and income is defined as stable monthly gross income from the borrower's primary source of employment, plus acceptable secondary income. An acceptable combined loan-to-value ratio is also a function of the real estate's quality, condition, appreciation history and prospective marketing conditions.


Delinquency and Loss Experience of the Master Servicer's Portfolio

     The information presented below summarizes the delinquency and loss experience for all closed-end home equity loans originated by the United States consumer lending business of HFC, including loans purchased with servicing performed by HFC and its subsidiaries that were originated through a sourcing relationship, real estate acquired through foreclosures, and the retail operations of Beneficial Corporation, a subsidiary of HFC. The policies and practices described below are those of HFC's consumer lending business with respect to home equity loans.


     HFC determines the delinquency status of a home equity loan on the basis of contractual delinquency, which is a method of determining delinquency status based on the status of payments due under the home equity loan. The delinquency status of a home equity loan may be affected by HFC's account management policies and practices for the collection of home equity loans in its consumer lending portfolio as described below. Under these policies and practices, HFC may treat a home equity loan as current based upon indicia or criteria that in its judgment evidence a probability of continued payment. These policies and procedures are designed to maintain and improve borrower relationships, to maximize collections and to avoid foreclosure if reasonably possible.

     HFC's primary account management practice that resets the delinquency status of a home equity loan to contractually current is referred to as a restructure. Restructuring is used in situations where a delinquent borrower is in a position to resume making payments but may not have sufficient funds to pay all past due amounts. A restructure does not change the maturity date of the home equity loan but does require the borrower to pay all amounts due on or before the maturity date. "Hardship restructures" or "workout restructures" are situations in which the payment and/or interest rate may be modified on a temporary or permanent basis.

     The fact that restructure criteria may be met for a particular home equity loan does not require HFC to restructure that loan, and the extent to which HFC restructures home equity loans that are eligible under the criteria will vary depending upon its view of prevailing economic conditions and other factors that may change from time to time. HFC uses account restructuring in an effort to maximize collections and to maintain and improve borrower relationships and to avoid foreclosure when it is reasonable to do so. Accordingly, the application of this practice is subject to complexities, variations and changes from time to time. These policies and practices are continually under review and assessment to assure that they meet the goals outlined above, and consequently, HFC will modify or permit exceptions to these general policies and practices from time to time. In addition, exceptions to these policies and practices may be made in specific situations in response to legal or regulatory agreements or orders. When comparing delinquency and loss experience in different periods, the fact that HFC's restructure policies and practices will change over time and that exceptions are made to those policies and practices should be taken into account.

     In the third quarter of 2003, HFC implemented certain changes to its restructure policies and practices that generally apply to loans originated after January 1, 2003. These policies and practices effective for loans originated after January 1, 2003 are:


          o home equity loans may be restructured upon receipt of two qualifying payments within the 60 days preceding the restructure;

          o home equity loans will be limited to four restructures in a rolling 60 month period;

          o home equity loans will generally not be eligible for restructure until nine months after origination;

          o home equity loans whose borrowers have filed for Chapter 7 bankruptcy protection may be restructured upon receipt of a signed reaffirmation agreement;

          o home equity loans whose borrowers are subject to a Chapter 13 plan filed with a bankruptcy court generally may be restructured upon receipt of one qualifying payment;

          o except for bankruptcy reaffirmation and filed Chapter 13 plans, a home equity loan will generally not be restructured more than once in a 12 month period;


          o borrowers who have been affected by a disaster may be allowed to skip a payment; and

          o home equity loans whose borrowers agree to make payments by automatic withdrawal may generally be restructured upon receipt of one qualifying payment.

     Home equity loans originated prior to January 1, 2003 will generally be subject to restructure policies and practices that differ from those summarized above. The policies and practices applicable to those loans are summarized below:

          o home equity loans may be restructured upon receipt of two qualifying payments within 60 days; however, home equity loans whose borrowers are in workout, disaster or strike situations may be restructured upon receipt of one payment or no payments;

          o home equity loans whose borrowers have filed for Chapter 7 bankruptcy protection may be restructured upon receipt of a signed reaffirmation agreement;

          o home equity loans whose borrowers are subject to a Chapter 13 plan filed with a bankruptcy court generally may be restructured upon receipt of one qualifying payment;

          o except for bankruptcy reaffirmation and filed Chapter 13 plans, agreed automatic withdrawal or workout/disaster/strike situations, home equity loans are generally limited to one restructure every 12 months;

          o home equity loans generally are not eligible for restructure until six months after origination; and


          o home equity loans whose borrowers agree to make payments by automatic withdrawal may generally be restructured with one qualifying payment.

     In addition to restructuring home equity loans, in limited situations HFC may enter into a rewrite with a borrower. HFC enters into rewrites to manage borrower relationships, maximize collections and avoid foreclosure if reasonably possible. In a rewrite, a new home equity loan is written for a borrower whose home equity loan is delinquent, and the proceeds of the new home equity loan are applied to prepay the delinquent home equity loan in full. The new home equity loan will be treated as contractually current, will not be reflected in delinquency statistics, and will not be substituted or otherwise added to the trust.

     Delinquency and loss experience of home equity loans purchased from other lenders, including through correspondent and wholesale operations, are not included in the following tables. The tables also exclude information for HFC's revolving home equity loans. With respect to home equity loans, HFC's general policy is to initiate foreclosure on the mortgaged property only after the home equity loan is more than two months delinquent, any notices required by law have been sent to the borrower and the foreclosure is authorized by management. Foreclosure proceedings may be terminated if the delinquency is cured. However, under certain circumstances, HFC may elect not to commence foreclosure if (1) the borrower's default is due to special circumstances which are temporary and are not expected to last beyond a specified period (see related discussion above) or (2) there is no economic benefit from the pursuit of foreclosure taking into account the expected costs of foreclosure and property restoration and management. HFC's policy with respect to charged-off amounts is generally to recognize losses on past due accounts when HFC takes title to the property in foreclosure proceedings or a settlement with the borrower is reached. The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the home equity loans will be similar to that described below.


                              HFC Consumer Lending Closed-End Home Equity Loan Delinquency Experience

                                                                  At December 31,                                   At March 31,
                                ---------------------------------------------------------------------------------  --------------
                                        1999             2000           2001            2002            2003            2004
                                ---------------  ---------------  --------------  -------------  ----------------  --------------
Number of home equity
loans managed................        [       ]         [       ]       [       ]      [       ]       [       ]       [       ]
Aggregate principal balance       $[         ]      $[         ]    $[         ]   $[         ]    $[         ]    $[         ]
of home equity loans managed
Contractually delinquent
principal balances of the
home equity loans managed:

   One payment past due......     $[         ]      $[         ]    $[         ]   $[         ]    $[         ]    $[         ]

   Two payments past due.....     $[         ]      $[         ]    $[         ]   $[         ]    $[         ]    $[         ]

   Three or more payments
   past due..................     $[         ]      $[         ]    $[         ]   $[         ]    $[         ]    $[         ]

Principal balance of home equity
loans managed three or more
payments past due as a percentage
of the aggregate principal
balance of the home equity loans
managed .....................           [    ]%           [    ]%         [    ]%        [    ]%         [    ]%         [    ]%



     In the foregoing table, "home equity loans managed" includes home equity loans owned and serviced with limited recourse and "contractually delinquent principal balances of the home equity loans managed" includes REO Home Equity Loans.


       HFC Consumer Lending Closed-End Home Equity Loan Loss Experience


                                                                                                                   At or For the
                                                       At or For the Period Ended December 31,                     Period Ended
                                        ----------------------------------------------------------------------  ------------------
                                           1999           2000           2001          2002           2003        March 31, 2004
                                        ------------  -------------  -----------  -------------  -------------  ------------------
Number of home equity
loans managed..................         [         ]    [         ]    [         ]   [         ]    [         ]    [         ]

Average principal balance of
home equity loans managed .....        $[         ]   $[         ]   $[         ]  $[         ]   $[         ]   $[         ]

Gross charge-offs..............        $[         ]   $[         ]   $[         ]  $[         ]   $[         ]   $[         ]

REO expense....................        $[         ]   $[         ]   $[         ]  $[         ]   $[         ]   $[         ]

Ratio of gross charge-offs to
average principal balance......           [     ]%       [     ]%       [     ]%      [     ]%       [     ]%        [     ]%*

Ratio of gross charge-offs and
REO expense to average
principal balance..............           [     ]%       [     ]%       [     ]%      [     ]%       [     ]%        [     ]%*

     *Annualized.

     In the foregoing table, "home equity loans managed" includes home equity loans owned and serviced with limited recourse and "average principal balance of home equity loans managed" is the average of the monthly average principal balances. "Gross charge-offs" is the loss recognized (a) upon settlement with the borrower for less than the entire amount due, and (b) upon writedown to the net realizable value of a property when HFC or a subsidiary acquires title to the property Expenses incurred in foreclosing upon, maintaining or selling the property, additional losses taken upon decline of the property's net value or any gain or loss on sale of the underlying property are reflected separately above as "REO expense."

Additional Information

     The description in this prospectus supplement of the home equity loan pool and the mortgaged properties is based upon the home equity loan pool as constituted on the statistical cut-off date. Some amortization of the home equity loans will occur between the statistical cut-off date and the closing date. A limited number of other home equity loans may be added to the home equity loan pool prior to the issuance of the notes offered by this prospectus supplement. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the home equity loan pool as it will be constituted at the time the notes offered hereby are issued. However, the range of interest rates and maturities and some other characteristics of the home equity loans in the home equity loan pool may vary. Nonetheless, no more than five percent (5%) of the home equity loans, as they are constituted as of the statistical cut-off date, by aggregate principal balance as of the statistical cut-off date, will have characteristics that deviate from those characteristics described herein.


     A current report on Form 8-K will be available to purchasers of the notes offered hereby and will be filed, together with the sale and servicing agreement, trust agreement and indenture, with the SEC within fifteen days after the initial issuance of the notes.



                           DESCRIPTION OF THE NOTES

General

     The Closed-End Home Equity Loan Asset Backed Notes, Series ______ will consist of the Class _____ Notes.


     The notes will be issued under an indenture between the trust, the indenture trustee and the administrator. The trust assets will consist of:

          o    the home equity loans;

          o the assets that from time to time that are identified as deposited in respect of the home equity loans in the Collection Account (excluding any net earnings thereon) and belonging to the trust;


          o property acquired by foreclosure of the home equity loans or deed in lieu of foreclosure;

          o benefits under any applicable insurance policies covering the home equity loans and/or the mortgaged properties;


          o    [the note insurance policy];


          o    all proceeds of the foregoing; and


          o one share of preferred stock of the depositor with limited voting rights. See "Description of the Notes--The Preferred Stock" in this prospectus supplement.


     The Class A Notes will be issued in minimum denominations of $________ and integral multiples of $_______ in excess thereof.

Book-Entry Registration

     The Class A Notes will be in book-entry form. Persons acquiring beneficial ownership interests in the Class A Notes, or beneficial owners, will hold their Class A Notes through DTC in the United States, or Clearstream or Euroclear in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems.

     Except as set forth under "Description of the Securities--Form of Securities" in the accompanying prospectus, no person acquiring a beneficial ownership interest in a book-entry Note (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such book-entry Note (a "Definitive Note"). Unless and until Definitive Notes are issued, it is anticipated that the only registered holder of the book-entry Notes will be Cede & Co., as nominee of DTC. Note owners will not be Noteholders as that term is used in the indenture. Note owners are only permitted to exercise their rights indirectly through the participating organizations that utilized the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC. See "Description of Securities--Form of Securities" in the accompanying prospectus.

Payments

     Payments on the notes will be made by the administrator on the ____ day of each month or, if that day is not a business day, then the next succeeding business day, commencing in _______. Payments on the notes will be made to the persons in whose names the notes are registered at the close of business on the day prior to each payment date or, following any issuance of definitive notes, to the persons in whose names the notes are registered at the close of business on the last day of the month preceding the date in which the payment date occurs. See "Description of the Securities--Payments" in the prospectus. Payments will be made by check or money order mailed to the address of the person entitled to the payment as it appears in the note register. In the case of DTC registered notes, payments will be made by wire transfer to DTC or its nominee, in amounts calculated as described in this prospectus supplement. However, the final payment relating to the notes (if the notes are no longer DTC registered notes) will be made only upon presentation and surrender thereof at the office or the agency of the administrator specified in the notice to noteholders of the final payment. A business day is any day other than:


          o    a Saturday or Sunday; or


          o a day on which banking institutions or trust companies in the States of New York and Illinois are required or authorized by law to be closed.

     The administrator will make payments on the notes based on the monthly statement prepared by the master servicer for that payment date, which monthly statement is described under "Description of the Securities--Reports to Securityholders" in the prospectus. On or prior to each payment date, the master servicer will make the monthly statement available on its website, which is presently located at "www.household.com/". Persons who are unable to use the master servicer's internet website are entitled to have a paper copy of the statements mailed to them via first class mail by requesting a paper copy in writing. The master servicer may change the way the statements are distributed or otherwise made available in order to make the circulation more convenient and/or more accessible to the holders of the Notes. The master servicer will provide timely and adequate notification to the administrator, who will in turn notify the holders of the Notes of any change described above.

Available Payment Amount

     The Available Payment Amount, with respect to any payment date, will be an amount equal to the sum of (a) the aggregate amount of Principal Collections and Net Interest Collections on the home equity loans received during the related Collection Period, and (b) any amounts required to be paid in connection with the termination of the trust.


Interest Payments

     Holders of each class of offered notes will be entitled to receive interest payments in an amount equal to the Accrued Note Interest on that class on each payment date to the extent described in this prospectus supplement.


     Prepayment Interest Shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related home equity loans as of the due date in the month of prepayment. However, with respect to any payment date, any Prepayment Interest Shortfalls during the related Collection Period will be offset first by Excess Cash Flow to the extent available, and then by the policy.

     The interest rates on the offered notes are fixed and are listed on page S-__ hereof. The interest rates on the Class A Notes will increase by __% per annum for each payment date after the third payment date on which the master servicer and the depositor are permitted to exercise their option to purchase the home equity loans from the trust as described under "Sale and Servicing Agreement--Termination," in this prospectus supplement. Notwithstanding the foregoing, the interest rates on the Class A Notes will not increase as described above if proceeds for optional termination are available for payment to the noteholders on or prior to any payment date.


Principal Payments

     Holders of the Class A Notes will be entitled to receive on each payment date, in the priority and to the extent described in this prospectus supplement, the Class A Principal Payment Amount.

     On any payment date, if:


          o Realized Losses, other than Excess Loss Amounts, have occurred during the related Collection Period that are not covered by the Realized Loss Payment Amount or the Outstanding Overcollateralization Amount, or


          o there is an Excess Loss Amount with respect to that payment date a draw will be made on the policy and these amounts will be distributed to the Class A Noteholders on that payment date, in reduction of the Note Principal Balances thereof, in the manner described below. In addition, if on the payment date in _______, the aggregate Stated Principal Balance of the home equity loans is less than the aggregate Note Principal Balance of the Notes, after giving effect to payments to be made on that payment date, the amount of the deficiency, or the undercollateralization amount, will be drawn on the policy and will be distributed to the Class A Noteholders on that payment date, in reduction of its Note Principal Balances, in the manner described below.

     On each payment date, the note insurer shall be entitled to receive, after payment to the Class A Noteholders of the Senior Interest Payment Amount and the Class A Principal Payment Amount for the notes, as applicable, for that payment date but before application of any Overcollateralization Increase Amount, from the Excess Cash Flow after Prepayment Interest Shortfalls and some Realized Losses are allocated thereto, the sum of:

          o the premium payable to the note insurer with respect to the policy on that payment date and any previously unpaid premiums with respect to the policy, together with its interest, and

          o the cumulative insurance payments by the note insurer under the policy to the extent not previously reimbursed, plus its interest.


     On each payment date, the amount of the premium payable to the note insurer with respect to the policy is equal to one-twelfth of the product of a percentage specified in the insurance and indemnity agreement, dated ________, among the note insurer, the depositor, the master servicer, the trustee and the administrator, and the Note Principal Balance of the Class A Notes.

     Payments of principal on the Class A Notes on each payment date will be made after payment of the Senior Interest Payment Amount as described under "--Interest Payments" above. The Class A Principal Payment Amount plus any amount drawn on the policy relating to principal shall be distributed in accordance with the priorities described below, until its Note Principal Balances have been reduced to zero.

     The Class A Principal Payment Amount plus any amount drawn on the policy relating to principal distributable to the Class A Notes shall be distributed to the Class A Notes, until its Note Principal Balance has been reduced to zero.

     The master servicer may elect to treat Insurance Proceeds, Liquidation Proceeds and other unscheduled collections, not including prepayments by the borrowers, received in any calendar month as included in the Available Payment Amount and the Class A Principal Payment Amount for the payment date in the month of receipt, but is not obligated to do so. If the master servicer so elects, these amounts will be deemed to have been received, and any related Realized Loss shall be deemed to have occurred, on the last day of the month prior to its receipt.

     The master servicer will include borrower prepayments on home equity loans, Net Liquidation Proceeds and Insurance Proceeds received during the related Collection Period in the Available Payment Amount for the payment date. On the final payment date for each class of offered notes, principal will be due and payable on that class of offered notes in an amount equal to the related Note Principal Balance, if any. In no event will principal payments on any class of offered notes on any payment date exceed the related Note Principal Balance on that date.

Overcollateralization Provisions

     On each payment date, Excess Cash Flow, if any, is applied on that payment date as an accelerated payment of principal on the Class A Notes, but only in the manner and to the extent hereafter described. The Excess Cash Flow for any payment date will derive primarily from the amount of interest collected on the home equity loans in excess of the sum of:

          o    the Senior Interest Payment Amount,

          o    the premium payable on the policy and

          o    accrued servicing fees,

in each case relating to that payment date. Excess Cash Flow will be applied on any payment date; first, to pay Prepayment Interest Shortfalls; second, to pay the Realized Loss Payment Amount for that payment date; third, to the payment of the premium fee with respect to that payment date and any previous payment date, to the extent not previously paid, together with its interest; fourth, to the payment of cumulative insurance payments plus its interest; fifth, to pay any Overcollateralization Increase Amount; sixth, to pay some other reimbursement amounts owed to the note insurer; and last, to pay to the depositor amounts remaining.

     The Excess Cash Flow, to the extent available as described above, will be applied as an accelerated payment of principal on the Class A Notes to the extent that the Overcollateralization Amount Target exceeds the Outstanding Overcollateralization Amount as of that payment date.

     As to any payment date prior to the payment date in ________, the Overcollateralization Amount Target will be __% of the aggregate cut-off date balance. As to any payment date on or after the payment date in _________, the Overcollateralization Amount Target will be equal to the lesser of:

          o the Overcollateralization Amount Target as of the cut-off date and

          o __% of the aggregate Stated Principal Balance of the home equity loans immediately preceding that payment date,

but not lower than $________, __% of the aggregate cut-off date balance, plus __% of the outstanding Stated Principal Balance of all of the home equity loans that are 90 or more days delinquent as of that payment date; provided, however, that any scheduled reduction to the Overcollateralization Amount Target described above shall not be made as of any payment date unless:

          o the outstanding Stated Principal Balance of the home equity loans delinquent 90 days or more averaged over the last six months as a percentage of the aggregate outstanding Stated Principal Balance of all the home equity loans averaged over the last six months does not exceed __%,

          o the aggregate cumulative Realized Losses on the home equity loans prior to any payment date occurring during the first year and the second year, or any year thereafter, after the payment date in ______ are less than __% and __%, respectively, of the aggregate cut-off date balance and

          o there has been no draw on the policy on that payment date that remains unreimbursed.

     In addition, the Overcollateralization Amount Target may be reduced with the prior written consent of the note insurer and the rating agencies.

     In the event that the Overcollateralization Amount Target is permitted to decrease or "step down" on a payment date in the future, a portion of the principal which would otherwise be distributed to the holders of the Class A Notes on that payment date shall not be distributed to the holders of the Class A Notes on that payment date. This has the effect of decelerating the amortization of the Class A Notes relative to the amortization of the home equity loans, and of reducing the Outstanding Overcollateralization Amount. If, on any payment date, the Excess Overcollateralization Amount is, or, after taking into account all other payments to be made on that payment date would be, greater than zero, i.e., the Outstanding Overcollateralization Amount is or would be greater than the related Overcollateralization Amount Target, then any amounts relating to principal which would otherwise be distributed to the holders of the Class A Notes on that payment date shall instead be distributed to the depositor in an amount equal to the Overcollateralization Reduction Amount.

     If, on the payment date in _____, after application of the Class A Principal Payment Amount and any amounts drawn on the policy to be distributed on that payment date, the Stated Principal Balance of the home equity loans would be less than the Note Principal Balance of the Class A Notes, the note insurer will be required to deposit in the Note Account the amount of that difference, unless available funds are on deposit in the Note Account. These funds will be distributed to the Class A Noteholders entitled to receive a payment of principal on that payment date, in proportion to the amount of the Class A Principal Payment Amount payable to the noteholders on that payment date, in reduction of the their Note Principal Balances.

Excess Loss Amounts

     Excess Loss Amounts will not be covered by any Realized Loss Payment Amount or by a reduction in the Outstanding Overcollateralization Amount. Any Excess Loss Amounts, however, will be covered by the policy, and in the event payments are not made as required under the policy, these losses will be allocated to the notes pro rata based on their outstanding Note Principal Balances.

     With respect to any defaulted home equity loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the noteholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus its interest through the last day of the month in which that home equity loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the master servicer or the subservicer for expenses, including attorneys' fees, towards interest and principal owing on the home equity loan.


[Note Insurance Policy


     On the closing date, __________, the note insurer, will issue its note insurance policy, or policy, in favor of the trustee on behalf of the noteholders. The policy will unconditionally and irrevocably guarantee some payments on the notes. On each payment date, a draw will be made on the policy equal to the sum of:

          o the amount by which accrued interest on the notes at the respective interest rates for that payment date exceeds the amount on deposit in the Note Account available for interest payments on that payment date,

          o any Realized Losses, other than any Excess Loss Amount, for that payment date, to the extent not currently covered by a Realized Loss Payment Amount or a reduction in the Outstanding Overcollateralization Amount and

          o    any Excess Loss Amount for that payment date.

     In addition, on the payment date in _______, a draw will be made on the policy to cover the undercollateralization amount, if any, if that amount is not otherwise available in the Note Account.

     In addition, the policy will guarantee the payment of the outstanding Note Principal Balance of the notes on the final payment date. In the absence of payments under the policy, noteholders will directly bear the credit risks associated with their investment to the extent these risks are not covered by the Outstanding Overcollateralization Amount or otherwise.

     The policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to its conflict of laws principles.

     The policy is not cancelable for any reason. The premium on the policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the offered notes.]

[The Note Insurer


     The following information has been supplied by the note insurer for inclusion in this prospectus supplement. No representation is made by the depositor, ________ or any of their affiliates as to the accuracy or completeness of this information.



                        [DESCRIPTION OF NOTE INSURER]]


The Preferred Stock


     The trust assets include one share of preferred stock of the depositor. The preferred stock has a par value of $1.00 and is designed the Class SV-__ Preferred Stock. Issuance of the preferred stock to the trust is intended to prevent the depositor from abusing the protections of the bankruptcy laws and will have no impact on the bankruptcy remoteness of the trust. Under the Articles of Incorporation of the depositor, the rights of the holders of the preferred stock are limited to (a) voting in the event the depositor desires to institute proceedings to be adjudicated insolvent, consent to the institution of any bankruptcy or insolvency case or petition, make an assignment for the benefit of creditors or admit in writing its inability to pay its debts as they become due and (b) receiving $1.00 upon liquidation of the depositor. The depositor has issued similar shares of preferred stock to other trusts. The unanimous affirmative vote of the holders of the preferred stock and such similar shares of preferred stock is required to approve any of the depositor's bankruptcy initiatives. Holders of any shares of preferred stock of the depositor have no other rights, such as the right to receive dividends or to vote on any other matter. The indenture trustee has the exclusive authority to vote the interest of the trust in the preferred stock. In the indenture, the indenture trustee covenants that it will not transfer the Class SV-__ Preferred Stock to HFC or any affiliate of HFC.

The Indenture Trustee

     _______________ is the indenture trustee under the indenture pursuant to which the offered notes will be issued. _______________ is a national banking association, and its corporate trust offices are located at _______________. In the ordinary course of its business, the trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with HFC, the depositor, the sellers and their affiliates.

The Administrator

     HSBC Bank USA, National Association, an affiliate of HFC, the depositor and the sellers, will be the administrator under the indenture, the sale and servicing agreement and the amended and restated trust agreement. HSBC Bank USA, National Association is a national banking association, and its corporate trust offices are located at 452 Fifth Avenue, New York, New York 10018.

     Pursuant to the indenture, sale and servicing agreement and amended and restated trust agreement, the administrator will make payments on the Notes and distributions to the holder of the ownership interest in the trust. The administrator will maintain the collection account and in accordance with the sale and servicing agreement and upon the master servicer's instructions, invest funds in the collection account in permitted investments.

The Owner Trustee

     ________________ will be the owner trustee under the trust agreement.
_________________ is a ________________ and its principal offices are located at ______________________________. The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the owner trustee as stated in the amended and restated trust agreement among the depositor, HFC, the owner trustee,[ the Delaware trustee] and the administrator. The owner trustee may appoint a co-trustee to perform certain of its obligations under the amended and restated trust agreement.


[The Delaware Trustee

     _______________ with its principal place of business in Delaware will be appointed to act as Delaware trustee for the sole purposes of satisfying
Section 3807(a) of the Delaware Statutory Trust Statute.]


                 MATERIAL YIELD AND PREPAYMENT CONSIDERATIONS

General


     The yield to maturity and the aggregate amount of payments on the offered notes will be affected by the rate and timing of principal payments on the home equity loans and the amount and timing of borrower defaults resulting in Realized Losses. The rate of default and losses on home equity loans secured by junior liens may be greater than that of home equity loans secured by first liens. In addition, the yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the home equity loans in the trust. The rate of principal payments on the home equity loans will in turn be affected by the amortization schedules of the home equity loans, the rate and timing of principal prepayments on the home equity loans by the borrowers (including principal prepayments in full that result from rewrites), liquidations of defaulted home equity loans and repurchases of home equity loans due to some breaches of representations.


     The timing of changes in the rate of prepayments, liquidations and repurchases of the home equity loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the home equity loans will depend on future events and on a variety of factors, as described more fully in this prospectus supplement and in the prospectus under "Yield and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on any class of notes.

     A seller may allow the refinancing of a home equity loan by accepting prepayments on the home equity loan and permitting a new loan secured by a mortgage on the same property, which may be originated by the seller or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of such a refinancing, the new loan would not be included in the trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related home equity loan. A seller or the master servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. The programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, sellers or the master servicer may encourage assumptions of home equity loans, including defaulted home equity loans, under which creditworthy borrowers assume the outstanding indebtedness of those home equity loans which may be removed from the trust. As a result of these programs, the rate of principal prepayments of the home equity loans may be higher than would otherwise be the case, and, in some cases, the average credit or collateral quality of the home equity loans remaining in the trust may decline.


     The home equity loans in most cases may be prepaid by the borrowers at any time. However, in some circumstances the prepayment of some of the home equity loans will be subject to a prepayment penalty, which may discourage borrowers from prepaying their home equity loans during the period during which the prepayment penalty applies. No prepayment penalty will be charged with respect to a branch-originated real estate secured loan if 24 months or more have elapsed since the origination of such loan. As of the statistical cut-off date, the weighted average age since origination of the home equity loans is approximately __ months.

     Most of the home equity loans contain due-on-sale clauses. As described under "Description of the Notes--Principal Payments" in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal collections on the home equity loans will be allocated among the Class A Notes, and during some periods no principal collections or a disproportionately small portion of principal collections will be distributed on the Class A Notes. Prepayments, liquidations and purchases of the home equity loans will result in payments to holders of the Class A Notes of principal amounts which would otherwise be distributed over the remaining terms of the home equity loans. Factors affecting prepayment, including defaults and liquidations, of home equity loans include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing interest rates fell significantly below the interest rates on the home equity loans, the rate of prepayments, including refinancings, would be expected to increase. On the other hand, if prevailing interest rates rose significantly above the interest rates on the home equity loans, the rate of prepayments on the home equity loans would be expected to decrease. Furthermore, borrowers do not generally view home equity loans in a junior lien position as permanent financing and junior lien loans generally carry a high rate of interest. As a result, junior lien home equity loans may experience a higher rate of prepayments than traditional first lien mortgage loans. Prepayment of the related first lien may also affect the rate of prepayments on the home equity loans. Approximately ___% of the home equity loans are secured by junior liens.


     The Class A Notes are subject to various priorities for payment of principal as described in this prospectus supplement. Payments of principal on classes of Class A Notes will be affected by the rates of prepayment of the home equity loans as will the weighted average lives of the notes. The timing of commencement of principal payments and the weighted average lives of classes of Class A Notes with a later priority of payment will be affected by the rates of prepayment of the home equity loans both before and after the commencement of principal payments on those classes. In addition, the yield to maturity of the Class A Notes will depend on whether, to what extent, and the timing with respect to which, Excess Cash Flow is used to accelerate payments of principal on the Class A Notes or any Overcollateralization Reduction Amount is used to slow payments of principal on the notes. See "Description of the Notes--Overcollateralization Provisions" in this prospectus supplement.


     The rate of defaults on the home equity loans will also affect the rate and timing of principal payments on the home equity loans. In general, defaults on home equity loans are expected to occur with greater frequency in their early years. The rate of default of mortgage loans secured by junior liens is likely to be greater than that of mortgage loans secured by traditional first lien mortgage loans, particularly in the case of mortgage loans with high combined loan-to-value ratios. Furthermore, the rate and timing of prepayments, defaults and liquidations on the home equity loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield and Prepayment Considerations" in the prospectus and "Glossary of Terms" in this prospectus supplement. In addition, because borrowers of Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans. See "Risk Factors" in this prospectus supplement.


     To the extent that any losses are incurred on any of the home equity loans that are not covered by the Realized Loss Payment Amount, a reduction in the Outstanding Overcollateralization Amount or the policy, holders of the notes will bear all risk of the losses resulting from default by borrowers. Even where the policy covers all losses incurred on the home equity loans, this coverage may accelerate principal payments on the Class A Notes, thus reducing the weighted average life of the Class A Notes.

     Because the interest rates on the home equity loans and the pass-through rates on the offered notes are fixed, the rates will not change in response to changes in market interest rates.

     Accordingly, if market interest rates or market yields for securities similar to the offered notes were to rise, the market value of the offered notes may decline.

     The rate and timing of principal payments on and the weighted average lives of the notes will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases, on the home equity loans.

     Sequentially Paying Classes: The Class A Notes are subject to various priorities for payment of principal as described in this prospectus supplement. Payments of principal on classes of Class A Notes having an earlier priority of payment will be affected by the rates of prepayment of the home equity loans early in the life of the home equity loan pool. The timing of commencement of principal payments and the weighted average lives of classes of Class A Notes with a later priority of payment will be affected by the rates of prepayment of the home equity loans experienced both before and after the commencement of principal payments on these classes.

     In addition, the yield to maturity on each class of the offered notes will depend on, among other things, the price paid by the holders of the offered notes and the related interest rate. The extent to which the yield to maturity of an offered note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered notes is purchased at a premium and its principal payments occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. On the other hand, if a class of offered notes is purchased at a discount and principal payments on that class of offered notes occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. For additional considerations relating to the yield on the notes, see "Yield and Prepayment Considerations" in the prospectus.

     Assumed Final Payment Date: The assumed final payment date with respect to the Class A Notes is __________,which date is __ months after the payment date immediately following the latest scheduled maturity date for any home equity loan. No event of default, change in the priorities for payment among the various classes or other provisions under the indenture will arise or become applicable solely by reason of the failure to retire the entire Note Principal Balance of any class of notes on or before its assumed final payment date.

     The actual final payment date with respect to each class of Class A Notes could occur significantly earlier than the assumed final payment date for that class because:

          o Excess Cash Flow will be used to make accelerated payments of principal, i.e. Overcollateralization Increase Amounts, to the holders of the Class A Notes, which payments will have the effect of shortening the weighted average lives of the notes of each class;

          o prepayments are likely to occur, which will also have the effect of shortening the weighted average lives of the notes of each class; and

          o the master servicer may cause a termination of the trust when the aggregate Stated Principal Balance of the home equity loans in the trust is less than ___ of the aggregate cut-off date balance.

     Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in reduction of principal of that security, assuming no losses. The weighted average life of the offered notes will be influenced by, among other things, the rate at which principal of the home equity loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans. A 100% prepayment assumption assumes a constant prepayment rate of ____ per annum of the then outstanding principal balance of the home equity loans in the first month of the life of the home equity loans and an additional __________ per annum in each month thereafter until the _______ month. Beginning in the _______ month and in each month thereafter during the life of the home equity loans, a 100% prepayment assumption assumes a CPR of ____ per annum each month. As used in the table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the prepayment assumption. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the home equity loans.


     The table below entitled "Percentage of Initial Note Principal Balance Amount of the Class A Notes Outstanding at the Following Percentages of the Prepayment Assumption" have been prepared on the basis of some assumptions as described below regarding the weighted average characteristics of the home equity loans that are expected to be included in the trust as described under "Description of the Home Equity Loan Pool" in this prospectus supplement and their performance. The tables assume, among other things, that:


          o as of the date of issuance of the Class A Notes, the home equity loans have the following structuring assumptions:


                               HOME EQUITY LOANS



                                                                              Original Term       Remaining Term
                                              Principal                        to Maturity          to Maturity
                  Pool                         Balance      Loan Rate (%)       (Months)             (Months)
--------------------------------------     -------------    --------------    ---------------    -------------------
                                           $                %
                                           $                %
                                           $                %
                                           $                %
                                           $                %
                                           $                %


          o with respect to each home equity loan, the aggregate servicing fee rate and policy premium rate will be __% per annum;

          o except with respect to the Balloon Loans, the scheduled monthly payment for each home equity loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the home equity loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

          o none of the sellers, the master servicer or the depositor will repurchase any home equity loan, as described under "HFC Home Equity Lending Program--Representations and Warranties Concerning the Home Equity Loans" and "Description of the Securities--Assignment of Trust Fund Assets" in the prospectus, and the master servicer does not exercise the option to purchase the home equity loans and thereby cause a termination of the trust;

          o there are no delinquencies or Realized Losses on the home equity loans, and principal payments on the home equity loans will be timely received together with prepayments, if any, at the respective constant percentages of the prepayment assumption described in the table;

          o there is no Prepayment Interest Shortfall or any other interest shortfall in any month;

          o payments on the notes will be received on the ____ day of each month, commencing ____________;

          o    payments on the home equity loans earn no reinvestment return;

          o there are no additional ongoing trust expenses payable out of the trust;

          o    the notes will be purchased on ____________; and

          o    the interest rate for the Class A Notes is ____________.


     The actual characteristics and performance of the home equity loans will differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the home equity loans will prepay at a constant level of the prepayment assumption until maturity, no losses will be incurred on the home equity loans or that all of the home equity loans will prepay at the same level of the prepayment assumption. Moreover, the diverse remaining terms to maturity of the home equity loans could produce slower or faster principal payments than indicated in the tables at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the home equity loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the home equity loans, or actual prepayment or loss experience, will affect the percentages of initial Note Principal Balances outstanding over time and the weighted average lives of the classes of Class A Notes.


     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of Each Class of Class A Notes, and describe the percentages of the initial note principal balance of each Class of Class A Notes that would be outstanding after each of the dates shown at various percentages of the prepayment assumption.

                           [INSERT DEC TABLES HERE]

                         SALE AND SERVICING AGREEMENT

General


     The assignment of home equity loans to the trust and matters relating to servicing of the home equity loans are governed by a sale and servicing agreement among the depositor, the trust, the master servicer, the indenture trustee and the administrator. The material provisions of the sale and servicing agreement are described below. The prospectus also contains additional information regarding the terms and conditions of the sale and servicing agreement and the notes. A form of the sale and servicing agreement is an exhibit to the registration statement filed with the SEC. The sale and servicing agreement for this series will be filed with the SEC on Form 8-K within 15 days of the initial issuance of the notes. The depositor will provide a prospective or actual noteholder, without charge, on written request, a copy, without exhibits, of the sale and servicing agreement. Requests should be addressed to HFC Revolving Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Corporate Secretary.

The Master Servicer

     HFC, an affiliate of the depositor, will act as master servicer for the notes under the sale and servicing agreement. Responsibilities of HFC will include the receipt of funds from subservicers, the reconciliation of servicing activity, investor reporting and remittances to the administrator to accommodate payments to noteholders. HFC is not obligated to and does not intend to make advances relating to delinquent payments of principal and interest on the home equity loans.


     For information regarding foreclosure procedures, see "Description of the Securities--Realization Upon Defaulted Home Equity Loans" in the prospectus. Servicing and charge-off policies and collection practices may change over time in accordance with HFC's business judgment, changes in HFC's portfolio of real estate secured home equity loans that it services for itself and others, applicable laws and regulations, and other considerations.

     HFC and its subsidiaries have originated closed-end fixed and adjustable rate mortgages since 1972 and have offered home equity revolving credit loans since 1977. As of _________, HFC had approximately $____ billion in total assets, approximately $____ billion in total liabilities and approximately $____ billion in shareholder's equity. As of the date of this prospectus supplement, HFC has a commercial paper rating of "___" by S&P, "___" by Moody's and "____" by Fitch. HFC has a current long-term debt rating of "___" by S&P, "___" by Moody's and "___" by Fitch. For a general description of HFC and its activities, see "HFC Home Equity Lending Program--General" in the prospectus. It is not expected that HFC's direct or indirect parents, Household International, Inc. and HSBC Holdings plc, respectively, will guarantee or support the obligations of HFC.

The Subservicers

     The home equity loans will be subserviced by the related originating sellers, or other affiliates of HFC, on behalf of HFC as master servicer. The master servicer will be entitled to retain, on behalf of itself and the subservicers, the servicing fee.

Possession of Home Equity Loan Documents

     Under the terms of the sale and servicing agreement, so long as HFC's long-term senior unsecured debt is assigned an acceptable minimum rating by at least two of Moody's, S&P and Fitch (which minimum acceptable ratings currently are "Baa3" by Moody's, "BBB-" by S&P and "BBB" by Fitch), [such minimum rating acceptable to any note insurer,] and each of the sellers is an affiliate of HFC, the sellers will be entitled to maintain possession of the loan documents with respect to the applicable home equity loans and will not be required to record assignments of the related mortgages to any of the depositor, the trust or the indenture trustee. In the event, however, that possession of any loan documents is required by the master servicer, the master servicer will be entitled to request delivery of the loan documents and to retain them for as long as necessary for servicing purposes. These loan documents will be returned to the applicable seller, unless returned to the related borrower in connection with the payment in full of the related home equity loan or when possession of these documents is no longer required by the master servicer. In the event that HFC does not satisfy the standards set forth herein or any seller that possesses loan documents ceases to be an HFC affiliate, HFC will cause such seller, within 90 days, to deliver and record assignments of the mortgages for each related home equity loan in favor of the trust and, within 60 days, to deliver the loan documents pertaining to each home equity loan to the indenture trustee, unless opinions of counsel satisfactory to the indenture trustee, the rating agencies [and any note insurer] are delivered to these parties to the effect that recordation of the assignments or delivery of loan documentation is not required in the relevant jurisdictions to protect the interests of the depositor and the trust in the home equity loans. Under the sale and servicing agreement, the indenture trustee will be appointed attorney-in-fact for the sellers that possess loan documents with power to prepare, execute and record assignments of the mortgages in the event that the sellers fail to do so on a timely basis. In lieu of delivery of original documentation, the sellers may deliver documents which have been imaged optically upon delivery of an opinion of counsel that the documents do not impair the enforceability or the transfer to the trust of the home equity loans or the perfection of the trust's security interest in the home equity loans.

Review of the Home Equity Loans

     In the event the loan documents are required to be delivered to the indenture trustee, the indenture trustee will itself maintain possession of and review documents relating to the home equity loans, or will appoint one or more custodians to do so as the agents of the indenture trustee under a custodial agreement, which custodians may include the master servicer. There will be no third party review of the documents relating to the home equity loans prior to delivery of the document to the indenture trustee.

     In the event the loan documents are delivered to the indenture trustee with regard to any home equity loan, the indenture trustee or the custodian will hold the documents in trust for the benefit of the noteholders and, normally will review the documents within 90 days after receipt. If any document is found to be defective in any material respect, the indenture trustee or the custodian shall notify the master servicer and the depositor. If the depositor or the master servicer cannot cure the defect within 90 days or within any other period specified in the sale and servicing agreement, after notice of the defect is given to depositor, the depositor or master servicer is required to, not later than 90 days after that notice, or within any other period specified in the sale and servicing agreement, either repurchase the related home equity loan or any property acquired in respect of it from the trust, or if permitted, substitute for that home equity loan a new home equity loan in accordance with the standards described in the sale and servicing agreement. The master servicer will be obligated to enforce this obligation of the depositor, but the obligation is subject to the provisions described under "Description of the Securities--Realization Upon Defaulted Home Equity Loans" in the prospectus. There can be no assurance that the depositor or master servicer will fulfill its obligation to purchase any home equity loan. The obligation to repurchase or substitute for a home equity loan constitutes the sole remedy available to the noteholders or the indenture trustee for a material defect in a constituent document. Any home equity loan not purchased or substituted for shall remain in the related trust.

     The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the sale and servicing agreement. Additionally, the depositor will make certain representations and warranties regarding the home equity loans as of the closing date. Upon a breach of any of these representations of the depositor which materially adversely affect the interests of the noteholders in a home equity loan, the depositor or master servicer will be obligated either to cure the breach in all material respects or to purchase the home equity loan or to substitute the home equity loan with an eligible substitute home equity loan. Any home equity loan not purchased or substituted for shall remain in the trust. The depositor and master servicer will indemnify the trust for out-of-pocket financial losses arising out of the breach in any material respect of any representation or warranty of the depositor upon which the trust has relied.


Servicing and Subservicing

     The master servicer is required to service and administer the home equity loans in accordance with the sale and servicing agreement, the Settlement Agreement and in a manner consistent with general industry practice using that degree of skill and attention that the master servicer exercises with respect to comparable home equity loans that it services for itself or others.


     The duties of the master servicer include collecting and posting all payments, responding to inquiries of borrowers or Federal, state or local government authorities with respect to the home equity loans, investigating delinquencies, reporting tax information to borrowers in accordance with its customary practices, accounting for collections and furnishing monthly and annual statements to the indenture trustee and the administrator with respect to payments. The master servicer is required to follow its customary standards, policies and procedures in performing the duties as master servicer.


     The master servicer (1) is authorized and empowered to execute and deliver, on behalf of itself, the noteholders and the indenture trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the home equity loans and with respect to the related mortgaged properties; and (2) may consent to any modification of the terms of any note not expressly prohibited by the sale and servicing agreement if the effect of any such modification will not materially and adversely affect the security afforded by the related mortgaged property, other than as permitted by the sale and servicing agreement. In certain circumstances, the master servicer will be required to purchase the related home equity loan if it consents to any such modification.


     Compensation to the master servicer for its servicing activities under the sale and servicing agreement will be paid from interest collections on the home equity loans on each payment date. The amount of such compensation for each Collection Period is equal to ____% per annum of the aggregate principal balances of the home equity loans outstanding on the first day of such Collection Period. The servicing fee will be paid to the master servicer before payments are made to the noteholders. In addition, the master servicer will retain any benefit from the investment of funds in the Collection Account.


     The master servicer will also be entitled under the sale and servicing agreement to additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges or any other servicing-related fees and similar items.

     The master servicer will pay certain ongoing expenses associated with the trust or incurred in connection with its servicing responsibilities under the sale and servicing agreement. The master servicer will be entitled to reimbursement for specified expenses incurred by it in connection with the liquidation of any home equity loan, including any costs in restoring any related mortgaged property in connection therewith and the payment of related insurance premiums or taxes, this right of reimbursement being prior to the rights of the noteholders to receive net liquidation proceeds from the related home equity loan.


     The master servicer will be permitted under the sale and servicing agreement to enter into subservicing arrangements for any servicing and administration of home equity loans with any institution (including an affiliate) which is in compliance with the laws of each state necessary to enable it to perform its obligations under such subservicing arrangement.


     Notwithstanding any subservicing arrangement, the master servicer will not be relieved of its obligations under the sale and servicing agreement and the master servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the home equity loans.

Evidence as to Compliance

     The master servicer will be required to deliver to the indenture trustee on or before the last day of March of each year commencing in _____, an officer's certificate stating, as to each signer thereof, that (1) a review of the activities of the master servicer during the preceding calendar year (or, in the case of the first certificate, since the closing date) and of its performance under the sale and servicing agreement has been made under the officer's supervision, and (2) to the best of the officer's knowledge, based on his/her review, the master servicer has fulfilled all its material obligations under the sale and servicing agreement for that year, or in the case of the first certificate, since the closing date, or, if there has been a default in the fulfillment of any obligations, specifying each default known to that officer and the nature and status thereof including the steps being taken by the master servicer to remedy the defaults.


     The sale and servicing agreement provides that on or before March 31 of each calendar year, beginning March 31, ______, the master servicer will have a firm of independent certified public accountants furnish a report showing that, for the prior calendar year, or, in the case of the first report, since the closing date, the accounting firm has performed procedures in order to provide a report on the master servicer's assertion that the servicing of the home equity loans has been conducted in compliance with the terms and conditions set forth in the sale and servicing agreement related to the servicing of the home equity loans and the reporting thereof and that assertion is presented fairly.

Collection and Liquidation Practices; Loss Mitigation

     Under the terms of the sale and servicing agreement, until the business day prior to each payment date on which amounts are required to be deposited in the Collection Account, collections on the home equity loans may be invested in permitted investments, including obligations of the master servicer or any of its affiliates, as long as such investment does not result in a withdrawal or downgrading of the current ratings of the offered notes. The master servicer may retain and commingle such collections with its own funds at such time as either (A) the short-term debt obligations of the master servicer are or rated at least "P-1" by Moody's, "A-1" by S&P and "F-1" by Fitch or (B) the master servicer arranges for and maintains a servicer credit enhancement acceptable in form and substance to each rating agency. In the event the master servicer is entitled to retain and commingle the amounts referred to in the preceding sentence (i) it shall be entitled to retain for its own account any investment income thereon, and any such investment income shall not be subject to any claim of the indenture trustee, administrator or noteholders and (ii) it shall be allowed to reduce the total amount of funds it is required to deposit into the Collection Account on the business day prior to each payment date by the Skip-A-Pay Reimbursement Amount (as defined below) that it is entitled to receive on such payment date. In the event that the master servicer is not permitted to retain and commingle these amounts with its own funds, it shall deposit these amounts not later than the second business day following receipt in the Collection Account.

     The master servicer may in its discretion (1) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment penalties, if any, or other fees which may be collected in the ordinary course of servicing the home equity loans, (2) arrange with a borrower a schedule for the payment of delinquent payments on the related home equity loan, (3) sell the home equity loan at its fair market value to a third party for collection activity, or (4) reset the delinquency status of a contractually delinquent home equity loan to current in accordance with its account management policies and practices as described above under "Description of the Home Equity Loan Pool--Delinquency and Loss Experience of the Master Servicer's Portfolio."


     The master servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the home equity loans, including restructures, waivers, modifications, payment forbearances, partial forgiveness, rewrites and entering into repayment schedule arrangements if the master servicer determines that the action is not materially adverse to the interests of the holders of the offered notes [or the note insurer] and is generally consistent with the master servicer's policies with respect to similar loans; and the home equity loan is in default or if default is imminent. In addition, the master servicer may waive, modify or vary any term of any home equity loan to reduce the likelihood of prepayment or of default of the home equity loan, to increase the likelihood of repayment or repayment upon default of the home equity loan, to increase the likelihood of repayment in full of or recoveries under the home equity loan, or to otherwise benefit the holders of the offered notes. The master servicer may not, however, defer the scheduled monthly interest and principal payment on any home equity loan that is not in default or, in the judgment of HFC, for which default is not imminent unless (i) the master servicer elects to make a Skip-A-Pay Advance in accordance with the following paragraph or (ii) each rating agency advises in writing that such action will not cause the then current ratings of the offered notes to be withdrawn, suspended or reduced; provided, however, that the master servicer may not defer the scheduled monthly payment on any home equity loan in connection with a Skip-A-Pay Advance unless the master servicer determines, in its good faith judgment, that the Skip-A-Pay Advance will be recoverable from future payments on the home equity loans.

     If during any Collection Period the master servicer deferred the scheduled monthly payment on any home equity loan by electing to make a Skip-A-Pay Advance, on or before one business day prior to the next payment date, the master servicer will deposit into the collection account an amount equal to the Skip-A-Pay Advance for such Collection Period. On each payment date, the master servicer will be entitled to reimburse itself for all previously unreimbursed Skip-A-Pay Advances from funds on deposit in the collection account, before making any payments to holders of the offered notes, up to an amount equal to the Skip-A-Pay Reimbursement Amount on such payment date; provided, however, that the Skip-A-Pay Reimbursement Amount that the master servicer is entitled to receive on such payment date will be reduced by the portion of such amount, if any, that was applied to reduce the amount of funds that the master servicer was required to deposit into the Collection Account on the business day immediately preceding such payment date. "Skip-A-Pay Advance," for any Collection Period, means the positive result, if any, of the Required Excess Cashflow for the related payment date, minus the Monthly Excess Cashflow for the related payment date. "Skip-A-Pay Reimbursement Amount," as of any payment date, means the positive result, if any, of the Monthly Excess Cashflow for such payment date, minus the Required Excess Cashflow for such payment date. "Monthly Excess Cashflow," as of any payment date, means the excess, if any, of (i) the excess, if any, of (x) Interest Collections (for clarity purposes only, net of any servicing fee) over (y) the Current Interest plus the Interest Carry Forward Amount, if any, of all Class A and Class ___ Notes (after taking into account all payments of interest on such payment date) over (ii) the Additional Principal Reduction Amount. "Required Excess Cashflow," as to any payment date, means ____%, divided by 12, multiplied by the outstanding principal balance of the home equity loans as of the first day of the related Collection Period.

     With respect to home equity loans that come into and continue in default, the master servicer may take a variety of actions including foreclosure on the mortgaged property, writing off the balance of the home equity loan as bad debt, selling any bad debt to third-party collection sources, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, permitting a restructure, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See "Description of the Securities--Collection and Other Servicing Procedures" and "-Realization Upon Defaulted Home Equity Loans" in the prospectus.

Senior Liens

     The master servicer may permit the placement of a lien senior to a home equity loan or the refinancing of any existing lien senior to a home equity loan, provided that the conditions set forth in the sale and servicing agreement are satisfied. Although all of the home equity loans are secured as of the statistical cut-off date by first and second liens on mortgaged properties, if the master servicer were to consent to the placement of a lien senior to the home equity loan on the mortgaged property, a first lien would become a second lien and a second lien would become a third lien on the mortgaged property.


Optional Substitution

     At any time the master servicer has the right, in its sole discretion, to substitute different home equity loans in the place of any home equity loans included in the home equity loan pool. All substitutions made by the master servicer pursuant to this right shall not exceed 30% of the aggregate principal balance of the home equity loans as of the cut-off-date. In addition, it is a condition to any such substitution that (i) the home equity loans being substituted have principal and interest due that is substantially equivalent to the principal and interest then due on the home equity loans being removed from the trust, and (ii) the master servicer represents and warrants that the substituted home equity loans meet the required eligibility criteria.



Termination

     The master servicer will have the option on any payment date on which the aggregate Stated Principal Balance of the home equity loans is less than ____ of the aggregate cut-off date balance to purchase all remaining home equity loans and other assets in the trust, except for the policy, thereby effecting early retirement of the offered notes.

     Any purchase of home equity loans and other assets of the trust shall be made at a price equal to the sum of:

          o 100% of the unpaid principal balance of each home equity loan, or the fair market value of the related underlying mortgaged properties with respect to defaulted home equity loans as to which title to the mortgaged properties has been acquired if the fair market value is less than the unpaid principal balance, as of the date of repurchase plus

          o accrued interest at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed and


          o [any amounts due to the note insurer under the insurance and indemnity agreement.]


     Payments on the notes relating to any optional termination will be paid, first, to the offered notes, in an amount equal to the Note Principal Balance of each class plus one month's interest accrued on those offered notes at the related interest rate, plus any previously unpaid Accrued Note Interest and second, except as described in the sale and servicing agreement, to the depositor. Any purchase of home equity loans and termination of the trust requires the consent of the note insurer if it would result in a draw on the policy. Any purchase of the notes, will be made at a price equal to 100% of its Note Principal Balance plus the sum of one month's interest accrued on those notes at the applicable interest rate and any previously unpaid Accrued
Note Interest. Upon the purchase of the notes or at any time thereafter, at the option of the master servicer or the depositor, the home equity loans may be sold, thereby effecting a retirement of the notes and the termination of the trust, or the notes so purchased may be held or resold by the master servicer or the depositor.

     If the master servicer does not exercise this purchase option within three months of such payment date, then the indenture trustee will begin an auction process to sell the home equity loans and the other trust assets at the highest possible prices, but the indenture trustee may not sell the trust assets and liquidate the trust unless at least two bids are received and the highest bid would be sufficient to pay the aggregate unpaid Note Principal Balance and all accrued and unpaid interest thereon. If the first auction of the trust assets is not successful because the highest bid received is too low, then the indenture trustee will conduct an auction of the home equity loans every third month thereafter, until an acceptable bid is received for the trust assets. The first auction and subsequent auctions may not be successful. The master servicer may exercise its purchase option on any payment date after the first payment date described above, unless the indenture trustee has accepted a qualifying bid for the trust assets. If the first auction of the trust assets is not successful because the highest bid received is too low, then on each payment date thereafter, the depositor will not receive any payments until the Class A Notes are retired.


     If the full amount of principal and interest then due on the offered notes is not paid by the payment date in ________________, (i) the indenture trustee will begin an auction process for the sale of the remaining home equity loans, and (ii) upon the closing of any such sale, the trust will use the proceeds from the sale of the home equity loans to repay in full the principal of and accrued interest on the Class A and Class ___ Notes. However, if the sale proceeds would be insufficient to repay in full the principal of the accrued interest on the Class A Notes, only upon the consent of the holders of not less than 66 2/3% of the Note Principal Balance of each class of the offered notes, the indenture trustee will sell the home equity loans to the highest bidder, distribute (or remit to the administrator who will distribute) the proceeds in accordance with the payment priorities and terminate the trust. On each payment date after the __________ payment date, the depositor will not receive any payments until the Class A Notes are retired.

                                THE INDENTURE

     The following summary describes the material terms of the indenture between the trustee, the indenture trustee and the administrator. A form of the indenture is an exhibit to the registration statement filed with the SEC. The indenture for this series will be filed with the SEC on Form 8-K within 15 days of the initial issuance of the notes.

Voting Rights

     Actions may be taken by holders of notes evidencing a specified percentage of the then outstanding Note Principal Balances. The voting rights will be allocated among all holders of the Class A Notes in proportion to their then outstanding Note Principal Balance. [So long as there does not exist a failure by the note insurer to make a required payment under the policy, the note insurer shall have the right to exercise all rights of the holders of the offered notes under the sale and servicing agreement without any consent of the holders, and the holders may exercise their rights only with the prior written consent of the note insurer except as provided in the sale and servicing agreement.]

No Petition

     In the indenture, the indenture trustee and the Noteholders agree that they will not institute against the depositor, or cooperate with or encourage others to institute against the depositor, any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings under United States federal or state bankruptcy laws in connection with any obligations relating to the notes or the indenture.

                             THE TRUST AGREEMENT

     The trust operations are defined in the amended and restated trust agreement among the depositor, HFC, the owner trustee,[the Delaware trustee] and the administrator. A form of the amended and restated trust agreement is an exhibit to the registration statement filed with the SEC. The amended and restated trust agreement for this series will be filed with the SEC on Form 8-K within 15 days of the initial issuance of the notes. The following summary describes the material terms of the amended and restated trust agreement.

Amendment

     The amended and restated trust agreement may be amended by the depositor, HFC, the owner trustee, [the Delaware Trustee] and the administrator, with prior written notice to the rating agencies and the indenture trustee [and with the consent of the note insurer (which consent shall not be unreasonably withheld)], but without consent of the noteholders, the transferor (as defined therein) or the indenture trustee, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders; provided, however, that the action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholders, the transferor or the note insurer. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders, the transferor or the note insurer if the rating agencies confirm in writing that such amendments will not result in a reduction of the ratings then assigned to the notes. The amended and restated trust agreement may also be amended by the depositor, HFC, the owner trustee [the Delaware trustee] and the administrator with the consent of the rating agencies, the note insurer, the indenture trustee, the transferor and holders of notes evidencing at least a majority of the outstanding Note Principal Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or modifying in any manner the rights of the noteholders; provided, however, that no such amendment shall (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the home equity loans or distributions that shall be required to be made for the benefit of the noteholders or the transferor or (2) reduce the percentage of noteholders required to consent to any such amendment, without the consent of the holders of all the outstanding notes; and provided further, that no such amendment will be effective unless the note insurer consents to such action or such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholders or the note insurer.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Sidley Austin Brown & Wood LLP, special tax counsel to the trust, for federal income tax purposes, the notes will be characterized as indebtedness to a noteholder other than the holder of the ownership interest and the trust will not be characterized as an association, a publicly traded partnership taxable as a corporation or a taxable mortgage pool. Each noteholder will agree to treat the notes as indebtedness of the holder of ownership interest for federal income tax purposes. Alternative characterizations of the trust and the notes are possible, and we suggest that prospective investors consult their tax advisors regarding the federal income tax consequences of any possible alternative characterization. Based on their anticipated offering prices, it is expected that the notes will not be issued with original issue discount. For additional information regarding federal income tax consequences, see "Material Federal Income Tax Consequences" in the prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement, dated ________, the underwriters named below have agreed to purchase and the depositor has agreed to sell the Class ___ Notes. It is expected that delivery of the notes will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about _____________, against payment therefor in immediately available funds.

Underwriter                     Class                           Total
-----------                     -----                           -----

              ................  $                               $

              ................  $                               $

Total


     In connection with the offered notes, the underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the offered notes if any of its offered notes are purchased thereby.

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered notes is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the SEC.

     The depositor has been advised that the underwriters propose initially to offer the offered notes to the public at the offering price set forth on the cover hereof and to certain dealers at such prices less a selling concession not to exceed the percentage of the offered notes' denomination set forth below, and that the underwriters may allow and such dealers may re-allow discount not to exceed the percentage of the offered notes' denomination set forth below.


                                                                 Re-allowance
Class of Note                          Selling Concession         Discount
-------------                          ------------------         --------

Class      ....................                %                       %

     Until the payment of the offered notes is completed, the rules of the SEC may limit the ability of the underwriters to bid for and purchase the offered notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the offered notes. These transactions may consist of bids and purchases for the purpose of pegging, fixing or maintaining the price of such classes of offered notes.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the depositor nor the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the offered notes. In addition, neither the depositor nor the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.


     In the ordinary course of business one or more of the underwriters and its affiliates have provided, and in future may provide, investment banking and commercial banking services to the depositor, the sellers, the master servicer and their affiliates.

     The underwriting agreement provides that the depositor will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify the depositor, against some civil liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

     [HSBC Securities (USA) Inc. is an affiliate of the depositor, HFC and the administrator.]


     There is currently no secondary market for the offered notes. The underwriters intend to make a secondary market in the offered notes but is not obligated to do so. There can be no assurance that a secondary market for the offered notes will develop or, if it does develop, that it will continue. The offered notes will not be listed on any securities exchange.


     This prospectus supplement and the accompanying prospectus may be used by HSBC Securities (USA) Inc., an affiliate of HFC Revolving Corporation and HFC, in connection with offers and sales of notes offered hereby and similar securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other holders after the original offering and sale of the notes. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal or agent, including as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. The securities offered by HSBC Securities (USA) Inc. in market-making transactions may be securities that the depositor will not offer or sell after the date of this prospectus as well as securities that the depositor has previously offered and sold. Other affiliates of the depositor may also engage in transactions of this kind and may use this prospectus supplement and the accompanying prospectus for this purpose. Neither HSBC Securities (USA) Inc. nor any other affiliate of the depositor or HFC has an obligation to make a market in any of these securities and each may discontinue any market-making activities at any time without notice in its sole discretion.

     Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. If you are purchasing securities from HSBC Securities (USA) Inc., or another affiliate of the depositor and HFC, you may assume that you are purchasing such securities in a market-making transaction unless your confirmation of sale indicates otherwise.


     The primary source of information available to investors concerning the offered notes will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding principal balance of the offered notes. There can be no assurance that any additional information regarding the offered notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered notes will be available on an ongoing basis. The limited nature of this information regarding the offered notes may adversely affect the liquidity of the offered notes, even if a secondary market for the offered notes becomes available.

                                LEGAL MATTERS

     Certain legal matters relating to the offered notes will be passed upon for the depositor by Patrick D. Schwartz, Vice President and Deputy General Counsel - Corporate and Assistant Secretary of Household International, Inc., the parent of the depositor and the master servicer, and for the depositor and the trust by Sidley Austin Brown & Wood LLP, New York, New York, special counsel to the depositor and special tax counsel to the trust. Mr. Schwartz is an officer of HFC, a full-time employee and an officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of Common Stock of HSBC Holdings plc, the parent of Household International, Inc. Certain legal matters will be passed upon for the underwriters by _____________________.

                                   RATINGS

     It is a condition to the issuance of the Class A Notes that they be rated _______ by _____________________("______" and, together with _____________, the "Rating Agencies").

     The ratings assigned by the Rating Agencies to the offered notes address the likelihood of the receipt by noteholders of payments required under the indenture. The Rating Agencies' ratings address the structural and legal aspects associated with the offered notes, including the nature of the home equity loans. The Rating Agencies' ratings on the offered notes do not, however, represent any assessment of the likelihood of the rate of principal prepayments or the likelihood of payment of any Supplemental Interest Amounts. The ratings do not address the possibility that noteholders might suffer a lower-than-anticipated yield. See "Material Yield and Prepayment Considerations" in this prospectus supplement.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered notes.

                               LEGAL INVESTMENT

     The offered notes will not constitute "mortgage related securities" for purposes of SMMEA because the home equity loan pool includes home equity loans that are secured by subordinate liens on the related mortgaged properties. Institutions whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered notes are subject to restrictions on investment, capital requirements or otherwise. See "Legal Investment Matters" in the prospectus.


     One or more classes of the offered notes may be viewed as "complex securities" under TB 13a, which applies to thrift institutions regulated by the Office of Thrift Supervision.

     The depositor makes no representations as to the proper characterization of any class of the offered notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered notes constitutes a legal investment or is subject to investment, capital or other restrictions.

     See "Legal Investment Matters" in the prospectus.

                     EMPLOYEE BENEFIT PLAN CONSIDERATIONS


     A fiduciary of any employee benefit or other benefit plan subject to ERISA or Section 4975 of the Internal Revenue Code, or any insurance company, whether investing assets of such a plan through its general or separate accounts, or any other person investing plan assets of any plan (as defined under "Employee Benefit Plan Considerations--Plan Assets Regulations" in the prospectus) should carefully review with its legal advisors whether the purchase or holding of offered notes could give rise to a violation of ERISA's fiduciary standards of care or to a nonexempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code. Because of the characteristics of the offered notes, including the expectation that the offered notes will constitute indebtedness under applicable local law, and will, in the opinion of tax counsel, be treated as debt for federal income tax purposes, it is expected that they will not constitute "equity interests" for purposes of the Plan Assets Regulations, which are described in "Employee Benefit Plan Considerations--Plan Assets Regulations" in the prospectus. This conclusion could change in certain events, for example, if the trust were to suffer significant losses. Nevertheless, the acquisition or holding of offered notes by or on behalf of a plan could give rise to a prohibited transaction under ERISA or Section 4975 of the Code if the trust, the owner trustee, the indenture trustee, [the Delaware trustee], the administrator, the underwriters, a holder of 50% more of the ownership interest in the trust, or any of their respective affiliates is or becomes a "party in interest" under ERISA (or a "disqualified person" under the Code). A party in interest or a disqualified person who engages in a prohibited transaction will likely be subject to excise taxes or other significant liabilities under ERISA and
Section 4975 of the Code.

     A number of prohibited transaction class exemptions issued by the United States Department of Labor might apply to exempt a prohibited transaction arising by virtue of the purchase of an offered note by or on behalf of, or with "plan assets" of a plan, i.e., Prohibited Transaction Class Exemption ("PTCE") 96-23 (class exemption for transactions effected by In-House Asset Managers), PTCE 95-60 (class exemption for certain transactions involving insurance company general accounts), PTCE 91-38 (class exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 84-14 (class exemption for plan asset transactions effected by Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan noteholder or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable trust fund. In particular, these exemptions may not provide relief for prohibited transactions that result when, as discussed in the prospectus, the trust assets are deemed to be plan assets.


     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to federal, state or local laws substantially similar to ERISA or the Code ("Similar Law").


     Each employee benefit plan (as defined in Section 3(3) of ERISA) and each plan (as defined in Section 4975(e)(1) of the Code) that is subject to Title I of ERISA or Section 4975 of the Code or to any Similar Law, and each person investing on behalf of or with plan assets of such an employee benefit plan or plan, that acquires an offered note shall be deemed to represent, by its acceptance of the offered note, that its acquisition and holding of the offered note are eligible for exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, or a similar exemption or, in the case of a plan subject to a Similar Law, do not give rise to a non-exempt violation of Similar Law.

     Furthermore, because the depositor, the seller, the master servicer, any servicer, the indenture trustee, the owner trustee, [the Delaware trustee], the administrator, the underwriters or an affiliate thereof may receive certain benefits in connection with a sale of the offered notes, if any of these parties:


          o has investment discretion with respect to the investment of plan assets,

          o has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the plan assets, or

          o    is an employer maintaining or contributing to the plan,

an investment of those plan assets in the trust could violate the fiduciary self-dealing prohibitions of Section 406(b) of ERISA and Section 4975(c) of the Internal Revenue Code. Accordingly, a fiduciary of such a plan considering an investment in the offered notes should consult with its counsel.


     The sale of any of the offered notes to a plan is in no respect a representation by the depositor, the seller, the indenture trustee, the owner trustee, [the Delaware trustee,] the administrator, the master servicer, servicer or the underwriter that such an investment meets all relevant legal requirements relating to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

                               GLOSSARY OF TERMS

     Accrued Note Interest -- With respect to any payment date, an amount equal to interest accrued during the related Interest Accrual Period on the Note Principal Balance immediately prior to that payment date at the per annum rate at which interest accrues.

     Available Payment Amount - With respect to any payment date, an amount equal to the sum of:

          o the aggregate amount of Principal Collections and Net Interest Collections on the home equity loans received during the related Collection Period; and

          o any amounts required to be paid in connection with the termination of the trust.


     Class A Principal Payment Amount -- An amount equal to the lesser of:

     1. the excess of (A) the Available Payment Amount over (B) the Interest Payment Amount; and

     2.   the sum of:


          A. the portion allocable to principal of all scheduled monthly payments on the home equity loans received with respect to the related Collection Period;

          B. the principal portion of all proceeds of the repurchase of any home equity loans, or, in the case of a substitution, some amounts representing a principal adjustment, as required by the indenture during the related Collection Period;

          C. the principal portion of all other unscheduled collections received on the home equity loans during the related Collection Period, or deemed to be received during the related Collection Period, including, without limitation, full and partial principal prepayments made by the respective borrowers, to the extent not previously distributed;


          D. the amount of any Realized Loss Payment Amount for that payment date; and

          E. the amount of any Overcollateralization Increase Amount for that payment date;

                minus

          F. the amount of any Overcollateralization Reduction Amount for that payment date.

     In no event will the Class A Principal Payment Amount with respect to any payment date be less than zero or greater than the then outstanding Note Principal Balances of the Class A Notes.

     Contractual Delinquency - A method of determining the delinquency status of a home equity loan based on the status of payments due under the home equity loan. Delinquency status may be affected by HFC's account management policies and practices for the collection of home equity loans, such as restructures and rewrites.


     Collection Period - With respect to the first payment date, the period commencing on ____________ and ending on ____________, and with respect to any subsequent payment date, the calendar month immediately preceding the month in which such payment date occurs.


     Excess Cash Flow -- For any payment date, the excess of:

          o    the Available Payment Amount for the payment date over

          o    the sum of:

          o the Interest Amount payable to the Class A Noteholders on that payment date and

          o the sum of the amounts relating to the home equity loans described in clauses (2)(A)-(C) of the definition of Class A Principal Payment Amount.

     Excess Loss Amount -- On any payment date, an amount equal to the sum of:


          o any Realized Losses, other than as described in the next three succeeding clauses below, for the related Collection Period which, when added to the aggregate of the Realized Losses for all preceding Collection Periods exceed $___________,


          o    any Special Hazard Losses;

          o    any Fraud Losses;

          o    any Bankruptcy Losses; and

          o    Extraordinary Losses.

     Excess Overcollateralization Amount -- With respect to any payment date, the excess, if any, of:

          o the Outstanding Overcollateralization Amount on that payment date over

          o    the Overcollateralization Amount Target.


     Foreclosure Profit - With respect to any Liquidated Home Equity Loan, the amount, if any, by which Net Liquidation Proceeds exceeds the sum of (1) the Stated Principal Balance of the home equity loan immediately prior to the final recovery of its Liquidation Proceeds, (2) accrued and unpaid interest thereon (including imputed interest on REO Home Equity Loans) at the applicable home equity loan rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds and (3) the sum of all related Charge Off Amounts.


     Interest Accrual Period -- The calendar month preceding the month in which the payment date occurs.


     Interest Carry Forward Amount - With respect to each class of Class A Notes and any payment date, the sum of (x) the amount, if any, by which (I) the sum of the Accrued Note Interest Carry Forward Amount for such Class A Notes as of the immediately preceding payment date exceeded (ii) the amount of the actual payments in respect of such amounts made to such Class A Notes on such preceding Payment Date plus (y) interest on such amount calculated for the related Interest Accrual period at the related note rate.

     Interest Collections - With respect to any payment date, an amount equal to the sum, without duplication, of:

          o the portion allocable to interest of all scheduled monthly payments on the home equity loans received during the related Collection Period;

          o all Net Liquidation Proceeds actually collected by the master servicer during the related Collection Period (to the extent that such Net Liquidation Proceeds relate to interest);

          o the interest portion of the purchase price for any home equity loan repurchased from the trust pursuant to the terms of the sale and servicing agreement during the related Collection Period;

          o the interest portion of all Substitution Adjustment Amounts with respect to the related Collection Period;

          o the interest portion of all other unscheduled collections on the home equity loans received by the master servicer during the related Collection Period, to the extent not previously distributed; and

          o the interest portion of all Insurance Proceeds on any home equity loan collected by the master servicer during the related Collection Period.

     Interest Payment Amount - For any payment date, the Accrued Note Interest for the Class A Notes for such payment date plus the Interest Carry Forward Amount for the Class A Notes for such payment date.

     Net Interest Collections - With respect to any payment date, an amount equal to the sum, without duplication of:

     (i)  Interest Collections received during the related Collection Period;
          less

     (ii) the servicing fee for the related Collection Period; plus

     (iii) Recovered Charge Off Amounts actually collected by the master servicer during the related Collection Period; plus

     (iv) to the extent advanced by the master servicer pursuant to the sale and servicing agreement and not previously distributed, the amount of any Skip-A-Pay Advance deposited by the master servicer into the Collection Period Account with respect to such payment date; less

     (v) the amount of any Skip-A-Pay Reimbursement Amount withdrawn by the master servicer from the collection Account with respect ot such payment date.


     Note Principal Balance -- As of any date of determination, the initial Note Principal Balance of that note, reduced by the aggregate of:

          o all amounts allocable to principal previously distributed with respect to that note; and

          o any reductions in the Note Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, unless these amounts have been paid under the policy.

     Outstanding Overcollateralization Amount -- With respect to any payment date, the excess, if any, of:

          o the aggregate Stated Principal Balances of the home equity loans immediately following that payment date over

          o the Note Principal Balance of the Class A Notes as of that date, after taking into account the payment to the Class A Notes of the amounts described in clauses (2)(A)-(D) of the definition of Class A Principal Payment Amount on that payment date.

     Overcollateralization Amount Target -- The required level of the Outstanding Overcollateralization Amount with respect to a payment date.

     Overcollateralization Increase Amount -- Any amount of Excess Cash Flow actually applied as an accelerated payment of principal on the Class A Notes.

     Overcollateralization Reduction Amount -- For any payment date, the lesser of:

          o    the Excess Overcollateralization Amount; and

          o    the amount available for payment specified in clauses
               (2)(A)-(C) of the definition of Class A Principal Payment Amount on that payment date.


     Principal Collections - With respect to any payment date, an amount equal to the sum, without duplication.

          o the principal portion of all scheduled monthly payments on the home equity loans received by the master servicer during the related Collection Period;

          o the principal portion of the purchase price for any home equity loan repurchased from the trust pursuant to the terms of the sale and servicing agreement during the related Collection Period;

          o the principal portion of all Substitution Adjustment Amounts with respect to the related Collection Period;

          o all Net Liquidation Proceeds allocable to principal (excluding Foreclosure Profits and Recovered Charge Off Amounts) actually received by the master servicer during the related Collection Period;

          o the principal portion of all other unscheduled collections on the home equity loans received by the master servicer during the related Collections Period (including, without limitation, full and partial prepayments of principal made by the borrowers), to the extent not previously paid; and

          o the principal portion of all Insurance Proceeds on any home equity loan collected by the master serivcer during the related Collection Period.

     Realized Loss Payment Amount -- For any payment date, to the extent covered by Excess Cash Flow for that payment date, as described in this prospectus supplement under "--Overcollateralization Provisions", (A) 100% of the principal portion of any Realized Losses, other than Excess Loss Amounts, incurred, or deemed to have been incurred, on any home equity loans in the related Collection Period, plus (B) any Realized Losses, other than any Excess Loss Amounts, remaining undistributed from any preceding payment date, together with interest from the date initially distributable to the date paid, provided, that any Realized Losses shall not be required to be paid to the extent that the Realized Losses were paid on the Class A Notes by means of a draw on the policy or were reflected in the reduction of the Outstanding Overcollateralization Amount.

     Recovered Charge Off Amount - As to any home equity loan that became a Liquidated Home Equity Loan during a Collection Period, the amount, if any, by which Net Liquidation Proceeds allocable to principal in accordance with the related mortgage note exceeds the Stated Principal Balance thereof immediately prior to foreclosure up to an amount of all related Charge Off Amounts, but in no event less than zero. As to any charged off home equity loan, an amount equal to the recovery of any prior Charge Off Amount, to the extent collected by the master servicer, or deposited by the master servicer or depositor pursuant to the sale and servicing agreement during any Collection Period, to the extent not previously recovered.

     Settlement Agreement - A settlement agreement between HFC and multiple attorneys general that effects a nationwide settlement of alleged violations of consumer protection, consumer lending and insurance laws and regulations by HFC and its consolidated subsidiaries' retail branch real estate secured lending operations conducted under the "HFC" and "Beneficial" branch names. See "Recent Developments--Settlement With States" for a summary of the terms of the Settlement Agreement.

     Substitution Adjustment Amount - With respect to any defective home equity loan or any home equity loan that the master servicer elects to substitute pursuant to the sale and servicing agreement and the date on which a substitution thereof occurs pursuant to the sale and servicing agreement, an amount equal to the sum of:

          o the excess, if any, of (a) the Stated Principal Balance of such home equity loan plus any related Charge Off Amount as of the end of the related Collection Period preceding the date of substitution (after the application of any principal payments received on such home equity loan on or before the date of the substitution of the applicable eligible substitute home equity loan or loans) over (b) the aggregate Stated Principal Balance of the applicable eligible substitute home equity loan or loans, plus

          o accrued and unpaid interest to the end of such Collections Period computed on a daily basis at the net loan rate on the Stated Principal Balance of such home equity loan outstanding from time to time.

                                   ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in some limited circumstances, the globally offered Household Home Equity Loan Trust ________, Closed-End Home Equity Loan Asset Backed Notes, Series _______: Class A, or Global Securities, will be available only in book-entry form. Investors in the Global Securities may hold these Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream customers or Euroclear and DTC participants holding the Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

     Beneficial owners of Global Securities that are Non-U.S. Persons will be subject to U.S. withholding taxes unless the beneficial owners meet some requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as participants and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers and participants, respectively, through their relevant depositary which in turn will hold these positions in their accounts as DTC participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed securities issues in same-day funds.

     Trading between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Participant Sellers and Clearstream Customer Purchasers or Euroclear Participant Purchasers. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the relevant depositary, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The securities credit will appear the next day, European time, and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream customers and Euroclear participants will need to provide the funds necessary to process same-day funds settlement to the respective clearing systems. The most direct means of providing the funds is to pre-position funds for settlement, either from cash on hand or from existing lines of credit, as would be done for any settlement occurring within Clearstream or Euroclear. Under this approach, a purchaser may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to its account one day later. Alternatively, if Clearstream or Euroclear has extended a line of credit to a purchaser, Clearstream customers or Euroclear participants can elect not to pre-position funds and instead to finance settlement by drawing upon that line of credit. Under this procedure, Clearstream customers or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds. Because settlements occur during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the applicable European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream Customer Sellers or Euroclear Participant Sellers and DTC Participant Purchasers. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the applicable clearing system, through the applicable depositary, to a DTC participant. The seller must send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the applicable depositary to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of a given month, payment will include interest accrued to and excluding the first day of the following month. Payment will be reflected in the account of the Clearstream customer or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account will be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its clearing system and elects to draw on that line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred during that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

          o borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

          o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the Clearstream or Euroclear account in order to settle the sale side of the trade; or

          o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

Material U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding these securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

          o each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

          o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:


     Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or any successor form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.


     Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or any successor form.


     Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). A Non-U.S. Person residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN or any successor form. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively provides a revised Form W-8BEN or any successor form. Form W-8BEN may be filed by noteholders or their agents.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification). (By providing such form, U.S. Persons that are individuals will also be exempt from backup withholding, unless the IRS notifies the applicable intermediary that withholding is required.)

     Exemption for Foreign Intermediaries, Partnerships and Trusts (Form W-8IMY). Non-U.S. Persons that are intermediaries, partnerships or trusts generally must file IRS Form W-8IMY (Certificate of Foreign

Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding), accompanied by the applicable IRS Forms W-8BEN or W-9 for each of its beneficial owners to obtain a reduced withholding rate or exemption from withholding.

     U.S. Federal Income Tax Reporting Procedure. The holder of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his or her agent, "files" by submitting the appropriate form to the person through whom it holds the security, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are effective until the end of the third calendar year following the calendar year in which it was provided, or until such earlier time that the information on the form is no longer valid. The term "U.S. Person" means:

     a citizen or resident of the United States,

     a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia, except in the case of a partnership, to the extent provided in Treasury regulations, or an estate that is described in Section 7701(a)(30)(D) of the Internal
          Revenue Code, or a trust that is described in Section 7701(a)(30)(E) of the Internal Revenue Code.


     The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not address all aspects of U.S. Federal income tax withholding that may be relevant to foreign beneficial owners of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

==========================================================================
The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                             SUBJECT TO COMPLETION
                            DATED AUGUST ___, 2004

                  PROSPECTUS SUPPLEMENT DATED ________, 2004
                     (TO PROSPECTUS DATED ________, 2004)


                              $_________________

                           HFC REVOLVING CORPORATION
                                   Depositor

                     HOUSEHOLD HOME EQUITY LOAN TRUST ____
                                    Issuer

                         HOUSEHOLD FINANCE CORPORATION
                                Master Servicer

     CLOSED-END HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES ______

Offered Certificates..  The trust will issue ______ classes of senior certificates offered under this prospectus supplement, backed by a pool of closed-end, primarily first or junior lien fixed rate home equity loans.

Credit Enhancement....  Credit enhancement for the certificates consists of:

                        o     excess interest and overcollateralization;
                              and

                        o a certificate guaranty insurance policy issued by _________________.

                            Principal          Pass-Through           Price to           Underwriting          Proceeds to
    Certificates             Balance               Rate                Public              Discount             Depositor
------------------------  ----------------  -----------------   ------------------   -----------------     ---------------------
Class..............    $                    %                    %                    %                    %



     You should consider carefully the risk factors beginning on page S-__ in this prospectus supplement.

     This prospectus supplement and the accompanying prospectus may be used by HSBC Securities (USA) Inc. or other affiliates of the depositor in connection with offers and sales of the certificates in market-making transactions. If you are purchasing these securities from HSBC Securities (USA) Inc., or another affiliate of the depositor, you may assume that you are purchasing these securities in a market-making transaction unless your confirmation of sale indicates otherwise.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

                             [NAME OF UNDERWRITER]
                                  Underwriter

        Important Notice About Information Presented In This Prospectus
                  Supplement And The Accompanying Prospectus

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.


     We may use this prospectus and the accompanying prospectus supplement in connection with the initial offering and sale of closed-end home equity loan asset backed securities. This prospectus supplement and prospectus may also be used by HSBC Securities (USA) Inc., and other of our affiliates, in market-making transactions, as described under the heading "Method of Distribution."


     The depositor's principal offices are located at 2700 Sanders Road, Prospect Heights, Illinois 60070 and its telephone number is (847) 564-6335.


     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the certificates offered in this prospectus supplement in any state where the offer is not permitted.

     Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus supplement.


                          Forward-Looking Statements


     Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements, within the meaning of Section 27A of the Securities Act, relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                               Table Of Contents



SUMMARY....................................................................S-5

   OFFERED CERTIFICATES....................................................S-6
   NON-OFFERED CERTIFICATES................................................S-6
   THE TRUST ASSETS........................................................S-6
   THE HOME EQUITY LOAN POOL...............................................S-6
   PAYMENTS ON THE CERTIFICATES............................................S-8
   CREDIT ENHANCEMENT......................................................S-8
   OPTIONAL SUBSTITUTION...................................................S-9
   OPTIONAL TERMINATION....................................................S-9
   RATINGS.................................................................S-9
   BOOK-ENTRY REGISTRATION.................................................S-9
   LEGAL INVESTMENT........................................................S-9
   EMPLOYEE BENEFIT PLAN CONSIDERATIONS....................................S-9
   TAX STATUS.............................................................S-10
   HSBC MERGER............................................................S-10

RISK FACTORS..............................................................S-11


INTRODUCTION..............................................................S-22


RECENT DEVELOPMENTS.......................................................S-22

   SETTLEMENT WITH STATES.................................................S-22
   ACORN SETTLEMENT.......................................................S-23

DESCRIPTION OF THE HOME EQUITY LOAN POOL..................................S-23

   GENERAL................................................................S-23
   PAYMENTS ON THE SIMPLE INTEREST HOME EQUITY LOANS......................S-24
   [BALLOON LOANS.........................................................S-25
   DECLINING-RATE HOME EQUITY LOANS.......................................S-25
   HOME EQUITY LOAN POOL CHARACTERISTICS..................................S-25
   HOME EQUITY LOANS......................................................S-26
   UNDERWRITING STANDARDS.................................................S-30
   DELINQUENCY AND LOSS EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO.....S-31
   ADDITIONAL INFORMATION.................................................S-34

DESCRIPTION OF THE CERTIFICATES...........................................S-35

   GENERAL................................................................S-35
   BOOK-ENTRY REGISTRATION................................................S-35
   PAYMENTS...............................................................S-36
   AVAILABLE PAYMENT AMOUNT...............................................S-36
   INTEREST PAYMENTS......................................................S-36
   PRINCIPAL PAYMENTS.....................................................S-37
   OVERCOLLATERALIZATION PROVISIONS.......................................S-38
   EXCESS LOSS AMOUNTS....................................................S-39
   [CERTIFICATE GUARANTY INSURANCE POLICY.................................S-40
   [THE CERTIFICATE INSURER...............................................S-40
   THE PREFERRED STOCK....................................................S-40
   THE TRUSTEE............................................................S-41
   THE ADMINISTRATOR......................................................S-41

MATERIAL YIELD AND PREPAYMENT CONSIDERATIONS..............................S-41

   GENERAL................................................................S-41

   FIXED STRIP CERTIFICATE YIELD CONSIDERATIONS...........................S-45
   PRE-TAX YIELD TO MATURITY OF THE FIXED STRIP CERTIFICATES..............S-46
   AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION..............S-46

POOLING AND SERVICING AGREEMENT...........................................S-47

   GENERAL................................................................S-47
   THE MASTER SERVICER....................................................S-47
   POSSESSION OF HOME EQUITY LOAN DOCUMENTS...............................S-47
   REVIEW OF THE HOME EQUITY LOANS........................................S-48
   SERVICING AND SUBSERVICING.............................................S-48
   EVIDENCE AS TO COMPLIANCE..............................................S-49
   COLLECTION AND LIQUIDATION PRACTICES; LOSS MITIGATION..................S-50
   SENIOR LIENS...........................................................S-51
   OPTIONAL SUBSTITUTION..................................................S-51
   VOTING RIGHTS..........................................................S-51
   TERMINATION............................................................S-51
   NO PETITION............................................................S-52

MATERIAL FEDERAL INCOME TAX CONSEQUENCES..................................S-52


METHOD OF DISTRIBUTION....................................................S-53


LEGAL MATTERS.............................................................S-55


RATINGS...................................................................S-55


LEGAL INVESTMENT..........................................................S-56


EMPLOYEE BENEFIT PLAN CONSIDERATIONS......................................S-56


GLOSSARY OF TERMS.........................................................S-58


ANNEX I  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES.....I-1



   INITIAL SETTLEMENT......................................................I-1
   SECONDARY MARKET TRADING................................................I-2
   MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS.............I-3

                                    SUMMARY

         The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the certificates, you should read carefully this entire document and the prospectus.

Issuer or Trust.............................Household Home Equity Loan Trust
                                            ___________.

Title of the offered securities.............Closed-End Home Equity Loan Asset
                                            Backed Certificates, Series
                                            ______________.

Depositor...................................HFC Revolving Corporation, an
                                            affiliate of Household Finance
                                            Corporation, which is located at
                                            2700 Sanders Road, Prospect
                                            Heights, Illinois 60070. Its
                                            telephone number is (847)
                                            564-6335.

Master Servicer............................ Household Finance Corporation,
                                            which is located at 2700 Sanders
                                            Road, Prospect Heights, Illinois
                                            60070. Its telephone number is
                                            (847) 564-5000.


Administrator...............................HSBC Bank USA,  National
                                            Association, an affiliate of the
                                            depositor and master servicer.


Trustee.....................................______________.

[Certificate Insurer........................______________.]

Home equity loan pool......................._____ closed end and fixed-rate, fully-amortizing and balloon
                                            payment home equity loans with an
                                            aggregate principal balance of
                                            approximately ______________ as of
                                            the close of business on the day
                                            prior to the cut-off date. The
                                            home equity loans are secured
                                            primarily by first or junior liens
                                            on one- to four-family residential
                                            properties.

Cut-off date................................______________.

Statistical cut-off date....................______________.

Closing date................................On or about ______________.

Payment Dates.............................. Beginning  in  ______________  on
                                            the ___ of each month or, if the
                                            ___ is not a business day, on the
                                            next business day.


Final scheduled payment date................______________. The actual final payment date could be
                                            substantially earlier.


Form of certificates....................... Book-entry. See "Description of the
                                            Certificates--Book-Entry
                                            Registration" in this prospectus
                                            supplement.

Minimum denominations.......................Class A Certificates: $___________.
                                            Class IO Certificates $____________
                                            (notional balance).

Legal investment............................The certificates will not be "mortgage related
                                            securities" for purposes of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984. See
                                            "Legal Investment" in this
                                            prospectus supplement and the
                                            prospectus.

                             Offered Certificates

                                                         Initial Principal        Initial Rating
                 Class                   Payment Rate         Balance                    /                 Designation
                 -----                   ------------         -------             ----------------         -----------
Class A Certificates
     A-1............................     ______%        $___________                AAA/AAA                Senior/Fixed
                                                                                                         Rate/Sequential

     A-2............................     ______%        $___________                AAA/AAA            Senior/Lockout/Fixed
                                                                                                               Rate

Total Class A Certificates:.........                    $___________
Class IO Certificates:                                                                                   Senior/Interest
     IO.............................     ______%                                    AAA/AAA              Only/Fixed Rate
Total offered certificates:.........                    $___________



                           Non-Offered Certificates

                                                         Initial Principal       Initial Rating
                 Class                   Payment Rate         Balance                   /                  Designation
                 -----                   ------------         -------             ----------------         -----------
Class R Certificates                                                          NA/NA                 Subordinate/Residual
     R..............................     ______%        $___________
Total offered and non-offered                           $___________
     certificates...................



The Trust Assets

         The depositor will establish the Household Home Equity Loan Trust _______ to issue the Closed-End Home Equity Loan Asset Backed Certificates, Series ______. The trust will be established, and the certificates will be issued by the trust under a pooling and servicing agreement.

The trust assets will include:

o a pool of home equity loans made or to be made in the future, and secured by first and junior mortgages or deeds of trust on properties that are primarily one-to four-family primary residences;


o    payments received on the home equity loans on or after the cut-off date;

o property that secured a home equity loan which has been acquired by foreclosure or deed in lieu of foreclosure;

o    the benefit of the certificate guaranty insurance policy;

o benefits under certain hazard insurance policies covering the home equity loans and/or mortgaged properties;


o    amounts on deposit in certain accounts;

o    all proceeds from the items above; and

o    a share of preferred stock of the depositor.

The Home Equity Loan Pool

     As of the statistical cut-off, approximately ____% of the home equity loans are secured by first or junior mortgages or deeds of trust. The home equity loans were used by borrowers to finance, among other things, (i) property improvements, (ii) debt consolidation, (iii) cash for other consumer purchases, or (iv) any combination of the foregoing, including credit insurance premiums and origination costs, if any. The home equity loans had the characteristics in the following table as of the statistical cut-off date, the date as of which information is provided with respect to the home equity loans in the home equity loan pool:

Minimum current principal balance.......................  $_____
Maximum current principal balance.......................  $_____
Average current principal balance.......................  _____
Range of loan rates.....................................  _____% to _____%
Weighted average loan rate..............................  _____%
Range of original terms to maturity.....................  _____ to _____ months
Weighted average original term to maturity..............  _____ months
Range of remaining terms to maturity....................  _____ to _____ months
Weighted average remaining term ........................  _____ months
Range of original combined loan-to-value ratios.........  _____% to _____%
Weighted average original combined loan-to-value ratio..  _____%
Weighted average FICO Credit Score......................  _____


     See "Description of the Home Equity Loan Pool" in this prospectus supplement.


Payments On The Certificates


Amount Available for Monthly Payment. On each monthly payment date, the administrator will make payments to holders of the offered certificates. The amounts available for payment include:

o The aggregate amount of principal collections and net interest collections on the home equity loans received during the related collection period,

o    draws upon the certificate guaranty insurance policy, if necessary, and

o any amounts required to be paid in connection with the termination of the trust.

See "Description of the Certificates--Available Payment Amount" in this prospectus supplement.

Payments. Payments to certificateholders will generally be made from principal and interest collections in the following order:

o    payment of interest on the certificates;

o    payment to the certificate insurer of its premium for the policy;

o reimbursement to the certificate insurer for prior draws made on the policy;

o    payment of principal to the certificates;

o    payment of principal to the certificates to cover losses;

o payment of additional principal to the certificates if the level of overcollateralization falls below what is required;

o    payment to the certificate insurer for any other amounts owed; and

o    payment of any remaining funds to the residual certificates.


Principal payments on the certificates will be as described under "Description of the Certificates--Principal Payments" in this prospectus supplement.

Draws under the policy will cover shortfalls in amounts available to pay interest on the certificates at the payment rates plus any unpaid losses allocated to the certificates.

Credit Enhancement

The credit enhancement for the benefit of the certificates consists of:

Excess Interest. Because more interest is paid by the borrowers than is necessary to pay the interest on the certificates and other expenses each month, there will be excess interest. Some of this excess interest may be used to protect the certificates against some losses, by making an additional payment of principal up to the amount of the losses.

Overcollateralization. Although the aggregate principal balance of the home equity loans as of the cut-off date is $__________, the trust is issuing only $__________ aggregate principal amount of certificates. The excess principal balance of the home equity loans represents overcollateralization, which may absorb some losses on the home equity loans, to the extent covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the certificates as principal. This will reduce the principal balance of the certificates faster than the principal balance of the home equity loans so that the required level of overcollateralization is reached.


Policy. On the closing date, the certificate insurer will issue the certificate guaranty insurance policy for the benefit of the certificateholders. The policy will unconditionally and irrevocably guarantee interest on the certificates at the related payment rates and will cover any losses allocated to the certificates if not covered by excess interest or overcollateralization.

Optional Substitution

The master servicer has the right to substitute home equity loans included in the trust at any time, provided:


o the aggregate principal balance of substituted home equity loans does not exceed __% of the aggregate principal balance of the home equity loans as of the cut-off date;

o the home equity loans being substituted have principal and interest due that is substantially equivalent to the principal and interest then due on the home equity loans being removed from the trust; and

o the master servicer represents and warrants that the substituted home equity loans meet the required eligibility criteria.



Optional Termination

On any payment date on which the aggregate principal balance of all of the home equity loans is less than __% of the principal balance as of the cut-off date, the master servicer will have the option to purchase the remaining home equity loans. Under an optional purchase, the outstanding principal balance of the certificates will be paid in full with accrued interest.

Ratings

When issued, the certificates will receive the ratings listed on page S-__ of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the home equity loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the certificates.


Book-Entry Registration

The certificates will be issued in book-entry form. Investors will hold their interests through a depository. While the certificates are book-entry they will be registered in the name of the depository.

Beneficial interests in these certificates may be purchased in minimum denominations of [$] and integral multiples of [$].

The circumstances under which definitive certificates will replace the book-entry certificates are described in this prospectus supplement. See "Description of the Certificates--Book-Entry Registration" in the prospectus supplement.


Legal Investment

The certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the certificates constitute legal investments for you.

Employee Benefit Plan Considerations


The certificates (other than the Class __ Certificates) may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts subject to ERISA or Section 4975 of the Code if they have determined that the purchase and the continued holding of the certificates will not violate applicable fiduciary standards of conduct, and provided certain conditions are met. Persons investing assets of employee benefit plans or IRAs should consult with their legal advisors before investing in the certificates and should carefully review the "Employee Benefit Plan Considerations" sections in this prospectus supplement and in the accompanying prospectus.

Tax Status

For federal income tax purposes, the trust will be treated as a real estate mortgage investment conduit. The certificates (other than a certificate identified as a REMIC residual certificate) will represent ownership of regular interests in the trust and will be treated as debt for federal income tax purposes. See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus..


HSBC Merger

Household International, Inc., the parent company of HFC, was acquired by HSBC Holdings plc, a public limited company incorporated in England and Wales ("HSBC"), on March 28, 2003, pursuant to the terms of an agreement and plan of merger dated November 14, 2002. The HSBC Group, headquartered in London, England is one of the world's largest banking and financial services organizations. For further information on HSBC, see its publicly available reports filed with the Securities and Exchange Commission.

It is not expected that HSBC will guarantee or support the obligations of Household International, Inc., the depositor or HFC.

                                 RISK FACTORS

     The certificates are complex securities and are not suitable investments for all investors.

     You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk. In particular, you should not purchase the certificates unless you understand the prepayment, credit, liquidity and market risks associated with the certificates.

     You should carefully consider, among other things, the following factors in connection with the purchase of the certificates:


The failure to deliver the loan        Under the terms of a pooling and
documents and the failure to record    servicing agreement, so long as HFC's
the assignments may cause a sale to    long-term senior unsecured debt is
the depositor to be ineffective.       assigned an acceptable minimum rating
                                       by at least two of Moody's Investors
                                       Service, Inc., Standard and Poor's
                                       Ratings Services, a division of The
                                       McGraw-Hill Companies, Inc. and Fitch
                                       Ratings (which currently are "Baa3"
                                       for Moody's, "BBB-" for S&P and "BBB"
                                       for Fitch), the loan documents with
                                       respect to each home equity loan will
                                       be retained by the sellers affiliated
                                       with HFC, and assignments of the
                                       related mortgage to the trustee will
                                       not be recorded. Failure to deliver
                                       the documents to the trustee will make
                                       the transfer of the home equity loans
                                       potentially ineffective against a
                                       purchaser if a seller fraudulently or
                                       inadvertently resells a home equity
                                       loan to a purchaser who had no notice
                                       of the prior sale to the depositor and
                                       transfer to the trust and who perfects
                                       his interest in the home equity loan
                                       by taking possession of the loan
                                       documents. HFC's current ratings are
                                       "A1" by Moody's, and "A" by both S&P
                                        and Fitch.


                                        Each of the sellers has taken steps to
                                        structure the transfers of the home
                                        equity loans to the depositor as "true
                                        sales" of the loans. If, however, for
                                        any reason, including the bankruptcy
                                        of a seller, any seller is found not
                                        to have sold the home equity loans,
                                        but is instead deemed to have made a
                                        loan secured by a pledge of the
                                        related home equity loans, then the
                                        depositor, and by extension the trust
                                        will have a perfected security
                                        interest in the home equity loans
                                        because the sellers and the depositor
                                        have filed financing statements to
                                        perfect the security interest of the
                                        depositor and the trust, respectively,
                                        in the home equity loans conveyed by
                                        the sellers and the depositor. The UCC
                                        filings will not eliminate the
                                        foregoing risks with respect to the
                                        inadvertent or fraudulent assignment
                                        of mortgages securing the home equity
                                        loans. Similarly, the filings will not
                                        eliminate the risk that a security
                                        interest perfected after the closing
                                        date may be avoided in the bankruptcy
                                        of a seller or the depositor for up to
                                        one year after the date on which
                                        perfection occurred.

                                        The pooling and servicing agreement
                                        provides that if any loss is suffered
                                        in respect of a home equity loan as a
                                        result of the retention by a seller of
                                        the documents relating to a home
                                        equity loan or the failure to record
                                        the assignment of a home equity loan,
                                        HFC will purchase the home equity loan
                                        from the trust. However, there can be
                                        no assurance that HFC will have the
                                        financial capability to purchase the
                                        home equity loans.

                                        In the event that HFC's long-term
                                        senior unsecured debt rating as
                                        assigned by two of the three rating
                                        agencies does not satisfy the
                                        above-described standards or any of
                                        the sellers ceases to be an HFC
                                        affiliate, the seller will have 90
                                        days to deliver and record, if
                                        required, assignments of the mortgages
                                        for each related home equity loan in
                                        favor of the trustee and 60 days to
                                        deliver the loan documents pertaining
                                        to each home equity loan to the
                                        trustee, unless HFC provides opinions
                                        of counsel satisfactory to the trustee
                                        to the effect that recordation of the
                                        assignments or delivery of the
                                        documentation is not required in the
                                        relevant jurisdiction to protect the
                                        interests of the depositor and the
                                        trustee in the home equity loans.
                                        Although the loan documents pertaining
                                        to each home equity loan will
                                        generally not be delivered to the
                                        trustee or segregated from the loan
                                        documents pertaining to other mortgage
                                        loans owned or serviced by the
                                        sellers, the electronic master record
                                        of home equity loans maintained by the
                                        master servicer will be clearly and
                                        unambiguously marked to indicate that
                                        the home equity loans have been
                                        transferred to the trustee and
                                        constitute part of the trust.


The yield to maturity on your           o    The yield to maturity of
certificates will vary depending on a        your certificates will
variety of factors.                          depend on a variety of
                                             factors, including:

                                        o    the amortization schedules
                                             of the home equity loans;

                                        o    the rate of principal
                                             prepayments, including
                                             partial prepayments, and
                                             prepayments in full
                                             resulting from refinancing
                                             by the borrowers and
                                             rewrites;


                                        o    liquidations of defaulted
                                             home equity loans;

                                        o    the rate of losses on
                                             defaulted home equity loans;

                                        o    the presence and
                                             enforceability of
                                             due-on-sale clauses;

                                        o    the repurchase of home
                                             equity loans by the
                                             depositor or the master
                                             servicer as a result of
                                             defective documentation or
                                             breaches of representations
                                             and warranties and optional
                                             purchase by the depositor of
                                             defaulted home equity loans;

                                        o    the optional purchase by the
                                             master servicer of all the
                                             home equity loans in
                                             connection with the
                                             termination of the trust;

                                        o    the number of borrowers
                                             whose loans are included in
                                             the home equity loan pool
                                             who take advantage of the
                                             declining rate feature
                                             included in their respective
                                             loan agreement.


                                        o    the interest rate for your
                                             class of certificates; and

                                        o    the purchase price for your
                                             class of certificates.

A change in 2002 in the master          HFC generally will apply payments
servicer's policies for application of received on each home equity loan in payments may increase the amortization the following order to the extent of
rate of the home equity loans.          available funds:



                                        o    first, to late charges,

                                        o    second, to interest accrued
                                             since the last payment date,

                                        o    third, to current principal
                                             due,

                                        o    fourth, to any other
                                             outstanding fees and
                                             expenses,

                                        o    fifth, to any monthly
                                             insurance premiums, and

                                        o    sixth, to further reduce the
                                             outstanding principal
                                             balance.


                                        HFC will apply funds in payment of
                                        interest accrued and unpaid from prior
                                        collection periods only after funds
                                        are applied to pay all current accrued
                                        interest and outstanding principal.
                                        Previously, following payment of late
                                        charges, HFC applied payments to all
                                        outstanding accrued interest on a home
                                        equity loan, including interest
                                        accrued but unpaid in prior collection
                                        periods, before applying any funds to
                                        reduce the outstanding principal
                                        balance. HFC expects that this change
                                        in payment application procedures will
                                        result in a faster rate of reduction
                                        in outstanding principal balances than
                                        previously experienced on delinquent
                                        simple interest home equity loans in
                                        HFC's portfolio. As a result of this
                                        change in payment application, the
                                        amount of interest collected over the
                                        life of a home equity loan may be
                                        reduced, as interest will accrue on a
                                        lower outstanding principal balance.
                                        However, HFC is unable to predict the
                                        impact on the average life of the home
                                        equity loans as result of this change.

The rate of prepayments is one of the   In general, if you purchase a
most important and least predictable    certificate at a price higher than its
factors affecting yield.                outstanding principal amount and
                                        principal payments occur faster than
                                        you assumed at the time of purchase,
                                        your yield will be lower than
                                        anticipated. Similarly, if you
                                        purchase a certificate at a price
                                        lower than its outstanding principal
                                        amount and principal payments occur
                                        more slowly than you assumed at the
                                        time of purchase, your yield will be
                                        lower than anticipated.

The rate of prepayments will vary       Since borrowers can generally prepay
depending on future market conditions,  their mortgage loans at any time, the
and other factors.                      rate and timing of principal payments
                                        on the certificates are highly
                                        uncertain. Generally, when market
                                        interest rates increase, borrowers are
                                        less likely to prepay their mortgage
                                        loans. This could result in a slower
                                        return of principal to you at a time
                                        when you might have been able to
                                        reinvest those funds at a higher rate
                                        of interest than the interest rate on
                                        your class of certificates. On the
                                        other hand, when market interest rates
                                        decrease, borrowers are generally more
                                        likely to prepay their mortgage loans.
                                        This could result in a faster return
                                        of principal to you at a time when you
                                        might not be able to reinvest those
                                        funds at an interest rate as high as
                                        the interest rate on your class of
                                        certificates.

Refinancing programs, which may         The borrower under a home equity loan
involve soliciting all or some of the   may refinance the home equity loan at
                                        any time, with the seller or another
                                        lender, which will result in
borrowers to refinance, may increase    prepayment of the home equity loan.
the rate of prepayments on the home     Based upon the statistical cut-off
equity loans.                           date principal balance, _____% of the
                                        home equity loans provided at
                                        origination for payment of a
                                        prepayment charge which may, or may
                                        not be, enforced by the master
                                        servicer. The master servicer will
                                        retain any amounts received from a
                                        prepayment charge for its own account.
                                        Prepayment charges will not be
                                        enforced if the borrower refinances
                                        with the seller or an affiliate of the
                                        master servicer. Prepayment charges
                                        may reduce the rate of prepayment on
                                        the home equity loans until the end of
                                        the related prepayment period. See
                                        "Description of the Home Equity Loan
                                        Pool--Home Equity Loan Pool
                                        Characteristics" in this prospectus
                                        supplement and "Yield and Prepayment
                                        Considerations" in the prospectus.

The yield on your certificates will be  The offered certificates of each class
affected by the specific forms that     have different yield considerations
apply to that class discussed below.    and different sensitivities to the
                                        rate and timing of principal payments.
                                        The following is a general discussion
                                        of some yield considerations and
                                        prepayment sensitivities of each
                                        class. See "Material Yield and
                                        Prepayment Considerations" in this
                                        prospectus supplement.

                                        Class A Certificates. The Class A
                                        Certificates are subject to various
                                        priorities for payment of principal as
                                        described in this prospectus
                                        supplement. Payments of principal on
                                        the Class A Certificates which have an
                                        earlier priority of payment will be
                                        affected by the rates of prepayment of
                                        the home equity loans early in the
                                        life of the home equity loan pool.
                                        Those classes of Class A Certificates
                                        with a later priority of payment will
                                        be affected by the rates of prepayment
                                        of the home equity loans experienced
                                        both before and after the commencement
                                        of principal payments on those
                                        classes. See "Description of the
                                        Certificates--Principal Payments" in
                                        this prospectus supplement.

                                        Class __ Certificates. It is not
                                        expected that the Class __
                                        Certificates will receive any payments
                                        of principal until the payment date in
                                        _____________. Until the payment date
                                        in ______________, the Class __
                                        Certificates may receive a portion of
                                        principal prepayments that is smaller
                                        than its pro rata share of principal
                                        payments from the home equity loans.

                                        Class __ Certificates. An extremely
                                        rapid rate of principal prepayments on
                                        the home equity loans could result in
                                        the failure of holders of the offered
                                        certificates in the Class __
                                        Certificates to fully recover their
                                        initial investments. See "Material
                                        Yield and Prepayment Considerations"
                                        in this prospectus supplement.

Servicing and collection practices may  The master servicer and the
affect the rate of prepayment or the    subservicers may employ servicing and
timing of collections.                  collections policies from time to time
                                        which have the effect of accelerating
                                        or deferring prepayments or borrower
                                        defaults of home equity loans, and of
                                        collections from enforcement of
                                        defaulted loans. Any term of a home
                                        equity loan may be waived, modified or
                                        varied if it is in default or (in the
                                        judgment of the master servicer or
                                        related subservicer) such default is
                                        imminent, or if the purpose of such
                                        action is to reduce the likelihood of
                                        prepayment or of default of such home
                                        equity loan, to increase the
                                        likelihood of repayment or repayment
                                        upon default of such home equity loan,
                                        to increase the likelihood of
                                        repayment in full of or recoveries
                                        under such home equity loan or to
                                        otherwise benefit the holders of the
                                        offered certificates. For example,
                                        qualifying borrowers might be
                                        permitted to skip a payment or be
                                        offered other benefits which have the
                                        effect of deferring or otherwise
                                        altering the timing of the trust's
                                        receipt of principal or interest
                                        payments.


The return on your certificates could   The Servicemembers Civil Relief Act,
be reduced by shortfalls due to the     or the Relief Act, provides relief to
Servicemembers Civil Relief Act.        borrowers who enter active military
                                        service and to borrowers in reserve
                                        status who are called to active duty
                                        after the origination of their home
                                        equity loan. The response of the
                                        United States to the terrorist attacks
                                        on September 11, 2001 and the United
                                        States led invasion and occupation of
                                        Iraq have increased the number of
                                        citizens who are in active military
                                        service, including persons in reserve
                                        status who have been called or will be
                                        called to active duty. Other military
                                        actions that could occur in the future
                                        are also likely to increase the number
                                        of citizens on active duty military
                                        service. The Relief Act provides
                                        generally that a borrower who is
                                        covered by the Relief Act may not be
                                        charged interest on a home equity loan
                                        in excess of 6% per annum during the
                                        period of the borrower's active duty.
                                        Any application of the Relief Act or
                                        similar federal, state or local
                                        legislation or regulation will effect
                                        a reduction of the loan rate, and
                                        consequently the net loan rate, of the
                                        related home equity loan during the
                                        covered period. As a result,
                                        application of the Relief Act or
                                        similar federal, state or local
                                        legislation or regulation may reduce
                                        the available funds cap. The affected
                                        borrower will not be required to pay,
                                        and the master servicer will not be
                                        required to advance, any interest
                                        accrued in excess of the rate
                                        specified by the Relief Act or similar
                                        federal, state or local legislation or
                                        regulation.

                                        The Relief Act also limits the ability
                                        of the master servicer to foreclose on
                                        a home equity loan during the
                                        borrower's period of active duty and,
                                        in some cases, during an additional
                                        three month period thereafter. As a
                                        result, there may be delays in payment
                                        and increased losses on the home
                                        equity loans and those delays and
                                        increased losses may result in delays
                                        in payment and increased losses on the
                                        offered certificates in connection
                                        therewith in the home equity loan
                                        pool.

                                        We do not know how many home equity
                                        loans have been or may be effected by
                                        the application of the Relief Act. See
                                        "Legal Aspects of Home Equity Loans
                                        and Related Matters--Servicemembers
                                        Civil Relief Act" in the prospectus.

The return on your certificates could   In June 2002, the California Military
be reduced by shortfalls due to         and Veterans Code was amended to
similar legislation passed at the       provide protection equivalent to that
state level.                            provided by the Relief Act to
                                        California National Guard members
                                        called up to active service by the
                                        Governor, California National Guard
                                        members called up to active service by
                                        the President and reservists called to
                                        active duty.

                                        The amendment could result in
                                        shortfalls in interest and could
                                        affect the ability of the master
                                        servicer to foreclose on defaulted
                                        home equity loans in a timely fashion.
                                        In addition, the amendment, like the
                                        Relief Act, provides broad discretion
                                        for a court to modify a home equity
                                        loan upon application by the borrower.
                                        None of the depositor, the sellers,
                                        the trustee, the trustee, the Delaware
                                        trustee, the trust, the master
                                        servicer or any of their affiliates
                                        has undertaken a determination as to
                                        which home equity loans, if any, may
                                        be affected by the amendment.

                                        In addition, it is possible that other
                                        states have passed legislation similar
                                        to the amendment or will do so in the
                                        future.

The return on your certificates may be  The rate of delinquency and default of
reduced by losses, which are more       junior lien home equity loans may be
likely because some of the loans are    greater than that of home equity loans
junior liens.                           secured by first liens on comparable
                                        properties. Based upon the statistical
                                        cut-off date principal balance,
                                        ______% of the home equity loans
                                        included in the home equity loan pool
                                        are secured by junior mortgages or
                                        deeds of trust. Proceeds from
                                        liquidation of the property will be
                                        available to satisfy the home equity
                                        loans only if the claims of any senior
                                        liens (including mortgages or deeds of
                                        trust) have been satisfied in full.
                                        When it is uneconomical to foreclose
                                        on the mortgaged property or engage in
                                        other loss mitigation procedures, the
                                        master servicer may write off the
                                        entire outstanding balance of the home
                                        equity loan as a bad debt. The
                                        foregoing risks are particularly
                                        applicable to home equity loans
                                        secured by second or third liens that
                                        have high combined loan-to-value
                                        ratios because it is comparatively
                                        more likely that the master servicer
                                        would determine foreclosure to be
                                        uneconomical if the master servicer
                                        believes that there is little, if any,
                                        equity available in the mortgaged
                                        property. As of the statistical
                                        cut-off date, the weighted average
                                        combined loan-to-value ratio of the
                                        home equity loans is ______%, and
                                        approximately ______% of the home
                                        equity loans will have combined
                                        loan-to-value ratios in excess of
                                        ______% based upon the aggregate
                                        amount financed.


Home equity loans with balloon          Based upon the statistical cut-off
payment features may have               date principal balance, _____% of the
greater default risk.                   home equity loans included in the home
                                        equity loan pool are Balloon Loans
                                        that provide for the payment of a
                                        large remaining principal balance in a
                                        single payment at maturity. The
                                        borrower on this type of loan may not
                                        be able to pay the large payment, and
                                        may also be unable to refinance the
                                        home equity loan at maturity. As a
                                        result, the default risk associated
                                        with Balloon Loans may be greater than
                                        that associated with fully amortizing
                                        loans because of the large payment due
                                        at maturity.


Delays in payment on your certificates The master servicer is not obligated may result because the master servicer to advance scheduled monthly payments
is not required to advance monthly      of principal and interest on home
payments on delinquent home equity      equity loans that are delinquent or in
loans.                                  default.

The receipt of liquidation proceeds     Substantial delays could be
may be delayed, and the amount of       encountered in connection with the
liquidation proceeds may be less than   liquidation of delinquent home equity
the related home equity loan balance,   loans, which may have the effect of
each of which can adversely affect the  reducing the yield on your
yield on your certificates.             certificates. Further, liquidation
                                        expenses including legal fees, real
                                        estate taxes and maintenance and
                                        preservation expenses will reduce the
                                        portion of liquidation proceeds
                                        payable to you. If a mortgaged
                                        property fails to provide adequate
                                        security for the home equity loan, you
                                        will incur a loss on your investment
                                        if the credit enhancement is
                                        insufficient.

The return on your certificates may be  A deterioration in economic conditions
reduced in an economic downturn.        could adversely affect the ability and
                                        willingness of borrowers to repay
                                        their loans. No prediction can be made
                                        as to the effect of an economic
                                        downturn on the rate of delinquencies
                                        and losses on the home equity loans.

Consumer protection laws may limit      There are various federal and state
remedies.                               laws, public policies and principles
                                        of equity that protect borrowers under
                                        home equity loans. Among other things,
                                        these laws, policies and principles:

                                        o    regulate interest rates and
                                             other charges;

                                        o    require specific
                                             disclosures;

                                        o    require licensing of
                                             mortgage loan originators;

                                        o    prohibit discriminatory
                                             lending practices;

                                        o    prohibit unfair and
                                             deceptive practices;

                                        o    regulate the use of consumer
                                             credit information; and

                                        o    regulate debt collection
                                             practices, including
                                             foreclosure actions.


                                        Violations of provisions of these laws
                                        may limit the ability of the master
                                        servicer to collect all or part of the
                                        principal of or interest on the home
                                        equity loans, may entitle the borrower
                                        to a refund of amounts previously paid
                                        and may subject the depositor, the
                                        master servicer or the trust to
                                        damages and administrative
                                        enforcement. The depositor or the
                                        master servicer will be required to
                                        repurchase any home equity loans
                                        which, at the time of origination, did
                                        not comply with these laws or
                                        regulations. See "Recent
                                        Developments--Settlement With States"
                                        in this prospectus supplement.




[The origination disclosure practices   The home equity loan pool includes a
could create liabilities that may       number of home equity loans that are
affect your certificates.               High Cost Loans. High Cost Loans are
                                        subject to special rules, disclosure
                                        requirements and other regulatory
                                        provisions. Currently, additional
                                        regulation with respect to these loans
                                        is being considered by various
                                        federal, state and local government
                                        agencies. Some of these regulations
                                        may even claim to be retroactive.
                                        Purchasers or assignees of these home
                                        equity loans, including the trust,
                                        could be exposed to all claims and
                                        defenses that the borrowers could
                                        assert against the originators of the
                                        home equity loans. Remedies available
                                        to a borrower include monetary
                                        penalties, as well as rescission
                                        rights if the appropriate disclosures
                                        were not given as required. See "Legal
                                        Aspects of Home Equity Loans and
                                        Related Matters" in the prospectus.]

[The cash flow will be limited in the   During the draw period under the
early years of the home equity loans.   related credit line agreements,
                                        borrowers generally are not required
                                        to make monthly payments of principal,
                                        although minimum payments will at
                                        least equal and may exceed accrued
                                        interest. As a result, collections on
                                        home equity loans may vary. As of the
                                        cut-off date, the weighted average
                                        remaining draw down period by
                                        outstanding principal balance is ___
                                        months. ____% of the mortgage loans by
                                        outstanding principal balance as of
                                        the cut-off date may permit the
                                        related borrowers to extend their draw
                                        periods for one or two additional five
                                        year terms. Collections on the home
                                        equity loans may also vary due to
                                        seasonal purchasing and payment habits
                                        of borrowers. As a result there may be
                                        limited collections available to make
                                        payments to you.]

The available information regarding     All of the home equity loans may be
prepayment history on home equity       prepaid in whole or in part at any
loans is limited.                       time. Home equity loans usually are
                                        not viewed by borrowers as permanent
                                        financing and may experience a higher
                                        rate of prepayment than traditional
                                        mortgage loans. The trust's prepayment
                                        experience may be affected by a wide
                                        variety of factors, including general
                                        economic conditions, interest rates,
                                        the availability of alternative
                                        financing and homeowner mobility. In
                                        addition, substantially all of the
                                        home equity loans contain due-on-sale
                                        provisions, which may affect the rate
                                        of prepayment.

[Delinquent home equity loans included  The trust will include home equity
in the trust property may be more       loans which are up to ___ days
likely to default than non-delinquent   delinquent. As of the cut-off date,
home equity loans.                      the aggregate loan balance of the
                                        delinquent home equity loans was
                                        $__________. [In addition, the home
                                        equity loans in all likelihood include
                                        obligations of borrowers who are or
                                        are about to become bankrupt or
                                        insolvent.] If there are not
                                        sufficient funds from interest
                                        collections to cover the realized
                                        losses for any collection period and
                                        the [letter of credit] [surety bond]
                                        amount has been reduced to zero or
                                        [the enhancer] defaults, the
                                        certificate principal balance will be
                                        reduced which, unless otherwise later
                                        reimbursed, will result in a loss to
                                        you.]


[The ratings on the certificates are    The rating on the certificates depends
primarily based on the claims-paying    primarily on the claims paying ability
ability of the certificate insurer.     of the [certificate insurer].
                                        Therefore, a reduction of the rating
                                        assigned to the claims-paying ability
                                        of the [certificate insurer] may have
                                        a corresponding reduction on the
                                        ratings assigned to the certificates.
                                        A reduction in the rating assigned to
                                        the certificates would reduce the
                                        market value of the certificates and
                                        may affect your ability to sell them.
                                        The rating on your certificate
                                        addresses credit risk and does not
                                        address the likelihood of
                                        prepayments.]

[Interest payable on the certificates   Interest payable on the home equity
differs from interest payable on the    loans may be insufficient to pay
home equity loans.                      interest on the certificates. Interest
                                        payable on the certificates will
                                        accrue at a [variable] rate [based on
                                        LIBOR]. Interest payable on the home
                                        equity loans will accrue at a
                                        [variable] rate based on the [prime]
                                        rate plus a designated margin [or, at
                                        a fixed rate]. LIBOR and the prime
                                        rate may not respond to the same
                                        economic factors and there is no
                                        necessary correlation between them. If
                                        the spread between LIBOR and the prime
                                        rate [or fixed rate] is reduced or
                                        eliminated, the interest payable on
                                        the securities also may be reduced. In
                                        addition, the weighted average life of
                                        the certificates may be affected. If
                                        that happens, the value of your
                                        certificates may be temporarily or
                                        permanently reduced.]




Your certificates may be adversely      Congress continues to consider
affected by changes in bankruptcy       bankruptcy law changes that may affect
laws.                                   future bankruptcies and therefore
                                        could affect the rate and timing of
                                        payments on the home equity loans.
                                        Currently, it is too early to
                                        determine whether any of the proposed
                                        changes will become law. Any changes
                                        to the Bankruptcy Code could have a
                                        negative effect on the home equity
                                        loans and the enforcement of rights
                                        under the mortgage.

The underwriting standards for second   The standards under which the second
lien home equity loans create greater   lien home equity loans were
risks to you, compared to those for     underwritten were based on the
first lien loans.                       borrower's credit history and capacity
                                        to repay, in addition to the value of
                                        the collateral upon foreclosure.
                                        Because of the relatively high
                                        combined loan-to-value ratios of the
                                        home equity loans and the fact that
                                        _____% of the home equity loans are
                                        secured by second liens, losses on the
                                        home equity loans will likely be
                                        higher than on a pool of exclusively
                                        conventional first lien home equity
                                        loans.

The return on your certificates may be  One risk of investing in the
particularly sensitive to changes in    certificates is created by
real estate markets in specific areas.  concentration of the related mortgaged properties in one or more geographic
                                        regions. Based upon the statistical
                                        cut-off date principal balance, ____%,
                                        _____% and _____% home equity loans
                                        are located in California, _____ and
                                        _____, respectively. If the regional
                                        economy or housing market weakens in
                                        any region having a significant
                                        concentration of the properties
                                        underlying the home equity loans, the
                                        home equity loans related to
                                        properties in that region may
                                        experience high rates of loss and
                                        delinquency, which could result in
                                        losses to certificateholders. A
                                        region's economic condition and
                                        housing market may be adversely
                                        affected by a variety of events,
                                        including natural disasters such as
                                        earthquakes, hurricanes, floods and
                                        eruptions, and civil disturbances such
                                        as riots and terrorism.


The incurrence of additional debt       With respect to home equity loans
could increase your risk.               which were used for debt
                                        consolidation, there can be no
                                        assurance that the borrower will not
                                        incur further debt. This reloading of
                                        debt could impair the ability of
                                        borrowers to service their debts,
                                        which in turn could result in higher
                                        rates of delinquency and loss on the
                                        home equity loans.

Nonperforming home equity loans may     Foreclosure actions and actions to
result in payment delays and legal      obtain deficiency judgments:
expenses.


                                        o    are regulated by state laws
                                             and judicial rules;

                                        o    may be subject to delays;
                                             and

                                        o    may be expensive.


                                        Because of these factors, if a
                                        borrower defaults, the master servicer
                                        may have trouble foreclosing on a home
                                        equity loan or obtaining a deficiency
                                        judgment.

                                        If the certificate insurer does not
                                        make a required payment or if other
                                        forms of credit enhancement are no
                                        longer outstanding, a delay or
                                        inability of the master servicer to
                                        foreclose or obtain a deficiency
                                        judgment may delay payments on the
                                        certificates or result in a loss on
                                        the certificates.

Payments on the home equity loans,      Credit enhancement includes excess
together with the certificate guaranty  interest, overcollateralization and
insurance policy, are the sole source   the certificate guaranty insurance
of payments on your certificates.       policy. None of the depositor, the
                                        trustee, the master servicer, the
                                        sellers or any of their affiliates
                                        will have any obligation to replace or
                                        supplement the credit enhancement, or
                                        to take any other action to maintain
                                        any rating of the certificates. If any
                                        losses are incurred on the home equity
                                        loans that are not covered
                                        by the credit enhancement, the holders
                                        of the certificates will bear the risk
                                        of these losses.


You may have to hold your certificates  A secondary market for your
to maturity if their marketability is   certificates may not develop. Even if
limited.                                a secondary market does develop, it
                                        may not continue, or it may be
                                        illiquid. Illiquidity means you may
                                        not be able to find a buyer to buy
                                        your securities readily or at prices
                                        that will enable you to realize a
                                        desired yield. Illiquidity can have an
                                        adverse effect on the market value of
                                        the certificates.


[You may experience a prepayment on     The trust will buy additional home
your certificates if the trust is       equity loans from the seller until
unable to purchase subsequent home      _______. The seller will sell home
equity loans.                           equity loans to the trust if it has
                                        home equity loans to sell. The ability
                                        of the seller to originate and acquire
                                        additional mortgage loans is affected
                                        by a variety of factors, including
                                        interest rates, unemployment levels,
                                        the rate of inflation and consumer
                                        perception of economic conditions
                                        generally. If the full amount
                                        deposited in the pre-funding account
                                        for the purpose of purchasing
                                        additional home equity loans cannot be
                                        used for that purpose within [three]
                                        months from the closing date, any
                                        remaining amounts will be paid to you
                                        as a prepayment on your certificates.]


The commingling of funds can create     So long as HFC's short-term debt is
greater risk to you if HFC goes into    rated at least "P-1" by Moody's, "A-1"
bankruptcy.                             by S&P and "F-1" by Fitch or HFC
                                        maintains a servicer credit
                                        enhancement acceptable to the rating
                                        agencies, and HFC is the master
                                        servicer, all amounts received in
                                        respect of the home equity loans may
                                        be commingled with the funds of HFC
                                        prior to each payment date and, in the
                                        event of bankruptcy of HFC, the trust
                                        may not have a perfected interest in
                                        these collections. As a result, the
                                        trust may not have access to those
                                        funds to make payments on the offered
                                        certificates. As of the date of this
                                        prospectus supplement, HFC's
                                        short-term debt rating satisfies the
                                        rating criteria of each rating agency.
                                        See "Pooling and Servicing
                                        Agreement--Collection and Liquidation
                                        Practices; Loss Mitigation."


Rights of beneficial owners may be      The certificates will be held through
limited by book-entry system.           the book-entry system of DTC and
                                        transactions in the certificates
                                        generally can be effected only through
                                        DTC and DTC participants. As a result:

                                        o    your ability to pledge
                                             certificates to entities
                                             that do not participate in
                                             the DTC system, or to
                                             otherwise act with respect
                                             to certificates, may be
                                             limited due to the lack of a
                                             physical certificate for the
                                             certificates; and


                                        o    under a book-entry format,
                                             you may experience delays in
                                             the receipt of payments,
                                             since payments will be made
                                             by the administrator to DTC,
                                             and not directly to you.


Certificate ratings are dependent on    The ratings of the certificates depend
assessments by the rating agencies.     primarily on an assessment by the
                                        rating agencies of the underlying home
                                        equity loans, the credit enhancement
                                        and the ability of the master servicer
                                        to service the loans. The rating by
                                        the rating agencies of the
                                        certificates:

                                        o    is not a recommendation to
                                             purchase, hold or sell the
                                             certificates; and

                                        o    does not comment as to the
                                             market price or suitability
                                             of the certificates for a
                                             particular investor.

                                        There is no assurance that the ratings
                                        will remain for any given period of
                                        time or that the ratings will not be
                                        reduced, suspended or withdrawn by the
                                        rating agencies.

                                 INTRODUCTION


     The depositor will establish a trust with respect to Series _______ on the closing date, under a pooling and servicing agreement among the depositor, the master servicer, the trustee and the administrator, dated as of the cut-off date. On the closing date, the depositor will deposit into the trust the receivables relating to a pool of home equity loans, that in the aggregate will constitute a home equity loan pool, secured by closed end, fixed-rate, fully amortizing and Balloon Loans.


     Some capitalized terms used in this prospectus supplement have the meanings given below under "Glossary of Terms" or in the prospectus under "Glossary."


                              RECENT DEVELOPMENTS

Settlement With States


     Household International, Inc., the parent of HFC, announced on October 11, 2002 that it had reached a preliminary agreement with a multi-state working group of state attorneys general and regulatory agencies to effect a nationwide resolution of alleged violations of consumer protection, consumer lending and insurance laws and regulations in its retail branch consumer lending operations as conducted by HFC and its consolidated subsidiaries under the "HFC" and "Beneficial" brand names (the "Settlement Agreement") with respect to Covered Loans (as defined below). These subsidiaries include the sellers. The settlement became effective in December 2002 with all 50 states and the District of Columbia participating by entering consent decrees in accordance with the Settlement Agreement. The agreement covers HFC's retail branch-originated real estate secured loans originated from January 1, 1999 through September 30, 2002 (the "Covered Loans").

     Pursuant to the Settlement Agreement HFC established a fund of $484,000,000 which was divided among the participating states, with each state receiving a proportionate share of the funds based upon the volume of the Covered Loans originated in the state. Each state disbursed funds to affected consumers according to formulas established by that state. Notices of a claims procedure were distributed to approximately 594,000 accounts identified as having potential claims, and approximately 81 percent of the affected customers had accepted the settlement. Each consumer that elected to receive restitution under the Settlement Agreement released all civil claims against HFC and its affiliates relating to specified real estate lending practices. Each participating state agreed in its consent decree that the settlement resolves all current civil investigations and proceedings by participating attorneys general and state regulators relating to the lending practices at issue.

     Under the Settlement Agreement, HFC enhanced consumer disclosures for its branch-originated real estate secured loans. In accordance with the terms of the Settlement Agreement, in February 2003 HFC informed all affected borrowers in writing that no prepayment penalty would be charged with respect to a branch-originated real estate secured loan if 24 months or more had elapsed since the origination of such loan. In addition, HFC revised how borrower payments are applied on Simple Interest Home Equity Loans. Previously, payments were applied first to late charges, then to all current and past due interest accrued on the loan and then in succession to the extent of funds available, to fees and charges, insurance premiums and reduction of the principal balance. As a result of the Settlement Agreement, in the event interest accrued in a prior collection period remains unpaid, payments on a borrower's account are generally applied to the extent available, first, to late charges, second, to interest accrued since the last payment date, third, to current principal due, fourth, to any monthly insurance premiums, and fifth, to further reduce the outstanding principal balance. HFC will apply funds in payment of any other outstanding fees and charges as well as interest accrued and unpaid from prior collection periods only after funds are applied to pay all current accrued interest and all outstanding principal. In certain states, the payment allocation priority differs with respect to late charges, monthly insurance premiums and other outstanding fees and charges. The allocation priority differs if the amounts due on a prior payment date (other than interest) remain unpaid.


     HFC recorded a charge in the third quarter of 2002 of $525 million (pre-tax) reflecting the costs of the Settlement Agreement and related matters.

ACORN Settlement

     Household International, Inc. and the Association of Community Organizations for Reform Now ("ACORN") announced on November 25, 2003, that they reached a proposed settlement of nationwide class action litigation relating to the mortgage lending practices of HFC's retail branch consumer lending operations (the "ACORN Settlement Agreement"). Pursuant to the ACORN Settlement Agreement, HFC will provide monetary relief for certain class members who did not participate in the settlement with the state attorneys general and regulatory agencies and non-monetary relief for all class members, including those who participated in the settlement. The ACORN Settlement Agreement became effective upon approval by the United States District Court for the Northern District of California, on April 30, 2004.

     Pursuant to the ACORN Settlement Agreement, class members whose retail branch-originated real estate secured loans were originated or processed from January 1, 1998 through December 31, 1998 are eligible to receive a settlement payment if their loans were originated or processed in certain states. Class members whose retail branch-originated loans were originated or processed on or after January 1, 1999 are eligible to receive a settlement payment without regard to where their loans were originated or processed. In addition, class members who did not participate in the settlement with the state attorneys general and regulatory agencies are also entitled to cancel any credit insurance policy currently in force with respect to their mortgage loans and receive a refund of the unearned premium in accordance with applicable state law.

     HFC also agreed to establish the following consumer programs: a "Fresh Start Program," pursuant to which HFC will make mortgage loans available to class members who have lost their homes through foreclosure by HFC or Beneficial and do not have an existing home mortgage; a "Foreclosure Avoidance Program," pursuant to which borrowers who are delinquent on their payments and at risk of losing their homes will be eligible to receive temporary or permanent relief; and a "Good Payment Rewards" program, similar to HFC's existing Pay Right Rewards program described below, pursuant to which borrowers who make 12 consecutive on-time monthly payments during any 12-month period will be eligible for interest rate reductions on their mortgage loans. In addition, HFC is providing funding over a three-year period for ACORN financial counseling and literacy programs.

     HFC will continue to implement and expand the "best practices" consumer protection policies and procedures announced in connection with the settlement with the state attorneys general and regulatory agencies and, pursuant to the ACORN Settlement Agreement, will modify certain of its lending practices including, without limitation, providing more detail in billing statements and reducing the number of points charged on refinanced loans.

                   DESCRIPTION OF THE HOME EQUITY LOAN POOL

General

     The home equity loan pool will consist of approximately _______ home equity loans having an aggregate principal balance outstanding as of the cut-off date of $_______. All information in this prospectus supplement regarding the home equity loans is provided as of the statistical cut-off date unless otherwise indicated. The characteristics of the home equity loans may change between the statistical cut-off date and the cut-off date, although any such change is not expected to be material. All percentages of the home equity loans described in this prospectus supplement are approximate percentages by aggregate statistical cut-off date balance unless otherwise indicated. _______% of the home equity loans are secured by first or second liens on fee simple or leasehold interests in one- to four-family residential real properties. In each case, the property securing the home equity loan is referred to as the mortgaged property.

     The sellers are direct or indirect wholly-owned subsidiaries of HFC. The originating sellers are licensed to make home equity loans in the states in which the mortgaged properties are located and originate and purchase home equity revolving credit and closed-end loans and, in some cases, other types of consumer loans and installment sales contracts through branch offices, telemarketing, direct mail and the Internet in the states in which they are licensed to do business. All of the home equity loans were underwritten in conformity with or in a manner generally consistent with the HFC Home Equity Lending Program. See "--Underwriting Standards" below.

     The sellers will sell and assign home equity loans to the depositor, which will then sell and assign those home equity loans to the trust. The sellers either have or will enter into a transfer agreement to assign and transfer to the trust all documents supporting those home equity loans. The trust will issue the certificates to the depositor. All of the home equity loans will be purchased by the depositor from the sellers on a servicing released basis; however, all of the home equity loans will be subserviced by the originating sellers under the direction of the master servicer. See "--The Subservicers" below.

     The depositor will make some limited representations and warranties regarding the home equity loans as of the closing date. The depositor or the master servicer will be required to repurchase or substitute for any home equity loan as to which a breach of its representations and warranties with respect to that home equity loan occurs if the breach materially adversely affects the interests of the Certificateholders in that home equity loan. The depositor and master servicer will indemnify the trust for out-of-pocket financial losses arising out of any material breach of any representation or warranty of the depositor on which the trust has relied. Each seller has made, or will make to the depositor, certain limited representations and warranties regarding the related home equity loans, as of the date of their purchase by the depositor. However, the representations and warranties will not be assigned to the trust, and therefore a breach of those representations and warranties will not be enforceable by the trust. There will be no independent verification of any of the loan documents relating to the home equity loans prior to their delivery to the trust, if required at all. See "HFC Home Equity Lending Program--Representations and Warranties Concerning the Home Equity Loans" and "Description of the Securities--Review of Home Equity Loans" in the prospectus.

Payments on the Simple Interest Home Equity Loans

     ___% of the home equity loans are Simple Interest Home Equity Loans, which require that each monthly payment consist of an installment of interest which is calculated on the basis of the outstanding principal balance of that home equity loan multiplied by the interest rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on that home equity loan.

     Since 2002, in the event interest accrued in a prior collection period remains unpaid, payments on a borrower's account will generally be applied to the extent available, first, to late charges, second, to interest accrued since the last payment date, third, to current principal due, fourth, to any monthly insurance premiums, and fifth, to further reduce the outstanding principal balance. HFC will apply funds in payment of any other outstanding fees and charges as well as interest accrued and unpaid from prior collection periods only after funds are applied to pay all current accrued interest and all outstanding principal. In certain states, the payment allocation priority will differ with respect to late charges, monthly insurance premiums and other outstanding fees and charges. The allocation priority will differ if the amounts due on a prior payment date (other than interest) remain unpaid. Previously, following payment of late charges, HFC applied payments to all current and past due interest accrued on the home equity loan and then in succession to the extent of funds available, to fees and expenses, insurance premiums and reduction of the principal balance. HFC expects the change in its payment application procedures will result in a faster rate of reduction in principal balances than previously experienced on delinquent simple interest home equity loans in HFC's portfolio. As a result of this change in payment application, the amount of interest collected over the life of a home equity loan may be reduced, as interest will accrue on a lower principal balance. However, HFC is unable to predict the impact on the average life of the home equity loans as a result of this change.


     Accordingly, if a borrower pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made on its scheduled due date, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater portion of the payment allocated to interest if that payment is made on its scheduled due date.

     On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date or skips a payment, the amount of interest due for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled. Consequently, the portion of the payment applied to reduce the principal balance will be correspondingly less. Any remaining unpaid principal balance will be payable on the final maturity date of the home equity loan.

     In the event the full amount of interest due for the period since the preceding payment date is not received, such shortfall does not bear interest and must be paid down by the borrower after the principal balance of the home equity loan is paid in full.


     [The remaining __% of the home equity loans are Actuarial Home Equity Loans, on which 30 days of interest is owed each month irrespective of the day on which the payment is received.]

[Balloon Loans

     __% of the home equity loans are Balloon Loans, which require monthly payments of principal based on a 30-year amortization schedule and have scheduled maturity dates of approximately ______ years from the due date of the first monthly payment, in each case leaving a balloon payment on the respective scheduled maturity date. The existence of a balloon payment may require the related borrower to refinance the home equity loan or to sell the mortgaged property on or prior to the scheduled maturity date. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available interest rates at the time of sale or refinancing, the borrower's equity in the related mortgaged property, the financial condition of the borrower, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. None of the sellers, the depositor, the master servicer or the trustee is obligated to refinance any Balloon Loan. The policy issued by the certificate insurer will provide coverage on any losses incurred upon liquidation of a Balloon Loan arising out of or in connection with the failure of a borrower to make its balloon payment. See "Description of the Certificates--Certificate Guaranty Insurance Policy" in this prospectus supplement.]

Declining-Rate Home Equity Loans

     In 1999, the sellers began offering a declining-rate, fully-amortizing home equity loan product (Pay Right Rewards) to enable borrowers to benefit from a timely payment history. Under the Pay Right Rewards product, a borrower's interest rate on a home equity loan will automatically be reduced after the 3rd, 4th and 5th anniversary of origination if the borrower has timely made all payments required by the loan agreement and has not filed for protection under the bankruptcy laws. Each interest rate reduction under this program is typically either 0.25% or 0.50%, but may be higher. For certain other loans, a borrower's interest rate will be automatically reduced by 0.25% each time the borrower timely makes twelve consecutive monthly payments, limited to a maximum interest rate reduction of 3.00% over the course of twelve years. In most cases, even if the rate is decreased, the monthly payment will not be adjusted. Therefore, if the borrower continues to pay in a timely manner the home equity loan will be paid in full sooner than the final payment date reflected in the loan agreement. Under the Pay Right Rewards product, upon the default or delinquency of a home equity loan, the interest rate on the home equity loan will remain at the rate charged at the time of the default or delinquency.


Home Equity Loan Pool Characteristics

     All of the home equity loans have principal, interest and fees, if applicable, payable monthly on various days of each month as specified in the applicable mortgage notes.


     ___% of the home equity loans (by statistical cut-off date principal balance) at origination provided for payment of a prepayment charge if they prepay within a specified time period. The prepayment charge generally is equal to six months' interest on the loans or is the maximum amount permitted under applicable state law, if state law applies. Originally, a majority of the home equity loans provided for payment of a prepayment charge for full prepayments made within three to five years of the origination of the home equity loans. However, under the Settlement Agreement, the master servicer has informed affected borrowers that no prepayment penalty will be charged with respect to a branch-originated real estate secured loan if 24 months or more have elapsed since the origination of such loan. No prepayment charges, late payment charges or other fees or charges received on the home equity loans will be available for payment on the offered certificates. The master servicer will be entitled to retain for its own account any prepayment charges, late payment charges and other fees and charges received on the home equity loans. The master servicer may waive any prepayment charges, late payment charges or other fees or charges.

     As of the cut-off date, [no home equity loan] was 30 days or more delinquent in payment of principal and interest. For a description of the methodology used to categorize home equity loans as delinquent, see "--Delinquency and Loss Experience of the Master Servicer's Portfolio" below.

     As of the cut-off date, some of the home equity loans were High Cost Loans. High Cost Loans are subject to special rules, disclosure requirements and other regulatory provisions. Purchasers or assignees of any High Cost Loan, including the trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator of the home equity loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required. In addition, a number of legislative proposals have been introduced at both the federal and state level to discourage unfair lending practices. Some state laws may impose requirements and restrictions greater than those in the Homeownership and Equity Protection Act of 1994. See "Risk Factors--The origination disclosure practices could create liabilities that may affect your certificates" in this prospectus supplement and "Material Legal Aspects of Home Equity Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

     No home equity loan provides for negative amortization or future advances. Deferred interest on a home equity loan will occur if the master servicer permits the borrower to skip a payment, the borrower fails to make a payment by its scheduled due date and does not pay the additional accrued interest, or in certain hardship cases where the borrower's loan is restructured, in either case in accordance with prudent servicing standards.


     With respect to each home equity loan, the combined loan-to-value ratio will be the ratio, expressed as a percentage, of:


     o the sum of (1) the original principal balance of the home equity loan and (2) any outstanding principal balance, at the time of origination of the home equity loan, of all other mortgage loans, if any, secured by senior liens on the related mortgaged property, divided by

     o    the appraised value of the mortgaged property.

     The appraised value for any home equity loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the home equity loan or any mortgage loan made by the seller on the mortgaged property that the home equity loan replaced, which may have been obtained at an earlier time; provided that if the home equity loan was originated simultaneously with or not more than 12 months after another mortgage lien was placed on the related mortgaged property, the appraised value shall be the lesser of the appraised value at the origination of the other mortgage and the sales price for the mortgaged property.

Home Equity Loans


     As of the statistical cut-off date, none of the home equity loans were originated prior to ____________ or have a maturity date later than ____________. No home equity loan has a remaining term to stated maturity as of the statistical cut-off date of less than __ months. The weighted average remaining term to stated maturity of the home equity loans as of the statistical cut-off date is approximately __ months. The weighted average original term to stated maturity of the home equity loans as of the statistical cut-off date is approximately _____ months.


     Below is a description of some additional characteristics of the home equity loans as of the statistical cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the home equity loans are approximate percentages by aggregate principal balance of the home equity loans as of the statistical cut-off date and are rounded to the nearest dollar.


     Due to rounding, the numbers in the following tables may not always add up to 100 percent.


             Original Principal Balances of the Home Equity Loans

                                                                            Aggregate       Percent of Home Equity
                                                       Number of Home       Principal         Loans by Aggregate
          Original Principal Balances ($)               Equity Loans         Balance          Principal Balance
          -------------------------------               ------------         -------          -----------------
$             --      $........................                           $                                  %
$             --      $........................                           $                                  %
$             --      $........................                           $                                  %
$             --      $........................                           $                                  %
$             --      $........................                           $                                  %
$             --      $........................                           $                                  %
$             --      $........................                           $                                  %
$             --      $........................                           $                                  %
Greater Than $.................................                           $                                  %
Total..........................................                           $                                  %
                                                      ==================  ===================  ====================


     As of the statistical cut-off date, the average original principal balance of the home equity loans was approximately $_____ , and the maximum original principal balance was $_________________ .

              Current Principal Balances of the Home Equity Loans


                                                                                            Percent of Home Equity
                                                 Number of Home          Aggregate            Loans by Aggregate
Current Principal Balances                        Equity Loans       Principal Balance        Principal Balance
--------------------------                        ------------       -----------------        -----------------
Up to    $..............................
         ...............................
         ...............................
         ...............................
$______and above........................
                                           ----------------------  ----------------------     ---------------------
Total    ...............................                           $                                              %
                                           ======================  ======================     =====================
     As of the statistical cut-off date, the average current principal balance of the home equity loans was approximately $_______, and the maximum current principal balance was $____________________.

                                          Interest Rates of the Home Equity Loans

                                                                                            Percent of Home Equity
                                              Number of Home       Aggregate Principal        Loans by Aggregate
           Interest Rate (%)                   Equity Loans               Balance              Principal Balance
--------------------------                     ------------         -----------------          -----------------
                   --                                              $                                            %
                   --                                              $                                            %
                   --                                              $                                            %
                   --                                              $                                            %
                   --                                              $                                            %
                   --                                              $                                            %
                   --                                              $                                            %
                   --                                              $                                            %
                                                                   $                                            %
                                           ----------------------  ----------------------     ---------------------
       Total........................                               $                                            %
                                           ======================  ======================     =====================


     As of the statistical cut-off date, the weighted average interest rate of the home equity loans was approximately _____% per annum.

                                     S-27


        Original Combined Loan-to-Value Ratios of the Home Equity Loans

                                                                                Aggregate    Percent of Home Equity
                                                             Number of Home     Principal      Loans by Aggregate
         Original Combined Loan-to-Value Ratio (%)            Equity Loans       Balance       Principal Balance
---------------------------------------------------          ------------  -----------------  -----------------
                            --                                                $                              %
                            --                                                $                              %
                            --                                                $                              %
                            --                                                $                              %
                            --                                                $                              %
                            --                                                $                              %
                            --                                                $                              %
                            --                                                $                              %
                            --                                                $                              %
                            --                                                $                              %
                                                             ------------  -----------------  -----------------
Total......................................................                                                  %
                                                             ============  =================  =================

As of the
         statistical cut-off date, the weighted average original combined loan-to-value ratio of the home equity loans was approximately __% as of the statistical cut-off date.


              Geographic Distribution of Mortgaged Properties of
                            the Home Equity Loans

                                                                                Aggregate    Percent of Home Equity
                                                             Number of Home     Principal      Loans by Aggregate
                           State                              Equity Loans       Balance       Principal Balance
-----------------------------------------------------------  ------------  -----------------  -----------------
[-------]..............................................                       $                              %
[-------]..............................................                       $                              %
[-------]..............................................                       $                              %
[-------]..............................................                       $                              %
[-------]..............................................                       $                              %
[-------]..............................................                       $                              %
[-------]..............................................                       $                              %
[-------]..............................................                       $                              %
[-------]..............................................                       $                              %
[-------]..............................................                       $                              %
                                                             ------------  -----------------  -----------------
Total......................................................                                                  %
                                                             ============  =================  =================

                    Occupancy Type of the Home Equity Loans

                                                                                Aggregate    Percent of Home Equity
                                                             Number of Home     Principal      Loans by Aggregate
                      Occupancy Type                          Equity Loans       Balance       Principal Balance
-----------------------------------------------------------  ------------  -----------------  -----------------
[Primary Residence]....................................                       $                              %
[Investor Property]....................................                       $                              %
Total..................................................                       $                              %
                                                             ============  =================  ==================


                                     S-28

                    Lien Priority of the Home Equity Loans

                                                                                Aggregate    Percent of Home Equity
                                                             Number of Home     Principal      Loans by Aggregate
                       Lien Property                          Equity Loans       Balance       Principal Balance
-----------------------------------------------------------  ------------  -----------------  -----------------
First Lien.............................................                       $                              %
Second Lien............................................                       $                              %
                                                             ------------  -----------------  ------------------
Total..................................................                       $                              %
                                                             ============  =================  ==================


              Remaining Term to Maturity of the Home Equity Loans

                                                                                Aggregate    Percent of Home Equity
                                                             Number of Home     Principal      Loans by Aggregate
            Remaining Term to Maturity (Months)               Equity Loans       Balance       Principal Balance
-----------------------------------------------------------  ------------  -----------------  -----------------
........................................................                       $                              %
........................................................                       $                              %
........................................................                       $                              %
........................................................                       $                              %
........................................................                       $                              %
                                                             ------------  -----------------  ------------------
Total..................................................                       $                              %

     As of the statistical cut-off date, the weighted average remaining term to maturity of the home equity loans as of the statistical cut-off date was approximately ___ months.


                 Year of Origination of the Home Equity Loans

                                                                                Aggregate    Percent of Home Equity
                                                             Number of Home     Principal      Loans by Aggregate
                    Year of Origination                       Equity Loans       Balance       Principal Balance
-----------------------------------------------------------  ------------  -----------------  -----------------
                                                                              $                              %
                                                                              $                              %
                                                                              $                              %
                                                                              $                              %
                                                                              $                              %
                                                                              $                              %
                                                                              $                              %
                                                                              $                              %
                                                                              $                              %
                                                                              $                              %
                                                             ------------  -----------------  ------------------
Total..................................................                                                      %
                                                             ============  =================  ==================



                                     S-29



               FICO Credit Score of the Home Equity Loans (1)(2)

                                                                                Aggregate    Percent of Home Equity
                                                             Number of Home     Principal      Loans by Aggregate
                     FICO Credit Score                        Equity Loans       Balance       Principal Balance
-----------------------------------------------------------  ------------  -----------------  -----------------
NA                                                                            $                                %
459-500                                                                       $                                %
501-540                                                                       $                                %
541-580                                                                       $                                %
581-620                                                                       $                                %
                                                                           -----------------  ------------------
621-660                                                                       $                                %
                                                                           -----------------  ------------------
661-700                                                                       $                                %
                                                                           -----------------  ------------------
701-881                                                                       $                                %
                                                             ------------  -----------------  ------------------
Total..................................................                       $                              %
                                                             ============  =================  ==================

As of the statistical cut-off date, the weighted average FICO score at origination of the home equity loans was _____________.




(1) "FICO Credit Scores" are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers to establish patterns that are believed to be indicative of the borrower's probability of default. The FICO Credit Score is based on a borrower's historical credit data, including, among other things, payments history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed especially for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. We cannot assure you that a FICO Credit Score will be an accurate predictor of the likely risk or quality of the related mortgage loan.


(2) The FICO Credit Scores presented represent the scores entered into the first borrower's field in HFC's or its subsidiary's electronic records at the time of application. These scores may be the higher or the lower of the FICO Credit Scores for co-borrowers of a home equity loan and may not be the score assigned to the primary obligor on the loan. HFC does not use FICO Credit Scores as a primary basis of its credit decisions but evaluates credit-worthiness based upon a proprietary internal credit-scoring model.

Underwriting Standards

     Of the home equity loans included in the pool, substantially all were originated under full documentation underwriting programs based on HFC standards and procedures, including home equity loans in the pool which were underwritten by a non-affiliate pursuant to a sourcing relationship with HFC. All remaining home equity loans were originated under reduced documentation programs.


     The following is a brief description of HFC's underwriting procedures for full documentation loan programs. Home equity loan applications received by HFC or its subsidiaries are subjected to a direct credit investigation by the related seller. This investigation generally includes:

          o    obtaining and reviewing an independent credit bureau report;

          o verifying any senior mortgage balance and payment history, which may be obtained from credit bureau information provided it has been updated within two months of the application or, if not, is obtained in writing or by telephone from the holder of any senior mortgage;


          o verification of employment, which normally includes obtaining a W-2 form or a pay stub issued within the past 60 days and other written or telephone verification with employers, or a minimum of two years of tax returns for self-employed individuals;


          o obtaining a title commitment or a title report, depending on the amount financed, to ensure that all liens, except for any existing senior mortgage liens, are paid off prior to, or at the time of, the funding of the home equity loan; and


          o obtaining an appraisal of the property, which must be substantiated by sales data on three comparable properties or may be an appraisal using a statistical data base.


     Based upon information obtained through the credit investigation, an internal credit score is generated which is the primary score used to make the credit decision. FICO Credit Scores included in this prospectus supplement are for informational purposes and were not the primary score considered in making a credit decision.


     After this investigation is conducted, a decision is made to accept or reject the loan application. All prospective borrowers must have a debt-to-income ratio of no greater than 55%, but such requirement may be waived based on compensating factors as deemed appropriate by HFC. For purposes of calculating the debt-to-income ratio, debt is defined as the sum of the loan payment, any senior mortgage payment, including escrow payments for the hazard insurance premium, real estate taxes, mortgage insurance premium, homeowners association dues and ground rents, plus payments on installment and revolving debt that extends beyond 10 months, alimony, payroll-deducted loan payments, child support or maintenance payments, and secondary product payments (such as insurance), and income is defined as stable monthly gross income from the borrower's primary source of employment, plus acceptable secondary income. An acceptable combined loan-to-value ratio is also a function of the real estate's quality, condition, appreciation history and prospective marketing conditions.


Delinquency and Loss Experience of the Master Servicer's Portfolio

     The information presented below summarizes the delinquency and loss experience for all closed-end home equity loans originated by the United States consumer lending business of HFC, including loans purchased with servicing performed by HFC and its subsidiaries that were originated through a sourcing relationship, real estate acquired through foreclosures, and the retail operations of Beneficial Corporation, a subsidiary of HFC. The policies and practices described below are those of HFC's consumer lending business with respect to home equity loans.


     HFC determines the delinquency status of a home equity loan on the basis of contractual delinquency, which is a method of determining delinquency status based on the status of payments due under the home equity loan. The delinquency status of a home equity loan may be affected by HFC's account management policies and practices for the collection of home equity loans in its consumer lending portfolio as described below. Under these policies and practices, HFC may treat a home equity loan as current based upon indicia or criteria that in its judgment evidence a probability of continued payment. These policies and procedures are designed to maintain and improve borrower relationships, to maximize collections and to avoid foreclosure if reasonably possible.

     HFC's primary account management practice that resets the delinquency status of a home equity loan to contractually current is referred to as a restructure. Restructuring is used in situations where a delinquent borrower is in a position to resume making payments but may not have sufficient funds to pay all past due amounts. A restructure does not change the maturity date of the home equity loan but does require the borrower to pay all amounts due on or before the maturity date. "Hardship restructures" or "workout restructures" are situations in which the payment and/or interest rate may be modified on a temporary or permanent basis.

     The fact that restructure criteria may be met for a particular home equity loan does not require HFC to restructure that loan, and the extent to which HFC restructures home equity loans that are eligible under the criteria will vary depending upon its view of prevailing economic conditions and other factors that may change from time to time. HFC uses account restructuring in an effort to maximize collections and to maintain and improve borrower relationships and to avoid foreclosure when it is reasonable to do so. Accordingly, the application of this practice is subject to complexities, variations and changes from time to time. These policies and practices are continually under review and assessment to assure that they meet the goals outlined above, and consequently, HFC will modify or permit exceptions to these general policies and practices from time to time. In addition, exceptions to these policies and practices may be made in specific situations in response to legal or regulatory agreements or orders. When comparing delinquency and loss experience in different periods, the fact that HFC's restructure policies and practices will change over time and that exceptions are made to those policies and practices should be taken into account.

     In the third quarter of 2003, HFC implemented certain changes to its restructure policies and practices that generally apply to loans originated after January 1, 2003. These policies and practices effective for loans originated after January 1, 2003 are:


          o home equity loans may be restructured upon receipt of two qualifying payments within the 60 days preceding the restructure;

          o home equity loans will be limited to four restructures in a rolling 60 month period;

          o home equity loans will generally not be eligible for restructure until nine months after origination;

          o home equity loans whose borrowers have filed for Chapter 7 bankruptcy protection may be restructured upon receipt of a signed reaffirmation agreement;

          o home equity loans whose borrowers are subject to a Chapter 13 plan filed with a bankruptcy court generally may be restructured upon receipt of one qualifying payment;

          o except for bankruptcy reaffirmation and filed Chapter 13 plans, a home equity loan will generally not be restructured more than once in a 12 month period;


          o borrowers who have been affected by a disaster may be allowed to skip a payment; and

          o home equity loans whose borrowers agree to make payments by automatic withdrawal may generally be restructured upon receipt of one qualifying payment.


     Home equity loans originated prior to January 1, 2003 will generally be subject to restructure policies and practices that differ from those summarized above. The policies and practices applicable to those loans are summarized below:

          o home equity loans may be restructured upon receipt of two qualifying payments within 60 days; however, home equity loans whose borrowers are in workout, disaster or strike situations may be restructured upon receipt of one payment or no payments;

          o home equity loans whose borrowers have filed for Chapter 7 bankruptcy protection may be restructured upon receipt of a signed reaffirmation agreement;

          o home equity loans whose borrowers are subject to a Chapter 13 plan filed with a bankruptcy court generally may be restructured upon receipt of one qualifying payment;

          o except for bankruptcy reaffirmation and filed Chapter 13 plans, agreed automatic withdrawal or workout/disaster/strike situations, home equity loans are generally limited to one restructure every 12 months;

          o home equity loans generally are not eligible for restructure until six months after origination; and


          o home equity loans whose borrowers agree to make payments by automatic withdrawal may generally be restructured with one qualifying payment.


     In addition to restructuring home equity loans, in limited situations HFC may enter into a rewrite with a borrower. HFC enters into rewrites to manage borrower relationships, maximize collections and avoid foreclosure if reasonably possible. In a rewrite, a new home equity loan is written for a borrower whose home equity loan is delinquent, and the proceeds of the new home equity loan are applied to prepay the delinquent home equity loan in full. The new home equity loan will be treated as contractually current, will not be reflected in delinquency statistics, and will not be substituted or otherwise added to the trust.

     Delinquency and loss experience of home equity loans purchased from other lenders, including through correspondent and wholesale operations, are not included in the following tables. The tables also exclude information for HFC's revolving home equity loans. With respect to home equity loans, HFC's general policy is to initiate foreclosure on the mortgaged property only after the home equity loan is more than two months delinquent, any notices required by law have been sent to the borrower and the foreclosure is authorized by management. Foreclosure proceedings may be terminated if the delinquency is cured. However, under certain circumstances, HFC may elect not to commence foreclosure if (1) the borrower's default is due to special circumstances which are temporary and are not expected to last beyond a specified period (see related discussion above) or (2) there is no economic benefit from the pursuit of foreclosure taking into account the expected costs of foreclosure and property restoration and management. HFC's policy with respect to charged-off amounts is generally to recognize losses on past due accounts when HFC takes title to the property in foreclosure proceedings or a settlement with the borrower is reached. The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the home equity loans will be similar to that described below.




                              HFC Consumer Lending Closed-End Home Equity Loan Delinquency Experience

                                                                  At December 31,                                   At March 31,
                                ---------------------------------------------------------------------------------  --------------
                                        1999             2000           2001            2002            2003            2004
                                ---------------  ---------------  --------------  -------------  ----------------  --------------
Number of home equity
loans managed................        [       ]         [       ]       [       ]      [       ]       [       ]       [       ]
Aggregate principal balance       $[         ]      $[         ]    $[         ]   $[         ]    $[         ]    $[         ]
of home equity loans managed
Contractually delinquent
principal balances of the
home equity loans managed:

   One payment past due......     $[         ]      $[         ]    $[         ]   $[         ]    $[         ]    $[         ]

   Two payments past due.....     $[         ]      $[         ]    $[         ]   $[         ]    $[         ]    $[         ]

   Three or more payments
   past due..................     $[         ]      $[         ]    $[         ]   $[         ]    $[         ]    $[         ]

Principal balance of home equity
loans managed three or more
payments past due as a percentage
of the aggregate principal
balance of the home equity loans
managed .....................           [    ]%           [    ]%         [    ]%        [    ]%         [    ]%         [    ]%


     In the foregoing table, "home equity loans managed" includes home equity loans owned and serviced with limited recourse and "contractually delinquent principal balances of the home equity loans managed" includes REO Home Equity Loans.


       HFC Consumer Lending Closed-End Home Equity Loan Loss Experience


                                                                                                                   At or For the
                                                       At or For the Period Ended December 31,                     Period Ended
                                        ----------------------------------------------------------------------  ------------------
                                           1999           2000           2001          2002           2003        March 31, 2004
                                        ------------  -------------  -----------  -------------  -------------  ------------------
Number of home equity
loans managed..................         [         ]    [         ]    [         ]   [         ]    [         ]    [         ]

Average principal balance of
home equity loans managed .....        $[         ]   $[         ]   $[         ]  $[         ]   $[         ]   $[         ]

Gross charge-offs..............        $[         ]   $[         ]   $[         ]  $[         ]   $[         ]   $[         ]

REO expense....................        $[         ]   $[         ]   $[         ]  $[         ]   $[         ]   $[         ]

Ratio of gross charge-offs to
average principal balance......           [     ]%       [     ]%       [     ]%      [     ]%       [     ]%        [     ]%*

Ratio of gross charge-offs and
REO expense to average
principal balance..............           [     ]%       [     ]%       [     ]%      [     ]%       [     ]%        [     ]%*

     *Annualized.

     In the foregoing table, "home equity loans managed" includes home equity loans owned and serviced with limited recourse and "average principal balance of home equity loans managed" is the average of the monthly average principal balances. "Gross charge-offs" is the loss recognized (a) upon settlement with the borrower for less than the entire amount due, and (b) upon writedown to the net realizable value of a property when HFC or a subsidiary acquires title to the property Expenses incurred in foreclosing upon, maintaining or selling the property, additional losses taken upon decline of the property's net value or any gain or loss on sale of the underlying property are reflected separately above as "REO expense."

Additional Information

     The description in this prospectus supplement of the home equity loan pool and the mortgaged properties is based upon the home equity loan pool as constituted on the statistical cut-off date. Some amortization of the home equity loans will occur between the statistical cut-off date and the closing date. A limited number of other home equity loans may be added to the home equity loan pool prior to the issuance of the certificates offered by this prospectus supplement. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the home equity loan pool as it will be constituted at the time the certificates offered hereby are issued. However, the range of interest rates and maturities and some other characteristics of the home equity loans in the home equity loan pool may vary. Nonetheless, no more than five percent (5%) of the home equity loans, as they are constituted as of the statistical cut-off date, by aggregate principal balance as of the statistical cut-off date, will have characteristics that deviate from those characteristics described herein.


     A current report on Form 8-K will be available to purchasers of the certificates offered hereby and will be filed, together with the pooling and servicing agreement, with the SEC within fifteen days after the initial issuance of the certificates.

                        DESCRIPTION OF THE CERTIFICATES

General

     The Closed-End Home Equity Loan Asset Backed Certificates, Series ______ will include the following ______ classes of Class A Certificates and ______ classes of Class IO Certificates:

          o    Class A-1 Certificates

          o Class A-2 Certificates or the Lockout Certificates; and together with the Class A-1 Certificates, the Class A Certificates; and

          o    Class IO Certificates or the Fixed Strip Certificates.

     In addition to the offered certificates, the Closed-End Home Equity Loan Asset Backed Certificates, Series ______ will include a single class of subordinate certificates which are designated as the Class R Certificates, the Residual Certificates. Only the Class A Certificates and the Class IO Certificates are offered by this prospectus supplement.

     The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

          o    the home equity loans;


          o the assets that from time to time that are identified as deposited in respect of the home equity loans in the Collection Account (excluding any net earnings thereon) and belonging to the trust;

          o property acquired by foreclosure of the home equity loans or deed in lieu of foreclosure;

          o benefits under any applicable insurance policies covering the home equity loans and/or the mortgaged properties;

          o    [the certificate guaranty insurance policy];


          o    all proceeds of the foregoing; and

          o one share of preferred stock of the depositor with limited voting rights. See "Description of the Certificates--The Preferred Stock" in this prospectus supplement.


     The Class A Certificates will be issued in minimum denominations of $________ , or a Notional Amount, in the case of the Fixed Strip Certificates and integral multiples of $_______ in excess thereof.

Book-Entry Registration

     The Class A Certificates will be in book-entry form. Persons acquiring beneficial ownership interests in the Class A Certificates, or beneficial owners, will hold their Class A Certificates through DTC in the United States, or Clearstream or Euroclear in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems.

     Except as set forth under "Description of the Securities--Form of Securities" in the accompanying prospectus, no person acquiring a beneficial ownership interest in a book-entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such book-entry Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only registered holder of the book-entry Certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be Certificateholders as that term is used in the indenture. Certificate owners are only permitted to exercise their rights indirectly through the participating organizations that utilized the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC. See "Description of Securities--Form of Securities" in the accompanying prospectus.

Payments

     Payments on the certificates will be made by the administrator on the ____ day of each month or, if that day is not a business day, then the next succeeding business day, commencing in _______. Payments on the certificates will be made to the persons in whose names the certificates are registered at the close of business on the day prior to each payment date or, following any issuance of definitive certificates, to the persons in whose names the certificates are registered at the close of business on the last day of the month preceding the date in which the payment date occurs. See "Description of the Securities--Payments" in the prospectus. Payments will be made by check or money order mailed to the address of the person entitled to the payment as it appears in the certificate register. In the case of DTC registered certificates, payments will be made by wire transfer to DTC or its nominee, in amounts calculated as described in this prospectus supplement. However, the final payment relating to the certificates (if the certificates are no longer DTC registered certificates) will be made only upon presentation and surrender thereof at the office or the agency of the administrator specified in the notice to certificateholders of the final payment. A business day is any day other than:

          o    a Saturday or Sunday; or

          o a day on which banking institutions or trust companies in the States of New York and Illinois are required or authorized by law to be closed.

     The administrator will make payments on the certificates based on the monthly statement prepared by the master servicer for that payment date, which monthly statement is described under "Description of the Securities--Reports to Securityholders" in the prospectus. On or prior to each payment date, the master servicer will make the monthly statement available on its website, which is presently located at "www.household.com/". Persons who are unable to use the master servicer's internet website are entitled to have a paper copy of the statements mailed to them via first class mail by requesting a paper copy in writing. The master servicer may change the way the statements are distributed or otherwise made available in order to make the circulation more convenient and/or more accessible to the holders of the Certificates. The master servicer will provide timely and adequate notification to the administrator, who will in turn notify the holders of the Certificates of any change described above.

Available Payment Amount

     The Available Payment Amount, with respect to any payment date, will be an amount equal to the sum of (a) the aggregate amount of Principal Collections and Net Interest Collections on the home equity loans received during the related Collection Period, and (b) any amounts required to be paid in connection with the termination of the trust.


Interest Payments

     Holders of each class of offered certificates will be entitled to receive interest payments in an amount equal to the Accrued Certificate Interest on that class on each payment date to the extent described in this prospectus supplement.


     Prepayment Interest Shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related home equity loans as of the due date in the month of prepayment. However, with respect to any payment date, any Prepayment Interest Shortfalls during the related Collection Period will be offset first by Excess Cash Flow to the extent available, and then by the policy.

     The payment rates on the offered certificates are fixed and are listed on page S- __ hereof. The payment rates on the Class A Certificates will increase by __% per annum for each payment date after the third payment date on which the master servicer and the depositor are permitted to exercise their option to purchase the home equity loans from the trust as described under "Pooling and Servicing Agreement--Termination," in this prospectus supplement. Notwithstanding the foregoing, the payment rates on the Class A Certificates will not increase as described above if proceeds for optional termination are available for payment to the certificateholders on or prior to any payment date. The holders of the Fixed Strip Certificates will not be entitled to any payments of principal and will not be entitled to any payments of interest after the payment date in _________.


Principal Payments

     Holders of the Class A Certificates will be entitled to receive on each payment date, in the priority and to the extent described in this prospectus supplement, the Class A Principal Payment Amount.

     On any payment date, if:

     o Realized Losses, other than Excess Loss Amounts, have occurred during the related Collection Period that are not covered by the Realized Loss Payment Amount or the Outstanding
          Overcollateralization Amount, or


     o    there is an Excess Loss Amount with respect to that payment date a draw will be made on the policy and these amounts will be distributed to the Class A Certificateholders on that payment date, in reduction of the Certificate Principal Balances thereof, in the manner described below. In addition, if on the payment date in _______, the aggregate Stated Principal Balance of the home equity loans is less than the aggregate Certificate Principal Balance of the Certificates, after giving effect to payments to be made on that payment date, the amount of the deficiency, or the undercollateralization amount, will be drawn on the policy and will be distributed to the Class A Certificateholders on that payment date, in reduction of its Certificate Principal Balances, in the manner described below.

     On each payment date, the certificate insurer shall be entitled to receive, after payment to the Senior Certificateholders of the Senior Interest Payment Amount and the Class A Principal Payment Amount for the certificates, as applicable, for that payment date but before application of any Overcollateralization Increase Amount, from the Excess Cash Flow after Prepayment Interest Shortfalls and some Realized Losses are allocated thereto, the sum of:

          o the premium payable to the certificate insurer with respect to the policy on that payment date and any previously unpaid premiums with respect to the policy, together with its interest, and

          o the cumulative insurance payments by the certificate insurer under the policy to the extent not previously reimbursed, plus its interest.


     On each payment date, the amount of the premium payable to the certificate insurer with respect to the policy is equal to one-twelfth of the product of a percentage specified in the insurance and indemnity agreement, dated ________, among the certificate insurer, the depositor, the master servicer, the trustee and the administrator, and the Certificate Principal Balance of the Class A Certificates.


     Payments of principal on the Class A Certificates on each payment date will be made after payment of the Senior Interest Payment Amount as described under "--Interest Payments" above. The Class A Principal Payment Amount plus any amount drawn on the policy relating to principal shall be distributed in accordance with the priorities described below, until its Certificate Principal Balances have been reduced to zero.

     The Class A Principal Payment Amount plus any amount drawn on the policy relating to principal distributable to the Class A Certificates shall be distributed as follows:

      1. first, to the Lockout Certificates, in reduction of its Certificate Principal Balance, an amount equal to the Lockout Payment Percentage of the Class A Principal Payment Amount distributable to the Class A Certificates, until its Certificate Principal Balance has been reduced to zero;
      2. second, to the Class A-1 Certificates, until its Certificate Principal Balance has been reduced to zero; and
      3. third, to the Lockout Certificates, until its Certificate Principal Balance has been reduced to zero.

     The master servicer may elect to treat Insurance Proceeds, Liquidation Proceeds and other unscheduled collections, not including prepayments by the borrowers, received in any calendar month as included in the Available Payment Amount and the Class A Principal Payment Amount for the payment date in the month of receipt, but is not obligated to do so. If the master servicer so elects, these amounts will be deemed to have been received, and any related Realized Loss shall be deemed to have occurred, on the last day of the month prior to its receipt.

     The master servicer will include borrower prepayments on home equity loans, Net Liquidation Proceeds and Insurance Proceeds received during the related Collection Period in the Available Payment Amount for the payment date. On the final payment date for each class of offered certificates, principal will be due and payable on that class of offered certificates in an amount equal to the related Certificate Principal Balance, if any. In no event will principal payments on any class of offered certificates on any payment date exceed the related Certificate Principal Balance on that date.

Overcollateralization Provisions

     On each payment date, Excess Cash Flow, if any, is applied on that payment date as an accelerated payment of principal on the Class A Certificates, but only in the manner and to the extent hereafter described. The Excess Cash Flow for any payment date will derive primarily from the amount of interest collected on the home equity loans in excess of the sum of:

          o    the Senior Interest Payment Amount,

          o    the premium payable on the policy and

          o    accrued servicing fees,


in each case relating to that payment date. Excess Cash Flow will be applied on any payment date; first, to pay Prepayment Interest Shortfalls; second, to pay the Realized Loss Payment Amount for that payment date; third, to the payment of the premium fee with respect to that payment date and any previous payment date, to the extent not previously paid, together with its interest; fourth, to the payment of cumulative insurance payments plus its interest; fifth, to pay any Overcollateralization Increase Amount; sixth, to pay some other reimbursement amounts owed to the certificate insurer; and last, to pay to the holder of the Class R Certificates any amounts remaining.


     The Excess Cash Flow, to the extent available as described above, will be applied as an accelerated payment of principal on the Class A Certificates to the extent that the Overcollateralization Amount Target exceeds the Outstanding Overcollateralization Amount as of that payment date.

     As to any payment date prior to the payment date in ________, the Overcollateralization Amount Target will be __% of the aggregate cut-off date balance. As to any payment date on or after the payment date in _________, the Overcollateralization Amount Target will be equal to the lesser of:

          o the Overcollateralization Amount Target as of the cut-off date and

          o __% of the aggregate Stated Principal Balance of the home equity loans immediately preceding that payment date, but not lower than $________, __% of the aggregate cut-off date balance, plus __% of the outstanding Stated Principal Balance of all of the home equity loans that are 90 or more days delinquent as of that payment date; provided, however, that any scheduled reduction to the Overcollateralization Amount Target described above shall not be made as of any payment date unless:

          o the outstanding Stated Principal Balance of the home equity loans delinquent 90 days or more averaged over the last six months as a percentage of the aggregate outstanding Stated Principal Balance of all the home equity loans averaged over the last six months does not exceed __%,

          o the aggregate cumulative Realized Losses on the home equity loans prior to any payment date occurring during the first year and the second year, or any year thereafter, after the payment date in ______ are less than __% and __%, respectively, of the aggregate cut-off date balance and

          o there has been no draw on the policy on that payment date that remains unreimbursed.

     In addition, the Overcollateralization Amount Target may be reduced with the prior written consent of the certificate insurer and the rating agencies.

     In the event that the Overcollateralization Amount Target is permitted to decrease or "step down" on a payment date in the future, a portion of the principal which would otherwise be distributed to the holders of the Class A Certificates on that payment date shall not be distributed to the holders of the Class A Certificates on that payment date. This has the effect of decelerating the amortization of the Class A Certificates relative to the amortization of the home equity loans, and of reducing the Outstanding Overcollateralization Amount. If, on any payment date, the Excess Overcollateralization Amount is, or, after taking into account all other payments to be made on that payment date would be, greater than zero, i.e., the Outstanding Overcollateralization Amount is or would be greater than the related Overcollateralization Amount Target, then any amounts relating to principal which would otherwise be distributed to the holders of the Class A Certificates on that payment date shall instead be distributed to the holders of the Class R Certificates in an amount equal to the Overcollateralization Reduction Amount.


     The aggregate cut-off date balance will be $_______ less than the aggregate Certificate Principal Balance of the certificates. If, on the payment date in _____, after application of the Class A Principal Payment Amount and any amounts drawn on the policy to be distributed on that payment date, the Stated Principal Balance of the home equity loans would be less than the Certificate Principal Balance of the Class A Certificates, the certificate insurer will be required to deposit in the Certificate Account the amount of that difference, unless available funds are on deposit in the Certificate Account. These funds will be distributed to the Class A Certificateholders entitled to receive a payment of principal on that payment date, in proportion to the amount of the Class A Principal Payment Amount payable to the certificateholders on that payment date, in reduction of their Certificate Principal Balances.


Excess Loss Amounts

     Excess Loss Amounts will not be covered by any Realized Loss Payment Amount or by a reduction in the Outstanding Overcollateralization Amount. Any Excess Loss Amounts, however, will be covered by the policy, and in the event payments are not made as required under the policy, these losses will be allocated to the certificates pro rata based on their outstanding Certificate Principal Balances.

     With respect to any defaulted home equity loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus its interest through the last day of the month in which that home equity loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the master servicer or the subservicer for expenses, including attorneys' fees, towards interest and principal owing on the home equity loan.

[Certificate Guaranty Insurance Policy


     On the closing date, __________, the certificate insurer, will issue its certificate guaranty insurance policy, or policy, in favor of the trustee on behalf of the certificateholders. The policy will unconditionally and irrevocably guarantee some payments on the certificates. On each payment date, a draw will be made on the policy equal to the sum of:

          o the amount by which accrued interest on the certificates at the respective payment rates for that payment date exceeds the amount on deposit in the Certificate Account available for interest payments on that payment date,

          o any Realized Losses, other than any Excess Loss Amount, for that payment date, to the extent not currently covered by a Realized Loss Payment Amount or a reduction in the Outstanding Overcollateralization Amount and

          o    any Excess Loss Amount for that payment date.

     In addition, on the payment date in _______, a draw will be made on the policy to cover the undercollateralization amount, if any, if that amount is not otherwise available in the Certificate Account.

     In addition, the policy will guarantee the payment of the outstanding Certificate Principal Balance of the certificates on the final payment date. In the absence of payments under the policy, certificateholders will directly bear the credit risks associated with their investment to the extent these risks are not covered by the Outstanding Overcollateralization Amount or otherwise.

     The policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to its conflict of laws principles.


     The policy is not cancelable for any reason. The premium on the policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the offered certificates.]

[The Certificate Insurer

     The following information has been supplied by the certificate insurer for inclusion in this prospectus supplement. No representation is made by the depositor, ________ or any of their affiliates as to the accuracy or completeness of this information.

                     [DESCRIPTION OF CERTIFICATE INSURER]]


The Preferred Stock


     The trust assets include one share of preferred stock of the depositor. The preferred stock has a par value of $1.00 and is designed the Class SV-__ Preferred Stock. Issuance of the preferred stock to the trust is intended to prevent the depositor from abusing the protections of the bankruptcy laws and will have no impact on the bankruptcy remoteness of the trust. Under the Articles of Incorporation of the depositor, the rights of the holders of the preferred stock are limited to (a) voting in the event the depositor desires to institute proceedings to be adjudicated insolvent, consent to the institution of any bankruptcy or insolvency case or petition, make an assignment for the benefit of creditors or admit in writing its inability to pay its debts as they become due and (b) receiving $1.00 upon liquidation of the depositor. The depositor has issued similar shares of preferred stock to other trusts. The unanimous affirmative vote of the holders of the preferred stock and such similar shares of preferred stock is required to approve any of the depositor's bankruptcy initiatives. Holders of any shares of preferred stock of the depositor have no other rights, such as the right to receive dividends or to vote on any other matter. The trustee has the exclusive authority to vote the interest of the trust in the preferred stock. In the pooling and servicing agreement, the trustee covenants that it will not transfer the Class SV-__ Preferred Stock to HFC or any affiliate of HFC.


The Trustee

     _______________ is the trustee under the pooling and servicing agreement pursuant to which the offered certificates will be issued. _______________ is a national banking association, and its corporate trust offices are located at _______________. In the ordinary course of its business, the trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with HFC, the depositor, the sellers and their affiliates.


The Administrator

     HSBC Bank USA, National Association, an affiliate of HFC, the depositor and the sellers, will be the administrator under the pooling and servicing agreement. HSBC Bank USA, National Association is a national banking association, and its corporate trust offices are located at 452 Fifth Avenue, New York, New York 10018.

     Pursuant to the pooling and servicing agreement, the administrator will make payments on the certificates. The administrator will maintain the collection account and in accordance with the pooling and servicing agreement and upon the master servicer's instructions, invest funds in the collection account in permitted investments.


                 MATERIAL YIELD AND PREPAYMENT CONSIDERATIONS

General


     The yield to maturity and the aggregate amount of payments on the offered certificates will be affected by the rate and timing of principal payments on the home equity loans and the amount and timing of borrower defaults resulting in Realized Losses. The rate of default and losses on home equity loans secured by junior liens may be greater than that of home equity loans secured by first liens. In addition, the yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the home equity loans in the trust. The rate of principal payments on the home equity loans will in turn be affected by the amortization schedules of the home equity loans, the rate and timing of principal prepayments on the home equity loans by the borrowers (including principal prepayments in full that result from rewrites), liquidations of defaulted home equity loans and repurchases of home equity loans due to some breaches of representations.


     The timing of changes in the rate of prepayments, liquidations and repurchases of the home equity loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the home equity loans will depend on future events and on a variety of factors, as described more fully in this prospectus supplement and in the prospectus under "Yield and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on any class of certificates.

     A seller may allow the refinancing of a home equity loan by accepting prepayments on the home equity loan and permitting a new loan secured by a mortgage on the same property, which may be originated by the seller or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of such a refinancing, the new loan would not be included in the trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related home equity loan. A seller or the master servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. The programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, sellers or the master servicer may encourage assumptions of home equity loans, including defaulted home equity loans, under which creditworthy borrowers assume the outstanding indebtedness of those home equity loans which may be removed from the trust. As a result of these programs, the rate of principal prepayments of the home equity loans may be higher than would otherwise be the case, and, in some cases, the average credit or collateral quality of the home equity loans remaining in the trust may decline.


     The home equity loans in most cases may be prepaid by the borrowers at any time. However, in some circumstances the prepayment of some of the home equity loans will be subject to a prepayment penalty, which may discourage borrowers from prepaying their home equity loans during the period during which the prepayment penalty applies. No prepayment penalty will be charged with respect to a branch-originated real estate secured loan if 24 months or more have elapsed since the origination of such loan. As of the statistical cut-off date, the weighted average age since origination of the home equity loans is approximately __ months.

     Most of the home equity loans contain due-on-sale clauses. As described under "Description of the Certificates--Principal Payments" in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal collections on the home equity loans will be allocated among the Class A Certificates, other than Lockout Certificates and during some periods no principal collections or a disproportionately small portion of principal collections will be distributed on the Lockout Certificates. Prepayments, liquidations and purchases of the home equity loans will result in payments to holders of the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the home equity loans. Factors affecting prepayment, including defaults and liquidations, of home equity loans include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing interest rates fell significantly below the interest rates on the home equity loans, the rate of prepayments, including refinancings, would be expected to increase. On the other hand, if prevailing interest rates rose significantly above the interest rates on the home equity loans, the rate of prepayments on the home equity loans would be expected to decrease. Furthermore, borrowers do not generally view home equity loans in a junior lien position as permanent financing and junior lien loans generally carry a high rate of interest. As a result, junior lien home equity loans may experience a higher rate of prepayments than traditional first lien mortgage loans. Prepayment of the related first lien may also affect the rate of prepayments on the home equity loans. Approximately ___% of the home equity loans are secured by junior liens.


     The Class A Certificates are subject to various priorities for payment of principal as described in this prospectus supplement. Payments of principal on classes of Class A Certificates will be affected by the rates of prepayment of the home equity loans as will the weighted average lives of the certificates. The timing of commencement of principal payments and the weighted average lives of classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the home equity loans both before and after the commencement of principal payments on those classes. In addition, the yield to maturity of the Class A Certificates will depend on whether, to what extent, and the timing with respect to which, Excess Cash Flow is used to accelerate payments of principal on the Class A Certificates or any Overcollateralization Reduction Amount is used to slow payments of principal on the certificates. See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.


     The rate of defaults on the home equity loans will also affect the rate and timing of principal payments on the home equity loans. In general, defaults on home equity loans are expected to occur with greater frequency in their early years. The rate of default of mortgage loans secured by junior liens is likely to be greater than that of mortgage loans secured by traditional first lien mortgage loans, particularly in the case of mortgage loans with high combined loan-to-value ratios. Furthermore, the rate and timing of prepayments, defaults and liquidations on the home equity loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield and Prepayment Considerations" in the prospectus and "Glossary of Terms" in this prospectus supplement. In addition, because borrowers of Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans. See "Risk Factors" in this prospectus supplement.

     To the extent that any losses are incurred on any of the home equity loans that are not covered by the Realized Loss Payment Amount, a reduction in the Outstanding Overcollateralization Amount or the policy, holders of the certificates will bear all risk of the losses resulting from default by borrowers. Even where the policy covers all losses incurred on the home equity loans, this coverage may accelerate principal payments on the Class A Certificates, thus reducing the weighted average life of the Class A Certificates.

     Because the interest rates on the home equity loans and the payment rates on the offered certificates are fixed, the rates will not change in response to changes in market interest rates.

     Accordingly, if market interest rates or market yields for securities similar to the offered certificates were to rise, the market value of the offered certificates may decline.

     The rate and timing of principal payments on and the weighted average lives of the certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases, on the home equity loans.

     Sequentially Paying Classes: The Class A Certificates are subject to various priorities for payment of principal as described in this prospectus supplement. Payments of principal on classes of Class A Certificates having an earlier priority of payment will be affected by the rates of prepayment of the home equity loans early in the life of the home equity loan pool. The timing of commencement of principal payments and the weighted average lives of classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the home equity loans experienced both before and after the commencement of principal payments on these classes.

     Lockout Certificates: Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any payments of principal prior to the payment date occurring in ________ and prior to the payment date occurring in ________ will receive a disproportionately small portion of payments of principal, unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the weighted average lives of the Lockout Certificates will be longer than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of certificates entitled to these payments. However, beginning with the payment date occurring in _______, the Lockout Certificates may receive a disproportionately large percentage of principal collections until their Certificate Principal Balance is reduced to zero.

     In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates and the related payment rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and its principal payments occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. On the other hand, if a class of offered certificates is purchased at a discount and principal payments on that class of offered certificates occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. For additional considerations relating to the yield on the certificates, see "Yield and Prepayment Considerations" in the prospectus.

     Assumed Final Payment Date: The assumed final payment date with respect to the Class A Certificates is __________,which date is __ months after the payment date immediately following the latest scheduled maturity date for any home equity loan. No event of default, change in the priorities for payment among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final payment date.

     The actual final payment date with respect to each class of Class A Certificates could occur significantly earlier than the assumed final payment date for that class because:

          o Excess Cash Flow will be used to make accelerated payments of principal, i.e. Overcollateralization Increase Amounts, to the holders of the Class A Certificates, which payments will have the effect of shortening the weighted average lives of the certificates of each class;

          o prepayments are likely to occur, which will also have the effect of shortening the weighted average lives of the certificates of each class; and

          o the master servicer may cause a termination of the trust when the aggregate Stated Principal Balance of the home equity loans in the trust is less than ___ of the aggregate cut-off date balance.

     Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in reduction of principal of that security, assuming no losses. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the home equity loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans. A 100% prepayment assumption assumes a constant prepayment rate of ____ per annum of the then outstanding principal balance of the home equity loans in the first month of the life of the home equity loans and an additional __________ per annum in each month thereafter until the _______ month. Beginning in the _______ month and in each month thereafter during the life of the home equity loans, a 100% prepayment assumption assumes a CPR of ____ per annum each month. As used in the table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the prepayment assumption. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the home equity loans.


     The table below entitled "Percentage of Initial Certificate Principal Balance Amount of the Class A Certificates Outstanding at the Following Percentages of the Prepayment Assumption" have been prepared on the basis of some assumptions as described below regarding the weighted average characteristics of the home equity loans that are expected to be included in the trust as described under "Description of the Home Equity Loan Pool" in this prospectus supplement and their performance. The tables assume, among other things, that:


          o as of the date of issuance of the Class A Certificates, the home equity loans have the following structuring assumptions:


                               HOME EQUITY LOANS



                                                                              Original Term       Remaining Term
                                              Principal                        to Maturity          to Maturity
                  Pool                         Balance      Loan Rate (%)       (Months)             (Months)
--------------------------------------     -------------    --------------    ---------------    -------------------
                                           $                %
                                           $                %
                                           $                %
                                           $                %
                                           $                %
                                           $                %


          o with respect to each home equity loan, the aggregate servicing fee rate and policy premium rate will be __% per annum;

          o except with respect to the Balloon Loans, the scheduled monthly payment for each home equity loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the home equity loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

          o none of the sellers, the master servicer or the depositor will repurchase any home equity loan, as described under "HFC Home Equity Lending Program--Representations and Warranties Concerning the Home Equity Loans" and "Description of the Securities--Assignment of Trust Fund Assets" in the prospectus, and the master servicer does not exercise the option to purchase the home equity loans and thereby cause a termination of the trust;

          o there are no delinquencies or Realized Losses on the home equity loans, and principal payments on the home equity loans will be timely received together with prepayments, if any, at the respective constant percentages of the prepayment assumption described in the table;

          o there is no Prepayment Interest Shortfall or any other interest shortfall in any month;

          o payments on the certificates will be received on the ____ day of each month, commencing ____________;

          o    payments on the home equity loans earn no reinvestment return;

          o there are no additional ongoing trust expenses payable out of the trust;

          o    the certificates will be purchased on ____________; and

          o    the payment rate for the Class A Certificates is ____________.


     The actual characteristics and performance of the home equity loans will differ from the assumptions used in constructing the tables below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the home equity loans will prepay at a constant level of the prepayment assumption until maturity, no losses will be incurred on the home equity loans or that all of the home equity loans will prepay at the same level of the prepayment assumption. Moreover, the diverse remaining terms to maturity of the home equity loans could produce slower or faster principal payments than indicated in the tables at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the home equity loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the home equity loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of Class A Certificates.


     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of Each Class of Class A Certificates, and describe the percentages of the initial certificate principal balance of each Class of Class A Certificates that would be outstanding after each of the dates shown at various percentages of the prepayment assumption.

                           [INSERT DEC TABLES HERE]

Fixed Strip Certificate Yield Considerations

     Investors should note that the Fixed Strip Certificates are only entitled to payments prior to the Payment Date in _________. The yield to investors on the Fixed Strip Certificates will be extremely sensitive to the rate and timing of principal payments on the home equity loans, including prepayments, defaults and liquidations, under some extremely rapid rate of prepayment scenarios. In addition, if prior to the payment date in _________, the master servicer or the depositor effects an optional termination of the home equity loans, the Fixed Strip Certificates will receive no further payments. Investors in the Fixed Strip Certificates should fully consider the risk that an extremely rapid rate of prepayments on the home equity loans could result in the failure of these investors to fully recover their investments.

     The following table indicates the sensitivity of the pre-tax yield to maturity on the Fixed Strip Certificates to various constant rates of prepayment on the home equity loans by projecting the monthly aggregate payments of interest on the Fixed Strip Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the home equity loans which differ from the actual characteristics and performance thereof and assuming the aggregate purchase price described below. Any differences between the assumptions and the actual characteristics and performance of the home equity loans and of the Fixed Strip Certificates may result in yields being different from those shown in the table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

           Pre-Tax Yield To Maturity Of The Fixed Strip Certificates At The Following Percentages Of The Prepayment Assumption

    Assumed Purchase Price            %        %         %        %
    ----------------------            -        -         -        -
                                      %        %         %        %
                                      -        -         -        -

     Each pre-tax yield to maturity described in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Fixed Strip Certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as payments on the Fixed Strip Certificates, and thus do not reflect the return on any investment in the Fixed Strip Certificates when any reinvestment rates other than the discount rates are considered.

     Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the home equity loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Fixed Strip Certificates may differ from those shown in the table, even if all of the home equity loans prepay at the indicated constant percentages of the prepayment assumption over any given time period or over the entire life of the certificates.

     There can be no assurance that the home equity loans will prepay at any particular rate or that the yield on the Fixed Strip Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity of the home equity loans could produce slower or faster principal payments than indicated in the preceding table at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the home equity loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Fixed Strip Certificates should fully consider the risk that an extremely rapid rate of prepayments on the home equity loans could result in the failure of the investors to fully recover their investments.

     For additional considerations relating to the yield on the certificates, see "Yield and Prepayment Considerations" in the prospectus.

                       POOLING AND SERVICING AGREEMENT

General


     The certificates will be issued under a pooling and servicing agreement among the depositor, the master servicer, the trustee and the administrator. Reference is made to the prospectus for important information in addition to that described in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the certificates. The trustee and the administrator, or any of their affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee. The certificates will be transferable and exchangeable at the corporate trust office of the administrator, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder, without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to HFC Revolving, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Corporate Secretary.

The Master Servicer

     HFC, an affiliate of the depositor, will act as master servicer for the certificates under the pooling and servicing agreement. Responsibilities of HFC will include the receipt of funds from subservicers, the reconciliation of servicing activity, investor reporting and remittances to the administrator to accommodate payments to certificateholders. HFC is not obligated to and does not intend to make advances relating to delinquent payments of principal and interest on the home equity loans.


     For information regarding foreclosure procedures, see "Description of the Securities--Realization Upon Defaulted Home Equity Loans" in the prospectus. Servicing and charge-off policies and collection practices may change over time in accordance with HFC's business judgment, changes in HFC's portfolio of real estate secured home equity loans that it services for itself and others, applicable laws and regulations, and other considerations.


     HFC and its subsidiaries have originated closed-end fixed and adjustable rate mortgages since 1972 and have offered home equity revolving credit loans since 1977. As of _________, HFC had approximately $____ billion in total assets, approximately $____ billion in total liabilities and approximately $____ billion in shareholder's equity. As of the date of this prospectus supplement, HFC has a commercial paper rating of "___" by S&P, "___" by Moody's and "____" by Fitch. HFC has a current long-term debt rating of "___" by S&P, "___" by Moody's and "___" by Fitch. For a general description of HFC and its activities, see "HFC Home Equity Lending Program--General" in the prospectus. It is not expected that HFC's direct or indirect parents, Household International, Inc. and HSBC Holdings plc, respectively, will guarantee or support the obligations of HFC.

Possession of Home Equity Loan Documents

     Under the terms of the pooling and servicing agreement, so long as HFC's long-term senior unsecured debt is assigned an acceptable minimum rating by at least two of Moody's, S&P and Fitch (which minimum acceptable ratings currently are "Baa3" by Moody's, "BBB-" by S&P and "BBB" by Fitch), [such minimum rating acceptable to any certificate insurer,] and each of the sellers is an affiliate of HFC, the sellers will be entitled to maintain possession of the loan documents with respect to the applicable home equity loans and will not be required to record assignments of the related mortgages to either the depositor or the trustee. In the event, however, that possession of any loan documents is required by the master servicer, the master servicer will be entitled to request delivery of the loan documents and to retain them for as long as necessary for servicing purposes. These loan documents will be returned to the applicable seller, unless returned to the related borrower in connection with the payment in full of the related home equity loan or when possession of these documents is no longer required by the master servicer. In the event that HFC does not satisfy the standards set forth herein or any seller that possesses loan documents ceases to be an HFC affiliate, HFC will cause such seller, within 90 days, to deliver and record assignments of the mortgages for each related home equity loan in favor of the trustee and, within 60 days, to deliver the loan documents pertaining to each home equity loan to the trustee, unless opinions of counsel satisfactory to the trustee, the rating agencies [and any certificate insurer] are delivered to these parties to the effect that recordation of the assignments or delivery of loan documentation is not required in the relevant jurisdictions to protect the interests of the depositor and the trustee in the home equity loans. Under the pooling and servicing agreement, the trustee will be appointed attorney-in-fact for the sellers that possess loan documents with power to prepare, execute and record assignments of the mortgages in the event that the sellers fail to do so on a timely basis. In lieu of delivery of original documentation, the sellers may deliver documents which have been imaged optically upon delivery of an opinion of counsel that the documents do not impair the enforceability or the transfer to the trust of the home equity loans or the perfection of the trust's security interest in the home equity loans.

Review of the Home Equity Loans

     In the event the loan documents are required to be delivered to the trustee, the trustee will itself maintain possession of and review documents relating to the home equity loans, or will appoint one or more custodians to do so as the agents of the trustee under a custodial agreement, which custodians may include the master servicer. There will be no third party review of the documents relating to the home equity loans prior to delivery of the document to the trustee.

     In the event the loan documents are delivered to the trustee with regard to any home equity loan, the trustee or the custodian will hold the documents in trust for the benefit of the certificateholders and, normally will review the documents within 90 days after receipt. If any document is found to be defective in any material respect, the trustee or the custodian shall notify the master servicer and the depositor. If the depositor or the master servicer cannot cure the defect within 90 days or within any other period specified in the pooling and servicing agreement, after notice of the defect is given to depositor, the depositor or master servicer is required to, not later than 90 days after that notice, or within any other period specified in the pooling and servicing agreement, either repurchase the related home equity loan or any property acquired in respect of it from the trustee, or if permitted, substitute for that home equity loan a new home equity loan in accordance with the standards described in the pooling and servicing agreement. The master servicer will be obligated to enforce this obligation of the depositor, but the obligation is subject to the provisions described under "Description of the Securities--Realization Upon Defaulted Home Equity Loans" in the prospectus. There can be no assurance that the depositor or master servicer will fulfill its obligation to purchase any home equity loan. The obligation to repurchase or substitute for a home equity loan constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a constituent document. Any home equity loan not purchased or substituted for shall remain in the related trust.

     The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement. Additionally, the depositor will make certain representations and warranties regarding the home equity loans as of the closing date. Upon a breach of any of these representations of the depositor which materially adversely affect the interests of the certificateholders in a home equity loan, the depositor or master servicer will be obligated either to cure the breach in all material respects or to purchase the home equity loan or to substitute the home equity loan with an eligible substitute home equity loan. Any home equity loan not purchased or substituted for shall remain in the trust. The depositor and master servicer will indemnify the trust for out-of-pocket financial losses arising out of the breach in any material respect of any representation or warranty of the depositor upon which the trust has relied.


Servicing and Subservicing

     The master servicer is required to service and administer the home equity loans in accordance with the pooling and servicing agreement, the Settlement Agreement and in a manner consistent with general industry practice using that degree of skill and attention that the master servicer exercises with respect to comparable home equity loans that it services for itself or others.


     The duties of the master servicer include collecting and posting all payments, responding to inquiries of borrowers or Federal, state or local government authorities with respect to the home equity loans, investigating delinquencies, reporting tax information to borrowers in accordance with its customary practices, accounting for collections and furnishing monthly and annual statements to the trustee and the administrator with respect to payments. The master servicer is required to follow its customary standards, policies and procedures in performing the duties as master servicer.

     The master servicer (1) is authorized and empowered to execute and deliver, on behalf of itself, the certificateholders and the trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the home equity loans and with respect to the related mortgaged properties; and (2) may consent to any modification of the terms of any note not expressly prohibited by the pooling and servicing agreement if the effect of any such modification will not materially and adversely affect the security afforded by the related mortgaged property, other than as permitted by the pooling and servicing agreement. In certain circumstances, the master servicer will be required to purchase the related home equity loan if it consents to any such modification.

     Compensation to the master servicer for its servicing activities under the pooling and servicing agreement will be paid from interest collections on the home equity loans on each payment date. The amount of such compensation for each Collection Period is equal to ____% per annum of the aggregate principal balances of the home equity loans outstanding on the first day of such Collection Period. The servicing fee will be paid to the master servicer before payments are made to the certificateholders. In addition, the master servicer will retain any benefit from the investment of funds in the Collection Account.


     The master servicer will also be entitled under the pooling and servicing agreement to additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges or any other servicing-related fees and similar items.

     The master servicer will pay certain ongoing expenses associated with the trust or incurred in connection with its servicing responsibilities under the pooling and servicing agreement. The master servicer will be entitled to reimbursement for specified expenses incurred by it in connection with the liquidation of any home equity loan, including any costs in restoring any related mortgaged property in connection therewith and the payment of related insurance premiums or taxes, this right of reimbursement being prior to the rights of the certificateholders to receive net liquidation proceeds from the related home equity loan.


     The master servicer will be permitted under the pooling and servicing agreement to enter into subservicing arrangements for any servicing and administration of home equity loans with any institution (including an affiliate) which is in compliance with the laws of each state necessary to enable it to perform its obligations under such subservicing arrangement.


     Notwithstanding any subservicing arrangement, the master servicer will not be relieved of its obligations under the pooling and servicing agreement and the master servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the home equity loans.

Evidence as to Compliance

     The master servicer will be required to deliver to the trustee on or before the last day of March of each year commencing in _____, an officer's certificate stating, as to each signer thereof, that (1) a review of the activities of the master servicer during the preceding calendar year (or, in the case of the first certificate, since the closing date) and of its performance under the pooling and servicing agreement has been made under the officer's supervision, and (2) to the best of the officer's knowledge, based on his/her review, the master servicer has fulfilled all its material obligations under the pooling and servicing agreement for that year, or in the case of the first certificate, since the closing date, or, if there has been a default in the fulfillment of any obligations, specifying each default known to that officer and the nature and status thereof including the steps being taken by the master servicer to remedy the defaults.


     The pooling and servicing agreement provides that on or before March 31 of each calendar year, beginning March 31, ______, the master servicer will have a firm of independent certified public accountants furnish a report showing that, for the prior calendar year, or, in the case of the first report, since the closing date, the accounting firm has performed procedures in order to provide a report on the master servicer's assertion that the servicing of the home equity loans has been conducted in compliance with the terms and conditions set forth in the pooling and servicing agreement related to the servicing of the home equity loans and the reporting thereof and that assertion is presented fairly.

Collection and Liquidation Practices; Loss Mitigation

     Under the terms of the pooling and servicing agreement, until the business day prior to each payment date on which amounts are required to be deposited in the Collection Account, collections on the home equity loans may be invested in permitted investments, including obligations of the master servicer or any of its affiliates, as long as such investment does not result in a withdrawal or downgrading of the current ratings of the offered certificates. The master servicer may retain and commingle such collections with its own funds at such time as either (A) the short-term debt obligations of the master servicer are or rated at least "P-1" by Moody's, "A-1" by S&P and "F-1" by Fitch or (B) the master servicer arranges for and maintains a servicer credit enhancement acceptable in form and substance to each rating agency. In the event the master servicer is entitled to retain and commingle the amounts referred to in the preceding sentence (i) it shall be entitled to retain for its own account any investment income thereon, and any such investment income shall not be subject to any claim of the trustee or certificateholders and (ii) it shall be allowed to reduce the total amount of funds it is required to deposit into the Collection Account on the business day prior to each payment date by the Skip-A-Pay Reimbursement Amount (as defined below) that it is entitled to receive on such payment date. In the event that the master servicer is not permitted to retain and commingle these amounts with its own funds, it shall deposit these amounts not later than the second business day following receipt in the Collection Account.


     The master servicer may in its discretion (1) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment penalties, if any, or other fees which may be collected in the ordinary course of servicing the home equity loans, (2) arrange with a borrower a schedule for the payment of delinquent payments on the related home equity loan, (3) sell the home equity loan at its fair market value to a third party for collection activity, or (4) reset the delinquency status of a contractually delinquent home equity loan to current in accordance with its account management policies and practices as described above under "Description of the Home Equity Loan Pool--Delinquency and Loss Experience of the Master Servicer's Portfolio."


     The master servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the home equity loans, including restructures, waivers, modifications, payment forbearances, partial forgiveness, rewrites and entering into repayment schedule arrangements if the master servicer determines that the action is not materially adverse to the interests of the holders of the offered certificates [or the certificate insurer] and is generally consistent with the master servicer's policies with respect to similar loans; and the home equity loan is in default or if default is imminent. In addition, the master servicer may waive, modify or vary any term of any home equity loan to reduce the likelihood of prepayment or of default of the home equity loan, to increase the likelihood of repayment or repayment upon default of the home equity loan, to increase the likelihood of repayment in full of or recoveries under the home equity loan, or to otherwise benefit the holders of the offered certificates. The master servicer may not, however, defer the scheduled monthly interest and principal payment on any home equity loan that is not in default or, in the judgment of HFC, for which default is not imminent unless (i) the master servicer elects to make a Skip-A-Pay Advance in accordance with the following paragraph or (ii) each rating agency advises in writing that such action will not cause the then current ratings of the offered certificates to be withdrawn, suspended or reduced; provided, however, that the master servicer may not defer the scheduled monthly payment on any home equity loan in connection with a Skip-A-Pay Advance unless the master servicer determines, in its good faith judgment, that the Skip-A-Pay Advance will be recoverable from future payments on the home equity loans.

     If during any Collection Period the master servicer deferred the scheduled monthly payment on any home equity loan by electing to make a Skip-A-Pay Advance, on or before one business day prior to the next payment date, the master servicer will deposit into the collection account an amount equal to the Skip-A-Pay Advance for such Collection Period. On each payment date, the master servicer will be entitled to reimburse itself for all previously unreimbursed Skip-A-Pay Advances from funds on deposit in the collection account, before making any payments to holders of the offered certificates, up to an amount equal to the Skip-A-Pay Reimbursement Amount on such payment date; provided, however, that the Skip-A-Pay Reimbursement Amount that the master servicer is entitled to receive on such payment date will be reduced by the portion of such amount, if any, that was applied to reduce the amount of funds that the master servicer was required to deposit into the Collection Account on the business day immediately preceding such payment date. "Skip-A-Pay Advance," for any Collection Period, means the positive result, if any, of the Required Excess Cashflow for the related payment date, minus the Monthly Excess Cashflow for the related payment date. "Skip-A-Pay Reimbursement Amount," as of any payment date, means the positive result, if any, of the Monthly Excess Cashflow for such payment date, minus the Required Excess Cashflow for such payment date. "Monthly Excess Cashflow," as of any payment date, means the excess, if any, of (i) the excess, if any, of (x) Interest Collections (for clarity purposes only, net of any servicing fee) over (y) the Current Interest plus the Interest Carry Forward Amount, if any, of all Class A and Class ___ Certificates (after taking into account all payments of interest on such payment date) over (ii) the Additional Principal Reduction Amount. "Required Excess Cashflow," as to any payment date, means ____%, divided by 12, multiplied by the outstanding principal balance of the home equity loans as of the first day of the related Collection Period.

     With respect to home equity loans that come into and continue in default, the master servicer may take a variety of actions including foreclosure on the mortgaged property, writing off the balance of the home equity loan as bad debt, selling any bad debt to third-party collection sources, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, permitting a restructure, arranging for a repayment plan, modifications as described above, or taking an unsecured certificate. See "Description of the Securities--Collection and Other Servicing Procedures" and "--Realization Upon Defaulted Home Equity Loans" in the prospectus.

Senior Liens

     The master servicer may permit the placement of a lien senior to a home equity loan or the refinancing of any existing lien senior to a home equity loan, provided that the conditions set forth in the pooling and servicing agreement are satisfied. Although all of the home equity loans are secured as of the statistical cut-off date by first and second liens on mortgaged properties, if the master servicer were to consent to the placement of a lien senior to the home equity loan on the mortgaged property, a first lien would become a second lien and a second lien would become a third lien on the mortgaged property.


Optional Substitution

     At any time the master servicer has the right, in its sole discretion, to substitute different home equity loans in the place of any home equity loans included in the home equity loan pool. All substitutions made by the master servicer pursuant to this right shall not exceed 30% of the aggregate principal balance of the home equity loans as of the cut-off-date. In addition, it is a condition to any such substitution that (i) the home equity loans being substituted have principal and interest due that is substantially equivalent to the principal and interest then due on the home equity loans being removed from the trust, and (ii) the master servicer represents and warrants that the substituted home equity loans meet the required eligibility criteria.

Voting Rights

     Some actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust. __% of all voting rights will be allocated among all holders of the Class A Certificates in proportion to their then outstanding Certificate Principal Balances, and __% and __% of all voting rights will be allocated among holders of the Fixed Strip Certificates and the Class R Certificates in proportion to the percentage interests evidenced by their respective certificates. So long as there does not exist a failure by the certificate insurer to make a required payment under the policy, a certificate insurer default, the certificate insurer shall have the right to exercise all rights of the holders of the offered certificates under the pooling and servicing agreement without any consent of the holders, and the holders may exercise their rights only with the prior written consent of the certificate insurer except as provided in the pooling and servicing agreement.

Termination

     The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the offered certificates are described in "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the prospectus. The master servicer will have the option on any payment date on which the aggregate Stated Principal Balance of the home equity loans is less than ____ of the aggregate cut-off date balance to purchase all remaining home equity loans and other assets in the trust, except for the policy, thereby effecting early retirement of the offered certificates.

     Any purchase of home equity loans and other assets of the trust shall be made at a price equal to the sum of:

          o 100% of the unpaid principal balance of each home equity loan, or the fair market value of the related underlying mortgaged properties with respect to defaulted home equity loans as to which title to the mortgaged properties has been acquired if the fair market value is less than the unpaid principal balance, as of the date of repurchase plus

          o accrued interest at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed and

          o any amounts due to the certificate insurer under the insurance and indemnity agreement.

     Payments on the certificates relating to any optional termination will be paid, first, to the offered certificates, in an amount equal to the Certificate Principal Balance of each class plus one month's interest accrued on those offered certificates at the related payment rate, plus any previously unpaid Accrued Certificate Interest and second, except as described in the pooling and servicing agreement, to the Residual Certificates. Any purchase of home equity loans and termination of the trust requires the consent of the certificate insurer if it would result in a draw on the policy. Any purchase of the certificates, will be made at a price equal to 100% of its Certificate Principal Balance plus the sum of one month's interest accrued on those certificates at the applicable payment rate and any previously unpaid Accrued Certificate Interest. Upon the purchase of the certificates or at any time thereafter, at the option of the master servicer or the depositor, the home equity loans may be sold, thereby effecting a retirement of the certificates and the termination of the trust, or the certificates so purchased may be held or resold by the master servicer or the depositor.


No Petition

     In the pooling and servicing agreement, the trustee and the Certificateholders agree that they will not institute against the depositor, or cooperate with or encourage others to institute against the depositor, any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings under United States federal or state bankruptcy laws in connection with any obligations relating to the certificates or pooling and servicing agreement.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the offered certificates, Sidley Austin Brown & Wood LLP, special tax counsel to the depositor, will deliver an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust will qualify as a REMIC under the Internal Revenue Code.

     For federal income tax purposes:
          o each class of offered certificates will represent ownership of "regular interests" in the REMIC and will generally be treated as debt instruments of the REMIC; and

          o the Class R Certificates will constitute the sole class of "residual certificates" in the REMIC.

     See "Material Federal Income Tax Consequences--REMICs" in the prospectus.

     For federal income tax reporting purposes, the offered certificates, other than the Class A-1 Certificates and Fixed Strip Certificates, will not and the Class A-1 Certificates and Fixed Strip Certificates will be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the home equity loans will prepay at a rate equal to __% of the prepayment assumption. No representation is made that the home equity loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--REMICs--Taxation of Owners of REMIC Regular Securities--Original Issue Discount" in the prospectus.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, in particular the Fixed Strip Certificates, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

     In some circumstances OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the Issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the IRS.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize the premium. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Securities" and "--Premium" in the prospectus.

     The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A), formerly Section 856(c)(5)(A), of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate under the right of the master servicer or the depositor to repurchase the offered certificates may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a prohibited transaction tax. See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Securities" in the prospectus.

     HFC will be designated as the "tax matters person" with respect to the REMIC as defined in the REMIC provisions, and in connection therewith will be required to hold not less than 0.01% of each of the Class R Certificates.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement, dated ________, the underwriters named below have agreed to purchase and the depositor has agreed to sell the Class A Certificates and Class ___ Certificates. It is expected that delivery of the certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about _____________, against payment therefor in immediately available funds.

Underwriter            Class A           Class            Total
-----------            -------           -----            -----

...................     $                 $                $

...................     $                 $                $
Total

     In connection with the offered certificates, the underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the offered certificates if any of its offered certificates are purchased thereby.

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the SEC.

     The depositor has been advised that the underwriters propose initially to offer the offered certificates to the public at the respective offering prices set forth on the cover hereof and to certain dealers at such prices less a selling concession not to exceed the percentage of the offered certificates' denomination set forth below, and that the underwriters may allow and such dealers may re-allow discount not to exceed the percentage of the offered certificates' denomination set forth below.

Class of Certificate            Selling Concession       Re-allowance Discount
--------------------            ------------------       ---------------------

Class A ...................

Class __...................


     Until the distribution of the offered certificates is completed, the rules of the SEC may limit the ability of the underwriters to bid for and purchase the offered certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the offered certificates. These transactions may consist of bids and purchases for the purpose of pegging, fixing or maintaining the price of such classes of offered certificates.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the depositor nor the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the offered certificates. In addition, neither the depositor nor the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.


     In the ordinary course of business one or more of the underwriters and its affiliates have provided, and in future may provide, investment banking and commercial banking services to the depositor, the sellers, the master servicer and their affiliates.

     The underwriting agreement provides that the depositor will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify the depositor, against some civil liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

     [HSBC Securities (USA) Inc. is an affiliate of the depositor, HFC and the administrator.]


     There is currently no secondary market for the offered certificates. The underwriters intend to make a secondary market in the offered certificates but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.


     This prospectus supplement and the accompanying prospectus may be used by HSBC Securities (USA) Inc., an affiliate of HFC Revolving Corporation and HFC, in connection with offers and sales of certificates offered hereby and similar securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other holders after the original offering and sale of the certificates. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal or agent, including as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. The securities offered by HSBC Securities (USA) Inc. in market-making transactions may be securities that the depositor will not offer or sell after the date of this prospectus as well as securities that the depositor has previously offered and sold. Other affiliates of the depositor may also engage in transactions of this kind and may use this prospectus supplement and the accompanying prospectus for this purpose. Neither HSBC Securities (USA) Inc. nor any other affiliate of the depositor or HFC has an obligation to make a market in any of these securities and each may discontinue any market-making activities at any time without notice in its sole discretion.

     Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. If you are purchasing securities from HSBC Securities (USA) Inc., or another affiliate of the depositor and HFC, you may assume that you are purchasing such securities in a market-making transaction unless your confirmation of sale indicates otherwise.

     The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                LEGAL MATTERS

     Certain legal matters relating to the certificates will be passed upon for the depositor by Patrick D. Schwartz, Vice President and Deputy General Counsel - Corporate and Assistant Secretary of Household International, Inc., the parent of the depositor and the master servicer, and by Sidley Austin Brown & Wood LLP, New York, New York, special counsel to the depositor.
Mr. Schwartz is an officer of HFC, a full-time employee and an officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of Common Stock of HSBC Holdings plc, the parent of Household International, Inc. Certain legal matters will be passed upon for the underwriters by _____________________.

                                    RATINGS

     It is a condition to the issuance of the Class A Certificates that they be rated _______ by _____________________("______" and, together with
_____________, the "Rating Agencies").

     The ratings assigned by the Rating Agencies to the offered certificates address the likelihood of the receipt by certificateholders of payments required under the indenture. The Rating Agencies' ratings address the structural and legal aspects associated with the offered certificates, including the nature of the home equity loans. The Rating Agencies' ratings on the offered certificates do not, however, represent any assessment of the likelihood of the rate of principal prepayments or the likelihood of payment of any Supplemental Interest Amounts. The ratings do not address the possibility that certificateholders might suffer a lower-than-anticipated yield. See "Material Yield and Prepayment Considerations" in this prospectus supplement. The "r" of the "AAAr" rating of the Fixed Strip Certificates by ___________ is attached to highlight derivative, hybrid, and some other obligations that _____________ believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of these obligations are:

     securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and

     interest only and principal only mortgage securities.

     The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.



     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of the Fixed Strip Certificates do not address the possibility that the holders of those certificates may fail to recover fully their initial investments. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

                               LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities" for purposes of SMMEA because the home equity loan pool includes home equity loans that are secured by subordinate liens on the related mortgaged properties. Institutions whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates are subject to restrictions on investment, capital requirements or otherwise. See "Legal Investment Matters" in the prospectus.


     One or more classes of the offered certificates may be viewed as "complex securities" under TB 13a, which applies to thrift institutions regulated by the Office of Thrift Supervision.


     The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     See "Legal Investment Matters" in the prospectus.

                     EMPLOYEE BENEFIT PLAN CONSIDERATIONS

     A fiduciary of any plan subject to ERISA or Section 4975 of the Internal Revenue Code, or any insurance company, whether investing assets of such a plan through its general or separate accounts, or any other person investing plan assets of any plan (as defined under "Employee Benefit Plan Considerations--Plan Asset Regulations" in the prospectus) should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a violation of ERISA's fiduciary standards of care to or a nonexempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code. Any fiduciary or other investor of plan assets that proposes to acquire or hold the offered certificates on behalf of a plan or with plan assets should consult with its counsel with respect to whether the specific and general conditions and the other requirements of an Exemption are met. Here, since the underwriter is __________________________, the specific individual underwriter exemption that is applicable is Prohibited Transaction Exemption _______ (__ Fed. Reg.___, 19__) granted to the underwriter. The terms of this Exemption are the same as those of the Exemption described in the prospectus (see "Employee Benefit Plan Considerations--Prohibited Transaction Exemptions" in the prospectus). As a result, references in this Supplement to the Exemption shall specifically include the terms and conditions of the underwriter's individual exemption and the requirements set forth therein. Those requirements include a number of conditions which must be met for the Exemption to apply, including the requirements that the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D issued by the Commission under the Securities Act, and that the plan invest only in securities rated in one of the four highest rating categories by an exemption rating agency [(or in nonsubordinated securities rated in one of the two highest rating categories if the trust contains loans with high loan-to-value ratios)]. See "Employee Benefit Plan Considerations" in the prospectus for a more detailed list of the requirements and conditions of the Exemption, as well as a more general discussion of other employee benefit plan considerations.

     In particular, if certificates that do not meet the rating requirement of the Exemption are purchased, the plan fiduciary will be required to deliver to the trustee and the master servicer, at its expense, an opinion of counsel to the effect that the purchase and holding of such class of certificate will not result in a nonexempt prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code and will not subject the trustee or the master servicer to any obligation or liability in addition to those imposed by the pooling and servicing agreement. Alternatively, an insurance company general account may, at its expense, deliver to the trustee and the master servicer a representation that the transfer and holding of such certificate satisfy the requirements for exemptive relief under Section I and Section III of PTCE 95-60. Unless such opinion or representation is delivered, each person acquiring a certificate that does not meet the rating requirement [or non-subordination requirement] of the Exemption will be deemed to represent to the trustee and the master servicer that such person is not a plan, and is not acting on behalf of a plan or investing plan assets subject to ERISA or
Section 4975 of the Internal Revenue Code. It is expected that the Exemption will apply to the acquisition and holding of the offered certificates [(other than the Class __ Certificates)], and that all conditions of the Exemption, other than those within the control of investors, will be met.

     The rating of a security may change. If a class of certificates no longer satisfies the applicable rating requirement of the Exemption, certificates of that class will no longer be eligible for relief under the Exemption (although a plan that had purchased the certificate when it had an appropriate rating would not be required by the Exemption to dispose of it).

     The sale of any of the offered certificates to a plan is in no respect a representation by the depositor, the seller, the trustee, the master servicer, subservicer or the underwriter that such an investment meets all relevant legal requirements relating to investments by plans generally or any particular plan or plan assets, or that such an investment is appropriate for plans generally or any particular plan or plan assets.

                               GLOSSARY OF TERMS

     Accrued Certificate Interest -- With respect to any payment date, an amount equal to:

          o in the case of each class of offered certificates, other than the Fixed Strip Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class immediately prior to that payment date at the per annum rate at which interest accrues on that class, or payment rate; and

          o in the case of the Fixed Strip Certificates, interest accrued during the related Interest Accrual Period on the Notional Amount thereof for that payment date at the payment rate on that class for that payment date, in each case less interest shortfalls from the home equity loans, if any, allocated thereto for that payment date, including:

               o any Prepayment Interest Shortfall to the extent not covered by Excess Cash Flow;

               o    the interest portions of Realized Losses; and


               o any other interest shortfalls on the home equity loans, including interest shortfalls relating to the Servicemembers Civil Relief Act or similar legislation or regulations, all allocated as described below;

provided, however, that in the event that any shortfall described in the immediately preceding three clauses above is allocated to the offered certificates, or the Available Payment Amount on any payment date is less than the Senior Interest Payment Amount for that date, the amount of any shortfall will be drawn under the policy and distributed to the holders of the offered certificates. Notwithstanding the foregoing, if payments are not made as required under the policy, any interest shortfalls may be allocated to the certificates as described above. See "--Certificate Guaranty Insurance Policy" below. Accrued Certificate Interest on each class of offered certificates will be distributed on a pro rata basis. Accrued Certificate Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.


     Available Payment Amount - With respect to any payment date, an amount equal to the sum of:

          o the aggregate amount of Principal Collections and Net Interest Collections on the home equity loans received during the related Collection Period; and

          o any amounts required to be paid in connection with the termination of the trust.


     Certificate Principal Balance -- For any class of Class A Certificates as of any date of determination, the initial Certificate Principal Balance of that certificate, reduced by the aggregate of:

          o all amounts allocable to principal previously distributed with respect to that certificate; and

          o any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, unless these amounts have been paid under the policy.

     The Certificate Principal Balance of the Class R Certificates is equal to $100.

     Class A Principal Payment Amount -- An amount equal to the lesser of:

     1. the excess of (A) the Available Payment Amount over (B) the Senior Interest Payment Amount; and
     2.   the sum of:

          A. the portion allocable to principal of all scheduled monthly payments on the home equity loans received with respect to the related collection period;

          B. the principal portion of all proceeds of the repurchase of any home equity loans, or, in the case of a substitution, some amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related collection period;

          C. the principal portion of all other unscheduled collections received on the home equity loans during the related collection period, or deemed to be received during the related collection period, including, without limitation, full and partial principal prepayments made by the respective borrowers, to the extent not previously distributed;

          D. the amount of any Realized Loss Payment Amount for that payment date; and

          E. the amount of any Overcollateralization Increase Amount for that payment date; minus

          F. the amount of any Overcollateralization Reduction Amount for that payment date.

     In no event will the Class A Principal Payment Amount with respect to any payment date be less than zero or greater than the then outstanding Certificate Principal Balances of the Class A Certificates.

     Contractual Delinquency - A method of determining the delinquency status of a home equity loan based on the status of payments due under the home equity loan. Delinquency status may be affected by HFC's account management policies and practices for the collection of home equity loans, such as restructures and rewrites.

     Excess Cash Flow -- For any payment date, the excess of:
     o    the Available Payment Amount for the payment date over

     o    the sum of:

     o the Senior Interest Payment Amount payable to the Class A Certificateholders on that payment date and

     o the sum of the amounts relating to the home equity loans described in clauses (2)(A)-(C) of the definition of Class A Principal Payment Amount.

     Excess Loss Amount -- On any payment date, an amount equal to the sum of:
          o any Realized Losses, other than as described in the next three succeeding clauses below, for the related collection period which, when added to the aggregate of the Realized Losses for all preceding collection periods exceed $________,

          o    any Special Hazard Losses;

          o    any Fraud Losses;

          o    any Bankruptcy Losses; and

          o    Extraordinary Losses.

     Excess Overcollateralization Amount -- With respect to any payment date, the excess, if any, of:
     o the Outstanding Overcollateralization Amount on that payment date over

     o    the Overcollateralization Amount Target.

     Interest Accrual Period -- The calendar month preceding the month in which the payment date occurs.


     Interest Collections - With respect to any payment date, an amount equal to the sum, without duplication, of:

     o the portion allocable to interest of all scheduled monthly payments on the home equity loans received during the related Collection Period;

     o all Net Liquidation Proceeds actually collected by the master servicer during the related Collection Period (to the extent that such Net Liquidation Proceeds relate to interest);

     o the interest portion of the purchase price for any home equity loan repurchased from the trust pursuant to the terms of the pooling and servicing agreement during the related Collection Period;

     o the interest portion of all Substitution Adjustment Amounts with respect to the related Collection Period;

     o the interest portion of all other unscheduled collections on the home equity loans received by the master servicer during the related Collection Period, to the extent not previously distributed; and

     o the interest portion of all Insurance Proceeds on any home equity loan collected by the master servicer during the related Collection Period.


     Lockout Certificate Percentage -- A percentage calculated for each payment date equal to the aggregate Certificate Principal Balance of the Lockout Certificates divided by the sum of the aggregate Certificate Principal Balances of the Class A Certificates.

     Lockout Payment Percentage -- For any payment date occurring prior to the payment date in _________ , 0%. The Lockout Payment Percentage for any payment date occurring after the first three years following the closing date will be as follows:

          o for any payment date during the fourth year after the closing date, 45%;

          o for any payment date during the fifth year after the closing date, 80%;

          o for any payment date during the sixth year after the closing date, 100%; and

          o for any payment date thereafter, 300% of the Lockout Certificate Percentage.

Notwithstanding the foregoing, if the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the Lockout Payment Percentage will be equal to 100%.


     Net Interest Collections - With respect to any payment date, an amount equal to the sum, without duplication of:

     (i)  Interest Collections received during the related Collection Period;
          less

     (ii) the servicing fee for the related Collection Period; plus

     (iii) Recovered Charge Off Amounts actually collected by the master servicer during the related Collection Period; plus

     (iv) to the extent advanced by the master servicer pursuant to the pooling and servicing agreement and not previously distributed, the amount of any Skip-A-Pay Advance deposited by the master servicer into the Collection Period Account with respect to such payment date; less

     (v) the amount of any Skip-A-Pay Reimbursement Amount withdrawn by the master servicer from the collection Account with respect ot such payment date.


     Notional Amount -- With respect to the Fixed Strip Certificates as of any payment date prior to the payment date in _______, the sum of:

     (i)  the lesser of:

          o    $________ and

          o the aggregate Certificate Principal Balance of the Class A Certificates on that payment date and

     (ii) the lesser of:

          o    $_________ and

          o the aggregate Certificate Principal Balance of the _____ Certificates on that payment date.

     The Notional Amount of the Fixed Strip Certificates as of any payment date after the payment date in ________ will be equal to $0. References in this prospectus supplement to the Notional Amount are used solely for some calculations and do not represent the right of the Fixed Strip Certificates to receive payments allocable to principal.

     Outstanding Overcollateralization Amount -- With respect to any payment date, the excess, if any, of:

          o the aggregate Stated Principal Balances of the home equity loans immediately following that payment date over

          o the Certificate Principal Balance of the Class A Certificates as of that date, after taking into account the payment to the Class A Certificates of the amounts described in clauses
               (2)(A)-(D) of the definition of Class A Principal Payment Amount on that payment date.

     Overcollateralization Amount Target -- The required level of the Outstanding Overcollateralization Amount with respect to a payment date.

     Overcollateralization Increase Amount -- Any amount of Excess Cash Flow actually applied as an accelerated payment of principal on the Class A Certificates.

     Overcollateralization Reduction Amount -- For any payment date, the lesser of:

          o    the Excess Overcollateralization Amount; and

          o    the amount available for payment specified in clauses
               (2)(A)-(C) of the definition of Class A Principal Payment Amount on that payment date.


     Principal Collections - With respect to any payment date, an amount equal to the sum, without duplication.

          the principal portion of all scheduled monthly payments on the home equity loans received by the master servicer during the related Collection Period;

          o the principal portion of the purchase price for any home equity loan repurchased from the trust pursuant to the terms of the pooling and servicing agreement during the related Collection Period;

          o the principal portion of all Substitution Adjustment Amounts with respect to the related Collection Period;

          o all Net Liquidation Proceeds allocable to principal (excluding Foreclosure Profits and Recovered Charge Off Amounts) actually received by the master servicer during the related Collection Period;

          o the principal portion of all other unscheduled collections on the home equity loans received by the master servicer during the related Collections Period (including, without limitation, full and partial prepayments of principal made by the borrowers), to the extent not previously paid; and

          o the principal portion of all Insurance Proceeds on any home equity loan collected by the master serivcer during the related Collection Period.

     Realized Loss Payment Amount -- For any payment date, to the extent covered by Excess Cash Flow for that payment date, as described in this prospectus supplement under "--Overcollateralization Provisions", (A) 100% of the principal portion of any Realized Losses, other than Excess Loss Amounts, incurred, or deemed to have been incurred, on any home equity loans in the related collection period, plus (B) any Realized Losses, other than any Excess Loss Amounts, remaining undistributed from any preceding payment date, together with interest from the date initially distributable to the date paid, provided, that any Realized Losses shall not be required to be paid to the extent that the Realized Losses were paid on the Class A Certificates by means of a draw on the policy or were reflected in the reduction of the Outstanding Overcollateralization Amount.


     Recovered Charge Off Amount - As to any home equity loan that became a Liquidated Home Equity Loan during a Collection Period, the amount, if any, by which Net Liquidation Proceeds allocable to principal in accordance with the related mortgage note exceeds the Stated Principal Balance thereof immediately prior to foreclosure up to an amount of all related Charge Off Amounts, but in no event less than zero. As to any charged off home equity loan, an amount equal to the recovery of any prior Charge Off Amount, to the extent collected by the master servicer, or deposited by the master servicer or depositor pursuant to the pooling and servicing agreement during any Collection Period, to the extent not previously recovered.


     Senior Interest Payment Amount -- On any payment date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the offered certificates for that payment date.


     Settlement Agreement -- A settlement agreement between HFC and multiple attorneys general that effects a nationwide settlement of alleged violations of consumer protection, consumer lending and insurance laws and regulations by HFC and its consolidated subsidiaries' retail branch real estate secured lending operations conducted under the "HFC" and "Beneficial" branch names. See "Recent Developments--Settlement With States" for a summary of the terms of the Settlement Agreement.

     Substitution Adjustment Amount - With respect to any defective home equity loan or any home equity loan that the master servicer elects to substitute pursuant to the pooling and servicing agreement and the date on which a substitution thereof occurs pursuant to the pooling and servicing agreement, an amount equal to the sum of:

     o the excess, if any, of (a) the Stated Principal Balance of such home equity loan plus any related Charge Off Amount as of the end of the related Collection Period preceding the date of substitution (after the application of any principal payments received on such home equity loan on or before the date of the substitution of the applicable eligible substitute home equity loan or loans) over (b) the aggregate Stated Principal Balance of the applicable eligible substitute home equity loan or loans, plus

     o accrued and unpaid interest to the end of such Collections Period computed on a daily basis at the net loan rate on the Stated Principal Balance of such home equity loan outstanding from time to time.

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


     Except in some limited circumstances, the globally offered Household Home Equity Loan Trust ________, Closed-End Home Equity Loan Asset Backed Certificates, Series _______: Class A-1, Class A-2 and Class IO Certificates, or Global Securities, will be available only in book-entry form. Investors in the Global Securities may hold these Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.


     Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream customers or Euroclear and DTC participants holding the Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

     Beneficial owners of Global Securities that are Non-U.S. Persons will be subject to U.S. withholding taxes unless the beneficial owners meet some requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as participants and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers and participants, respectively, through their relevant depositary which in turn will hold these positions in their accounts as DTC participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.


     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed securities issues in same-day funds.

     Trading between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Participant Sellers and Clearstream Customer Purchasers or Euroclear Participant Purchasers. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the relevant depositary, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The securities credit will appear the next day, European time, and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream customers and Euroclear participants will need to provide the funds necessary to process same-day funds settlement to the respective clearing systems. The most direct means of providing the funds is to pre-position funds for settlement, either from cash on hand or from existing lines of credit, as would be done for any settlement occurring within Clearstream or Euroclear. Under this approach, a purchaser may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to its account one day later. Alternatively, if Clearstream or Euroclear has extended a line of credit to a purchaser, Clearstream customers or Euroclear participants can elect not to pre-position funds and instead to finance settlement by drawing upon that line of credit. Under this procedure, Clearstream customers or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds. Because settlements occur during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the applicable European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream Customer Sellers or Euroclear Participant Sellers and DTC Participant Purchasers. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the applicable clearing system, through the applicable depositary, to a DTC participant. The seller must send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the applicable depositary to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of a given month, payment will include interest accrued to and excluding the first day of the following month. Payment will be reflected in the account of the Clearstream customer or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account will be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its clearing system and elects to draw on that line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred during that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the Clearstream or Euroclear account in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

Material U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding these securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

     o each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

     o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:


     Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or any successor form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.


     Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or any successor form.


     Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). A Non-U.S. Person residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN or any successor form. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively provides a revised Form W-8BEN or any successor form. Form W-8BEN may be filed by certificateholders or their agents.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification). (By providing such form, U.S. Persons that are individuals will also be exempt from backup withholding, unless the IRS notifies the applicable intermediary that withholding is required.)

     Exemption for Foreign Intermediaries, Partnerships and Trusts (Form W-8IMY). Non-U.S. Persons that are intermediaries, partnerships or trusts generally must file IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding), accompanied by the applicable IRS Forms W-8BEN or W-9 for each of its beneficial owners to obtain a reduced withholding rate or exemption from withholding.

     U.S. Federal Income Tax Reporting Procedure. The holder of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his or her agent, "files" by submitting the appropriate form to the person through whom it holds the security, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are effective until the end of the third calendar year following the calendar year in which it was provided, or until such earlier time that the information on the form is no longer valid. The term "U.S. Person" means:

     o  a citizen or resident of the United States,

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia, except in the case of a partnership, to the extent provided in Treasury regulations, or

     o an estate that is described in Section 7701(a)(30)(D) of the Internal Revenue Code, or a trust that is described in Section 7701(a)(30)(E) of the Internal Revenue Code.



     The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not address all aspects of U.S. Federal income tax withholding that may be relevant to foreign beneficial owners of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

SUBJECT TO COMPLETION, DATED AUGUST 10, 2004

PROSPECTUS

                         Home Equity Loan Asset Backed
                                  Securities
                             (Issuable in Series)

                         Household Finance Corporation
                                Master Servicer

                           HFC Revolving Corporation
                                   Depositor

         The depositor may periodically offer under this prospectus and prospectus supplement notes and certificates in one or more series. Each series of securities will be issued in one or more classes and will be paid only from the assets of a trust formed by the depositor.

The Trust Assets

         The prospectus supplement will describe the specific assets of the trust and the sellers from whom the assets are acquired. The assets of each trust may include:

     o one or more pools of closed-end or revolving home equity loans secured by first and junior liens on one- to four-family properties;

     o mortgage- and asset-backed securities referred to in this prospectus as the pooled securities;

     o    all monies due under the above assets;

     o    funds or accounts established for the trust;

     o    one or more forms of credit enhancement; and

     o other types of assets, as described in the related prospectus supplement.

         Please carefully consider our discussion of some of the risks of investing in the securities under "Risk Factors" beginning on page 1.

         This prospectus and the accompanying prospectus supplement may be used by HSBC Securities (USA) Inc. or other affiliates of the depositor in connection with offers and sales of notes and certificates in market-making transactions.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.





                             _______________, 2004


                               TABLE OF CONTENTS

INTRODUCTION......................................................................................................1
RISK FACTORS......................................................................................................1
THE TRUSTS........................................................................................................6

         General..................................................................................................6
         Assignment of Trust Assets...............................................................................7
         The Home Equity Loans....................................................................................8
         Pooled Securities........................................................................................9
         Home Equity Loan Characteristics........................................................................10
         Closed-End Loans........................................................................................12
         Revolving Credit Loans..................................................................................14
         Allocation of Revolving Credit Loan Balances............................................................15
HFC HOME EQUITY LENDING PROGRAM..................................................................................16
         General.................................................................................................16
         General Underwriting Standards..........................................................................17
         HFC's Underwriting Procedures Relating to Home Equity Loans.............................................18
         Representations and Warranties Concerning the Home Equity Loans.........................................19
HFC SERVICING PROCEDURES.........................................................................................20
         General.................................................................................................20
         Payments on Home Equity Loans; Deposits to Collection Account...........................................22
         Withdrawals from the Collection Account.................................................................24
         Collection and Other Servicing Procedures...............................................................25
         Special Servicing and Special Servicing Agreements......................................................26
         Realization Upon Defaulted Home Equity Loans............................................................27
         Hazard Insurance and Related Claims.....................................................................28
DESCRIPTION OF THE SECURITIES....................................................................................29
         General.................................................................................................29
         Payments................................................................................................30
         Payments of Interest....................................................................................30
         Payments of Principal...................................................................................31
         Final Scheduled Payment Date............................................................................31
         Special Redemption......................................................................................31
         Optional Redemption, Purchase of Trust Assets or Securities, Termination of Trust.......................31
         Weighted Average Life of the Securities.................................................................32
         Form of Securities......................................................................................32
         Excluded Spread.........................................................................................35
         Advances................................................................................................35
         Funding Account.........................................................................................36
         Reports to Securityholders..............................................................................37
DESCRIPTION OF CREDIT ENHANCEMENT................................................................................38
         Financial Guaranty Insurance Policy.....................................................................38
         Letters of Credit.......................................................................................39
         Special Hazard Insurance Policies.......................................................................39
         Bankruptcy Bonds........................................................................................39
         Subordination...........................................................................................40
         Overcollateralization...................................................................................41
         Cross Support...........................................................................................41
         Corporate Guarantees....................................................................................41
         Reserve Funds...........................................................................................41
         Swaps and Yield Supplement Agreements...................................................................42





         Purchase Obligations....................................................................................42
         Maintenance of Credit Enhancement.......................................................................43
         Reduction or Substitution of Credit Enhancement.........................................................43
THE DEPOSITOR....................................................................................................44
HOUSEHOLD FINANCE CORPORATION....................................................................................44
THE AGREEMENTS...................................................................................................45
         Servicing and Administration............................................................................45
         Evidence as to Compliance...............................................................................46
         Certain Matters Regarding the Master Servicer and the Depositor.........................................46
         Master Servicer Termination Events; Rights Upon Master Servicer Termination Event.......................47
         Events of Default; Rights Upon Event of Default.........................................................48
         Amendment...............................................................................................50
         Termination; Retirement of Securities...................................................................51
         The Trustee.............................................................................................52
         Duties of the Trustee...................................................................................53
         Resignation of Trustee..................................................................................53
YIELD AND PREPAYMENT CONSIDERATIONS..............................................................................53
LEGAL ASPECTS OF HOME EQUITY LOANS AND RELATED MATTERS...........................................................59
         General.................................................................................................59
         Cooperative Loans.......................................................................................60
         Tax Aspects of Cooperative Ownership....................................................................61
         Foreclosure on Home Equity Loans........................................................................62
         Foreclosure on Shares of Cooperatives...................................................................63
         Rights of Redemption....................................................................................64
         Anti-Deficiency Legislation and Other Limitations on Lenders............................................65
         Environmental Legislation...............................................................................66
         Enforceability of Certain Provisions....................................................................68
         Applicability of Usury Laws.............................................................................69
         Alternative Mortgage Instruments........................................................................69
         Servicemembers Civil Relief Act.........................................................................70
         Forfeitures in Drug and RICO Proceedings................................................................70
         Junior Mortgages; Rights of Senior Mortgagees...........................................................71
         Enforceability of Prepayment and Late Payment Fees......................................................72
         Equitable Limitations on Remedies.......................................................................72
         Consumer Protection Laws................................................................................73
         Negative Amortization Loans.............................................................................73
         Texas Home Equity Loans.................................................................................74
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........................................................................74
         General.................................................................................................74
         REMICs................................................................................................. 75
         FASITs..................................................................................................95
         Grantor Trust Securities................................................................................99
         Debt Securities........................................................................................101
         Certificates Classified as Partnership Interests.......................................................102
         Backup Withholding.....................................................................................104
         Foreign Investors......................................................................................104
STATE TAX CONSIDERATIONS........................................................................................106
EMPLOYEE BENEFIT PLAN CONSIDERATIONS............................................................................106
         Plan Assets Regulations................................................................................107
         Prohibited Transaction Exemptions......................................................................108
         Amendment to Exemption for Funding Accounts and Notional Principal Contracts...........................110


                                      ii



         Insurance Company General Accounts.....................................................................111
         Representation from Investing Plans in Certain Instances...............................................111
         Exempt Plans...........................................................................................112
         Tax Exempt Investors...................................................................................112
         Consultation with Counsel..............................................................................113
LEGAL INVESTMENT MATTERS........................................................................................113
USE OF PROCEEDS.................................................................................................114
METHODS OF DISTRIBUTION.........................................................................................114
LEGAL MATTERS...................................................................................................115
FINANCIAL INFORMATION...........................................................................................115
ADDITIONAL INFORMATION..........................................................................................116
REPORTS TO SECURITYHOLDERS......................................................................................116
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...............................................................116
GLOSSARY........................................................................................................117



             Important Notice About Information Presented in this
             Prospectus and the Accompanying Prospectus Supplement

         We provide information to you about each series of securities in two separate documents:

     o this prospectus, which provides general information, some of which may not apply to a particular series of securities; and

     o the accompanying prospectus supplement for a particular series, which describes the specific terms of that series of securities.

         If the description of securities in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on that information in the prospectus supplement.

         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information," "Reports to Securityholders" and "Incorporation of Certain Information by Reference" in this Prospectus. Unless otherwise specified in the related prospectus supplement, you can request information incorporated by reference from HFC Revolving Corporation by calling us at (847) 564-6335 or writing to us at 2700 Sanders Road, Prospect Heights, Illinois 60070, attn: Corporate Secretary. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

         Some capitalized terms used in this prospectus are defined in the attached Glossary.

                                 INTRODUCTION

         As used in this prospectus, the terms "trust", "trust assets", "series", "pool", "prospectus supplement", "certificates", "notes" and "securities" are considered to apply, unless the context indicates otherwise, to one specific trust, home equity loan pool and series of securities, as appropriate.


                                 RISK FACTORS

You should carefully consider the following risk factors prior to any purchase of the securities.

The Securities Are Not                  The securities are not a suitable
Suitable Investments for All            investment if you require a regular or
Investors                               predictable schedule of payments or
                                        payment on any specific date. The
                                        offered securities are complex
                                        investments that should be considered
                                        only by investors who, either alone or
                                        with their financial, tax and legal
                                        advisors, have the expertise to analyze
                                        the prepayment, reinvestment, default
                                        and market risk, the tax consequences
                                        of an investment and the interaction
                                        of these factors.

Limited Liquidity May Result in         There will be no market for the
Delays in Liquidations or Lower         securities of any series prior to its
Returns                                 issuance, and there can be no assurance
                                        that a secondary market will develop,
                                        or if it does develop, that it will
                                        provide holders with liquidity of
                                        investment or that any market will
                                        continue for the life of the
                                        securities. One or more underwriters,
                                        as specified in the prospectus
                                        supplement, may expect to make a
                                        secondary market in the securities,
                                        but they have no obligation to do
                                        so. Absent a secondary market for the
                                        securities you may experience a delay
                                        if you choose to sell your securities
                                        and the price you receive may be less
                                        than that which is offered for a
                                        comparable liquid security.

Payment on Securities Are               The securities will be payable solely
Limited to the Trust Assets             from the trust assets, including if
                                        applicable any amounts available due
                                        to any credit enhancement. There will
                                        be no recourse to the depositor or any
                                        other person in the event of any
                                        failure to receive distributions on
                                        the securities. If payments from the
                                        trust assets become insufficient to
                                        make distributions on the securities,
                                        no other assets would be available
                                        for payment of the deficiency and you
                                        could experience a loss.

                                        In addition, as specified in the
                                        prospectus supplement, trust assets
                                        and any funds remaining after making
                                        all payments due on the securities and
                                        other required payments may be
                                        released or remitted to the depositor,
                                        the master servicer, the provider of
                                        any enhancement or any other entitled
                                        person and will not be available for
                                        making payments to securityholders.

                                        Please refer to "The Trusts -
                                        Assignment of Trust Assets."

Credit Enhancement May Be               Although credit enhancement is intended
Insufficient To Cover Losses            to reduce the risk of delinquent
                                        payments or losses to holders of
                                        securities, the amount of the
                                        enhancement, if any, will be limited
                                        as described in the prospectus
                                        supplement. The available en-hancement
                                        may decline or be depleted before the
                                        securities are paid in full, and as a
                                        result, you may suffer losses. For
                                        example, credit enhancement may be
                                        insufficient in cases of greater than
                                        anticipated losses or where the
                                        enhancement provider is unable to meet
                                        its obligations.

                                        Please refer to "Description of Credit
                                        Enhancement."

Timing and Rate of Prepayments          The yield to maturity experienced by a
May Result in Lower Yield               holder of securities may be affected
                                        by the rate of payment of principal of
                                        the trust assets. An investor who
                                        purchases a security at a discount may
                                        realize a lower yield if prepayments
                                        are less than anticipated.  Conversely,
                                        an investor who purchases a security
                                        at a premium may realize a lower yield
                                        if pre-payments are greater than
                                        anticipated. The rate and timing or
                                        principal payments of the securities
                                        of a series will be affected by a
                                        number of factors, including the
                                        following:

                                        o   the extent of prepayments on the
                                            trust assets, which prepayments
                                            may be influenced by a variety of
                                            factors,

                                        o   the manner of allocating principal
                                            payments among the classes of
                                            securities as specified in the
                                            prospectus supplement and

                                        o   the exercise by the entitled party
                                            of any right of optional
                                            termination. Prepayments may also
                                            result from rewrites and from
                                            repurchases of these assets due to
                                            material breaches of the
                                            depositor's or the master
                                            servicer's warranties.

                                        Since borrowers generally can prepay
                                        their loans at any time, the rate and
                                        timing or principal payments on the
                                        securities are highly uncertain.
                                        Generally, when market interest rates
                                        increase, borrowers are less likely to
                                        prepay their loans. This could result
                                        in a slower return of principal to you
                                        at a time when you might have been
                                        able to reinvest those funds at a
                                        higher rate of interest than the rates
                                        on your securities. On the other hand,
                                        when market interest rates decrease,
                                        borrowers are generally more likely
                                        to prepay their loans. This could
                                        result in a faster return of principal
                                        to you at a time when you might not be
                                        able to reinvest those funds at an
                                        interest rate as high as the rate of
                                        your securities.

                                        Please refer to "Description of the
                                        Securities - Weighted Average Life of
                                        the Securities."

Timing of Distributions May Result      Interest payable on the securities on
in Lower Yield                          a distribution date will include all
                                        interest accrued during the period
                                        specified in the prospectus supplement.
                                        In the event interest accrues during
                                        the calendar month prior to a
                                        distribution date, the effective yield
                                        to holders will be reduced from the
                                        yield that would otherwise be
                                        obtainable if interest payable on the
                                        security were to accrue through the
                                        day immediately preceding each
                                        distribution date, and the effective
                                        yield at par to holders will be less
                                        than the indicated coupon rate.

                                        Please refer to "Description of the
                                        Securities - Payments of Interest."

Junior Liens May Result in Losses       With respect to home equity loans in
In Foreclosure Proceedings              the trust fund that are secured by
                                        junior liens, the proceeds from related
                                        liquidation, insurance or condemnation
                                        proceedings will be available to
                                        satisfy the outstanding balance of the
                                        junior mortgage only to the extent that
                                        the claims of senior mortgagees have
                                        been satisfied in full, including any
                                        related foreclosure costs and any prior
                                        statutory liens. If the remaining
                                        proceeds are insufficient to pay the
                                        balance of the junior mortgage and
                                        enhancement is not available to cover
                                        the losses, then:

                                        o   there will be a delay in
                                            distributions to you while a
                                            deficiency judgment against the
                                            borrower is sought; and

                                        o   you may incur a loss if a
                                            deficiency judgment cannot be
                                            obtained.

                                        A junior mortgagee may not foreclose
                                        on the property securing a junior
                                        mortgage unless it forecloses subject
                                        to the senior mortgages, in which case
                                        it must either pay the entire amount
                                        due on the senior mortgages to the
                                        senior mortgagees at or prior to the
                                        foreclosure sale or make payments on
                                        the senior mortgages in the event the
                                        mortgagor is in default.

                                        Please refer to "Legal Aspects of the
                                        Loans - Junior Mortgages; Rights of
                                        Senior Mortgagees" in this prospectus.

Decrease in Value of Mortgaged          There are several factors that could
Properties Would                        adversely affect the value of
Disproportionately Affect Junior        properties so that the outstanding
Lienholders                             balance of the related home equity
                                        loans, together with any senior
                                        financing on the properties,
                                        would equal or exceed the value of
                                        the properties. Among the factors
                                        that could
                                        adversely affect the value of the
                                        properties are an overall decline in
                                        the residential real estate market in
                                        the areas in which the properties are
                                        located or a decline in the general
                                        condition of the properties as a result
                                        of failure of borrowers to adequately
                                        maintain the properties or of natural
                                        disasters or other events that are not
                                        necessarily covered by insurance,
                                        including earthquakes, floods and
                                        civil disturbances, such as riots.
                                        That type of decline could extinguish
                                        the value of a junior interest in
                                        property before having any effect on
                                        the related senior interest. If a
                                        decline in value occurs, the rates of
                                        delinquencies, foreclosure and losses
                                        on the affected mortgage loans may
                                        increase, resulting in losses in the
                                        securities.

Costs for Cleaning Environmentally      Under state and federal laws, an
Contaminated Property May Result        environmentally contaminated property
In Losses                               may give rise to a lien on the
                                        property in connection with the costs
                                        of cleanup. These laws may also impute
                                        liability for cleanup costs to the
                                        lender under certain circumstances,
                                        even if the environmental damage was
                                        caused by a prior owner.  Any lien or
                                        costs attached to a contaminated
                                        property could result in a loss to
                                        securityholders.

                                        Please refer to "Legal Aspects of the
                                        Loans - Environmental Legislation" in
                                        this prospectus for more detail.

State and Federal Laws May Limit        Federal and state laws regulate
Ability to Collect on Loans             interest rates and other charges and
                                        require disclosures. In addition,
                                        other laws, public policy and general
                                        principles of equity relating to the
                                        protection of consumers, unfair and
                                        deceptive practices and debt collection
                                        practices may apply to the origination,
                                        servicing and collection of the loans.
                                        Depending on the provisions of the
                                        applicable law and the specific facts
                                        involved, violations may limit
                                        collections on the loans. In some
                                        cases, the borrower may be entitled to
                                        a refund of amounts previously paid
                                        and rescission of the loan and could
                                        subject the trust to damages and
                                        administrative enforcement.

                                        Please refer to "Legal Aspects of the
                                        Loans" in this prospectus for more
                                        detail.

Rating of the Securities Does Not       It will be a condition to the issuance
Assure Payment                          of the offered securities that they be
                                        rated in one of the four highest rating
                                        categories by each rating agency
                                        identified in the prospectus
                                        supplement. The ratings of the
                                        securities will be based on, among
                                        other things, the adequacy of the
                                        value of the trust assets and any
                                        enhancement. The rating should not be
                                        deemed a recommendation to purchase,
                                        hold or sell the securities,
                                        particularly since the ratings do not
                                        address
                                        market price or suitability for an
                                        investor. There is no assurance that
                                        the ratings will remain in effect over
                                        the life of the securities, and they
                                        may be lowered or withdrawn.

Liquidation Value of Trust Assets       There is no assurance that the market
May Be Insufficient to Satisfy All      value of the trust assets at any time
Claims Against the Trust                will equal the principal amount of the
                                        securities.  In addition, under any
                                        situation in which the trust assets
                                        are required to be sold, the proceeds
                                        will be used to cover administrative
                                        costs before being used to make
                                        payments on the securities. The net
                                        proceeds may be insufficient to pay
                                        the principal and interest on the
                                        securities.

Distributions and Rights of Investors   If the depositor were to become
May be Adversely Affected by            insolvent, a receiver or conservator
Insolvency of the Depositor             for, or a creditor of, the depositor
                                        may attempt to reclaim the loans.
                                        Even if such an attempt were
                                        unsuccessful, it could result in delays
                                        in distributions to you.

                                  THE TRUSTS

General

         The trust relating to each series will issue either certificates or notes, or a combination of certificates and notes. Certificates will represent undivided beneficial interests in the assets of the trust. Notes will be secured by the pledge of the assets of the trust. In either case, the securities will be entitled to payment from the assets of the trust or other assets pledged for the benefit of the securityholders, as specified in the prospectus supplement, and will not be entitled to payments in respect of assets of any other trust established by the depositor. Prior to the initial offering of a series of securities, a trust will have no assets or liabilities. No trust is expected to engage in any activities other than acquiring, managing and holding of the related trust assets and the related proceeds thereof, issuing securities and making payments on the securities and related activities. The trust assets for each series will consist of some or all of the following:

     o the home equity loans, and the related mortgage documents, or interests in them, exclusive of, if specified in the prospectus supplement, any Excluded Spread or other interest retained by the depositor or any of its affiliates in each home equity loan;

     o mortgage- and asset-backed securities, which are referred to in this prospectus as the pooled securities;

     o payments and collections derived from the home equity loans or pooled securities due after the related cut-off date, as from time to time are required to be deposited in the collection account;

     o property acquired by foreclosure of the home equity loans or deeds in lieu of foreclosure;

     o the benefits under insurance policies covering the home equity loans and/or the mortgaged properties;

     o any combination, if applicable, of a financial guaranty insurance policy, special hazard insurance policy, letter of credit, bankruptcy bond, reserve fund, interest rate exchange and yield supplement agreement, surety bond or other type of credit enhancement as described under "Description of Credit Enhancement;"

     o one share of preferred stock of the depositor having limited voting rights;

     o other types of assets, as described in the related prospectus supplement; and

     o    proceeds from any of the above.

         Household Finance Corporation (referred to herein as "HFC"), the master servicer, will service the trust assets, either directly or through the sellers, pursuant to a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement between the depositor, the owner trustee, an indenture trustee and the master servicer with respect to a series consisting of notes, and will receive a fee for such services. A copy of the agreement with respect to each series of securities will be filed in a report on Form 8-K with the Securities and Exchange Commission within fifteen days of the initial issuance of each series of securities. See "HFC Home Equity Lending Program." With respect to home equity loans serviced by the master servicer through a seller, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing such home equity loans.

Assignment of Trust Assets

         The home equity loans will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "sellers"), and conveyed without recourse by the depositor to the related trust. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria below under "HFC Home Equity Lending Program" or as otherwise described in the prospectus supplement. Pooled securities acquired by the depositor will have been acquired in secondary market purchases from unaffiliated parties. The pooled securities will previously have been: (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of the securities at the time of sale nor an affiliate of the depositor at any time during the three preceding months; provided, a period of two years (or such other time period provided in Rule 144(k)) of the Securities Act has elapsed since the later of the date the securities were acquired from the issuer or an affiliate of the issuer.

         At the time of issuance of a series of securities, the depositor will cause the home equity loans or pooled securities and any other assets being included in the trust, to be assigned without recourse to the trustee or its nominee, which may be a custodian. Principal and interest received after the cut-off date on or with respect to the home equity loans and pooled securities will be assigned to the trust. However, principal and interest due on or before the cut-off date, any Excluded Balance, Excluded Spread and additional fees and charges, will not be assigned to the trust. The trustee will, concurrently with the assignment, deliver a series of securities to the depositor in exchange for the trust assets. Each home equity loan or pooled security will be identified in a schedule appearing as an exhibit to the Agreement. The schedule will include, among other things, information as to the principal balance of each home equity loan as of the cut-off date, as well as information with respect to the interest rate, the maturity of the mortgage note and the combined LTV ratio at origination or modification.

         If specified in the prospectus supplement, and subject to the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc., which are referred to together as MERS, assignments of the mortgages for some or all the home equity loans in the trust may be registered electronically through Mortgage Electronic Registration Systems, Inc., or the MERS(R) System. With respect to home equity loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those home equity loans.

         The loan documents relating to the home equity loan may include:

     o the mortgage note, and any modification or amendment made to the mortgage note, endorsed without recourse either in blank or to the order of the trustee or its nominee;

     o the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements;

     o an assignment of the mortgage in recordable form, or evidence that the mortgage is held for the trustee through the MERS(R) System or, with respect to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements; and

     o if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related Agreement.

         As provided in the prospectus supplement, subservicers affiliated with HFC will be entitled to maintain possession of the loan documents with respect to each home equity loan and will not be required to record an assignment of the mortgage to the trustee. In the event, however, that possession of any loan documents is required by the master servicer, the master servicer will be entitled to request delivery of the loan documents and to retain them for as long as necessary for servicing purposes. These loan documents will be returned to the applicable subservicer, unless returned to the borrower in connection with the payment of the home equity loan or when possession of these documents is no longer required by the master servicer.

         In the event that HFC does not satisfy the standards set forth in the prospectus supplement or any of the subservicers ceases to be an HFC affiliate, the subservicer will record assignments of the mortgages for each related home equity loan in favor of the trustee (other than mortgages held under the MERS(R) system) and deliver the loan documents pertaining to each home equity loan to the trustee, unless opinions of counsel satisfactory to the trustee, the rating agencies and any credit enhancer are delivered to these parties to the effect that recordation of the assignments or delivery of loan documentation is not required in the relevant jurisdiction to protect the interests of the depositor and the trustee in the home equity loans. Under each Agreement, the trustee will be appointed attorney-in-fact for the subservicers with power to prepare, execute and record assignments of the mortgages in the event that the subservicers fail to do so on a timely basis. In lieu of delivery of original documentation, the subservicers may deliver documents which have been imaged optically upon delivery of an opinion of counsel that the documents do not impair the enforceability or the transfer to the trust of the home equity loans.

         In the event assignments will be recorded and documents delivered to the trustee, the assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. Except as provided above or in the prospectus supplement, assignments of the home equity loans to the trustee will be recorded in the appropriate public recording office. In the event that the depositor cannot deliver the mortgage or any assignment with evidence of recording because of a delay caused by the public recording office, the depositor will deliver or cause to be delivered to the trustee or the custodian a true and correct photocopy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian the mortgage or assignment with evidence of recording indicated on the mortgage or assignment after receipt from the public recording office or from the related subservicer.

The Home Equity Loans

         Each home equity loan will either be:

     o a loan where the principal amount is advanced in full at origination, known as a closed-end loan; or

     o a home equity revolving line of credit, known as a revolving credit loan.

         As specified in the prospectus supplement, each trust will consist primarily of home equity loans secured by first or junior liens on:

     o    attached or detached single-family dwelling units;

     o    two- to four-family dwelling units;

     o    individual condominiums;

     o    cooperatives apartments;

     o    townhouses and duplexes;

     o    row houses;

     o individual units in planned-unit developments and modular pre-cut/panelized housing, known as modular housing;

     o manufactured homes that are permanently affixed to the real property on which they are located; and

     o the fee, leasehold or other interests in the underlying real property.

         The mortgaged properties will be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico and may include vacation and second homes. As specified in the prospectus supplement, a home equity loan pool may contain Cooperative Loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used in this prospectus, unless the context indicates otherwise, "home equity loans" includes Cooperative Loans, "mortgaged properties" includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, "mortgage notes" includes Cooperative Notes and "mortgages" includes a security agreement with respect to a Cooperative Note. In connection with a series of securities backed by revolving credit loans, if the prospectus supplement indicates that the home equity loan pool consists of certain balances of the revolving credit loans, then the term "home equity loans" in this prospectus refers only to those balances.

         Mortgaged properties consisting of modular housing--also known as pre-assembled, pre-fabricated, sectional or pre-built homes--are factory built and constructed in two or more three-dimensional sections, including interior and exterior finish, plumbing, wiring and mechanical systems. Upon completion, the modular home is transported to the property site to be joined together on a permanent foundation.

         Mortgaged properties consisting of manufactured homes must be legally classified as real estate, have the wheels and axles removed and be attached to a permanent foundation and may not be located in a mobile home park. The manufactured homes will also have certain other characteristics as specified in the related prospectus supplement.

Pooled Securities

         Trust assets may include mortgage- or asset-backed securities issued by either private entities or by governmental entities, such as Ginnie Mae, Freddie Mac, Fannie Mae, the Federal Housing Administration and the Veterans Administration. The underlying assets of these pooled securities will be substantially similar to the trust assets described in this prospectus. The prospectus supplement will describe the material characteristics of the pooled securities and the material characteristics of the underlying assets.

Home Equity Loan Characteristics

         Each home equity loan will be selected by the depositor for inclusion in a home equity loan pool from among those transferred by the sellers to the depositor, and then by the depositor to the trust. Home equity loans not originated by an affiliate of the depositor will be acquired directly by the depositor or by its affiliates from banks, savings and loan associations, mortgage bankers, investment banking firms, the FDIC and other home equity loan originators, all as described below under "HFC Home Equity Lending Program." If a home equity loan pool is composed of home equity loans acquired by the depositor directly from unaffiliated sellers, the prospectus supplement will specify the extent of home equity loans so acquired.

         The prospectus supplement for each series will provide information regarding the home equity loans as of the date specified in the prospectus supplement, including, among other things, and to the extent relevant:

     o the aggregate unpaid principal balance of the loans or the aggregate unpaid principal balance included in the trust for the related series;

     o    the range and weighted average of credit limits, if any;

     o the range and weighted average interest rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current interest rates, margins and the lifetime rate caps, if any, and the indices;

     o    the range and average outstanding principal balance of the loans;

     o the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

     o the range and weighted average of original combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

     o the percentage, by principal balance as of the cut-off date, of loans that accrue interest at adjustable or fixed interest rates;

     o any special hazard insurance policy, bankruptcy bond or other enhancement relating to the loans;

     o the geographic distribution of the mortgaged properties securing the loans;

     o the percentage of loans, by principal balance as of the cut-off date, that are secured by each category of mortgaged properties;

     o    the lien priority of the loans;

     o    the credit limit utilization rate of the home equity loans; and

     o    the delinquency status and year of origination of the loans.

         The prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

         The characteristics of the home equity loans included in the final pool will not deviate from the characteristics described in the prospectus supplement by more than five percent (5%) by aggregate principal balance as of the cut-off date.

         Any seller or HFC may retain or acquire: (1) any Excluded Balance with respect to any revolving credit loan included in any home equity loan pool, or (2) any loan secured by a mortgage senior or subordinate to any home equity loan included in any home equity loan pool.

         Unless the context otherwise requires, all references to home equity loans in this prospectus shall refer to the Trust Balances of any revolving credit loans, if applicable.

         A home equity loan pool may include home equity loans that have been modified. Any given modification may include conversion from an adjustable interest rate to a fixed interest rate or other changes in the related mortgage note. If a home equity loan is a modified home equity loan, references to origination shall be deemed to be references to the date of modification.

         The composition and characteristics of a home equity loan pool containing revolving credit loans may change from time to time as a result of any Draws made under the related credit line agreements after the related cut-off date that are included in the home equity loan pool.

         As to each home equity loan, the combined LTV ratio generally will be the ratio, expressed as a percentage, of:

     o the sum of (1) the original financed principal balance or the credit limit, as applicable, and (2) the principal balance of any related senior mortgage loan at origination of the home equity loan, divided by

     o the appraised value of the related mortgaged property or a Statistical Valuation.

         The appraised value for any home equity loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the home equity loan, which may have been obtained at an earlier time; provided that if the home equity loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value will be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property.

         The depositor will assign the home equity loans and any pooled securities to the trustee for the benefit of the holders of the securities of a series. The depositor's assignment of the home equity loans will be without recourse. See "The Trusts--Assignment of Trust Assets." The master servicer's obligations with respect to the home equity loans will consist principally of its contractual servicing obligations under the related series servicing agreement. The master servicer may have the option to make certain Advances, if applicable, in the event of delinquencies in payments on or with respect to: (1) the home equity loans in amounts described in this prospectus under "Description of the Securities--Advances," or (2) any pooled securities, as specified in the prospectus supplement. The option of the master servicer to make Advances will be limited to amounts which the master servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the home equity loans or any other amounts that would otherwise be payable to securityholders. See "Description of the Securities--Advances."

         The proceeds of the home equity loans may be used by the borrower to purchase or improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

         A mortgaged property securing a home equity loan may be subject to the senior liens of one or more conventional mortgage loans at the time of origination and may be subject to one or more junior liens at the time of origination or thereafter. The depositor will not require that the home equity loans be covered by a primary mortgage guaranty insurance policy insuring against default on the home equity loan.

Closed-End Loans

         Unless specified below or in the prospectus supplement, all of the closed-end loans will be of one or more of the following types of home equity loans:

     o    fixed-rate, fully-amortizing loans;

     o fully-amortizing ARM loans, which may include ARM loans that are convertible to fixed rate loans;

     o    Balloon Loans;

     o    Cooperative Loans or modified home equity loans; or

     o similar home equity loans with other payment characteristics as described in the related prospectus supplement.

         Fixed-rate, fully-amortizing closed-end loans will generally provide for level monthly payments of principal and interest and terms to maturity of 5, 10, 12, 15, 20, 25 or 30 years at origination or modification as specified in the related prospectus supplement.

         Fully-amortizing ARM loans will generally have an original or modified term to maturity of not more than 30 years with an interest rate which usually adjusts initially after a specified period subsequent to the initial payment date and thereafter at either one-month, three-month, six-month, one-year or other intervals, with corresponding adjustments in the amount of monthly payments, over the term of the home equity loan to equal the sum of a fixed percentage described in the related mortgage note, or gross margin, and an index. The prospectus supplement will describe the relevant index and the highest, lowest and weighted average gross margin with respect to the ARM loans in the home equity loan pool. The prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum interest rate at the time of any adjustment. A pool may contain home equity loans subject to any of the following indices:

     o the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year;

     o the weekly auction average investment yield of U.S. Treasury bills of six months;

     o    the daily Prime Rate as published in The Wall Street Journal;

     o the cost of funds of member institutions for a specified Federal Home Loan Bank;

     o the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement;

     o the weekly average of secondary market interest rates on six-month negotiable certificates of deposit; or

     o    any other index described in the prospectus supplement.

         An ARM loan may have an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the interest rate, and as a result of the introductory rate, interest payments on the securities may initially be lower than expected. This type of loan is known as a teaser loan. Commencing on their first adjustment date, the interest rates on the teaser loans will be based on the applicable index and gross margin subject to any applicable cap on the interest rate. An ARM loan may allow the borrower to convert the adjustable rates on the home equity loans to a fixed rate at some point during the life of such home equity loans, usually, not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the prospectus supplement, upon any conversion, the depositor or HFC will purchase the converted home equity loan as described in the prospectus supplement. Alternatively, if specified in the prospectus supplement, the depositor, HFC or another party specified therein may agree to act as remarketing agent with respect to the converted home equity loans and, in its capacity, use its best efforts to arrange for the sale of converted home equity loans under specified conditions. Upon (i) the failure of any party so obligated to purchase any converted home equity loan, (ii) the inability of any remarketing agent to arrange for the sale of the converted home equity loan and (iii) the unwillingness of the remarketing agent to exercise any election to purchase the converted home equity loan for its own account, the home equity loan pool will thereafter include both fixed rate and adjustable rate home equity loans. If specified in the prospectus supplement, the inclusion of a converted home equity loan in a home equity loan pool may adversely affect the securityholders by restricting adjustment of the related payment rates to the extent intended by the adjustable payment rate.

         As specified in the prospectus supplement, a portion of the closed-end loans underlying a series of securities may be Simple Interest Home Equity Loans. Other closed-end loans may be Actuarial Home Equity Loans or precomputed loans, both of which provide for fixed monthly payments of principal and interest, which are determined at origination of the home equity loan.


         Each monthly payment for a Simple Interest Home Equity Loan consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the home equity loan multiplied by the applicable monthly interest rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the home equity loan. Generally, as payments are received under a Simple Interest Home Equity Loan, the amount received is applied to the extent available, first to late charges, then to current accrued interest and principal due on the loan, then to any monthly insurance premiums, then to further reduce the outstanding principal balance. HFC will apply funds in payment of outstanding fees and expenses and interest accrued and unpaid from prior collection periods only after funds are applied to pay all current accrued interest and all outstanding principal. In certain states, the payment allocation priority will differ with respect to late charges, monthly insurance premiums and other outstanding fees and charges. The allocation priority will also differ if amounts due on a prior payment date (other than interest) remain unpaid. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Home Equity Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made on its scheduled due date, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater portion of the payment allocated to interest if that payment is made on its scheduled due date. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date or does not make a monthly payment pursuant to an agreement with the master servicer to defer a scheduled monthly payment for one month, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Home Equity Loan is made prior to its scheduled due date, the principal balance of the home equity loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the home equity loan will amortize more slowly than scheduled. If a Simple Interest Home Equity Loan is prepaid, the borrower is required to pay interest only to the date of prepayment. Any remaining unpaid principal is payable on the final maturity of the home equity loan. By contrast, the date on which a payment is made on an Actuarial Home Equity Loan or precomputed loan would not affect the portion of such payment that is applied to interest.


Revolving Credit Loans

         The revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. Interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle and the billing cycle generally will be the calendar month preceding a due date. Each revolving credit loan will have an interest rate that is either fixed or subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly. The interest rate on each revolving credit loan will equal the sum of the index on the day specified in the mortgage note, and the gross margin specified in the related mortgage note, which may vary under circumstances. The interest rate on each revolving credit loan will be subject to a maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. The index for the home equity loans in a home equity loan pool will be specified in the prospectus supplement and may include one or more of the indices described above under "--Closed-End Loans."

         Unless specified in the prospectus supplement, each revolving credit loan will have a term to maturity of not more than 30 years. The borrower for each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may require a substantial principal payment. The borrower for each revolving credit loan may make a Draw under the related credit line agreement at any time during the Draw Period. Unless specified in the prospectus supplement, the Draw Period will not be more than 15 years. Unless specified in the prospectus supplement, with respect to each revolving credit loan, if the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. The maximum amount of any Draw with respect to any revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Unless specified in the prospectus supplement, Draws made after the related cut-off date will be included in the home equity loan pool. The borrower for each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the greatest of:


     o a percentage (from 0.95% to 2.10%) of the outstanding principal balance of the home equity loan;

     o the accrued interest, plus any other charges, fees or insurance premiums; or

     o    $50.


         Unless specified in the prospectus supplement, with respect to each revolving credit loan:

     o the finance charge for any billing cycle generally will be equal to interest accrued on the average daily principal balance of the home equity loan for the billing cycle at the related interest rate;

     o the account balance on any day generally will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related Draws funded on that day and outstanding at the beginning of such day, plus any Additional Charges, that are due on the home equity loan minus the aggregate of all payments and credits that are applied to the repayment of any Draws on such day; and

     o the "principal balance" on any day usually will be the related account balance minus the sum of any unpaid finance charges and Additional Charges that are due on the revolving credit loan.


         For certain revolving loans, monthly payments are determined based upon a fixed amortization schedule to fully amortize the loan with terms ranging from 120 months to 360 months depending upon the Credit Limit (higher Credit Limits have longer amortization periods).


         Payments made by or on behalf of the borrower for each home equity loan generally will be applied, first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid late charges, and if permitted by law, additional fees and expenses, if any, and third, to any principal outstanding.

         Each revolving credit loan may be prepaid in full or in part at any time, and during the Draw Period the borrower will have the right to make a Draw in an amount up to the available credit limit on the home equity loan. The mortgage note or mortgage related to each revolving credit loan will usually contain a customary "due-on-sale" clause.

         As to each revolving credit loan, the borrower's rights to make Draws during the Draw Period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including a material adverse change in the borrower's financial circumstance or a non-payment default by the borrower. However, as to each revolving credit loan, the suspension or reduction usually will not affect the payment terms for previously drawn balances. In the event of default under a revolving credit loan, at the discretion of the master servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes:

     o    the borrower's failure to make any payment as required;

     o any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

     o fraud or material misrepresentation by a borrower in connection with the loan.

Allocation of Revolving Credit Loan Balances

         With respect to any series of securities backed by revolving credit loans, the trust may include either:

     o the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date; or

     o    the Trust Balance of each revolving credit loan.

         The prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated between the Trust Balance and any Excluded Balance. Typically, the provisions:

     o may provide that principal payments made by the borrower will be allocated between the Trust Balance and any Excluded Balance either:

     o    on a pro rata basis;

     o first to the Trust Balance until reduced to zero, then to the Excluded Balance;

     o first to the Excluded Balance, then to the Trust Balance until reduced to zero;

     o    in accordance with other specified priorities; and

     o will provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any Realized Losses, will be allocated between the Trust Balance and any Excluded Balance either:

     o    on a pro rata basis;

     o first to the Trust Balance until reduced to zero, then to the Excluded Balance; or

     o first to the Excluded Balance, then to the Trust Balance until reduced to zero; or

     o    in accordance with other specified priorities.

         Even where a trust initially includes the entire principal balance of the revolving credit loans, the series servicing agreement may provide that after a specified date or upon the occurrence of specified events, the trust may not include balances attributable to additional Draws made thereafter. The prospectus supplement will describe these provisions as well as the allocation provisions that would be applicable.


                        HFC HOME EQUITY LENDING PROGRAM

General

         HFC and its subsidiaries have originated closed-end fixed and adjustable rate home equity loans since 1972 and have offered home equity revolving credit loans since 1977.

         The home equity loans will have been purchased by the depositor, either directly or indirectly, from the sellers. The home equity loans will typically have been originated by subsidiaries of HFC, in accordance with HFC's underwriting standards or alternative underwriting criteria as described below under "General Underwriting Standards" or as described in the prospectus supplement.

General Underwriting Standards

         HFC's underwriting standards are continuously revised based on opportunities and prevailing conditions in the residential mortgage market, the consumer lending market and the market for mortgage securities. The home equity loans may be underwritten by HFC, an affiliate of HFC or a designated third party. In some circumstances, however, the home equity loans may be underwritten only by the seller with little or no review performed by HFC. HFC or a designated third party may perform only sample quality assurance reviews to determine whether the home equity loans in any home equity loan pool were underwritten in accordance with applicable standards.

         HFC's underwriting standards, as well as any other underwriting standards that may be applicable to any home equity loans, include a set of specific criteria under which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a home equity loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a home equity loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied.

         The depositor may also purchase home equity loans which do not conform to HFC's underwriting standards. Some of these purchases may be made through a sourcing program with a non-affiliate. In any event, the sellers of any home equity loans that do not conform to HFC's underwriting standards will represent that the home equity loans were originated either in accordance with underwriting standards agreed to by HFC or under underwriting standards acceptable to HFC. HFC, on behalf of the depositor or a designated third party, will normally review only a limited portion of the home equity loans in any delivery of home equity loans from the related seller for conformity with the applicable underwriting standards.

         The level of review, if any, by HFC or the depositor, of any home equity loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

     o    factors relating to the experience and status of the seller; and

     o factors relating to the specific home equity loan, including the original principal balance or credit limit, as applicable, the combined LTV ratio, the loan type or loan program, and the applicable Credit Score of the related borrower used in connection with the origination of the home equity loan, as determined based on a credit scoring model acceptable to the depositor.

         Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the home equity loans may be originated may provide that qualification for the loan, the level of review of the loan's documentation, or the availability of various loan features, including maximum loan amount, maximum combined LTV ratio, property type and use and documentation level, may depend on the borrower's Credit Score.

         The underwriting standards utilized in certain purchases of home equity loans and the underwriting standards applicable to home equity loans underlying pooled securities may vary substantially from HFC's underwriting standards. Those underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the value of the mortgaged property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the home equity loans included in any home equity loan pool, the prospectus supplement usually will not distinguish among the various underwriting standards applicable to the home equity loans nor describe any compliance review of underwriting standards performed by the depositor or HFC. Moreover, there can be no assurance that the quality or performance of home equity loans underwritten under varying standards will be equivalent under all circumstances.

         In some limited circumstances, home equity loans purchased from affiliates of HFC may be employee or preferred customer loans with respect to which, in accordance with the affiliate's home equity loan programs, income, asset and employment verifications and appraisals may not have been required. With respect to home equity loans made under any employee loan program maintained by HFC or its affiliates, in limited circumstances, preferential interest rates may be allowed.

HFC's Underwriting Procedures Relating to Home Equity Loans

         The following is a brief description of HFC's underwriting procedures for full documentation loan programs. This is the most comprehensive of the loan origination programs. Other origination programs that HFC and its affiliates make available to borrowers may permit similar information to be provided by the borrowers without any verification or may call for verification of only some of these items.

         All home equity loan applications received by HFC, its affiliates, or through a sourcing program with a non-affiliate, are subjected to a direct credit investigation by the related seller. This investigation generally includes:

     o    obtaining and reviewing an independent credit bureau report;

     o verifying any senior mortgage balance and payment history, which may be obtained from credit bureau information, provided it has been updated within two months of the application or, if not, is obtained in writing or by telephone from the holder of any senior mortgage;


     o verification of employment, which normally includes obtaining a W-2 form or a pay stub issued within the past 60 days and other written or telephone verification with employers, or a minimum of two years of tax returns for self-employed individuals;

     o obtaining a title commitment or a title report, depending on the amount financed, to ensure that all liens, except for any existing senior mortgage liens, are paid off prior to, or at the time of, the funding of the home equity loan; and

     o obtaining an appraisal (which may be an appraisal using a statistical data base) of the property, which must be substantiated by sales data on three comparable properties.


         After this investigation is conducted, a decision is made to accept or reject the loan application. With respect to revolving credit loans, a credit limit is assigned based on the borrower's ability to pay and an acceptable combined LTV ratio. Generally, all prospective borrowers must have a debt-to-income ratio of no greater than 55%, but such requirement may be waived based on compensating factors as deemed appropriate by HFC. For purposes of calculating the debt-to-income ratio, debt is defined as the sum of the loan payment, any senior mortgage payment, including escrow payments for the hazard insurance premium, real estate taxes, mortgage insurance premium, homeowners association dues and ground rents, plus payments on installment and revolving debt that extends beyond 10 months, including payments on the home equity loan computed, in the case of a revolving credit loan, based on the credit limit applied for at the then-current loan rate, alimony, payroll-deducted loan payments, child support or maintenance payments, and secondary product payments (such as insurance), and income is defined as stable monthly gross income from the borrower's primary source of employment, plus any acceptable secondary income. The determination of an acceptable combined LTV ratio is based solely upon the amount financed for a closed-end loan or the credit limit for a revolving credit loan and does not include certain fees which may be added to the principal balance of the loan. An acceptable combined LTV ratio is also a function of the real estate's quality, condition, appreciation history and prospective marketing conditions; however, the combined LTV ratio, excluding any financed points, insurance, premiums and fees, generally may not exceed 100%.

         HFC and its subsidiaries will not make mortgages behind a negatively amortizing senior mortgage, except when the senior mortgage is subject to a maximum permitted indebtedness or the original principal balance or credit limit, as applicable, is $25,000 or less. Generally, title insurance is obtained for all home equity loans that constitute a first mortgage or have an original principal balance or credit limit, as applicable, over $50,000.

Representations and Warranties Concerning the Home Equity Loans

         The depositor will make a number of representations and warranties to the trustee regarding the home equity loans, including a representation and warranty as to the accuracy in all material respects of information furnished to the trustee with respect to each home equity loan. In addition, the depositor will represent and warrant on the closing date, that, among other things:

     o all material loan documentation exists and is available for inspection,

     o    not more than a specified amount of loans are delinquent,

     o at the time of transfer to the trust, the depositor has transferred or assigned all of its right, title and interest in each home equity loan, free of any lien; and

     o each home equity loan was originated in accordance with applicable federal and state laws.

         The assignment of the home equity loans to the trustee will be without recourse, except in the event of a breach of one of these representations or warranties. If a breach of any representation or warranty occurs in respect of a home equity loan that materially and adversely affects the interests of the securityholders in the home equity loan, the depositor may be obligated to purchase, or cause to be purchased, the unqualified home equity loan from the trust.

         To a limited extent, the depositor may substitute a qualifying replacement home equity loan for an unqualified home equity loan rather than repurchase it.

         The master servicer will be required to enforce the purchase or substitution obligations for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment if it were the owner of the home equity loan. This purchase or substitution obligation will not, however, become an obligation of the master servicer in the event the depositor fails to honor the obligation. The foregoing will constitute the sole remedy available to securityholders and the trustee for a breach of representation.

                           HFC SERVICING PROCEDURES

General

         HFC, as master servicer, will be responsible for servicing the home equity loans as agent for the trust. Certain affiliates of the master servicer may perform the servicing activities of the master servicer in accordance with the master servicer's policies and procedures for servicing home equity loans. Ultimately, however, HFC will remain responsible for the servicing of the home equity loans, irrespective of any arrangements with affiliates. The policies and practices described below are those of HFC's consumer lending business with respect to home equity loans.

         With respect to home equity loans, HFC's general policy is to initiate foreclosure on the mortgaged property only after the home equity loan is more than two months delinquent, any notices required by law have been sent to the borrower and the foreclosure is authorized by operating management. Foreclosure proceedings may be terminated if the delinquency is cured. However, under certain circumstances, HFC may elect not to commence foreclosure if (1) the borrower's default is due to special circumstances which are temporary and are not expected to last beyond a specified period or
(2) there is no economic benefit from the pursuit of foreclosure taking into account the expected costs of foreclosure and property restoration and management.


         HFC determines the delinquency status of a home equity loan on the basis of contractual delinquency, which is a method of determining delinquency status based on the status of payments due under the home equity loan. The delinquency status of a home equity loan may be affected by HFC's account management policies and practices for the collection of home equity loans in its consumer lending portfolio as described below. Under these policies and practices, HFC may treat a home equity loan as current based upon indicia or criteria that in its judgment evidence a probability of continued payment. These policies and procedures are designed to maintain and improve borrower relationships, to maximize collections and to avoid foreclosure if reasonably possible.

         HFC's primary account management practice that resets the delinquency status of a home equity loan to contractually current is referred to as a restructure. Restructuring is used in situations where a delinquent borrower is in a position to resume making payments but may not have sufficient funds to pay all past due amounts. A restructure does not change the maturity date of the home equity loan but does require the borrower to pay all amounts due on or before the maturity date. "Hardship restructures" or "workout restructures" are situations in which the payment and/or interest rate may be modified on a temporary or permanent basis.

         The fact that restructure criteria may be met for a particular home equity loan does not require HFC to restructure that loan, and the extent to which HFC restructures home equity loans that are eligible under the criteria will vary depending upon its view of prevailing economic conditions and other factors that may change from time to time. HFC uses account restructuring in an effort to maximize collections to maintain and improve borrower relationship and to avoid foreclosure when it is reasonable to do so. Accordingly, the application of this practice is subject to complexities, variations and changes from time to time. These policies and practices are continually under review and assessment to assure that they meet the goals outlined above, and consequently, HFC will modify or permit exceptions to these general policies and practices from time to time. In addition, exceptions to these policies and practices may be made in specific situations in response to legal or regulatory agreements or orders. When comparing delinquency and loss experience in different periods, the fact that HFC's restructure policies and practices will change over time and that exceptions are made to those policies and practices should be taken into account.

         In the third quarter of 2003, HFC implemented certain changes to its restructure policies and practices that generally apply to loans originated after January 1, 2003. These policies and practices to be effective for loans originated after January 1, 2003 are:

     o home equity loans may be restructured upon receipt of two qualifying payments within the 60 days preceding the restructure;

     o home equity loans will be limited to four restructures in a rolling 60 month period;

     o home equity loans will generally not be eligible for restructure until nine months after origination;

     o home equity loans whose borrowers have filed for Chapter 7 bankruptcy protection may be restructured upon receipt of a signed reaffirmation agreement;

     o home equity loans whose borrowers are subject to a Chapter 13 plan filed with a bankruptcy court generally may be restructured upon receipt of one qualifying payment;

     o except for bankruptcy reaffirmation and filed Chapter 13 plans, a home equity loan will generally not be restructured more than once in a 12 month period;

     o borrowers who have been affected by a disaster may be allowed to skip a payment; and

     o home equity loans whose borrowers agree to make payments by automatic withdrawal may generally be restructured upon receipt of one qualifying payment.


         Home equity loans originated prior to January 1, 2003 will generally be subject to restructure policies and practices that differ from those summarized above. The policies and practices applicable to those loans are summarized below:

     o home equity loans may be restructured upon receipt of two qualifying payments within 60 days; however, home equity loans whose borrowers are in workout, disaster or strike situations may be restructured upon receipt of one payment or no payments;

     o home equity loans whose borrowers have filed for Chapter 7 bankruptcy protection may be restructured upon receipt of a signed reaffirmation agreement;

     o home equity loans whose borrowers are subject to a Chapter 13 plan filed with a bankruptcy court generally may be restructured upon receipt of one qualifying payment;

     o except for bankruptcy reaffirmation and filed Chapter 13 plans, agreed automatic withdrawal or workout/disaster/strike situations, home equity loans are generally limited to one restructure every 12 months;

     o home equity loans generally are not eligible for restructure until six months after origination; and

     o home equity loans whose borrowers agree to make payments by automatic withdrawal may generally restructured with one qualifying payment.

         In addition to restructuring home equity loans, in limited situations HFC may enter into a rewrite with a borrower. HFC enters into rewrites to manage borrower relationships, maximize collections and avoid foreclosure if reasonably possible. In a rewrite, a new home equity loan is written for a borrower whose home equity loan is delinquent, and the proceeds of the new home equity loan are applied to prepay the delinquent home equity loan in full. The new home equity loan will be treated as current, will not be reflected in delinquency statistics, and will not be substituted or otherwise added to the trust.


         Amounts of the loan balance which HFC may charge off will generally be computed by comparing the estimated fair market value of the related mortgaged property to the amount of any senior indebtedness and any unpaid property taxes, realized or forecasted foreclosure expenses and other related expenses (the "Senior Indebtedness Expenses"). Property value may be determined by:

     o    a drive-by appraisal;

     o    a full interior/exterior appraisal; or

     o    an opinion rendered by a local real estate broker chosen by HFC.

         To the extent the property value, less the Senior Indebtedness Expenses (the "Net Property Value") is less than the amount of the loan balance at the time of foreclosure, HFC will charge off the loan balance to the Net Property Value. HFC may also charge off the loan balance in excess of the Net Property Value before foreclosure is completed or when a settlement is reached with the borrower. Further write-downs may be taken from time to time based upon HFC's current estimate of Net Property Value and such write-downs will be recorded as REO expenses in operating expense. Once the mortgaged property has been liquidated, any difference between the Net Property Value and the sale proceeds is recognized as a gain or loss on sale in operating expense.

Payments on Home Equity Loans; Deposits to Collection Account

         The master servicer will deposit or will cause to be deposited into the Collection Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date and any other amounts retained by the seller, as specifically contained in the related Agreement, which generally will include the following:

     o payments on account of principal of the home equity loans or on the pooled securities comprising trust assets;

     o payments on account of interest on the home equity loans or on the pooled securities comprising trust assets, net of the portion of each payment retained by the master servicer, if any, as its servicing or other compensation;

     o Liquidation Proceeds, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances, if any, made by the related subservicer, including Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any insurance and described in the prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the borrower in accordance with the master servicer's normal servicing procedures;

     o proceeds of any home equity loan in the trust purchased, or, in the case of a substitution, certain amounts representing a principal adjustment, by the master servicer, the depositor, any subservicer or seller or any other person under the terms of the Agreement. See

          "HFC Home Equity Lending Program--Representations and Warranties Concerning the Home Equity Loans," and "Description of the Trusts--Assignment of Trust Assets" above; and

     o any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Collection Account, as described below.

         Notwithstanding the foregoing, until the business day prior to each payment date on which amounts are required to be deposited in the Collection Account, HFC may retain and commingle such amounts with its own funds so long as (1) no event of default under the Agreement shall have occurred and be continuing and (2) either (A) the short-term debt obligations of HFC are acceptable to the rating agencies, as specified in the prospectus supplement or (B) HFC arranges for and maintains a servicer credit enhancement acceptable in form and substance to each rating agency; provided, however, that amounts permitted to be retained and commingled pursuant to this subclause (B) shall not exceed the amount available under the servicer credit enhancement. In the event HFC is entitled to retain and commingle the amounts referred to in the preceding sentence, it shall be entitled to retain for its own account any investment income thereon, and any investment income shall not be subject to any claim of the trustee or securityholders. In the event that HFC is not permitted to retain and commingle these amounts with its own funds, it shall deposit these amounts not later than the second business day following receipt in the Collection Account.

         The Collection Account must be an account maintained with a depository institution satisfactory to the rating agencies rating the securities.

         Unless otherwise set forth in the prospectus supplement, not later than the business day preceding each payment date, the master servicer will deposit into the Collection Account, in immediately available funds, the amount to be distributed to securityholders on the payment date. The master servicer or the trustee will also deposit or cause to be deposited into the Collection Account:

     o the amount of any Advances on closed-end loans, if applicable, made by the master servicer as described in this prospectus under "--Advances";

     o any payments under any letter of credit, financial guaranty insurance policy, credit derivative and any amounts required to be transferred to the Collection Account from a reserve fund, as described under "Description of Credit Enhancement" below;

     o any amounts required to be paid by the master servicer out of its own funds due to the operation of a deductible clause in any blanket insurance policy maintained by the master servicer to cover hazard losses on the home equity loans as described under "--Hazard Insurance and Related Claims" below; and

     o    any other amounts as described in the related Agreement.

         Any amounts received by the master servicer that the trust is not entitled to (such as Excluded Spread or an Excluded Balance) will not be deposited in the Collection Account and will not be available to make payments on the related series of securities.

         Funds on deposit in the Collection Account may be invested in Permitted Investments maturing, in general, not later than the business day preceding the next payment date. Unless otherwise specified in the prospectus supplement, all income and gain realized from any investment will be for the account of the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any investment must be deposited in the Collection Account by the master servicer out of its own funds upon realization of the loss.

Withdrawals from the Collection Account

         The master servicer may, from time to time, make withdrawals from the Collection Account for certain purposes, as specifically contained in the related Agreement, which will include the following:

     o to reimburse itself or any subservicer for Advances, if applicable, or for Servicing Advances as to any mortgaged property out of late payments, Insurance Proceeds, Liquidation Proceeds or collections on the home equity loan with respect to which those Advances or Servicing Advances were made;

     o to pay to itself or any subservicer unpaid servicing fees and subservicing fees out of payments or collections of interest on each home equity loan;

     o to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, and, if so provided in the Agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the Agreement;

     o to pay to itself, a subservicer, HFC, the depositor or the seller all amounts received with respect to each home equity loan purchased, repurchased or removed under the terms of the Agreement and not required to be distributed as of the date on which the related purchase price is determined;

     o to pay the depositor or its assignee, or any other party named in the related prospectus supplement all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each home equity loan, including any home equity loan as to which title to the underlying mortgaged property was acquired;

     o to reimburse itself or any subservicer for any Nonrecoverable Advance, subject to any limitations set forth in the Agreement as described in the prospectus supplement;

     o to reimburse itself or the depositor for certain other expenses incurred for which it or the depositor is entitled to reimbursement, or against which it or the depositor is indemnified under the Agreement;

     o to withdraw any amount deposited in the Collection Account that was not required to be deposited in the Collection Account;

     o to pay to itself or any subservicer for the purchase of any Draws made on the revolving credit loans, if applicable; and

     o to clear the Collection Account of amounts relating to the corresponding home equity loans in connection with the termination of the trust under the Agreement.

Collection and Other Servicing Procedures

         The master servicer will have the option to allow an increase in the credit limit applicable to any revolving loan in certain limited circumstances. The master servicer will have an unlimited ability to consent to such increases provided that the following conditions are met:

     o    a new appraisal is obtained;

     o the new combined LTV ratio is less than or equal to the original combined LTV ratio;

     o    verification of employment, which may be verbal, is obtained; and

     o the payment history of the related borrower is within HFC's underwriting parameters.

         If the conditions in the preceding sentence are not met, the master servicer will permit increases only upon satisfaction of conditions described in the prospectus supplement.

         Subject to certain conditions specified in the Agreement, the master servicer may also consent to the placing of a proposed lien senior to that of the mortgage on the related mortgaged property. Furthermore, the master servicer may be subject to restrictions under the Agreement with respect to the refinancing of a lien senior to a home equity loan on the related mortgaged property.

         The master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the home equity loans and will, consistent with the Agreement and any insurance policy or other credit enhancement, and subject to applicable law, regulations and regulatory agreements and orders, follow the collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to home equity loans comparable to the home equity loans in the home equity loan pool. Consistent with the foregoing, the master servicer may in its discretion, provided that the insurance coverage for the home equity loan or any coverage provided by any alternative credit enhancement will not be adversely affected (1) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment penalties, if any, or other fees which may be collected in the ordinary course of servicing the home equity loans, (2) arrange with a borrower a schedule for the payment of delinquent payments on the related home equity loan, (3) sell the home equity loan at its fair market value to a third party for collection activity, or (4) reset the delinquency status of a contractually delinquent home equity loan to current in accordance with its account management policies and practices described above under "--General". With respect to any series of securities as to which the trust includes pooled securities, the master servicer's servicing and administration obligations will be governed by the terms of those pooled securities.

         In instances in which a home equity loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may engage in a wide variety of loss mitigation practices including restructures, waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, rewrites, and capitalization of arrearages rather than proceeding with foreclosure. In making this determination, the estimated Realized Loss that might result if the home equity loan were liquidated would be taken into account. These modifications may have the effect of reducing the interest rate or extending the final maturity date of the home equity loan. Any modified home equity loan may remain in the trust, and the reduction in collections resulting from a modification may result in reduced payments of interest or other amounts on, or may extend the final maturity of, one or more classes of the securities.

         In connection with any significant partial prepayment of a home equity loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the home equity loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the interest rate. Re-amortization of a home equity loan shall not be permitted if it would constitute a modification of the home equity loan for federal income tax purposes and such loan is an asset of a trust for which a REMIC election has been made.


         In any case in which property subject to a home equity loan, other than an ARM loan described below, is being conveyed by the borrower, the master servicer, directly or through a subservicer, shall in most cases be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the home equity loan under any due-on-sale clause, but only if the exercise of the rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the master servicer or subservicer is prevented from enforcing the due-on-sale clause under applicable law or if the master servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related borrower to avoid enforcement of the due-on-sale clause, the master servicer or subservicer will enter into an assumption and modification agreement with the person to whom that property has been or is about to be conveyed, under which that person becomes liable under the mortgage note subject to certain specified conditions. The original borrower may be released from liability on a home equity loan if the master servicer or subservicer shall have determined in good faith that the release will not adversely affect the collectability of the home equity loan. An ARM loan may be assumed if that ARM loan is by its terms assumable and if, in the reasonable judgment of the master servicer or the subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a borrower transfers the mortgaged property subject to an ARM loan without consent, the ARM loan may be declared due and payable. Any fee collected by the master servicer or subservicer for entering into an assumption or substitution of liability agreement will be retained by the master servicer or subservicer as additional servicing compensation unless otherwise set forth in the prospectus supplement. See "Legal Aspects of Home Equity Loans and Related Matters--Enforceability of Certain Provisions" in this prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be altered. Borrowers may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the related subservicer may approve this type of request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related home equity loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related home equity loan. Any fee collected by the master servicer or the subservicer for processing this type of request will be retained by the master servicer or subservicer as additional servicing compensation.

Special Servicing and Special Servicing Agreements

         The Agreement for a series of securities may name a special servicer, which will be responsible for the servicing of certain delinquent home equity loans. The special servicer may have discretion to extend relief to certain borrowers whose payments become delinquent. The special servicer may be permitted to grant a period of temporary indulgence to a borrower or may enter into a repayment plan providing for repayment of arrearages by the borrower, in each case without the prior approval of the master servicer or the subservicer. Other types of forbearance may require the approval of the master servicer or subservicer, as applicable.

         In addition, the master servicer may enter into various agreements with holders of one or more classes of subordinate securities or of a class of securities representing interests in one or more classes of subordinate securities. Under the terms of these agreements, the holder may, with respect to certain delinquent home equity loans:

     o instruct the master servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer which will be available for payment to securityholders in the event that liquidation proceeds are less than they otherwise may have been had the master servicer acted under its normal servicing procedures;

     o instruct the master servicer to purchase the home equity loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the home equity loans to the holder, in which case any subsequent loss with respect to the home equity loans will not be allocated to the securityholders;

     o become, or designate a third party to become, a subservicer with respect to the home equity loans so long as the master servicer has the right to transfer the subservicer rights and obligations of the home equity loans to another subservicer at any time, or the holder or its servicing designee is required to service the home equity loans according to the master servicer's servicing guidelines; or

     o the prospectus supplement may provide for the other types of special servicing arrangements.

Realization Upon Defaulted Home Equity Loans

         With respect to a home equity loan in default, the master servicer or the related subservicer may take a variety of actions including foreclosing upon the mortgaged property, write off the balance of the home equity loan as bad debt, take a deed in lieu of foreclosure, accept a short sale, permit a short refinancing, arrange for a repayment plan or a modification as described above. In connection with this decision, the master servicer or the related subservicer will, following usual practices in connection with senior and junior mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with the foreclosure to determine whether a foreclosure proceeding is appropriate. To the extent that a home equity loan is a junior mortgage loan, following any default thereon, unless foreclosure proceeds for that home equity loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that the home equity loan will be written off as bad debt with no foreclosure proceeding. In the event that title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be assigned to the trustee or to its nominee on behalf of securityholders and held by the subservicer, if an affiliate of HFC.

         For purposes of calculations of amounts distributable to securityholders in respect of an REO Home Equity Loan, the amortization schedule in effect at the time of any acquisition of title, before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect, and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Home Equity Loan is considered to remain in the trust. If a REMIC election has been made with respect to the trust, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the Agreement, any income, net of expenses and other than gains described below received by the subservicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Collection Account upon receipt and will be available at that time to the extent provided in the Agreement, for making payments to securityholders.

         With respect to a home equity loan in default, the master servicer may pursue foreclosure or similar remedies subject to any senior loan positions and certain other restrictions pertaining to junior loans as described under "Legal Aspects of Home Equity Loans and Related Matters--Foreclosure on Home Equity Loans" concurrently with pursuing any remedy for a breach of a representation and warranty. Upon final liquidation, the home equity loan will be removed from the related trust. The master servicer may elect to treat a defaulted home equity loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. In such case, any additional liquidation expenses relating to that home equity loan thereafter incurred will be reimbursable to the master servicer, or any subservicer, from any amounts otherwise distributable to the related securityholders, or may be offset by any subsequent recovery related to the home equity loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted home equity loan. Upon foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances and Excluded Balances as described in the prospectus supplement.

         Upon the final liquidation thereof, or upon the election to treat a loan as finally liquidated, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the securityholders will bear the loss. Under HFC's policies, any gain realized will be remitted to the related borrower. For a description of the master servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the home equity loans, see "Description of Credit Enhancement" and "--Hazard Insurance and Related Claims."

         The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its employees and other persons acting on behalf of the master servicer in connection with its activities under the Agreement.

Hazard Insurance and Related Claims

         Unless specified in the prospectus supplement, at origination, each home equity loan, other than a Cooperative Loan, will be covered by a hazard insurance policy, as described below. The borrower's loan agreements require the borrower to maintain such insurance for the life of the loan. The following summary, as well as other pertinent information included elsewhere in this prospectus, does not describe all terms of a hazard insurance policy. The insurance is subject to underwriting and approval of individual home equity loans by the respective insurers. The descriptions of any insurance policies described in this prospectus or the prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

         Unless otherwise specified in the prospectus supplement, the Agreement will require the master servicer to verify the existence of hazard insurance coverage at origination that provides for no less coverage than a standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Coverage generally will be in an amount equal to the lesser of:

     o 100% of the insurable value of the improvements, or guaranteed replacement; or

     o the sum of the outstanding balance of the home equity loan plus the outstanding balance on any mortgage loan senior to the home equity loan.

         The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as a loss payee under any hazard insurance policy or upon the extent to which information in this regard is furnished to the master servicer by borrowers or subservicers.

         As described above, all amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, will be deposited in the Collection Account. The Agreement provides that the master servicer may cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the home equity loans, but is not obligated to do so. If any such blanket policy contains a deductible clause, the master servicer will deposit in the Collection Account all amounts which would have been deposited therein but for such clause.

         Unless otherwise specified in the prospectus supplement, the master servicer may also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any home equity loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy.

         Since the amount of hazard insurance that borrowers are required to maintain on the improvements securing the home equity loans may decline as the principal balances owing decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. Furthermore, following origination, the master servicer does not ensure that policies remain in effect and any lapse in coverage could result in a total loss in the event the property is destroyed. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against, including losses caused by the application of the co-insurance clause described in the preceding paragraph.


                         DESCRIPTION OF THE SECURITIES

General

         The securities will be issued in series. The notes will be issued under an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates will be issued under either a pooling and servicing agreement or a trust agreement, forms of which also have been filed as exhibits to the registration statement. A series may consist of both notes and certificates. The term "Agreement" is used in this prospectus to refer to, with respect to a series of certificates, the pooling and servicing agreement, and with respect to a series of notes or notes and certificates, the indenture, the trust agreement and the sale and servicing agreement, as the context requires. The Agreements for each Series will be filed with the SEC as an exhibit to a Form 8-K within 15 days of the date the securities are first issued.

         The following summaries, together with additional summaries under "The Agreements" in this prospectus, describe all of the material provisions in the Agreements common to each series of securities.

Where particular provisions or terms used in the Agreements are referred to, the actual provisions are incorporated by reference as part of the summaries.

         Each series of securities will consist of one or more classes of securities, one or more of which may be:

          o    compound interest securities,
          o    fixed interest securities,
          o    variable interest securities,
          o    planned amortization class securities,
          o    targeted amortization class securities,
          o    accretion directed securities,
          o    zero coupon securities,
          o    principal only securities,
          o    interest only securities, or
          o    participation securities.

A series may also include one or more classes of subordinate securities.

         Unless the prospectus supplement specifies that the securities will be issued as fully registered physical certificates or notes, each class of the securities will be issued in book-entry form.

Payments


         Payments of principal and/or interest, as applicable, on each class of securities entitled thereto will be made on each payment date either by the trustee, the master servicer acting on behalf of the trustee or a paying agent appointed by the trustee or the issuer. Payments will be made to the persons who are registered as the holders of the securities at the close of business on the day prior to each payment date or, if the securities are no longer book-entry, to the persons in whose names the securities are registered at the close of business on the last business day of the preceding month, or the record date. Payments will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has so notified the trustee, the master servicer or the paying agent, as the case may be, and the applicable Agreement provides for that form of payment, or by check mailed to the address of the person entitled thereto as it appears on the security register. The final payment in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or the issuer specified in the notice to securityholders. Payments will be made to each securityholder in accordance with the holder's percentage interest in a particular class, which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of that class.

         On the day of the month specified in the prospectus supplement as the determination date, the master servicer will determine the amounts of principal and interest which will be passed through to securityholders on the succeeding payment date. Prior to the close of business on the business day succeeding each determination date, the master servicer will furnish a statement to the trustee or paying agent setting forth, among other things, the amount to be distributed on the next succeeding payment date.


Payments of Interest

         The securities entitled to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described in the prospectus supplement. Interest on a class of securities will be payable on the payment date and in the priority specified in the prospectus supplement. The rate of interest on the securities may be fixed or variable or may change based on changes in the characteristics of the trust assets. Principal only securities will be entitled to either nominal or no interest payments. Any interest on zero coupon securities that is not paid on a payment date will accrue and be added to the principal balance. Unless otherwise specified in the prospectus supplement, interest on the securities will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or the actual number of days in the related interest period and a 360-day year.

Payments of Principal

         On each payment date, principal payments will be made to those securityholders entitled to principal, to the extent set forth in the prospectus supplement. The principal payments will be made in accordance with the prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority described in the prospectus supplement.

         Interest only securities are entitled to either nominal or no principal payments. Interest only securities may be assigned a notional amount, but that value will be used primarily for the calculation of interest payments and will not represent the right to receive any payments allocable to principal.

Final Scheduled Payment Date

         The final scheduled payment date with respect to each class of notes is the date by which the principal of the class of notes will be fully paid. With respect to each class of certificates, the final scheduled payment date will be the date on which the entire aggregate principal balance of the class of certificates is expected to be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. The final scheduled payment date for each class of securities will be specified in the prospectus supplement.

         The actual final payment date of the securities of a series will depend primarily upon the rate of principal payment of the home equity loans and any pooled securities in the trust. Since payments on the trust assets, including prepayments, will be used to make payments in reduction of the outstanding principal amount of the securities, it is likely that the actual final payment date of any class will occur earlier, and may occur substantially earlier, than its final scheduled payment date. Furthermore, with respect to the final payment date of any security may occur later than its final scheduled payment date. No assurance can be given as to the actual prepayment experience with respect to the trust assets. See "--Weighted Average Life of the Securities."

Special Redemption

         If specified in the prospectus supplement, in some cases, one or more classes of securities may be subject to special redemption, in whole or in part, if a determination is made that the amount of interest that will accrue on the trust assets will be less than the amount of interest that will accrue on the securities. In that event, the trustee will redeem the principal amount of securities that will cause the available interest amount to equal the amount of interest that will accrue on the securities outstanding after the redemption.

Optional Redemption, Purchase of Trust Assets or Securities, Termination of
Trust

         The depositor or the master servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any payment date under the circumstances, if any, specified in the prospectus supplement. Alternatively, if specified in the prospectus supplement, the depositor, the master servicer, or another entity designated in the prospectus supplement may, at its option, cause an early termination of a trust by repurchasing all of the trust assets from the trust. The redemption, purchase or repurchase price will be described in the prospectus supplement. In the event that a REMIC election has been made, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

         In addition, the prospectus supplement will describe any other circumstances under which securityholders could be fully paid significantly earlier than if payments were based solely on the payment experience of the trust assets.

Weighted Average Life of the Securities

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be paid to the investor. The weighted average life of a security will typically be influenced by the rate at which the amount financed under the loans or the loans underlying the pooled securities, as applicable, included in the trust is paid, which may be in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities that would be outstanding on specified payment dates based on the assumptions stated in the prospectus supplement.

         There is, however, no assurance that prepayments on the trust assets will conform to any level of any prepayment standard or model specified in the prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

         The rate of prepayments of conventional mortgage loans and other receivables has fluctuated significantly in recent years. If prevailing interest rates fall significantly below the interest rates on the loans or the loans underlying the pooled securities, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In addition, the weighted average life of the securities may be affected by the varying interest rates and maturities of the loans or underlying loans. If any loans or underlying loans have actual term-to-stated maturity of less than those assumed in calculating the final scheduled payment date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled payment dates, even in the absence of prepayments.

Form of Securities

         Unless the prospectus supplement specifies that the securities will be issued as fully registered physical certificates or notes, each class of the securities will be issued in book-entry form.

         Persons acquiring ownership interests in the securities will hold their securities through the Depository Trust Company, or DTC in the United States, or, Clearstream or Euroclear, in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The securities issued in book-entry form via one of these facilities will be registered in the name of Cede & Co., the nominee of DTC.

         Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JP Morgan Chase will act as depositary for Euroclear. Beneficial owners will not be securityholders as that term is used in the Agreement. Beneficial owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC.

         The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of that book-entry security will be recorded on the records of the applicable depository, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a participant of DTC, and the records of Clearstream or Euroclear, as appropriate.


         Payments on the securities and transfers of the securities take place through book-entry notations. The trustee or paying agent makes payments to the holding depository, which in turn makes payments to its participants. The participants will then, in turn, credit the payments to the accounts of beneficial owners either directly or through indirect participants. Consequently, beneficial owners of the book-entry securities may experience delay in their receipt of payments. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.


         Transfers of the securities are made similarly through book-entry notations. Each beneficial owner instructs its financial intermediary of the transaction, and the information is eventually passed onto the holding depository. Each financial intermediary and the depository will note the transaction on its records and either debit or credit the account of the selling and purchasing beneficial owners. Payments and transfers between DTC participants, Clearstream participants and Euroclear participants will occur in accordance with the rules and operating procedures of each depository. For information on transfers between depositories, see "Annex I - Global Clearance, Settlement and Tax Documentation Procedures" at the end of the prospectus supplement.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant (as defined herein) to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         DTC has advised the depositor as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities and effect transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movements of securities. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access of the DTC system is available to others such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

         Clearstream Banking is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream holds securities for its participants, or participating organizations, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a licensed bank, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and the risk from transfers of securities and cash that are not simultaneous. Transactions may be settled in any of 32 currencies, including U.S. dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. On December 31, 2000, Euroclear Bank S.A./N.V. was launched and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear system. Euroclear Bank has capital of approximately EUR 1 billion. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters specified in the prospectus supplement. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Monthly and annual reports with respect to the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co., to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

         It is expected that DTC will advise the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities and the Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a security holder under the Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of its participants, with respect to some securities which conflict with actions taken with respect to other securities.

     Definitive securities will be issued to beneficial owners of the book-entry securities, or their nominees, rather than to DTC, only if: (a) DTC or the issuer advised the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the issuer or the trustee is unable to locate a qualified successor, (b) the issuer, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the Agreement, beneficial owners having percentage interests aggregating not less than 51% of the principal balance of the book-entry securities advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustees will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global security or securities representing the book-entry securities and instructions for re-registration, the trustee will issue and authenticate definitive securities, and the trustee will recognize the holders of the definitive securities as holders under the Agreement.

         Although, DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

Excluded Spread

         The depositor, the master servicer or any of their affiliates, or any other entity as may be specified in the related prospectus supplement may retain or be paid a portion of interest due with respect to the related home equity loans or pooled securities. The payment of any portion of interest in this manner will be disclosed in the prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that any specified entity is otherwise entitled to receive with respect to the home equity loans or pooled securities. Any of these payments generated from the home equity loans or pooled securities will represent Excluded Spread. The interest portion of a Realized Loss and any partial recovery of interest in respect of the home equity loans or pooled securities will be allocated between the owners of any Excluded Spread and the securityholders entitled to payments of interest as provided in the applicable Agreement.

Advances

         If specified in the prospectus supplement, the master servicer may agree to make Advances, either out of its own funds, funds advanced to it by subservicers or funds being held in the Collection Account for future payment, for the benefit of the securityholders, on or before each payment date, which were delinquent as of the close of business on the business day preceding the determination date on the home equity loans in the home equity loan pool, but only to the extent that the Advances would, in the judgment of the master servicer, be recoverable out of late payments by the borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. As specified in the prospectus supplement with respect to any series of securities as to which the trust assets include pooled securities, the master servicer's advances will be under the terms of the pooled securities, as may be supplemented by the terms of the Agreement, and may differ from the provisions relating to Advances described in this prospectus.

         Advances are intended to maintain a regular flow of payments to related securityholders. Advances do not represent an obligation of the master servicer to guarantee or insure against losses. If Advances have been made by the master servicer from cash being held for future payment to securityholders, those funds will be required to be replaced on or before any future payment date to the extent that funds in the Collection Account on that payment date would be less than payments required to be made to securityholders. Any Advance will be reimbursable to the master servicer out of recoveries on the related home equity loans for which those amounts were advanced, including, for example, late payments made by the related borrower, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement or proceeds of any home equity loan purchased by the depositor, HFC, a subservicer or a seller under the circumstances described above. These Advances will also be reimbursable from cash otherwise distributable to securityholders, including the holders of senior securities, if applicable, to the extent that the master servicer shall determine that any Advances previously made are not ultimately recoverable as described above. With respect to any senior/subordinate series, so long as the related subordinate securities remain outstanding and subject to limitations with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate securities, if any. The master servicer may also make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced will be reimbursable to the master servicer to the extent permitted by the Agreement.

         The master servicer's option to make Advances may be supported by another entity, the trustee, a financial guaranty insurance policy, a letter of credit or other method as may be described in the Agreement. In the event that the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related securities or if any collateral supporting that obligation is not performing or is removed under the terms of any agreement described in the related prospectus supplement, the securities may also be downgraded.

Funding Account

         If specified in the prospectus supplement, the Agreement or another agreement may provide for the transfer by the sellers of additional home equity loans to the related trust after the closing date for the related securities. Additional home equity loans will be required to conform to the requirements contained in the Agreement providing for the transfer. As specified in the prospectus supplement, the transfer may be funded by the establishment of a Funding Account. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the home equity loans in respect of principal will be deposited in the Funding Account to be released to the depositor as additional home equity loans are transferred. Unless otherwise specified in the prospectus supplement, a Funding Account will be required to be maintained as an Eligible Account, all amounts in the Funding Account will be required to be invested in Permitted Investments and the amount held in the Funding Account shall be a percentage of the aggregate outstanding principal balance of the securities as specified in the prospectus supplement. All transfers as to amounts representing proceeds of the sale of the securities and as to amounts representing principal collections on the home equity loans will be made as specified in the prospectus supplement. Amounts set aside to fund those transfers, whether in a Funding Account or otherwise, and not so applied within the period of time as described in the prospectus supplement will be deemed to be principal prepayments and applied in the manner described in the prospectus supplement.

Reports to Securityholders

         On each payment date, the master servicer will forward or cause to be forwarded to each securityholder of record a statement or statements with respect to the trust setting forth the information described in the Agreement. Except as otherwise provided in the Agreement, this information will include the following, as applicable:

     o the aggregate amount of interest collections and principal collections for the related collection period;

     o    the amount, if any, of the payment allocable to principal;

     o the amount, if any, of the payment allocable to interest, and the amount, if any, of any shortfall in the amount of interest and principal;

     o the aggregate unpaid principal balance of the home equity loans at the end of the related collection period;

     o the outstanding principal balance or notional amount of each class of securities after giving effect to the payment of principal on the payment date;

     o based on the most recent reports furnished by subservicers, the number of home equity loans in the related home equity loan pool that are delinquent one month, two months and three months or more, which includes home equity loans that are in foreclosure, and the aggregate principal balances of these groups of home equity loans;

     o the book value of any property acquired by the trust through foreclosure or grant of a deed in lieu of foreclosure;

     o the balance of the reserve fund, if any, at the close of business on the payment date;

     o the percentage of the outstanding principal balance of the senior securities, if applicable, after giving effect to the payments on the payment date;

     o the amount of coverage under any letter of credit or other form of credit enhancement covering default risk as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

     o if applicable, the Realized Loss amount at the end of the related collection period; and

     o with respect to any series of securities as to which the trust includes pooled securities, any additional information as required under the Agreement.

         Each amount set forth in the first two items in the list above will be expressed as a dollar amount per single security. As to a particular class of securities, a "single security" will evidence a percentage interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the securities of that class, except as otherwise provided in the Agreement. In addition to the information described above, reports to securityholders will contain any other information as is described in the applicable Agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers and the master servicer and losses borne by the trust.

         In addition, to the extent described in the Agreement, within a reasonable period of time after the end of each calendar year, the master servicer will furnish a report to each person that was a holder of record of any class of securities at any time during that calendar year. The report will include information as to the aggregate of amounts reported under the first two items in the list above for that calendar year.


                       DESCRIPTION OF CREDIT ENHANCEMENT

         Credit support with respect to each series of securities may be comprised of one or more of the components described below. Each component may have a dollar limit and will generally provide coverage with respect to Realized Losses, which may include Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

         Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of securities is exhausted, the securityholders will bear all further non-insured risks.

         The prospectus supplement will include a description of:

     o the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

     o any conditions to payment under the related credit enhancement not otherwise described in this prospectus;

     o the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o the material provisions of any agreement relating to the credit support.

         Additionally, the prospectus supplement will describe information with respect to the issuer of any third-party credit enhancement. The Agreement or other documents may provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer.

         The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage thereunder do not describe all terms thereof but will reflect all relevant terms thereof material to an investment in the securities. Forms of the instruments were filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Financial Guaranty Insurance Policy

         If specified in the prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. Unless specified in the prospectus supplement, a financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the depositor or the master servicer to purchase or substitute for a defective home equity loan and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. Unless specified in the prospectus supplement, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Letters of Credit

         If any component of credit enhancement as to any series of securities is to include a letter of credit, the letter of credit bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the home equity loans. The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be provided in the prospectus supplement. On or before each payment date, and after notification from the trustee, the letter of credit bank will be required to make payments to the trustee, which payments will be deposited in the related Collection Account. The letter of credit may also provide for the payment of Advances.

Special Hazard Insurance Policies

         Any special hazard insurance policy will, subject to limitations described in the prospectus supplement, if any, protect the related securityholders from Special Hazard Losses, which are:

     o losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and

     o losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. See "HFC Servicing Procedures--Hazard Insurance and Related Claims."

         A special hazard insurance policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials, except under certain circumstances, nuclear reaction, chemical contamination or waste by the borrower. Aggregate claims under a special hazard insurance policy will be limited to the amount contained in the Agreement and will be subject to reduction as contained in the Agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the home equity loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

         Coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of special hazard coverage other than a special hazard insurance policy or by means of a representation of the depositor or HFC.

Bankruptcy Bonds

         In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish a Deficient Valuation. The amount of the secured debt could then be reduced to that value, and, thus, the holder of the first and junior liens would become unsecured creditors to the extent the outstanding principal balance of those loans exceeds the value assigned to the mortgaged property by the bankruptcy court. In addition, Debt Service Reductions can result from a bankruptcy proceeding. See "Legal Aspects of Home Equity Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders."



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


Subordination

         A senior/subordinate series of securities will consist of one or more classes of senior securities and one or more classes of subordinate securities, as described in the prospectus supplement. With respect to any senior/subordinate series, the total amount available for payment on each payment date, as well as the method for allocating the available amount among the various classes of securities included in the series, will be described in the prospectus supplement.

         Realized Losses will be allocated to the subordinate securities of the series in the order specified in the prospectus supplement until the outstanding principal balance of each specified class has been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior securities. If the series includes more than one class of senior securities, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise described in the prospectus supplement. The respective amounts of specified types of losses, including certain Special Hazard Losses, Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate securities may be limited to a specified amount. In this case, any excess of these amounts would be allocated on a pro rata basis among all outstanding classes of securities. Generally, any allocation of a Realized Loss to a security will be made by reducing the outstanding principal balance thereof as of the payment date following the calendar month in which the Realized Loss was incurred.

         As described above, the outstanding principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal and by any Realized Losses allocated thereto. In addition, to the extent described in the prospectus supplement, holders of senior securities may be entitled to receive a disproportionately large amount of principal payments, prepayments or Excess Interest received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage ownership interest evidenced by the subordinate securities in the trust, with a corresponding decrease in the Senior Percentage. As a result, the availability of the subordination provided by the subordinate securities will be preserved. In addition, as described above, certain Realized Losses generally will be allocated first to subordinate securities by reduction of the outstanding principal balance thereof, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust.

         If so provided in the Agreement, the master servicer may be permitted, under some circumstances, to purchase any home equity loan that is three or more months delinquent in payments of principal and interest at the purchase price. Any Realized Loss incurred in connection with any home equity loan will be allocated among the then outstanding securityholders of the related series in the same manner as Realized Losses on home equity loans that have not been purchased.

         To the extent provided in the prospectus supplement, certain amounts otherwise payable on any payment date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described in the prospectus supplement.

         With respect to any senior/subordinate series, the terms and provisions of the subordination may vary from those described above. Any variation and any additional credit enhancement will be described in the prospectus supplement.

Overcollateralization

         Excess Interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent Excess Interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the home equity loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the prospectus supplement. In addition, the initial outstanding balance of the home equity loans held in any trust may exceed the initial principal balance of any related series of securities, thereby creating overcollateralization and additional protection to the securityholders, as specified in the prospectus supplement. Furthermore, if specified in the prospectus supplement, Draws made after the related cut-off date under a revolving credit loan may be included in the home equity loan pool relating to a series of securities, thereby creating overcollateralization and additional protection to the securityholders.

Cross Support

         The beneficial ownership of separate groups of assets included in a trust may be evidenced by separate classes of the series of securities. In that case, credit support may be provided by a cross support feature that requires that payments be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust. The prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

         The coverage provided by one or more forms of credit support may apply concurrently to two or more related trusts. If applicable, the prospectus supplement will identify the trusts to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trusts.

Corporate Guarantees

         Deficiencies in amounts otherwise payable on the securities or certain of their classes may be covered by corporate guarantees provided by one or more corporate entities, which may be affiliated with HFC. These guarantees may cover timely payments of interest or full payments of principal or both on the basis of a schedule of principal payments set forth in or determined in the manner specified in the prospectus supplement.

Reserve Funds

         If specified in the prospectus supplement, the depositor will deposit or cause to be deposited in an account or reserve fund any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement and related Agreement. In the alternative or in addition to that deposit a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related securities, from the Excess Spread or otherwise. A reserve fund for a series of securities which is funded over time by depositing therein a portion of the interest payment on each home equity loan may be referred to as a "spread account" in the prospectus supplement and Agreement. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related securities, Excess Spread or other cash flows attributable to the related home equity loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. With respect to any series of securities as to which credit enhancement includes a letter of credit, if specified in the prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund.

         Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes. Unless otherwise provided in the prospectus supplement, any of this type of reserve fund will not be deemed to be part of the trust assets. A reserve fund may provide coverage to more than one series of securities. Reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each payment date, amounts in a reserve fund in excess of any amount required to be maintained may be released from the reserve fund and will not be available for further application to the securities.

         The trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the securityholders. These delays could adversely affect the yield to investors on the related securities.

         Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the reserve fund for the series, and any loss resulting from those investments will be charged to the reserve fund. However, the reinvestment income may be payable to the master servicer or another service provider as additional compensation.

Swaps and Yield Supplement Agreements

         The trustee on behalf of the trust may enter into Swaps and other Yield Supplement Agreements. An interest rate Swap is an agreement between two counterparties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate Swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

         Yield Supplement Agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trust and one or more counterparties. The terms of any derivative product agreement and any counterparties will be described in the prospectus supplement.

         There can be no assurance that the trust will be able to enter into or offset Swaps or enter into Yield Supplement Agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the Swaps and Yield Supplement Agreements may provide for termination under certain circumstances, there can be no assurance that the trust will be able to terminate a Swap or Yield Supplement Agreement when it would be economically advantageous for the trust to do so.

Purchase Obligations

         Some types of home equity loans and some classes of securities may be subject to a purchase obligation that would become applicable on one or more specified dates, upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure will be described in the prospectus supplement. A purchase obligation with respect to home equity loans may apply to those home equity loans or to the securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee and will be payable solely to the trustee for the benefit of the securityholders. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relates.

Maintenance of Credit Enhancement

         If credit enhancement has been obtained for a series of securities, the master servicer will be obligated to exercise its reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the required term unless coverage thereunder has been exhausted through payment of claims or otherwise, or a substitution is made, or as otherwise described below under "--Reduction or Substitution of Credit Enhancement." The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw any applicable credit enhancement.

         The master servicer or another entity specified in the related prospectus supplement may agree to timely pay the premiums for each financial guaranty insurance policy, special hazard insurance policy or bankruptcy bond, as applicable. In the event the related insurer ceases to be a "qualified insurer" because it ceases to be qualified under applicable law to transact the insurance business or coverage is terminated for any reason other than exhaustion of that coverage, the master servicer will use its best reasonable efforts to obtain from another qualified insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the original policy or bond. If the cost of the replacement policy is greater than the cost of the policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the securities associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the securityholders.

Reduction or Substitution of Credit Enhancement

         The amount of credit support provided with respect to any series of securities and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the Agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the securityholders but upon the written assurance from the rating agencies that the then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the securities may be downgraded to a corresponding level, and, unless specified in the prospectus supplement, neither the master servicer nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the securities. The master servicer will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of securities is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled thereto. Any released assets and any amount by which the credit enhancement is reduced will not be available for payments in future periods.


                                 THE DEPOSITOR

         The depositor was incorporated under the laws of the State of Delaware on May 5, 1994 and is a wholly-owned special purpose subsidiary of HFC. The depositor was organized for the limited purposes of engaging in the type of transactions described herein and other similar transactions (some of which have already been entered into by the depositor) and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither HFC's nor the depositor's board of directors intends to change the business purpose of the depositor. The depositor does not have, nor is it expected in the future to have, any significant assets. The depositor's principal executive office is located at 2700 Sanders Road, Prospect Heights, Illinois 60070. The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of securities will be limited to representations and warranties made by the depositor or as otherwise provided in the prospectus supplement.


                         HOUSEHOLD FINANCE CORPORATION

         Household Finance Corporation will act as the master servicer for the home equity loans. The master servicer was incorporated in Delaware in 1925, as successor to an enterprise which was established by the same ownership in 1878. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070. The master servicer is a subsidiary of Household International, Inc., which was acquired by HSBC Holdings plc, a public limited company incorporated in England and Wales ("HSBC") on March 28, 2003. The HSBC Group, headquartered in London, England, is one of the largest banking and financial service organizations in the world. HSBC has listings on the London Stock Exchange, The Stock Exchange of Hong Kong, Euronext Paris and the New York Stock Exchange.

         The master servicer and its subsidiaries offer a diversified range of financial services. The principal product of the master servicer's consumer financial services business is the making or purchasing of real estate loans secured by first or junior liens, sales finance loans and other unsecured loans to consumers in the United States. Loans are made through branch lending offices under the brands "HFC" and "Beneficial," and through direct mail, correspondent originators, telemarketing and the Internet. Portfolios of open-end and closed-end, secured and unsecured loans are also acquired.

         A banking subsidiary of the master servicer also offers both MasterCard* and Visa* credit cards to residents throughout the United States, primarily through strategic affinity partnerships. Through its subsidiaries, the master servicer also purchases and services revolving charge card accounts originated by merchants. The accounts result from consumer purchases of goods and services from the originating merchant. Closed-end sales contracts are also directly originated.

         A subsidiary of the master servicer also makes loans for the purchase of new and used vehicles installment contracts are secured by the vehicles and these contracts are purchased from franchised dealers. Through this subsidiary, the master servicer also lends directly to customers through direct mail solicitations, Internet applications and alliance relationship referrals. The master servicer also operates a

---------------------------

* Visa and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

refund anticipation loan program. These loans are marketed to consumers at H & R Block offices, Jackson Hewitt offices and offices of other tax preparation services throughout the U.S.

         Where permitted by law, the master servicer offers credit life, credit accident, health and disability insurance to its customers. This insurance is generally written directly by, or reinsured with, one of the master servicer's insurance affiliates.

         The master servicer is not subject to legal proceedings which are expected to have a material impact on its business or financial condition, taken as a whole.

         The subservicers may be wholly-owned subsidiaries of HFC that are licensed to make real estate secured loans in the states in which the home equity loans are originated. These companies originate home equity and mortgage loans and, in some cases, other types of consumer loans from branch offices located in the states in which they are licensed to do business.





                                THE AGREEMENTS

         Set forth below is a description of the material provisions of the Agreements that are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Servicing and Administration

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the prospectus supplement. As compensation for its servicing duties, a subservicer or, if there is no subservicer, the master servicer will be entitled to a monthly servicing fee as described in the prospectus supplement, which may vary under certain circumstances from the amounts described in the prospectus supplement. Some subservicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable home equity loan which is over and above the interest rate specified at the time the depositor or HFC, as the case may be, committed to purchase the home equity loan. See "HFC Servicing Procedures." In addition, the master servicer or a subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit which may accrue as a result of the investment of funds in the Collection Account, unless specified in the prospectus supplement or in a subservicing account, as the case may be. In addition, certain reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to reasonable compensation therefor from the trust.

         The master servicer, or, if specified in the Agreement, the trustee on behalf of the applicable trust, will pay or cause to be paid certain ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the Agreement, including, without limitation, payment of any fee or other amount payable in respect of certain credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers under limited circumstances. In addition, the master servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Home Equity Loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds including Insurance Proceeds.

Evidence as to Compliance

         Each Agreement will provide for delivery on or before a specified date in each year to the trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled in all material respects the minimum servicing standards set forth in the Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement shall specify each known default and the nature and status. The statement may be provided as a single form making the required statements as to more than one Agreement.

         Each Agreement will also provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the depositor and the trustee to the effect that, on the basis of an examination by that firm, the servicing of home equity loans under agreements, including the related Agreement, was conducted substantially in compliance with the minimum servicing standards described in the related audit guide--to the extent that procedures in that audit guide are applicable to the servicing obligations described in those agreements--except for significant exceptions or errors in records that shall be reported in the statement. In rendering its statement the firm may rely, as to the matters relating to the direct servicing of home equity loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the related audit guide described above, rendered within one year of the statement, of firms of independent public accountants with respect to those subservicers which also have been the subject of that type of examination.

         Copies of the annual statement of an officer of the master servicer may be obtained by securityholders without charge upon written request to the master servicer, at the address indicated in the monthly statement to securityholders.

Certain Matters Regarding the Master Servicer and the Depositor

         The Agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of its duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

         Each Agreement will also provide that, except as described below, neither the master servicer, the depositor nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the securityholders for any action taken or for refraining from the taking of any action in good faith under the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the related series of securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that the master servicer and the depositor will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in their discretion undertake any of these actions which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the master servicer or the depositor, as the case may be, will be entitled to reimbursement out of funds otherwise distributable to securityholders.

         Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the Agreement, provided that the person meets the requirements set forth in the Agreement. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights and delegate its duties and obligations under an Agreement to any person reasonably satisfactory to the depositor and the trustee and meeting the requirements set forth in the related Agreement. In the case of any assignment, the master servicer will be released from its obligations under such Agreement, exclusive of liabilities and obligations incurred by it prior to the time of assignment.

Master Servicer Termination Events; Rights Upon Master Servicer Termination
Event

         Master servicer termination events under the applicable Agreement for a series will include:

     o any failure by the master servicer to make a required deposit to the Collection Account, which continues unremedied for five business days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust;

     o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which materially and adversely affects the interests of securityholders and continues unremedied for 60 days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust; and

     o some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and certain actions by the master servicer indicating its insolvency or inability to pay its obligations.

         A master servicer termination event under the terms of any pooled securities included in any trust will not constitute a master servicer termination event under the Agreement. Furthermore, any additional master servicer termination events for a series of securities will be specified in the prospectus supplement for such series.

         Notwithstanding the foregoing, a delay in or failure of performance under the first bullet point above for a period of five business days or under the second bullet point above for a period of 60 days, will not constitute a master servicer termination event if such delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and such delay or failure was caused by an act of God, acts of declared or undeclared war, public disorder, terrorism, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes.

         So long as a master servicer termination event remains unremedied under the applicable Agreement, either the depositor or the trustee may and at the direction of the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust the trustee shall, by written notification to the master servicer, the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the applicable Agreement, other than any right of the master servicer as securityholder and other than the right to receive servicing compensation, expenses for servicing the home equity loans during any period prior to the date of termination and any other reimbursements, of amounts the master servicer is entitled to withdraw from the Collection Account, whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the Agreement, other than the obligation to purchase home equity loans under some circumstances, and will be entitled to similar compensation arrangements.

         In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $50,000,000 to act as successor to the master servicer under the Agreement, unless otherwise set forth in the agreement. Pending this appointment, the trustee is obligated to act in this capacity. The trustee and its successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the Agreement.

         No securityholder will have any right under an Agreement to institute any proceeding with respect to the Agreement unless:

     o the holder previously has given to the trustee written notice of a master servicer termination event and the continuance thereof;

     o the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust:

          o have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder; and

          o    have offered to the trustee reasonable indemnity; and

          o the trustee has neglected or refused to institute any proceeding of this sort for 60 days after receipt of the request and indemnity. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of securities covered by the Agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Events of Default; Rights Upon Event of Default

         Events of default under the indenture for a series of notes will include:

     o a default in the payment of any interest on any note that, when it becomes due and payable, continues for a period of five days;

     o a default in the payment of the outstanding principal balance of a class of notes of that series on the scheduled maturity date of the class;

     o failure to perform any covenant or agreement of the trust made in the indenture which has a material adverse effect on noteholders or any credit enhancer, which continues for a period of 60 days after notice is given to the trust by the trustee or to the trust and the trustee by the holders of at least 25% in principal amount of the notes then outstanding;

     o events of insolvency, bankruptcy, receivership or liquidation of the trust; or

     o any other events of default provided with respect to the notes of that series.

         If there is an event of default due to late payment or nonpayment of interest or principal on a note, interest will continue to accrue on the principal and the overdue interest at the applicable interest rate on the note until the overdue principal and interest is paid.

         If an event of default for a series occurs and continues, the trustee may, and at the direction of noteholders of that series representing at least 66 2/3% of the aggregate outstanding principal amount of the notes of that series shall, declare the principal of the notes to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the then outstanding notes.

         If the notes are accelerated following an event of default in that series, the trustee may institute proceedings to collect amounts due or foreclose on property comprising trust assets or exercise remedies as a secured party. In such case, however, the trustee will not be permitted to sell or otherwise liquidate the trust assets unless:

     o the trustee obtains the consent of any credit enhancer and all of the noteholders of that series;

     o the proceeds of any sale or liquidation of the trust assets, net of unpaid fees and expenses and any amounts due and owing to any credit enhancer of the related series of notes, would be sufficient to discharge in full all amounts then due and unpaid upon such notes in respect of principal and interest; or

     o the trustee determines that the trust assets will not provide sufficient funds for the payment of principal and interest on the notes as the payments would become due and the trustee obtains the consent of any credit enhancer and noteholders representing at least 66 2/3% of the aggregate outstanding principal amount of the notes in that series.

         If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the trust documents at the request or direction of any of the holders of the notes, if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the trust documents, the holders of at least 66 2/3% of the aggregate outstanding principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee, and the holders of at least 51% of the aggregate outstanding principal amount of the notes may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the trust documents that cannot be modified without the waiver or consent of all the holders of the outstanding notes. No holder of a note of a series will have the right to institute any proceeding under the indenture, unless;

     o the holder previously has given the trustee written notice of a continuing event of default;

     o the holders of not less than 25% of the aggregate principal balance of all outstanding notes of a series have made written request to the trustee to institute the proceeding in its own name as trustee;

     o the holder or holders have offered the trustee reasonable indemnity against costs, expenses and liabilities to be incurred in complying with the request;

     o    the trustee has for 60 days failed to institute the proceeding; and

     o no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority of the aggregate principal balance of all outstanding notes of a series. In addition, the trustee and the note owners, by accepting a beneficial interest in the notes, will covenant that they will not at any time, institute against the trust or the seller, or join in any institution against the trust or the seller of, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Amendment

         Each pooling and servicing agreement and sale and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of the related securityholders:

     o    to cure any ambiguity;

     o to correct or supplement any provision which may be inconsistent with any other provision or to correct any error;

     o to add to the duties of the depositor, the trustee or master servicer;

     o to add, amend or modify any other provisions with respect to matters or questions arising under the Agreement or related credit enhancement, which shall not be inconsistent with the Agreement;

     o to add or amend any provisions of the Agreement as required by a rating agency in order to maintain or improve the rating of the securities;

     o to comply with any requirement imposed by changes in accounting policies that do not materially impact the certificates or notes; or

     o    to comply with any requirements imposed by the Code;

provided that any amendment other than those to comply with changes in accounting policies or requirements of the Code, will not adversely affect in any material respect the interests of any securityholders, as evidenced by an opinion of counsel. Any other amendment shall be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each rating agency rating the securities that the amendment will not cause the rating agency to reduce the then current rating.

         The Agreement may also be amended by the depositor, the master servicer and the trustee, with the consent of the holders of securities of each class affected thereby evidencing, in each case, not less than 51% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the related securityholders, except that no amendment of this type may without the consent of 100% of the affected securities:

     o reduce in any manner the amount of, or delay the timing of, collections of payments received on home equity loans;

     o reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on a security of any class;

     o impair the right of any securityholder to institute suit for the enforcement of the provisions of the Agreement; or

     o reduce the percentage of securities of any class the holders of which are required to consent to any amendment of this type.

         Notwithstanding the foregoing, if a REMIC or FASIT election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to an Agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC or FASIT, as the case may be.

Termination; Retirement of Securities

         Pooling and Servicing Agreement; Sale and Servicing Agreement; Trust Agreement.

         The obligations created by the Pooling and Servicing Agreement, the Sale and Servicing Agreement or the Trust Agreement for a series of securities, other than certain limited payment and notice obligations of the trustee and the depositor, respectively, will terminate upon the distribution to securityholders of all amounts distributable to them under the Agreement after the earlier of:

     o the final payment or other liquidation or disposition, or any advance with respect thereto, of the last home equity loan or pooled security subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any home equity loan; and

     o the purchase by the party specified in the prospectus supplement of all remaining home equity loans and pooled securities and all property acquired in respect of the home equity loans.

         In addition to the foregoing, the master servicer or the depositor may have the option to purchase, in whole but not in part, the securities specified in the prospectus supplement in the manner described in the prospectus supplement. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer or the depositor, the home equity loans may be sold, thereby effecting a retirement of the securities and the termination of the trust, or the securities so purchased may be held or resold by the master servicer or the depositor. Furthermore, if so specified and as described in the prospectus supplement, the Agreement may provide for one or more auctions of the trust property if the purchase option is not exercised.


         Written notice of termination of the Agreement will be given to each securityholder, and the final payment will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee or the issuer which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable Agreement, a penalty may be imposed upon the securityholders based upon the fee that would be forgone by the master servicer because of the termination.


         Any purchase of home equity loans and property acquired from the home equity loans evidenced by a series of securities shall be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual securities at the price specified in the prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of any entity to purchase the home equity loans and related property will be subject to the criteria set forth in the prospectus supplement. Any early termination may adversely affect the yield to holders of certain classes of those securities. If a REMIC or FASIT election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC or FASIT, as the case may be.

         Indenture.

         The indenture will be discharged with respect to a series of notes, except with respect to continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes.

         In addition to that discharge with limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the notes, except for some administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the last scheduled distribution date and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any defeasance and discharge of notes, noteholders would be able to look only to that money or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

         The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including HFC. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust relating to a series of securities. In the event of an appointment of that type, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to the series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee. The agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

         The trustee makes no representations as to the validity or sufficiency of the Agreement, the securities or of any trust asset or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the servicer under the Agreement.

         The trustee may be held liable for its failure to act in accordance with the standard of care specified in the prospectus supplement; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation of Trustee

         The trustee for a series may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

         The trustee may also be removed at any time:

     o if the trustee ceases to be eligible to continue as trustee under the Agreement,

     o    if the trustee is adjudged a bankrupt or insolvent,

     o if a receiver or other public officer takes charge of the trustee or its property, or

     o    if the trustee otherwise becomes incapable of acting.

         Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                      YIELD AND PREPAYMENT CONSIDERATIONS


         The yield to maturity of a security will depend on the price paid by the holder for the security, the interest payment rate on any security entitled to payments of interest, which rate may vary if specified in the prospectus supplement. The yield to maturity will also depend on the rate and timing of principal payments, including payments in excess of required installments, prepayments (including prepayments in full as a result of rewrites) or terminations, liquidations and repurchases, on the home equity loans, the rate and timing of Draws in the case of revolving credit loans and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

         The amount of interest payments on home equity loans and pooled securities distributed, or accrued in the case of deferred interest or accrual securities, to holders of a class of securities entitled to payments of interest will be calculated on the basis of that class's specified percentage of each payment of interest, or accrual in the case of accrual securities, and will be expressed as a fixed, adjustable or variable payment rate payable on the outstanding principal balance or notional amount of that security, or any combination of the payment rates, calculated as described in this prospectus and in the prospectus supplement. See "Description of the Securities--Payments." Holders of strip securities or a class of securities having a payment rate that varies based on the weighted average interest rate of the underlying home equity loans and pooled securities will be affected by disproportionate prepayments and repurchases of home equity loans having higher Net Mortgage Rates or rates applicable to the strip securities, as applicable.

         The effective yield to maturity to each holder of securities entitled to payments of interest will be below that otherwise produced by the applicable payment rate and purchase price of the security to the extent that interest accrues on each home equity loan during the calendar month or a period preceding a payment date instead of through the day immediately preceding the payment date.


         A class of securities may be entitled to payments of interest at a variable or adjustable interest payment rate, or any combination of those payment rates, as specified in the prospectus supplement. A variable interest payment rate may be calculated based on the Net Mortgage Rate of the home equity loans or certain balances thereof for the month preceding the payment date, by reference to an index or otherwise. The aggregate payments of interest on a class of securities, and the yield to maturity, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only and, in the case of securities evidencing interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans. The yield on the securities will also be affected by liquidations of home equity loans following borrower defaults and by purchases of home equity loans in the event of certain breaches of representations made in respect of the home equity loans, or conversions of ARM loans to fixed rate loans. See "HFC Home Equity Lending Program--Representations and Warranties Concerning the Home Equity Loans" and "Description of the Trusts--Assignment of Trust Assets" above. In addition, if the index used to determine the interest payment rate for the securities is different than the index applicable to the mortgage rates, the yield on the securities will be sensitive to changes in the index related to the payment rate and the yield on the securities may be reduced by application of a cap on the payment rate based on the weighted average of the Net Mortgage Rates or any other formulas as may be described in the prospectus supplement.


         In general, if a security is purchased at a premium over its face amount and payments of principal on the security occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a security is purchased at a discount from its face amount and payments of principal on the security occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. If strip securities are issued evidencing a right to payments of interest only or disproportionate payments of interest, a faster than expected rate of principal payments on the home equity loans, net of Draws if applicable, will negatively affect the total return to investors in any securities. The yield on a class of strip securities that is entitled to receive payments of interest only will nevertheless be affected by any losses on the related home equity loans because of the effect on the timing and amount of payments. In some circumstances, rapid principal payments on the home equity loans, net of Draws if applicable, may result in the failure of their holders to recoup their original investment. If strip securities are issued evidencing a right to payments of principal only or disproportionate payments of principal, a slower than expected rate of principal payments on the home equity loans, net of Draws if applicable, could negatively affect the anticipated yield on those strip securities. In addition, the total return to investors of securities evidencing a right to payments of interest at a rate that is based on the weighted average Net Mortgage Rate of the home equity loans from time to time will be adversely affected by principal payments on home equity loans with interest rates higher than the weighted average interest rate on the home equity loans. In general, home equity loans with higher interest rates or gross margins are likely to prepay at a faster rate than home equity loans with lower interest rates or gross margins. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with an interest payment rate that fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of principal payments on the related home equity loans, net of Draws if applicable, than other classes of securities.

         The timing of changes in the rate of principal payments on a security may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a payment of principal on a security, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

         Unless otherwise specified in the related prospectus supplement, prepayments in full or final liquidations of closed-end loans will reduce the amount of interest distributed in the following month to holders of securities entitled to payment of interest. See "Description of the Securities--Principal and Interest on the Securities." Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal of a closed-end loan is applied to reduce the outstanding principal balance thereof as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial prepayment on a closed-end loan will usually be to reduce the amount of interest distributed to holders of securities in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable interest payment rate or Net Mortgage Rate, as the case may be, on the prepaid amount. See "Description of the Securities--Payments on Home Equity Loans; Deposits to Collection Account." Neither full nor partial principal prepayments on closed-end loans will be distributed until the payment date in the month following receipt.

         The rate and timing of defaults on the home equity loans will also affect the rate and timing of principal payments on the home equity loans and thus the yield on the related securities. There can be no assurance as to the rate of losses or delinquencies on any of the home equity loans, however, those losses and delinquencies may be expected to be higher than those of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the home equity loans that are not covered by the applicable credit enhancement, holders of securities of the series evidencing interests in the related home equity loan pool or certain classes thereof will bear all risk of those losses resulting from default by borrowers. Even where the applicable credit enhancement covers all losses incurred on the home equity loans, the effect of losses may be to increase prepayment experience on the home equity loans, thus reducing average weighted life and affecting yield to maturity.

         With respect to some home equity loans, including ARM loans, the interest rate at origination may be below the rate that would result from the sum of the then-applicable index and gross margin. Under the applicable underwriting standards, borrowers under home equity loans typically will be qualified on the basis of the interest rate in effect at origination, and are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any home equity loan may thus be dependent on the ability of the borrower to make larger interest payments following the adjustment of the interest rate.

         Except for certain programs under which the Draw Period is less than the full term thereof or under which a Draw will result in an extension of the maturity date and the related amortization period, required minimum monthly payments are generally equal to or not significantly larger than the amount of interest currently accruing thereon, and therefore are not expected to significantly amortize the outstanding principal amounts of those home equity loans prior to maturity, which amounts may include substantial Draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a revolving credit loan. Alternatively, a pool of closed-end home equity loans may include Balloon Loans which require a single payment at maturity. These home equity loans pose a greater risk of default than fully-amortizing home equity loans, because the borrower's ability to make such a substantial payment at maturity will generally depend on the borrower's ability to obtain refinancing of the home equity loans or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. Neither the depositor nor any of its affiliates will be obligated to refinance or repurchase any home equity loan or to sell any mortgaged property, unless that obligation is specified in the related prospectus supplement.

         For any home equity loans secured by junior mortgages, any inability of the borrower to pay off its balance may also affect the ability of the borrower to obtain refinancing at any time of any related senior mortgage loan, thereby preventing a potential improvement in the borrower's circumstances. Furthermore, if specified in the prospectus supplement, under the applicable Agreement the master servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the borrower's circumstances or result in a prepayment or default under the corresponding junior home equity loan.

         In addition to the borrower's personal economic circumstances, a number of factors, including homeowner mobility, job transfers, changes in the borrower's housing needs, the borrower's net equity in the mortgaged property, changes in the value of the mortgaged property, national and regional economic conditions, enforceability of due-on-sale clauses, prevailing market interest rates, servicing decisions, solicitations and the availability of mortgage funds, seasonal purchasing and payment habits of borrowers or changes in the deductibility for federal income tax purposes of interest payments on home equity loans, may affect the rate and timing of principal payments or Draws, if applicable, on the home equity loans. There can be no assurance as to the rate of principal payments on the home equity loans, and there can be no assurance of the rate of Draws on revolving credit loans. The rate of principal payments and the rate of Draws, if applicable, may fluctuate substantially from time to time. In most cases, home equity loans are not viewed by borrowers as permanent financing. Accordingly, closed-end home equity loans may experience a higher rate of prepayment than conventional mortgage loans. On the other hand, for revolving credit loans, due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for those loans may be much more volatile than for typical closed-end home equity loans.

         The yield to maturity of the securities of any series, or the rate and timing of principal payments or Draws, if applicable, on the related home equity loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the home equity loans were originated. For example, revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former provisions, because of the relative ease of making new Draws. Additionally, hybrid amortizing revolving credit loans may provide that future Draws will result in an extension for a predetermined period of the maturity date and the related amortization period of the home equity loan. A pool of hybrid amortizing revolving credit loans may be likely to remain outstanding for a longer period of time with a higher aggregate principal balance than a pool of revolving credit loans with a fixed term to maturity. Furthermore, revolving credit loans may provide for interest rate changes on a daily or monthly basis, or may have gross margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate closed-end home equity loan pools.

         The yield to maturity of the securities of any series, or the rate and timing of principal payments, or Draws if applicable, on the related home equity loans and corresponding payments on the securities, will also be affected by the specific terms and conditions applicable to the securities. For example, if the index used to determine the interest payment rates for a series of securities is different from the index applicable to the interest rates of the underlying home equity loans, the yield on the securities may be reduced by application of a cap on the interest payment rates based on the weighted average of the interest rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of certain principal payments on the securities, or may affect the amount of any overcollateralization or the amount on deposit in any reserve fund, which could in turn accelerate the payment of principal on the securities. For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. For a series of securities backed by the Trust Balances of revolving credit loans, the specific provisions applicable to the allocation of payments, Draws and losses on the revolving credit loans between the Trust Balances and the Excluded Balances thereof will also have a significant effect on the rate and timing of principal payments on the securities. See "The Trusts--Revolving Credit Loans" in this prospectus.

         For a series of securities backed by revolving credit loans, as a result of the payment terms of the home equity loans or of the security provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a home equity loan pool may exceed the aggregate payments with respect to principal on the revolving credit loans for the related period.

        Unless otherwise specified in the prospectus supplement, other than certain ARM loans, all revolving credit loans and all closed-end loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the home equity loan upon sale or certain transfers by the borrower of the underlying mortgaged property. The master servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy, provided further, that the master servicer will not enforce a prepayment penalty on a home equity loan originated in its branch offices more than 24 months after the origination of the loan. An ARM loan is generally assumable under specific conditions if the proposed transferee of the related mortgaged property establishes its ability to repay the home equity loan and, in the reasonable judgment of the master servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties may affect the weighted average life of the related series of securities. See "HFC Servicing Procedures--Collection and Other Servicing Procedures" and "Legal Aspects of Home Equity Loans and Related Matters--Enforceability of Certain



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Provisions" for a description of provisions of the Agreement and legal developments that may affect the prepayment experience on the home equity loans.

         In addition, certain pooled securities included in a home equity loan pool may be backed by underlying home equity loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying home equity loans.

         A subservicer or the master servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. A subservicer or the master servicer, including an affiliate of the master servicer, may also aggressively pursue refinancing or loan modification programs that could require little or no cost and significantly decrease documentation from the borrower. These programs may include, without limitation, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, the location of the mortgaged property, or the subservicer's or master servicer's judgment as to the likelihood of a borrower refinancing. In addition, subservicers or the master servicer may encourage assumptions of home equity loans, including defaulted home equity loans, under which creditworthy borrowers assume the outstanding indebtedness of the home equity loans which may be removed from the related home equity loan pool. As a result of these programs, with respect to the home equity loan pool underlying any trust:

     o the rate of principal prepayments of the home equity loans in the home equity loan pool may be higher than would otherwise be the case;

     o the average credit or collateral quality of the home equity loans remaining in the home equity loan pool may decline; and

     o the weighted average interest rate on the home equity loans that remain in the trust may be lower, thus reducing the rate of prepayments on the home equity loans in the future.

         In addition, a subservicer may allow the refinancing of a home equity loan by accepting prepayments and permitting a new loan or contract secured by a mortgage on the same property, which may be originated by the subservicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of this type of refinancing, the new loan or contract would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related home equity loan.

         If the Agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional home equity loans to the related trust, as described under "Description of the Securities--Funding Account" in this prospectus, and the trust is unable to acquire the additional home equity loans within any applicable time limit, the amounts set aside for this purpose may be applied as principal payments on one or more classes of securities of that series.

         Although the interest rates on revolving credit loans and ARM loans will be subject to periodic adjustments, these adjustments typically:

     o as to ARM loans, will not increase or decrease the interest rates by more than a fixed percentage amount on each adjustment date;

     o will not increase the interest rates over a fixed maximum rate during the life of any revolving credit loan or ARM loan; and



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     o    will be based on an index, which may not rise and fall consistently with prevailing market interest rates, plus the related gross margin, which may vary under some circumstances, and which may be different from margins being used at the time for newly originated adjustable rate home equity loans.

         As a result, the interest rates on the revolving credit loans or ARM loans in any home equity loan pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate home equity loans or lines of credit, and accordingly, the rate of principal payments and Draws, if applicable, may be lower or higher than would otherwise be anticipated. In certain rate environments, the prevailing rates on fixed-rate home equity loans may be sufficiently low in relation to the then-current interest rates on revolving credit loans or ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of principal payments or Draws, if applicable, on the home equity loans during any period or over the life of any series of securities.

         With respect to any index used in determining the interest payment rates for a series of securities or interest rates of the underlying home equity loans, a number of factors affect the performance of the index and may cause the index to move in a manner different from other indices. To the extent that the index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to the rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, the index may remain higher than other market interest rates which may result in a higher level of prepayments on the home equity loans, which adjust in accordance with the index, than of home equity loans which adjust in accordance with other indices.

         Under some circumstances, the master servicer, the depositor or the holders of the residual securities may have the option to purchase the home equity loans in a trust, thus resulting in the early retirement of the related securities. See "The Agreements--Termination; Retirement of Securities."


            LEGAL ASPECTS OF HOME EQUITY LOANS AND RELATED MATTERS

         The following discussion contains summaries of various legal aspects of home equity loans that are general in nature. Because those legal aspects are governed in part by state law, and laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the home equity loans.

General

         The home equity loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the real property encumbered by the mortgage, deed of trust or deed to secure debt. Those instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to those instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the borrower, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land



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trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a home equity loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note and an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties:

     o    the trustor, who is the borrower-homeowner;

     o    the beneficiary, who is the lender; and

     o    a third-party grantee called the trustee.

         Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, typically with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in certain deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

         The home equity loans for a specific series of securities may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related corporation, or Cooperative, that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.

         Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage, or mortgages, on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as borrower or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

         An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:



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     o    arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

     o arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

         In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the home equity loans, the collateral securing the Cooperative Loans.

         Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender typically takes possession of the share security and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

Tax Aspects of Cooperative Ownership

         In general, a "tenant-stockholder", as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of various interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of
Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. In the event that this type of Cooperative fails to qualify for one or more years, the value of the collateral securing any related



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Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

Foreclosure on Home Equity Loans

         Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or a deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or a deed to secure debt, in some states, prior to a sale the trustee, or grantee, as applicable, must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to the sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage generally is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under a mortgage, a deed of trust or a deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential third-party buyer at the sale might have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the borrower's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price which the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that



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are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See "Description of Credit Enhancement."

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the borrower is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees to avoid foreclosure. Accordingly, with respect to those home equity loans which are junior home equity loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Description of the Securities--Realization Upon Defaulted Home Equity Loans" in this prospectus.

Foreclosure on Shares of Cooperatives

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

         In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the



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default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender typically cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event the lender succeeds to the tenant-stockholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code, or the UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Rights of Redemption

         In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would



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defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a home equity loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee, if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

         In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

         Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee, or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in various circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a home equity loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original home equity loan payment schedule, even though the lender accelerated the home equity loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have



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approved plans, based on the particular facts of the reorganization case, that effected the curing of a home equity loan default by permitting the borrower to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a home equity loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. In most cases, however, the terms of a home equity loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. In a case under federal bankruptcy law, the lender is precluded from foreclosing or taking other collection or enforcement action without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral. The priority of the loan may be subordinated to bankruptcy court-approved financing. Payments made on the loan during the 90 days preceding the bankruptcy filing may have to be returned to the borrower as avoidable preferences. Additionally, the bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed bankruptcy plans. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

         A number of tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt, or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted home equity loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of home equity loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate home equity loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the home equity loans.

         Some of the home equity loans originated on or after October 1, 1995, may be High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under these provisions that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

Environmental Legislation

         Under the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold evidence of ownership primarily to protect a security interest in the facility.



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         The Asset Conservation, Lender Liability and Deposit Insurance Act of
1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption.
The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that these cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, a number of federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property usually are subordinated to this type of Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to this type of Environmental Lien could be adversely affected.

         Traditionally, many residential home equity lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the home equity loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make any of these evaluations prior to the origination of the secured contracts. Neither the depositor nor the master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated



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conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Enforceability of Certain Provisions

         The home equity loans in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, subject to a number of exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, various transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a home equity loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the home equity loans and the number of home equity loans which may be outstanding until maturity.

         Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In a number of states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to home equity loans having higher interest rates, may increase the likelihood of refinancing or other early retirements of the home equity loans.

         In foreclosure actions, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately



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maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt, or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or a grantee under a deed to secure debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, provides that state usury limitations shall not apply to various types of residential first mortgage loans, including cooperative loans originated by various lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Usury limits apply to junior home equity loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for home equity loans as set forth in the related prospectus supplement.

         Unless otherwise described in the related prospectus supplement, the depositor will represent that each home equity loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the home equity loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

         Alternative mortgage instruments, including adjustable rate home equity loans and adjustable rate cooperative loans, and early ownership home equity loans originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act provided that, notwithstanding any state law to the contrary:

     o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks;

     o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

     o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage



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


          banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

         Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

         In December 2002, the OTS published a rule that eliminates the ability of state chartered housing creditors to claim preemption under the Garn-St Germain Act for prepayment penalties and late fees. The rule became effective on July 1, 2003.


Servicemembers Civil Relief Act

         Under the terms of the Servicemembers Civil Relief Act or the Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. In addition, under the Relief Act, such a borrower may have the maturity of any mortgage loan incurred prior to military service extended, the payments lowered, and the payment schedule adjusted for a period of time after the completion of military service. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military.


         Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on those home equity loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related home equity loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances and may not be covered by the applicable form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected home equity loan during the borrower's period of active duty status, and, under a number of circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any home equity loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the home equity loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Forfeitures in Drug and RICO Proceedings

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and



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may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages; Rights of Senior Mortgagees

         The home equity loans or pooled securities included in the trust for a series will be secured by mortgages or deeds of trust which may be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the home equity loan to be sold upon default of the borrower, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in a number of cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the borrower to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the borrower to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the borrower. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.



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


         The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing home equity loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

         When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may, in limited circumstances, create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is disadvantaged by the borrower's additional burden. Third, if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

Enforceability of Prepayment and Late Payment Fees

         Forms of notes, mortgages, deeds to secure debt and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

         In addition, under federal bankruptcy law, prepayment fees and late payment fees may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Equitable Limitations on Remedies

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, including the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. Some mortgage loans, depending upon the entity that originated them, may be subject to limitations or prohibitions on the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of those mortgage loans.

Consumer Protection Laws

         Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing loans secured by residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z, Real Estate Settlement Procedures Act and Regulation X, Equal Credit Opportunity Act and Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act, the Fair Housing Act, the Federal Trade Commission Act and related statutes and regulations. In particular, Regulation Z requires disclosures to borrowers regarding terms of the loans; the Equal Credit Opportunity Act and Regulation B prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. These laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the servicer and in some cases its assignees to damages and administrative enforcement.

Negative Amortization Loans

         A case decided in 1996 by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.



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Texas Home Equity Loans

         Generally, any "cash-out" refinance or other non-purchase money transaction, except for rate/term refinance loans and certain other narrow exceptions, secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the "Texas Home Equity Laws"). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the home equity loan unenforceable and/or the lien on the mortgaged property invalid. Because home equity loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of home equity loans in Texas, delays and increased losses may result in connection with foreclosures of such home equity loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the mortgaged property to be invalid, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related home equity loan. Title insurance generally available on the home equity loans may exclude coverage for some of the risks of the Texas Home Equity Laws.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered by this prospectus. This discussion has been prepared with the advice of Sidley Austin Brown & Wood LLP, special tax counsel to the depositor. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, dealers in securities, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

     o is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions; and

     o is directly relevant to the determination of an entry on a tax return.

         Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the certificates. See "State and Other Tax Consequences." Securityholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered by this prospectus.

         The following discussion addresses securities of six general types:



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     o    REMIC certificates,

     o    FASIT certificates,

     o    grantor trust certificates,

     o    debt securities,

     o certificates evidencing beneficial ownership of a partnership interest, and

     o    partnership interests.

         The prospectus supplement for each series of certificates will indicate whether a REMIC or FASIT election or elections will be made for the trust and, if a REMIC or FASIT election is to be made, will identify all regular interests and residual interests in the REMIC or all regular interests, high yield interests or ownership interests in the FASIT.

         The Taxpayer Relief Act of 1997 adds provisions to the Internal Revenue Code that require the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into transactions involving a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain. These provisions apply only to classes of securities that do not have a principal balance.

REMICs

   General

         Unless otherwise specified in the related prospectus supplement, as to each series of certificates, the master servicer will cause an election to be made to have the related trust treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code. If a REMIC election or elections will be made for the related trust, the related prospectus supplement for each series of certificates will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a trust, or if a FASIT election or elections will be made, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a certificate.


         The following discussion is based in part upon the rules governing original issue discount that are described in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued thereunder, which are referred to in this prospectus as the OID Regulations, and in part upon the REMIC provisions and the Treasury regulations issued thereunder, or the REMIC regulations. The OID Regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address various issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.


   Classification of REMICs

         Upon the issuance of each series of REMIC certificates, Sidley Austin Brown & Wood LLP, special tax counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion thereof, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be



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


considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for this status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

         In general, a Swap or Yield Supplement Agreement may not be an asset of a REMIC. If a trust of a particular series contains a Swap or Yield Supplement Agreement, the related prospectus supplement will disclose the tax treatment of such an arrangement.

   Characterization of Investments in REMIC Certificates

         In general, the REMIC certificates (exclusive of any entitlement to monies paid under a Swap or Yield Supplement Agreement) will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to home equity loans, payments on home equity loans held pending payment on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the home equity loans, or whether the property and account balances, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the home equity loans for purposes of all of the foregoing sections. In addition, in some instances home equity loans may not be treated entirely as assets described in the foregoing sections. The REMIC regulations do provide, however, that payments on home equity loans held pending payment are considered part of the home equity loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code.



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   Tiered REMIC Structures

         For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs, or tiered REMICs, for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Sidley Austin Brown & Wood LLP, special tax counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, each REMIC created by the pooling and servicing agreement will qualify as a REMIC and the REMIC certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC provisions.

         Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

   Taxation of Owners of REMIC Regular Certificates

         Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

         Original Issue Discount. Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on the rules governing original issue discount which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended on June 11, 1996 (the "OID Regulations"). Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and various other debt instruments issued with original issue discount. The OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation of original issue discount on REMIC regular certificates on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating original issue discount.

         The Internal Revenue Code requires that a prepayment assumption be used with respect to home equity loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor the master servicer will make any representation that the home equity loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.


         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for the class will be treated as the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.


         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. In general terms, original issue discount is accrued by treating the interest rate of the certificates as fixed and making adjustments to reflect actual interest rate adjustments.

         Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" for original issue discount is each monthly period that ends on a payment date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.


         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the Internal Revenue Service, or IRS, will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall purchase price of the REMIC regular certificate, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next payment date, and that portion of the interest paid on the first payment date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first payment date should be included in the stated redemption price of the REMIC regular certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a certificateholder.


         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average maturity. For this



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


purpose, the weighted average maturity of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying:

     o the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

     o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.


         Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of that election under the OID Regulations.


         If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows:

         As to each "accrual period," that is, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a payment date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

     o the present value, as of the end of the accrual period, of all of the payments remaining to be made on the REMIC regular certificate, if any, in future periods and

     o the payments made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

     o the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.

         The present value of the remaining payments referred to in the preceding sentence will be calculated assuming that payments on the REMIC regular certificate will be received in future periods based on the home equity loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that payments on the certificate will be made in all accrual periods based on the home equity loans being prepaid at a rate equal



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


to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any payments made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a price, excluding any portion of that price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of the adjusted issue price, or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, and the daily portions of original issue discount for all days during the accrual period prior to that day.

         Market Discount. A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each payment representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code, the certificateholder will be required to allocate the portion of each payment representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.


         A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

         However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market



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


discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.


         Internal Revenue Code Section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, a number of rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

     o    on the basis of a constant yield method;

     o in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period; or

     o in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

         Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

         To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Internal Revenue Code a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.


         Premium. A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over



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


the life of the certificate. If this election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.


         Realized Losses. Under Internal Revenue Code Section 166 both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the home equity loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the home equity loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

   Taxation of Owners of REMIC Residual Certificates

         General. As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the home equity loans or as debt instruments issued by the REMIC.

         A holder of a REMIC residual certificate typically will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash payments by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a holder of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC regulations, however, do not provide for any modifications.

         The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash payments received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash payments received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders' after-tax rate of return.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the home equity loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, amortization of any premium on the home equity loans, bad debt deductions with respect to the home equity loans and, except as described below, for servicing, administrative and other expenses.


         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer intends to treat the fair market value of the home equity loans as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the home equity loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates". Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the home equity loans and other property held by the REMIC.

         Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to home equity loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to home equity loans with market discount that it holds.


         A home equity loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the home equity loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the home equity loans. Premium on any home equity loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "Taxation of Owners of REMIC Regular Certificates" except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered by this prospectus, described in that section will not apply.

         If a class of REMIC regular certificates is issued at an Issue Premium, the REMIC will have an additional item of income in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates."

         As a general rule, the taxable income of the REMIC is required to be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. All servicing, administrative and other non-interest expenses will be allocated as a separate item to the holders of REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code and the rules relating to the alternative minimum tax. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.



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


         Basis Rules, Net Losses and Payments. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the REMIC residual certificateholder and decreased, but not below zero, by payments made, and by net losses allocated, to the REMIC residual certificateholder.

         A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which REMIC residual certificateholders should consult their tax advisors.

         Any payment on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a payment on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. Holders of REMIC residual certificates may be entitled to payments early in the term of the related REMIC that will be taxable because their bases in the REMIC residual certificates at that time will not be sufficiently large for the payments to be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders' initial bases are less than the payments to the REMIC residual certificateholders, and increases in the initial bases either occur after the payments or, together with their initial bases, are less than the amount of the payments, gain will be recognized to the REMIC residual certificateholders on those payments and will be treated as gain from the sale of their REMIC residual certificates.

         The effect of these rules is that a residual certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through payments, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to the holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC residual certificate will be subject to federal income tax in all events.

         In general, the "excess inclusions" with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over

     o the sum of the "daily accruals" for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder.

         The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any payments made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price for those REMIC residual certificates will be treated as the fair market value of those REMIC residual certificates on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered not to have "significant value."

         For REMIC residual certificateholders, an excess inclusion:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities

     o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax:

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of this clause, alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and a number of cooperatives; the REMIC Regulations currently do not address this subject.



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


         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents:

     o the present value of the expected future payments, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

         Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. and ability to continue to pay its debts as they come due in the future. The IRS issued final regulations on July 19, 2002 that (the "Final Regulations") add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. Under the Final Regulations, a transfer of a noneconomic residual interest will not qualify under this safe harbor unless either (a) the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) expected future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses or (b) the transfer is to certain domestic taxable corporations with large amounts of gross and net assets where an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the "safe harbor" provisions. Eligibility for the safe harbor under (b) requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. For purposes of this calculation, the present value generally is calculated using a discount rate equal to applicable short term federal rate.

         In addition, under the Final Regulations the safe harbor applies only if the transferee represents that income from the REMIC residual certificate will not be attributed to a foreign permanent establishment or fixed base of the transferee or another U.S. taxpayer. The Final Regulations generally apply to transfers of noneconomic residual interest occurring on or after February 4, 2000, and thus will apply to transfers of a REMIC residual certificate. The Final Regulations contain additional details regarding their application and you should consult your own tax advisor regarding the application of the Final Regulations to a transfer of a REMIC residual certificate.

         Proposed Treasury regulations released on July 18, 2003 addressed the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income
(i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption disclosed in the applicable prospectus supplement. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. If these rules are adopted without change, they will apply to taxable years ending on or after the date they are published as final regulations.

         The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC Regulations. Any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based upon a number of assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

         A REMIC residual certificate acquired after January 4, 1995 is not treated as a certificate that can be marked to market by a dealer. Prospective purchasers of a REMIC residual certificate should consult their tax advisors regarding the possible application of the Mark-to-Market Regulations to REMIC residual certificates.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC typically will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts:

     o an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and

     o the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.



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


         In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     o 3% of the excess of the individual's adjusted gross income over that amount or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001.

         The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of this type of holder of a REMIC certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

   Sales of REMIC Certificates


         If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate typically will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by payments on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Payments." Except as described below, any gain or loss in most cases will be capital gain or loss.


         Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the "applicable Federal rate", which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over

     o the amount of ordinary income actually includible in the seller's income prior to the sale.


         In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income in most cases will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         If the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Internal Revenue Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to the REMIC residual certificateholder's adjusted basis in the newly-acquired asset.

   Prohibited Transactions and Other Possible REMIC Taxes

         The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to specified exceptions a prohibited transaction means the disposition of a home equity loan, the receipt of income from a source other than a home equity loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the home equity loans for temporary investment pending payment on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, some types of contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

   Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

         If a REMIC residual certificate is transferred to a "disqualified organization", a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:

     o the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer and

     o the highest marginal federal income tax rate applicable to corporations.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o residual interests in the entity are not held by disqualified organizations; and

     o information necessary for the application of the tax described in this prospectus will be made available.

         Restrictions on the transfer of REMIC residual certificates and a number of other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual certificate.

         In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on it equal to the product of:

     o the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and

     o the highest marginal federal income tax rate imposed on corporations.

         A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or a statement under penalties of perjury that the record holder is not a disqualified organization.

         For these purposes, a "disqualified organization" means:

     o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Federal Home Loan Mortgage Corporation;

     o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code; or

     o any organization described in Section 1381 (a)(2)(C) of the Internal Revenue Code.

         For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E (e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

   Termination

         A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment from the home equity loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on the REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, the REMIC residual certificateholder should be treated as realizing a loss equal to the amount of the difference. The loss may be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. See "--Sales of REMIC Certificates." The character of this loss as ordinary or capital is uncertain.

   Reporting and Other Administrative Matters

         Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the master servicer will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects, and will hold at least a nominal amount of REMIC residual certificates.

         As the tax matters person, the master servicer will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their



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treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer, as tax matters person, and the IRS concerning the REMIC item.

         Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC residual certificateholder's return. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the master servicer. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer at Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070.

   Backup Withholding With Respect to REMIC Certificates

         Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

   Foreign Investors in REMIC Certificates

         A REMIC regular certificateholder that is not a "United States person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or



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withholding tax on a payment on a REMIC regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in recently issued regulations, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC residual certificates of the related REMIC trust, or to a beneficial owner that is a controlled foreign corporation described in section 881(c)(3)(C) of the Internal Revenue Code related to such a holder of residual certificates. If the holder does not qualify for exemption, payments of interest, including payments of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Amounts distributed to a beneficial owner of a REMIC residual interest that is a not a U.S. person generally will be treated as interest for purposes of applying the 30%, or lower treaty rate, withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC residual interest to a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to payments on grantor trust certificates and REMIC regular interests, as described above, but only to the extent that the mortgage loans underlying the REMIC trust that issued the REMIC residual interest were issued after July 18, 1984. REMIC income that constitutes an excess inclusion is not entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.






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FASITs


   General

         The FASIT provisions of the Internal Revenue Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. The FASIT provisions of the Internal Revenue Code became effective on September 1, 1997. On February 4, 2000, the IRS and Treasury Department issued proposed Treasury regulations on FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of holders of FASIT certificates. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT certificates. With respect to each series of FASIT certificates, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT certificates will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or FASIT ownership interests, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of certificates will indicate whether one or more FASIT elections will be made for that series and which FASIT certificates of such series will be designated as regular certificates, and which, if any, will be designated as FASIT ownership interests.

   Qualification as a FASIT

         The trust underlying a series of certificates (or one or more designated pools of assets held in the trust) will qualify under the Internal Revenue Code as a FASIT in which the FASIT regular interests and the FASIT ownership interests will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the holders of certificates' interests in the FASIT are met on a continuing basis, and (iii) the trust is not a regulated investment company as defined in
Section 851(a) of the Internal Revenue Code. Moreover, the qualification as a FASIT of any trust for which a FASIT election is made (a "FASIT Trust") depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any FASIT Trust for which a FASIT election is made at any particular time after the issuance of securities by the FASIT Trust.

   Asset Composition

         In order for a trust (or one or more designated pools of assets held by a trust) to be eligible for FASIT status, substantially all of the assets of the trust (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge



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against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

   Interests in a FASIT

         In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C corporation. In the case of series that include FASIT ownership interests, the ownership interest will be represented by the FASIT ownership interests.

         A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (A) a fixed rate with respect to the principal amount of the regular interest or (B) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates).

         If a FASIT interest fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a high-yield interest. In addition, if a FASIT interest fails to meet the requirement of clause (vi), but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a high-yield interest. A high-yield interest may be held only by domestic C corporations that are fully subject to corporate income tax, or eligible corporations, other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment.

         Holders of FASIT high-yield interests are subject to limitations on offset of income derived from such interest. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as High-Yield Interests.

         Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner of Internal Revenue (the "Commissioner") may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

         Consequences of the Failure of the Trust to Qualify as a FASIT. If a FASIT Trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year and the Commissioner does not (i) deem the failure to comply inadvertent and (ii) permit the FASIT Trust to remedy its failure to comply, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT Trust will be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The



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holder of the FASIT ownership interest is treated as exchanging the New
Arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT ownership interest must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT regular interest outstanding immediately before the cessation over its fair market value. If the holder of the FASIT ownership interest has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holders of FASIT regular interests are treated as exchanging their certificates for interests in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the FASIT regular interest increased by any gain recognized on the exchange.

   Tax Treatment of FASIT Regular Interests

         Payments received by holders of FASIT regular interests generally should be accorded the same tax treatment under the Internal Revenue Code as payments received on other taxable corporate debt instruments and on REMIC regular certificates. As in the case of holders of REMIC regular certificates, holders of FASIT regular interests must report income from such certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT regular interests issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular interest generally will be treated as ordinary income to the securityholder and a principal payment on such security will be treated as a return of capital to the extent that the certificateholder's basis is allocable to that payment. FASIT regular interests issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such certificates in the same manner described for REMIC regular certificates. If a FASIT regular interest is sold or exchanged, the certificateholder generally will recognize gain or loss upon the sale in the manner described above for REMIC regular certificates. In addition, if a FASIT regular interest becomes wholly or partially worthless as a result of default and delinquencies on the underlying assets, the holder of such security should be allowed to deduct the loss sustained (or alternatively, be able to report a lesser amount of income). However, the timing and character of such losses or reductions in income are uncertain.

         FASIT regular interests held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(5) of the Internal Revenue Code, and interest on such certificates will be considered qualifying REIT interest to the same extent that REMIC certificates would be so considered. FASIT regular interests held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Internal Revenue Code Section 7701(a)(19) to the same extent that REMIC certificates would be so considered. In addition, FASIT regular interests held by a financial institution to which
Section 585 of the Internal Revenue Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Internal Revenue Code. FASIT interests will not qualify as "Government securities" for either REIT or RIC qualification purposes.

   Treatment of High-Yield Interests

         In addition to the foregoing rules for FASIT regular interests, high-yield interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT interest with losses. High-yield interests may be held only by eligible corporations, other FASITs and dealers in securities who acquire such interests as inventory. If a



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securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the high-yield interest.

         The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as high-yield interests.

   Tax Treatment of FASIT Ownership Interests

         A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular interests issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT ownership interests are subject to the same limitations on their ability to use losses to offset income from their FASIT interest as are the holders of high-yield interests.

         Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to FASIT ownership interests. Accordingly, losses on dispositions of a FASIT ownership interest generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other FASIT ownership interest or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool, that is economically comparable to a FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT ownership interest was required to be marked-to-market under Internal Revenue Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the Mark-to-Market Regulations will be the greater of the securities value under present law or the securities value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

         The holder of a FASIT ownership interest will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.



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   Backup Withholding, Reporting and Tax Administration

         Holders of FASIT certificates will be subject to backup withholding to the same extent holders of REMIC certificates would be subject. For purposes of reporting and tax administration, holders of record of FASIT certificates generally will be treated in the same manner as holders of REMIC certificates. Under proposed Treasury regulations, if a foreign person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax such as a partnership or a trust) a FASIT regular interest and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the foreign person FASIT regular interestholder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. Person or the U.S. branch of a foreign person and the foreign person FASIT regular interestholder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

Grantor Trust Securities

         With respect to each series of securities for which no REMIC or FASIT election is made and which are not subject to partnership treatment or debt treatment (without reference to the REMIC provisions of the Internal Revenue Code and the FASIT provisions of the Internal Revenue Code), Sidley Austin Brown & Wood LLP, special tax counsel to the depositor, will deliver its opinion (unless otherwise limited by the related prospectus supplement) generally to the effect that the arrangements pursuant to which the related trust will be administered and such certificates will be issued will not be classified as an association taxable as a corporation or as a taxable mortgage pool, and that each such trust will be classified as a "grantor trust" governed by the provisions of subpart E, Part I, of subchapter J of chapter 1 of subtitle A of the Internal Revenue Code. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the loans included in the grantor trust. For purposes of the following discussion, a grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans together with interest at a payment rate will be referred to as a grantor trust fractional interest certificate. A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans and interest paid on grantor trust fractional interest certificates will be referred to as a grantor trust strip certificate.

   Special Tax Attributes

         Sidley Austin Brown & Wood LLP, special tax counsel to the depositor, will deliver its opinion to the depositor that to the extent the assets of the trust so qualify that (a) grantor trust fractional interest certificates will represent interests in (1) loans secured by an interest in real property within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code; and (2) obligations, including any participation or security of beneficial ownership, which are principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code; and
(b) interest on grantor trust fractional interest certificates will be considered interest on obligations secured by mortgages on real property or on interests in real property within the meaning of section 856(c)(3)(B) of the Internal Revenue Code. In addition, the grantor trust strip certificates will be obligations, including any participation or certificate of beneficial ownership therein, principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.



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   Taxation of Beneficial Owners of Grantor Trust Certificates

         Beneficial owners of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their respective shares of the income from the loans, including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip certificates, and will be entitled to deduct their shares of any reasonable servicing fees and other related expenses. If a beneficial owner acquires a grantor trust fractional interest certificate for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest certificate may differ from the amount of interest distributable. Individuals holding a grantor trust fractional interest certificate directly or through pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner's miscellaneous itemized deductions exceeds 2% of the beneficial owner's adjusted gross income. Further, beneficial owners, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

         Beneficial owners of grantor trust strip certificates generally will be required to treat the certificates as stripped coupons under section 1286 of the Internal Revenue Code. Accordingly, the beneficial owner will be required to treat the excess of the total amount of payments on the security over the amount paid for the security as original issue discount and to include the discount in income as it accrues over the life of the security.

         Grantor trust fractional interest certificates may also be subject to the coupon stripping rules if a class of grantor trust strip certificates is issued as part of the same series of certificates. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of the security, and perhaps all stated interest, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting. The coupon stripping rules will not apply, however, if
(1) the payment rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying loans and (2) the difference between the outstanding principal balance on the security and the amount paid for the security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security. See "--Discount and Premium."

   Discount and Premium


         A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip certificates and grantor trust fractional interest certificates will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Internal Revenue Code. The tax treatment of original issue discount, market discount and premium will generally be the same as applicable to holders of REMIC regular certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", "--Market Discount" and "--Premium."


   Sales of Grantor Trust Certificates

         Any gain or loss recognized on the sale of a grantor trust security, which is equal to the difference between the amount realized on the sale and the adjusted basis of the grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Internal Revenue Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the seller, including original issue discount and market



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discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any payments of principal.

   Grantor Trust Reporting

         The trustee will furnish to each beneficial owner of a grantor trust fractional interest certificate with each payment a statement detailing the amount of the payment allocable to principal on the underlying loans and to interest, based on the interest rate on the security. In addition, within a reasonable time after the end of each calendar year, based on information provided by the master servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the master servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.


   Proposed Reporting Regulations

         In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to "Widely Held Mortgage Trusts." If these rules are finalized, the trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the holders of grantor trust securities, which changes may affect the timing of when a holder reports such items.

Debt Securities

         For each series of debt securities (which term includes notes and certificates with respect to which Sidley Austin Brown & Wood LLP delivers an opinion that the certificates will be classified as debt), Sidley Austin Brown & Wood LLP, special tax counsel to the depositor, will deliver its opinion to the depositor that the debt securities will be classified as debt of the holder of the ownership interest secured by the mortgage loans. Consequently, debt securities will not be treated as ownership interests in the loans or the trust. Beneficial owners will be required to report income received on debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased with original issue discount, market discount or premium. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", "--Market Discount" and "--Premium."


   Special Tax Attributes

         As described above, grantor trust certificates will possess special tax attributes by virtue of their being ownership interests in the mortgage loans. Similarly, REMIC regular and residual interests will possess similar attributes by virtue of the REMIC provisions of the Internal Revenue Code. In general, debt securities will not possess these special tax attributes. Investors to whom such attributes are important may wish to consult their own tax advisors regarding investment in debt securities.

   Sale or Exchange of Securities

         If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the debt security. The adjusted basis in the debt security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income from the debt security and reduced by the payments previously received on the debt security, other than payments of qualified stated interest, and by any amortized premium.



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         In general, except for certain financial institutions subject to section 582(c) of the Internal Revenue Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the debt security as a capital asset within the meaning of section 1221 of the Internal Revenue Code, will be capital gain or loss and will be long-term or short-term depending on whether the debt security has been held for more than one year.

   Tax Reporting in respect of the Debt Securities

         The trustee will furnish to each beneficial owner of a debt security with each payment a statement setting forth the amount of the payment allocable to principal on the underlying loans and to interest at the interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the master servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

Certificates Classified as Partnership Interests

        Certain arrangements may be treated as partnerships for federal income tax purposes. In such event, the related certificates will be characterized, for federal income tax purposes, as partnership interests as discussed in the related prospectus supplement. With respect to certificates classified as partnership interests, Sidley Austin Brown & Wood LLP, special tax counsel to the depositor, will deliver its opinion (unless otherwise limited in the related prospectus supplement) generally to the effect that the arrangement pursuant to which such certificates are issued will be treated as a partnership and not a corporation for federal income tax purposes.

   Taxation of Certificates Classified as Partnership Interests

         Certain trusts may be treated as partnerships for federal income tax purposes. In such event, the trusts may issue certificates characterized as partnership interests as discussed in the related prospectus supplement. With respect to such series of partnership interests, Sidley Austin Brown & Wood LLP, special tax counsel to the depositor, will deliver its opinion (unless otherwise limited by the related prospectus supplement) generally to the effect that the trust will be treated as a partnership and not a corporation for federal income tax purposes.

         If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement.

         The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying loans. The trust's deductions will consist primarily of interest accruing on any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets. Your taxable income from a partnership interest in any year may exceed your cash payments from the trust for such year.

         In some instances, the trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See "--Backup Withholding" and "--Foreign Investors" below.



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         Commonly, trusts classified as partnerships for federal income tax purposes will also be issuing debt securities. Under the rules for "acquisition indebtedness" applicable to many types of tax-exempt organizations, substantially all of the taxable income allocated to a beneficial owner of a partnership interest in such trusts that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to a holder under the Internal Revenue Code.

         Under Section 708 of the Internal Revenue Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under Treasury regulations issued on May 9, 1997 if this termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

   Sale or Exchange of Partnership Interests

         In most cases, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income and decreased by any payments received on this partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

         Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash payments with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under Section 754 of the Internal Revenue Code.

   Partnership Reporting

         The trustee is required to (1) keep complete and accurate books of the trust, (2) file IRS form 1065, a partnership information return, with the IRS for each taxable year of the trust and (3) report each beneficial owner's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described in the next paragraph and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.



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         Under Section 6031 of the Internal Revenue Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information as to themselves and their ownership of partnership interests. A clearing agency registered under
Section 17A of the Securities Exchange Act is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interests, and, under some circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items not connected with the trust.

Backup Withholding

         Payments of interest and principal, as well as payments of proceeds from the sale of notes or certificates, may be subject to the backup withholding tax under section 3406 of the Internal Revenue Code if recipients of the payments fail to furnish to the payor required information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors

         In the case of notes or certificates held by a foreign partnership, the certification described below must be provided by the partners rather than by the foreign partnership and the partnership must provide required information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. persons may wish to consult their own tax advisors regarding the application to them of any applicable withholding requirements.

   Grantor Trust Certificates, Debt Securities and FASIT Regular Interests (other than High Yield Regular Interests)

         Payments made on a grantor trust security, a debt security or a FASIT regular interest (other than a high yield regular interest) to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. A U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can



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exercise primary supervision over its administration and at least one United
States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable if:

     o the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security,

     o the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner, and

     o the last U.S. person in the chain of payment to the beneficial owner receives the statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

         The rules for REMIC certificates are discussed above under "--REMICs--Foreign Investors in REMIC Certificates."

   High Yield FASIT Regular Interests and FASIT Ownership Interests

         High-yield FASIT regular interests and FASIT ownership interests may not be sold to or beneficially owned by non-U.S. persons. Any purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of the high-yield FASIT regular interests or FASIT ownership interests will be restored to ownership. The last preceding owner will, in any event, be taxable on all income on the high-yield FASIT regular interests or FASIT ownership interests for federal income tax purposes. The agreements will provide that, as a condition to transfer of a high-yield FASIT regular interest or FASIT ownership interest, the proposed transferee must furnish an affidavit as to its status as a U.S. person and otherwise as a permitted transferee.

   Partnership Interests

         A trust may be considered to be engaged in a trade or business in the United States for purposes of non-U.S. persons subject to federal withholding taxes. If the trust is considered to be engaged in a trade or business in the United States for these purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax and the holder could be required to file federal and state tax returns in the United States. Also, in these cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. If the trust were not so engaged, a foreign holder generally would be entitled to file with the IRS a claim for refund for withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business. Foreign individuals may also be subject to United States estate taxes at their death upon the value of their trust certificates if they are deemed to hold interests in a partnership engaged in a trade or business in the United States for federal income tax purposes.





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                           STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.


                     EMPLOYEE BENEFIT PLAN CONSIDERATIONS


         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code impose restrictions on investments by certain types of employee benefit and other plans. The restrictions include the fiduciary and prohibited transaction provisions of ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code. Covered benefit plans, or "plans", include employee pension and welfare benefit plans subject to ERISA, various other retirement plans and arrangements, such as individual retirement accounts and annuities and Keogh plans, as well as pooled or collective investment vehicles that include ERISA plan assets, such as bank collective investment funds, insurance company pooled separate accounts and insurance company general account assets. Other employee benefit plans, including governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, for which no election has been made under Section 410(d) of the Internal Revenue Code, are not subject to these requirements but may be subject to different restrictions. See "--Exempt Plans" below.


         The fiduciary provisions of ERISA generally require that a fiduciary with respect to a plan satisfy certain fiduciary standards of conduct and meet certain requirements when investing the plan's assets, including the requirements of taking into account the facts and circumstances of the plan, the prudence of the investment and the need to diversify the plan's investment portfolio, as well as the requirement that the plan's investment be made in accordance with the plan's governing documents. For these purposes, a fiduciary is a person who has or exercises discretionary authority or control with respect to the management or disposition of plan assets or any person who provides investment advice with respect to plan assets for a fee.


         The prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of plans and certain parties related to those plans, so-called "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code (which are referred to in this prospectus as "parties in interest") unless a statutory, regulatory or administrative exemption is available. The parties in interest to a plan include the plan sponsor, plan fiduciaries and plan service providers (such as trustees, investment managers and advisors, custodians and brokers), and certain of their affiliates. The range of potential prohibited transactions include fiduciary self-dealing transactions and any purchase, sale, exchange or extension of credit between a plan and a party in interest with respect to the plan, and any transfer to, or use of plan assets by or for the benefit of, a party in interest. Parties in interest that participate in a nonexempt prohibited transaction may be subject to a penalty or an excise tax imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, respectively, and other adverse consequences.

         A number of prohibited transaction class exemptions issued by the United States Department of Labor (the "DOL") might apply to exempt a prohibited transaction arising by virtue of the purchase of a



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security by or on behalf of, or with "plan assets" of a plan, i.e., PTCE 96-23
(class exemption for transactions effected by "in-house asset managers"), PTCE 95-60 (class exemption for certain transactions involving insurance company general accounts), PTCE 91-38 (class exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 84-14 (class exemption for plan asset transactions effected by "qualified professional asset managers"). There can be no assurance that any of these class exemptions will apply with respect to any particular plan investor or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable trust fund. In particular, these exemptions may not provide relief for prohibited transactions that result when, as discussed below, the trust assets are deemed to be plan assets.

Plan Assets Regulations

         The DOL has adopted regulations at 29 C.F.R. ss.2510.3-101 (the "Plan Assets Regulations") that set forth guidelines to determine when an equity investment in an entity by a plan will cause the assets of the entity to be treated as assets of the benefit plan (or "plan assets"). If the assets of the entity are considered plan assets, then the general fiduciary responsibility provisions of ERISA, as well as the prohibited transaction provisions of ERISA and the Internal Revenue Code, will apply not only to a plan's investment in the entity, but also to the underlying assets of the entity and the entity's operation and administration. Thus, if a plan invests in an entity, such as a trust, these rules apply to the fiduciary's decision to invest in trust securities and the continued holding of such securities. Moreover, if the trust's assets are also treated as "plan assets," any person with discretionary authority or control over the trust's assets will be a plan fiduciary and transactions involving the trust's assets will also be subject to ERISA's fiduciary standards of conduct and the prohibited transaction provisions of ERISA and the Internal Revenue Code.


         The Plan Assets Regulations contain certain exceptions under which a plan's investment in an entity will not cause the assets of the entity to be treated as ERISA plan assets. These exceptions include the following:

     o when the entity is an "operating company", including a "real estate operating company" or a "venture capital operating company" (as defined in the Plan Assets Regulations),

     o when a plan's investment is in qualifying debt which does not have substantial equity features,

     o when the equity investment made by the plan is in either a "publicly-offered security" that is "widely held" and "freely transferable" (as defined in the Plan Assets Regulations) and registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, or


     o when "benefit plan investors" do not own 25% or more of any class of equity interest issued by the entity. For this purpose, "benefit plan investors" include plans, as well as any "employee benefit plan" as defined in Section 3(3) or ERISA which is not subject to Title I of ERISA, such as governmental plans, certain church plans, and foreign plans, and include any entity whose underlying assets include plan assets by reason of plan investments in the entity.


         The prospectus supplement relating to a class of securities will indicate whether the securities constitute indebtedness that qualifies for an exception under the Plan Assets Regulation. While it is



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possible that one of the other exceptions might apply to a trust contemplated by this prospectus (for example, if less than 25% of each class of equity in the trust were held by benefit plan investors), compliance with these exceptions will not be monitored by the depositor, the seller, the trustee, the master servicer or any subservicer. Therefore, fiduciaries or other persons investing plan assets should not acquire or hold certificates in reliance upon the availability of any exception to the Plan Assets Regulations.


         If the Home Equity Loans or any other assets included in a trust were to constitute plan assets, then any party exercising management or discretionary control with respect to those assets of the trust would be deemed to be a plan fiduciary of investing plans, and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to trust operations, and any party providing services with respect to the assets would be deemed to be a party in interest with respect to investing plans. For example, under the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code, the depositor, the master servicer, any subservicer or the trustee (or an affiliate of those entities) may be a party in interest with respect to an investing plan. As a result, the acquisition or holding of securities by or on behalf of a plan or with plan assets, as well as the operation of the trust, may constitute or involve a nonexempt prohibited transaction under ERISA and the Internal Revenue Code.


         Additionally, if the depositor, the seller, the master servicer, any subservicer, the trustee, an obligor under any credit enhancement mechanism or an affiliate thereof either:

     o has investment discretion with respect to the investment of plan assets,

     o has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the plan assets, or

     o    is an employer maintaining or contributing to the plan,

an investment of those plan assets in the trust could violate the fiduciary self-dealing prohibitions of Section 406(b) of ERISA and Section 4975(c) of the Internal Revenue Code.

Prohibited Transaction Exemptions

         While a broad range of transactions may potentially give rise to prohibited transaction concerns where plan assets are involved, at least some relief may be provided through statutory, regulatory or administrative exemptions. The DOL has issued a series of at least 32 individual exemptions commonly referred to as the "underwriter exemptions" which were collectively amended by PTE 97-34, 62 Fed. Reg. 39021(1997), PTE 2000-58, 65 Fed. Reg.
67765 (2000) and PTE 2002-41, 67 Fed. Reg. 54487 (2002) (as amended, hereinafter collectively referred to as the "Exemption") to a number of underwriters (each, an "Underwriter"), one or more of whom may be utilized by the master servicer in connection with the underwriting contemplated herein. The Exemption generally exempts from the application of some of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code various transactions relating to the servicing and operation of home equity loan pools and the purchase, sale and holding of securities issued by the trust as to which the Underwriter or any of its affiliates is either:

     o the sole underwriter or the manager or co-manager of the underwriting syndicate, or

     o    a selling or placement agent.

         For purposes of the exemption, the term "underwriter" includes:


     o each Underwriter and certain of its affiliates, as well as certain entities that have received an exemption from the DOL which is similar to the Exemption,


     o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Underwriter, and

     o any member of the underwriting syndicate or selling group of which a person described in the first two clauses above is a manager or co-manager with respect to a class of securities.

         The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief thereunder:

     o the acquisition of the securities by a plan or with plan assets must be on terms (including the security price) that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;


     o unless the trust contains only certain types of obligations (a "Designated Transaction") that are fully secured, the rights and interests evidenced by the securities acquired by the plan may not be subordinated to the rights and interests evidenced by other securities of the same trust;


     o the securities, at the time of acquisition by a plan or with plan assets, must be rated in one of the three (four, in a Designated Transaction) highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., or Fitch Ratings, which are collectively referred to as the "exemption rating agencies";

     o the trustee of the trust cannot be an affiliate of the depositor, the seller, the master servicer, any subservicer, any insurer of the trust, any counterparty to a swap agreement included in the trust and any borrower with respect to assets of a trust that constitute more than 5% of the aggregate unamortized principal balance of the trusts assets (determined as of the date of initial issuance of the securities) and their affiliates, who, together with the trustee, each underwriter, and their affiliates, constitute the "Restricted Group";

     o the sum of all payments made to and retained by the underwriters for underwriting the securities must represent not more than reasonable compensation; the sum of all payments made to and retained by the master servicer under the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o each plan investing in the securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         If an issuer holds obligations that have high loan-to-value ratios, the Exemption may apply to the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one exemption rating agency if the obligations are residential or home equity loans, and the fair market value of the collateral on the closing date is at least 80% of the sum of the outstanding principal balance of the obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.


          In addition, the Exemption generally provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a plan fiduciary causes a plan to acquire securities in a trust holding receivables on which the fiduciary (or an affiliate) is obligor, provided that: (i) in the case of the acquisition of securities in connection with the initial issuance, at least 50% of each class of securities in which plans have invested and of the aggregate interest in the trust are acquired by persons independent of the Restricted Group (as defined above), (ii) a plan's investment in each class of securities does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of a plan with respect to which the person is a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced (other than as a subservicer) by the same entity, (iv) the fiduciary (or its affiliate) is obligor with respect to no more than 5% of the fair market value of receivables held in the trust and (v) the plan is not sponsored by a member of the Restricted Group.


          If the specific conditions of the Exemption are met, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c)(1)(A) through (D) of the Internal Revenue Code for the following transactions:

     o the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the master servicer or an underwriter and a plan when the master servicer, trustee, insurer, underwriter or a borrower is a party in interest with respect to the plan,

     o the direct or indirect acquisition or disposition in the secondary market of securities by a plan or with plan assets, and

     o    the holding of securities by a plan or with plan assets.

         Additionally, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, as well as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of
Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the home equity loan pools if the transactions are carried out in accordance with a binding pooling and servicing arrangement, the terms of which are provided to or described in all material respects to plans prior to their investment in securities. The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions would otherwise apply merely because a person is deemed to be a party in interest with respect to an investing plan, by virtue of providing services to the plan or by virtue of having certain specified relationships to a service provider, solely as a result of the plan's ownership of securities.

Amendment to Exemption for Funding Accounts and Notional Principal Contracts


         In 1997, the DOL published an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using funding accounts for trusts (or other issuers) that issue pass-through securities evidencing an interest in home equity loans or other



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secured receivables and that otherwise meet the requirements of the Exemption.
The amendment generally allows mortgage loans or other secured obligations supporting payments to security holders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the trust to be transferred to the trust within a 90-day or three-month period following the closing date (the "Funding Period"), instead of requiring that all such obligations be either identified or transferred on or before the date the offering closes. This relief is available when the pre-funding arrangements satisfy certain requirements.


         In 2000, the DOL further amended the Exemption to extend exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain Swaps, provided the Swap satisfies certain requirements and the other requirements of the Exemption are met. Among other requirements, the counterparty to the Swap must maintain ratings at certain levels from exemption rating agencies, and the documentation for the Swap must provide for certain remedies if the rating declines. The Swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Securities of any class affected by the Swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the Swap and the effects of the Swap on the risks associated with an investment in the security.

Insurance Company General Accounts

         In addition to any exemptive relief that may be available under PTCE 95-60 for the purchase and holding of the securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new
Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Internal Revenue Code, for certain transactions involving an insurance company general account. Final regulations under Section 401(c) provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets constitute plan assets.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a plan after December 31, 1998 or issued to plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) regulations may be treated as plan assets. (Note that Section 401(c) of ERISA does not relate to insurance company separate accounts.) Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA.

Representation from Investing Plans in Certain Instances


         As a general matter only securities that are highly rated will be considered eligible for investment by employee benefit plans. Thus, no transfer of securities of any class that does not meet the applicable rating requirements of the Exemption and that does not constitute debt for purposes of the Plan Assets Regulation to a plan or to any person acquiring such securities on behalf of or with the assets of a plan will be permitted, unless such transferee, at its expense, delivers to the trustee and the master servicer an opinion of counsel (in form satisfactory to the trustee and the master servicer and as discussed below) to the effect that the purchase or holding of such class of securities by the plan will not result in a nonexempt prohibited transaction under ERISA and the Internal Revenue Code and will not subject the trustee or the master servicer to any obligation or liability in addition to those undertaken in the Agreement. Alternatively, an insurance company general account may, at its expense, deliver to the trustee and the




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master servicer a representation that the transfer and holding of such a security are exempt under Section I and Section III of PTCE 95-60. Unless such opinion or representation is delivered, each person acquiring a class of security that does not meet the applicable rating requirement will be deemed to represent to the trustee and the master servicer that such person is not a plan or acting on behalf of a plan or investing any plan assets.


         Moreover, the exemptive relief afforded by the Exemption may not apply to (1) any securities issued by a trust containing a Swap that does not meet the requirements of the amendment to the Exemption or other assets that are not specifically covered by the Exemption, (2) any securities issued by a trust containing a Funding Account that does not meet the requirements of the amendment to the Exemption discussed above, (3) a plan for which the trustee or other authorized plan fiduciary is a member of the Restricted Group or which is sponsored by a member of the Restricted Group. Under any such circumstance, and except as otherwise specified in the respective prospectus supplement, transfers of the securities to a plan, to a trustee or other person acting on behalf of any plan, or to any other person using plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the trustee and the master servicer with an opinion of counsel satisfactory to the trustee and the master servicer, which opinion will not be at the expense of the trustee or the master servicer, that the purchase of the securities by or on behalf of the plan:

     o    is permissible under applicable law,

     o will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and

     o will not subject the trustee and the master servicer to any obligation in addition to those undertaken in the Agreement.

Exempt Plans

         Certain plans may be governmental or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions apply. However, such plans are subject to prohibitions against certain related-party transactions under
Section 503 of the Internal Revenue Code, which prohibitions are similar to the prohibited transaction rules. In addition, the fiduciary of any governmental plan or church plan must consider applicable federal, state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan.

         No view is expressed on whether an investment in the securities is appropriate or permissible for any governmental or church plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

Tax Exempt Investors

         A plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income", or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC residual certificate held by a Tax-Exempt Investor and income of a trust that has issued notes allocated to a certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Securities--Excess Inclusions."



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


Consultation with Counsel

         There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular plan that acquires the securities or, even if all the conditions specified in an exemption were satisfied, that the exemption would apply to all transactions involving a trust. Prospective plan investors should consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

         Any fiduciary or other plan asset investor that proposes to purchase securities on behalf of a plan or with plan assets should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any other DOL prohibited transaction exemption in connection therewith. Before purchasing a security, a fiduciary or other investor of plan assets should itself confirm whether the securities constitute "certificates" for purposes of the Exemption and whether the specific and general conditions and the other requirements described in the Exemption or any other exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief, the fiduciary or other plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with plan assets, and whether the investment is permitted under the plan's governing documents.


                           LEGAL INVESTMENT MATTERS

         Each class of securities offered hereby and by the prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. Unless otherwise specified in the prospectus supplement, each class of securities will evidence an interest in home equity loans which may be secured by a significant number of second or more junior liens, and therefore will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the securities constitute legal investments for them.

         All depository institutions considering an investment in the securities should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices, to the extent adopted by their respective regulators, setting forth, in relevant part, a number of investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in various types of mortgage related securities.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may



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


adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.


                                USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of securities will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the home equity loans or pooled securities underlying the securities or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of similar securities from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of home equity loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.


                            METHODS OF DISTRIBUTION

         The securities offered hereby and by the prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

         The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of the following methods:

     o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     o by placements by the depositor with institutional investors through dealers; and

     o    by direct placements by the depositor with institutional investors.

         In addition, if specified in the prospectus supplement, a series of securities may be offered in whole or in part to the seller of the home equity loans, and other assets, if applicable, that would comprise the home equity loan pool securing the securities.

         If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of securities will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.



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


         In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the sale of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against a number of civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made.

         HSBC Securities (USA) Inc. is an affiliate of the depositor.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

         This prospectus and the accompanying prospectus supplement may be used by HSBC Securities (USA) Inc. in connection with offers and sales of notes and certificates in market-making transactions at negotiated prices related to prevailing market prices at the time of sales. HSBC Securities
(USA) Inc. may act as principal or agent in such transactions. HSBC Securities
(USA) Inc. has no obligation to make a market in any notes or certificates and may discontinue any market-making activities at any time without notice, in its sole discretion.

         The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.


                                 LEGAL MATTERS


         Certain legal matters relating to the securities will be passed upon for the depositor by Patrick D. Schwartz, Vice President and Deputy General Counsel-Corporate and Assistant Secretary of Household International, Inc., the parent of the depositor and the master servicer, and Sidley Austin Brown & Wood LLP, New York, New York, special tax counsel to the depositor. Mr. Schwartz is an officer of the master servicer and a full time employee and an officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of Common Stock of HSBC Holdings plc.



                             FINANCIAL INFORMATION

         The depositor has determined that its financial statements are not material to the offering made hereby. The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of securities will be to repurchase home equity loans or pooled



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


securities upon any breach of the limited representations and warranties made by the depositor, or as otherwise provided in the prospectus supplement.


                            ADDITIONAL INFORMATION

         The depositor has filed the registration statement with the Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, will file reports thereunder with the Commission. The registration statement and its exhibits, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at some of its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the SEC's Web Site (http://www.sec.gov).


                          REPORTS TO SECURITYHOLDERS

         Monthly reports which contain information concerning the trust for a series of securities will be sent by or on behalf of the depositor or the trustee to each holder of record of the securities of the related series. See "Description of the Securities--Reports to Securityholders." Reports forwarded to holders will contain financial information that has not been examined or reported upon by an independent certified public accountant. The depositor will file with the Commission the periodic reports with respect to the trust for a series of securities as are required under the Exchange Act.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         All documents subsequently filed by or on behalf of the trust referred to in the accompanying prospectus supplement with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the securities issued by the trust, other than any information in such documents that is deemed not to be filed, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus or in the prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The depositor will provide or cause to be provided without charge to each person to whom this prospectus and related prospectus supplement is delivered in connection with the offering of one or more classes of that series of securities, upon written or oral request of the person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent those reports relate to one or more of those classes of that series of securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to HFC Revolving Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, or by telephone at (847) 564-6335, attn: Corporate Secretary.



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                                   GLOSSARY

         Actuarial Home Equity Loan - A home equity loan that provides for payments in monthly installments including interest equal to one-twelfth of the applicable interest rate times the unpaid principal balance, with any remainder of the payment applied to principal.

         Additional Balance - A Draw.

         Additional Charges - Any unpaid finance charges and fees, insurance premiums and other charges.

         Advance - As to any home equity loan and any payment date, an amount advanced which is equal to the aggregate of all or a portion of scheduled payments of principal and interest due on the related due date.

         Agreement - With respect to a series of certificates, the pooling and servicing agreement, and with respect to a series of notes or notes and certificates, the indenture, the trust agreement and the sale and servicing agreement, as the context requires.

         Balloon Amount - The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

         Balloon Loans - Home equity loans generally having original or modified terms to maturity of 15 years as described in the related prospectus supplement, with level monthly payments of principal and interest based upon an amortization schedule for a longer term, such as 30 years. The scheduled payments will result in a principal balance that is payable on maturity of the loan.

         Bankruptcy Loss - A Realized Loss attributable to some actions which may be taken by a bankruptcy court in connection with a home equity loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a home equity loan or an extension of its maturity.

         Charge Off Amount - As to any Charged Off Home Equity Loan and collection period, an amount equal to the amount of the Stated Principal Balance that the master servicer has charged off on its servicing records during such collection period.

         Charged Off Home Equity Loan - A defaulted home equity loan that is not a Liquidated Home Equity Loan and as to which (i) collection procedures are ongoing and (ii) the master servicer has charged off all or a portion of the related Stated Principal Balance.

         Collection Account - An account established and maintained by the master servicer, in the name of the trustee for the benefit of the holders of each series of securities, for the disbursement of payments on the home equity loans evidenced by each series of securities.

         Contractual Delinquency - A method of determining the delinquency status of a home equity loan based on the status of payments due under the home equity loan. Delinquency status may be affected by HFC's account management policies and practices for the collection of home equity loans, such as restructures and rewrites.

         Cooperative - With respect to a Cooperative Loan, the corporation that owns the related apartment building.



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


         Cooperative Loans - Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         Cooperative Notes - A promissory note with respect to a Cooperative
Loan.

         Credit Scores - A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

         Credit Utilization Rate - For any revolving credit loan, the cut-off date principal balance of the revolving credit loan divided by the credit limit of the related credit line agreement.

         Debt Service Reduction - Modifications of the terms of a home equity loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related home equity loan, but not any permanent forgiveness of principal. Together with Deficient Valuations, Debt Service Reductions are referred to in this prospectus as Bankruptcy Losses.

         Defaulted Mortgage Loss - A Realized Loss attributable to the borrower's failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

         Deficient Valuation - In connection with the personal bankruptcy of a borrower, as established by the bankruptcy court, equal to the difference between (a) the then outstanding principal balance of the first loan secured by the mortgaged property and the junior loans secured by the mortgaged property, and (b) value of the mortgage property as established by the bankruptcy court.

         Draw - Money drawn by the borrower on a revolving credit loan under the related credit line agreement at any time during the Draw Period.

         Draw Period - The period specified in the related credit line agreement when a borrower on a revolving credit loan may make a Draw.

         Eligible Account - An account that is either:

     o maintained with a depository institution whose short-term debt obligations at the time of any deposit therein are rated in the highest short-term debt rating category by the rating agencies;

     o an account or accounts maintained with a depository institution with a long-term unsecured debt rating by each rating agency that is at least investment grade, provided that the deposits in such account or accounts are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund;

     o a segregated trust account maintained on the corporate trust side with the trustee in its fiduciary capacity; or

     o an account otherwise acceptable to each rating agency, as evidenced by a letter to such effect from each such rating agency to the trustee, without reduction or withdrawal of the then-current ratings of the securities.



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


         Environmental Lien - A lien imposed by federal or state statute, for any cleanup costs incurred by that state on the property that is the subject of the cleanup costs.

         Excess Interest - The extent by which interest collections on the home equity loans, or the Trust Balances of the related revolving credit loans, as applicable, exceed interest payments on the securities for the related payment date.

         Excess Spread - A specified portion of the interest payable on the home equity loans and transferred as part of the assets to the related trust.

         Excluded Balance - That portion of the principal balance of any revolving credit loan not included in the Trust Balance at any time, which may include a portion of the principal balance outstanding as of the cut-off date and if so specified in the prospectus supplement, will include balances attributable to Draws after the cut-off date.

         Excluded Spread - The portion of interest payable on the home equity loans excluded from the assets transferred to the related trust.

         Extraordinary Loss - A Realized Loss occasioned by war, civil insurrection, some governmental actions, nuclear reaction and certain other risks.

         Fraud Loss - A Realized Loss incurred on defaulted home equity loans as to which there was fraud in the origination of the home equity loans.

         Funding Account - An account established, if specified in the prospectus supplement, pursuant to the Agreement to allow for the transfer by the sellers of additional home equity loans to the related trust after the closing date for the related securities.


         High Cost Loan - A "high risk loan" or "predatory loan" under any applicable state, federal or local law (or similarly classified loan using different terminology under a law imposing additional legal liability for residential mortgage loans having high interest rates, points and/or fees, as well as provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994).


         Insurance Proceeds - Proceeds paid by any insurer pursuant to any insurance policy covering a home equity loan, net of any component thereof covering any expenses incurred by or on behalf of the master servicer in connection with obtaining such Insurance Proceeds and exclusive of any portion thereof that is applied to the restoration or repair of the related mortgaged property, released to the borrower in accordance with the master servicer's normal servicing procedures or required to be paid to any holder of a mortgage senior to such home equity loan.

         Issue Premium - As to a class of REMIC regular securities, a price in excess of the stated redemption price of that class.

         Liquidated Home Equity Loan - As to any payment date, any home equity loan in respect of which the master servicer has determined as of the end of the related collection period that all Liquidation Proceeds which it expects to recover on such home equity loan have been recovered (exclusive of any possibility of a deficiency judgment).

         Liquidation Expenses - Out-of-pocket expenses (exclusive of overhead) that are incurred by the master servicer in connection with the liquidation of any home equity loan and not recovered under any



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insurance policy, such expenses including, without limitation, reasonable legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to correct defaults on any mortgage loan that is senior to such home equity loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such home equity loan) with respect to the related home equity loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

         Liquidation Proceeds - Proceeds (including Insurance Proceeds) received in connection with the liquidation of any home equity loan, whether through trustee's sale, foreclosure sale or otherwise.

         Mark-to-Market Regulations - The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers.

         Net Liquidation Proceeds - As to any Liquidated Home Equity Loan, Liquidation Proceeds less Liquidation Expenses.

         Net Mortgage Rate - As to any home equity loan, the interest rate net of the rates at which the servicing fees and any Excluded Spread are calculated.

         Nonrecoverable Advance - Any Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

         Permitted Investments - United States government securities and other investments that are rated, at the time of acquisition, in one of the categories permitted by the Agreement.

         Realized Loss - As to any (i) Charged Off Home Equity Loan and any collection period (other than the collection period in which all or a portion of such Charged Off Home Equity Loan becomes a Liquidated Home Equity Loan), the related Charge Off Amount and (ii) Liquidated Home Equity Loan, the excess of the related Stated Principal Balance at the end of the collection period in which such Liquidated Home Equity Loan became a Liquidated Home Equity Loan over the portion of related Net Liquidation Proceeds that are allocable to principal in accordance with the related mortgage note.

         REO Home Equity Loan - A home equity loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

         Repayment Period - With respect to a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

         Senior Percentage - At any given time, the percentage of the outstanding principal balances of all of the securities evidenced by the senior securities, determined in the manner described in the prospectus supplement.

         Servicing Advances - Amounts advanced on any defaulted home equity loan to cover taxes, insurance premiums or similar expenses.

         Simple Interest Home Equity Loan - A home equity loan that provides for payments that are allocated to principal and interest according to the daily simple interest method.

         Special Hazard Loss - A Realized Loss incurred, to the extent that the loss was attributable to:

     o direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and

     o any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

         Stated Principal Balance - As to any home equity loan (other than a Liquidated Home Equity Loan) as of any date of determination, the principal balance thereof as of the cut-off date, increased by any Draws subsequent to the cut-off date that are to be part of the Trust Balance, minus the sum of
(x) all collections credited against the principal balance of such home equity loan in accordance with the terms of the related mortgage note and (y) any related Charge Off Amounts credited against the principal balance of such home equity loan prior to such date. For purposes of this definition, a Liquidated Home Equity Loan shall be deemed to have a Stated Principal Balance equal to the Stated Principal Balance of the related home equity loan immediately prior to the final recovery of related Liquidation Proceeds and a Stated Principal Balance of zero thereafter.

         Statistical Valuation - The value of the mortgaged property as determined by a form of appraisal which uses a statistical model to estimate the value of a property.

         Swaps - Interest rate swaps and related caps, floors and collars utilized to minimize the risk of securityholders from adverse changes in interest rates.

         Tax-Exempt Investor - A tax-qualified retirement plan exempt from federal income taxation under Section 501 of the Internal Revenue Code.

         Trust Balance - A specified portion of the total principal balance of each revolving credit loan outstanding at any time and conveyed to the trust, which will consist of the principal balance thereof as of the cut-off date, plus, unless otherwise specified in the prospectus supplement, the principal balance attributable to Draws made after the cut-off date and conveyed to the trust, minus the portion of all payments and losses thereafter that are allocated to the Trust Balance.

         Yield Supplement Agreements - Collectively, agreements which provide credit enhancement for a series of securities and supplement the interest rate or other rates on those series of securities. Yield Supplement Agreements may relate to, but are not limited to, derivative products that are designed to provide credit enhancement for a series of securities.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution (Item 14 of Form S-3).

     The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

     Filing Fee for Registration Statement.....................   $           *
     Legal Fees and Expenses...................................               *
     Accounting Fees and Expenses..............................               *
     Trustee's Fees and Expenses (including counsel fees)......               *
     Blue Sky Fees.............................................               *
     Printing and Engraving Fees...............................               *
     Rating Agency Fees........................................               *
     Miscellaneous.............................................               *
                                                                 --------------

              Total............................................   $           *
                                                                 ==============

* Previously provided on Form S-3 Registration Statement filed May 23, 2002.

Indemnification of Directors and Officers (Item 15 of Form S-3).

     Any underwriters will agree to indemnify the registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

     Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections

(a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     The Certificate of Incorporation of the registrant provides, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the registrant (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     In addition, the Agreement will provide that no director, officer, employee or agent of the registrant is liable to the Trust Assets or the securityholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. The Agreement will further provide that, with the exceptions stated above, a director, officer, employee or agent of the registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Agreement and related securities other than such expenses related to particular home equity loans.

Exhibits (Item 16 of Form S-3).

Exhibit No.                                   Description
    1.1         --    Form of Underwriting Agreement for the home equity loan asset backed securities+
    3.1         --    Articles of Incorporation of HFC Revolving Corporation
    3.2         --    By-Laws of HFC Revolving Corporation+
    4.1         --    Form of Pooling and Servicing Agreement+
    4.2         --    Form of Sale and Servicing Agreement+
    4.3         --    Form of Trust Agreement+
    4.4         --    Form of Indenture+
   5.1(a)       --    Opinion of Sidley Austin Brown & Wood LLP with respect to the legality of the home equity loan asset backed securities
                      (including consent of such firm)+
   5.1(b)       --    Opinion of Richards, Layton & Finger, P.A. with respect to the legality of the home equity loan asset backed securities
                      according to Delaware state law (including consent of such firm)+
    8.1         --    Opinion of Sidley Austin Brown & Wood LLP with respect to
                      certain tax matters relating to the home equity loan asset backed securities (including consent of such firm)+
  23.1(a)       --    Consent of Sidley Austin Brown & Wood LLP relating to the home equity loan asset backed securities (included as part of
                      Exhibits 5.1(a) and 8.1)+
  23.1(b)       --    Consent of Richards, Layton & Finger, P.A. relating to the home equity loan asset backed securities (included as part of Exhibit
                      5.1(b))+

--------
+ Incorporated herein by reference to the corresponding exhibit to the Registrant's Registration Statement on Form S-3 dated May 23, 2002 (Registration No. 333-84268).

Undertakings (Item 17 of Form S-3).

A.  Undertakings Pursuant to Rule 415.

          The Registrant hereby undertakes:

               (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Undertaking in Respect of Indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, HFC Revolving Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Prospect Heights, State of Illinois, as of the 10th day of August, 2004.

                                         HFC REVOLVING CORPORATION

                                         By:  /s/ C. M. Rodemoyer
                                             ---------------------------------
                                              C. M. Rodemoyer
                                              Controller

     Each person whose signature appears below constitutes and appoints P.D. Schwartz, M.J. Forde and L.S. Mattenson and each or any of them (with full power to act alone), as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission, any and all amendments (including post-effective amendments to the Registration Statement, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated as of the 10th day of August, 2004.

                     Signature                                                  Title
     /s/ T. M. Detelich*                              President, Chief Executive Officer and Director
----------------------------------------
         T.M. Detelich

     /s/ C. M. Rodemoyer                              Controller
----------------------------------------
         C. M. Rodemoyer

     /s/ J. A. Vozar *                                Treasurer, Chief Financial Officer and Director
-----------------------------------------             (as principal financial officer)
         J.A. Vozar

     /s/ S. H. Smith *                                 Vice President, Assistant Treasurer and Director
-----------------------------------------
         S.H. Smith





* By:    /s/ Patrick D. Schwartz
     -------------------------------
         Attorney in fact